PROSPECTUS SUPPLEMENT
(To Prospectus dated January 25, 2006)

                                 $1,038,779,100
                                  (Approximate)

                                   CWMBS, INC.
                                    Depositor

                             [LOGO] Countrywide(R)
                             ---------------------
                                   Home Loans
                               Sponsor and Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                         Alternative Loan Trust 2006-OA1
                                 Issuing Entity

               Mortgage Pass-Through Certificates, Series 2006-OA1
             Distributions payable monthly, beginning March 20, 2006

                                   ----------

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this prospectus supplement and the accompanying prospectus:

--------------------------------------------------------------------------------------------------------------------
                         Initial Class                                               Initial Class
                          Certificate                                                 Certificate
                        Balance/Initial      Pass-Through                           Balance/Initial     Pass-Through
                       Notional Amount(1)      Rate(2)                             Notional Amount(1)      Rate(2)
--------------------------------------------------------------------------------------------------------------------
Class 1-A-1              $107,823,000         Floating             Class M-1          $26,704,000         Floating
--------------------------------------------------------------------------------------------------------------------
Class 1-A-2              $ 44,926,000         Floating             Class M-2          $21,363,000         Floating
--------------------------------------------------------------------------------------------------------------------
Class 1-A-3              $ 26,955,000         Floating             Class M-3          $ 5,340,000         Floating
--------------------------------------------------------------------------------------------------------------------
Class 1-X                $201,914,540(3)      Variable             Class M-4          $10,681,000         Floating
--------------------------------------------------------------------------------------------------------------------
Class 2-A-1              $462,574,000         Floating             Class M-5          $ 5,340,000         Floating
--------------------------------------------------------------------------------------------------------------------
Class 2-A-2              $192,739,000         Floating             Class M-6          $ 5,340,000         Floating
--------------------------------------------------------------------------------------------------------------------
Class 2-A-3              $115,644,000         Floating             Class M-7          $ 5,340,000         Floating
--------------------------------------------------------------------------------------------------------------------
Class 2-X                $866,244,713(3)      Variable             Class M-8          $ 2,670,000         Floating
--------------------------------------------------------------------------------------------------------------------
Class A-R                $        100         Variable             Class M-9          $ 5,340,000         Floating
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page S-19 in this prospectus supplement and on page 5 in the prospectus.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this prospectus supplement are listed, together with their pass-through rates, the index on which these rates are based and the initial ratings of the certificates, in the tables under "Summary -- Description of the Certificates" that begin on page S-5 of this prospectus supplement.

(3) The Class 1-X and Class 2-X Certificates will consist of two interest-only components and two principal-only components. The Class 2-X Certificates will also have a prepayment charge component. The initial notional amount of each of the Class 1-X and Class 2-X Certificates is set forth in the table and is not included in the aggregate certificate balance of all the certificates offered.

This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed above and not to the other classes of certificates that will be issued by the issuing entity. The certificates represent interests in a pool consisting of two loan groups of 30-year and 40-year conventional, adjustable rate, negative amortization mortgage loans secured by first liens on one- to four-family residential properties.

Credit enhancement for the offered certificates consists of subordination. The credit enhancement for each class of certificates varies. Not all credit enhancement is available for every class. The credit enhancement for the certificates is described in more detail in this prospectus supplement.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

Countrywide Securities Corporation will offer the classes of certificates listed above to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates are expected to be approximately $1,058,919,469, plus accrued interest in the case of the Class 1-X and Class 2-X Certificates, before deducting expenses. The offered certificates will be purchased by Countrywide Securities Corporation on or about February 28, 2006. See "Method of Distribution" in this prospectus supplement.

                       Countrywide Securities Corporation

February 24, 2006

                               Table of Contents

Prospectus Supplement                                                       Page
---------------------                                                       ----
Summary ..................................................................   S-3
Summary of Transaction Parties ...........................................  S-18
Risk Factors .............................................................  S-19
The Mortgage Pool ........................................................  S-31
   General ...............................................................  S-31
   Assignment of the Mortgage Loans ......................................  S-71
   Underwriting Process ..................................................  S-72
Servicing of Mortgage Loans ..............................................  S-78
   General ...............................................................  S-78
   Countrywide Home Loans Servicing LP. ..................................  S-78
   Countrywide Home Loans ................................................  S-79
   Mortgage Loan Production ..............................................  S-79
   Loan Servicing ........................................................  S-80
   Collection Procedures .................................................  S-81
   Servicing Compensation and Payment of Expenses ........................  S-81
   Adjustment to Servicing Compensation in Connection
     with Certain Prepaid Mortgage Loans .................................  S-82
   Advances ..............................................................  S-82
   Certain Modifications and Refinancings ................................  S-83
The Issuing Entity .......................................................  S-83
Static Pool Data .........................................................  S-83
Description of the Certificates ..........................................  S-84
   General ...............................................................  S-84
   Calculation of Class Certificate Balance ..............................  S-86
   Senior Certificate Groups .............................................  S-86
   Subordinated Portions .................................................  S-86
   Component Classes .....................................................  S-86
   Book-Entry Certificates; Denominations ................................  S-88
   Determination of LIBOR ................................................  S-89
   Payments on Mortgage Loans; Accounts ..................................  S-89
   Investments of Amounts Held in Accounts ...............................  S-91
   Fees and Expenses .....................................................  S-92
   Distributions .........................................................  S-94
   Priority of Distributions Among Certificates ..........................  S-94
   Interest ..............................................................  S-95
   Allocation of Net Deferred Interest ...................................  S-99
   Allocation of Interest Shortfalls ..................................... S-101
   Carryover Shortfall Reserve Fund ...................................... S-102
   Principal ............................................................. S-103
   Allocation of Losses .................................................. S-109
   Reports to Certificateholders ......................................... S-110
   Structuring Assumptions ............................................... S-111
   Optional Purchase of Defaulted Loans .................................. S-126
   Optional Termination .................................................. S-126
   Events of Default; Remedies ........................................... S-127
   Certain Matters Regarding the Master Servicer, the Depositor
     and the Sellers ..................................................... S-127
   The Trustee ........................................................... S-127
   Voting Rights ......................................................... S-129
   Restrictions on Transfer of the Class A-R Certificates ................ S-129
   Ownership of the Residual Certificates ................................ S-129
   Restrictions on Investment, Suitability Requirements .................. S-129
Yield, Prepayment and Maturity Considerations ............................ S-129
   General ............................................................... S-129
   Prepayment Considerations and Risks ................................... S-130
   Sensitivity of the Class X Certificates ............................... S-132
   Weighted Average Lives of the Offered Certificates .................... S-133
   Decrement Tables ...................................................... S-134
   Last Scheduled Distribution Date ...................................... S-137
   The Subordinated Certificates ......................................... S-137
Credit Enhancement ....................................................... S-138
   Subordination ......................................................... S-138
Use of Proceeds .......................................................... S-138
Legal Proceedings ........................................................ S-138
Material Federal Income Tax Consequences ................................. S-138
   Taxation of the REMIC Regular Interest Components of the
     LIBOR Certificates and the Class X Certificates ..................... S-139
   Carryover Shortfall Amounts ........................................... S-140
   Residual Certificates ................................................. S-142
Other Taxes .............................................................. S-143
ERISA Considerations ..................................................... S-143
Method of Distribution ................................................... S-145
Legal Matters ............................................................ S-145
Ratings .................................................................. S-145
Index to Defined Terms ................................................... S-147

Prospectus                                                                  Page
----------                                                                  ----

Important Notice About Information in
   this Prospectus and Each Accompanying
   Prospectus Supplement .................................................     4
Risk Factors .............................................................     5
The Trust Fund ...........................................................    14
Use of Proceeds ..........................................................    25
The Depositor ............................................................    25
Mortgage Loan Program ....................................................    25
Static Pool Data .........................................................    28
Description of the Certificates ..........................................    28
Credit Enhancement .......................................................    41
Yield and Prepayment Considerations ......................................    47
The Pooling and Servicing Agreement ......................................    50
Certain Legal Aspects of the Mortgage Loans ..............................    67
Material Federal Income Tax Consequences .................................    74
Other Tax Considerations .................................................    98
ERISA Considerations .....................................................    98
Legal Investment .........................................................   101
Method of Distribution ...................................................   102
Legal Matters ............................................................   103
Financial Information ....................................................   103
Rating ...................................................................   103
Index to Defined Terms ...................................................   105

--------------------------------------------------------------------------------

                                     Summary

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, read carefully this entire document and the accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Issuing Entity

Alternative Loan Trust 2006-OA1, a common law trust formed under the laws of the State of New York.

See "The Issuing Entity" in this prospectus supplement.

Depositor

CWMBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

See "The Depositor" in the prospectus.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

See "Servicing of Mortgage Loans -- Countrywide Home Loans" in this prospectus supplement.

Master Servicer

Countrywide Home Loans Servicing LP.

See "Servicing of Mortgage Loans --Countrywide Home Loans Servicing LP" in this prospectus supplement.

Trustee

The Bank of New York

See "Description of the Certificates -- The Trustee" in this prospectus supplement.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of February 1, 2006 and the origination date for that mortgage loan (referred to as the "cut-off date").

Closing Date

On or about February 28, 2006.

The Mortgage Loans

The mortgage pool will consist of 30-year and 40-year conventional, adjustable rate, negative amortization mortgage loans secured by first liens on one-to-four family residential properties with an aggregate principal balance of $1,068,159,354 as of February 1, 2006. The mortgage pool will be divided into two separate groups. Each group of mortgage loans is referred to as a "loan group." The mortgage rate on each mortgage loan has an introductory period of one or three months after origination. Thereafter, the interest rate on each mortgage loan adjusts monthly based on a specified index, but the scheduled monthly payments on the mortgage loans adjust annually.

The statistical information presented in this prospectus supplement is as of the cut-off date. The depositor believes that the information set forth in this prospectus supplement regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this prospectus supplement. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this prospectus supplement.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance      $201,914,640
Geographic Concentrations in excess
   of 10%:
   California                            64.52%
   Weighted Average Original LTV         75.03%
   Weighted Average Mortgage Rate        5.355%
   Range of Mortgage Rates               1.000% to 8.625%
Average Current Principal Balance        $266,027
Range of Current Principal Balances      $46,686 to
                                           $712,657
Weighted Average Remaining Term to
   Stated Maturity                       370 months
Weighted Average FICO Score              679
Weighted Average Gross Margin            3.316%
Weighted Average Maximum Mortgage
   Rate                                  9.975%
Weighted Average Minimum Mortgage
   Rate                                  3.316%
Maximum Negative Amortization:
   110%                                  1.84%
   115%                                  98.16%

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance      $866,244,713
Geographic Concentrations in excess
   of 10%:
   California                            58.03%
   Florida                               11.17%
   Weighted Average Original LTV         74.54%
   Weighted Average Mortgage Rate        4.732%
   Range of Mortgage Rates               1.000% to 8.625%
Average Current Principal Balance        $404,221
Range of Current Principal Balances      $28,059 to
                                           $2,000,000
Weighted Average Remaining Term to
   Stated Maturity                       379 months
Weighted Average FICO Score              699
Weighted Average Gross Margin            3.276%
Weighted Average Maximum Mortgage
   Rate                                  9.976%
Weighted Average Minimum Mortgage
   Rate                                  3.276%
Maximum Negative Amortization:
    110%                                 2.82%
    115%                                 97.18%

See "The Mortgage Pool" in this prospectus supplement.

Relationship Between the Loan Groups and the Certificate Groups

The numeric prefix for each class of senior certificates designates the group of senior certificates to which that class belongs and corresponds to the loan group with the same number. The certificates with a "1" prefix are sometimes referred to in this prospectus supplement as the "group 1 senior certificates" and the certificates with a "2" prefix are sometimes referred to in this prospectus supplement as the "group 2 senior certificates". The Class A-R Certificates are part of the group 1 senior certificates. The subordinated certificates correspond to the mortgage loans in each loan group. The certificates generally receive distributions based on principal and interest collected from the mortgage loans in the corresponding loan group or loan groups.

See "Description of the Certificates -- General" and "--Book-Entry Certificates; Denominations" in this prospectus supplement and "The Mortgage Pool" in this prospectus supplement and "The Trust Fund -- The Mortgage Loans -- General" in the prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Description of the Certificates

The issuing entity will issue twenty-two classes of certificates, eighteen of which are offered by this prospectus supplement and the accompanying prospectus:

                                    Initial
                               Class Certificate                                                               Initial      Initial
                            Balance/Initial Notional                                                            Rating      Rating
          Class                    Amount (1)                                 Type                          (Moody's) (2)  (S&P) (2)
--------------------------  ------------------------ ------------------------------------------------------ -------------  ---------
Offered Certificates
Class 1-A-1                     $   107,823,000          Senior/Floating Pass-Through Rate/Super Senior           Aaa         AAA
Class 1-A-2                     $    44,926,000      Senior/Floating Pass-Through Rate/Super Senior/Support       Aaa         AAA
Class 1-A-3                     $    26,955,000             Senior/Floating Pass-Through Rate/Support             Aaa         AAA
Class 1-X                       $201,914,540(3)            Senior/Variable Pass-Through Rate/Component            Aaa         AAA
Class 2-A-1                     $   462,574,000          Senior/Floating Pass-Through Rate/Super Senior           Aaa         AAA
Class 2-A-2                     $   192,739,000      Senior/Floating Pass-Through Rate/Super Senior/Support       Aaa         AAA
Class 2-A-3                     $   115,644,000             Senior/Floating Pass-Through Rate/Support             Aaa         AAA
Class 2-X                       $866,244,713(3)            Senior/Variable Pass-Through Rate/Component           Aaa(4)      AAA(4)
Class A-R                       $           100            Senior/Variable Pass-Through Rate/Residual             Aaa         AAA
Class M-1                       $    26,704,000              Subordinate/Floating Pass-Through Rate               Aa1         AA+
Class M-2                       $   21,363,000               Subordinate/Floating Pass-Through Rate               Aa2          AA
Class M-3                       $    5,340,000               Subordinate/Floating Pass-Through Rate               Aa3         AA-
Class M-4                       $    10,681,000              Subordinate/Floating Pass-Through Rate                A1          A+
Class M-5                       $    5,340,000               Subordinate/Floating Pass-Through Rate                A2          A
Class M-6                       $    5,340,000               Subordinate/Floating Pass-Through Rate                A2          A-
Class M-7                       $    5,340,000               Subordinate/Floating Pass-Through Rate                A3         BBB+
Class M-8                       $    2,670,000               Subordinate/Floating Pass-Through Rate               Baa1        BBB
Class M-9                       $    5,340,000               Subordinate/Floating Pass-Through Rate               Baa2        BBB-

Non-Offered Certificates (5)
Class B-1                       $     9,079,000              Subordinate/Floating Pass-Through Rate
Class B-2                       $    11,749,000              Subordinate/Floating Pass-Through Rate
Class B-3                       $     8,552,253              Subordinate/Floating Pass-Through Rate
Class P-1(6)                    $           100                        Prepayment Charges

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"). The Class B-1, Class B-2, Class B-3 and Class P-1 Certificates are not offered by this prospectus supplement, so ratings for those classes of certificates have not been provided. A rating is not a

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See "Ratings" in this prospectus supplement.

(3) Solely for purposes of determining distributions of principal and interest and the allocation of realized losses and net deferred interest on the mortgage loans, the Class 1-X and Class 2-X Certificates are comprised of multiple components that are not separately transferable. The Class 1-X Certificates will be comprised of four components: two interest-only components (the Class 1-X IO-1 and Class 1-X IO-2 Components) and two principal-only components (the Class 1-X PO-1 and Class 1-X PO-2 Components). The Class 2-X Certificates will be comprised of five components: two interest-only components (the Class 2-X IO-1 and Class 2-X IO-2 Components), two principal-only components (the Class 2-X PO-1 and Class 2-X PO-2 Components) and one prepayment charge component (the Class 2-X P Component). The interest-only and principal-only components of the Class 1-X and Class 2-X Certificates are sometimes referred to as IO Components and PO Components, respectively.

      The respective IO Components of the Class 1-X and Class 2-X Certificates are notional amount, interest-only components that will not have component principal balances. Each PO Component will have a component principal balance.

      The notional amount of the Class 1-X and Class 2-X Certificates will be equal to the sum of the component notional amounts of the related IO Components. The class certificate balance of the Class 1-X and Class 2-X Certificates will be equal to the sum of the component principal balances of the related PO Components.

      Class 1-X IO Components. The "component notional amount" of the Class 1-X IO-1 Component for the interest accrual period related to any distribution date will be equal to the sum of (i) the aggregate class certificate balance of the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates and
      (ii) the component principal balance of the Class 1-X PO-1 Component. The "component notional amount" of the Class 1-X IO-2 Component for the interest accrual period related to any distribution date will be equal to the sum of (i) the excess, if any, of the stated principal balance of the mortgage loans in loan group 1 as of the first day of the related due period over the aggregate class certificate balance of the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates (including for this purpose, both PO Components of the Class 1-X Certificates) immediately prior to that distribution date and (ii) the component principal balance of the Class 1-X PO-2 Component immediately prior to that distribution date.

      Class 2-X IO Components. The "component notional amount" of the Class 2-X IO-1 Component for the interest accrual period related to any distribution date will be equal to the sum of (i) the aggregate class certificate balance of the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates and
      (ii) the component principal balance of the Class 2-X PO-1 Component. The "component notional amount" of the Class 2-X IO-2 Component for the interest accrual period related to any distribution date will be equal to the sum of (i) the excess, if any, of the stated principal balance of the mortgage loans in loan group 2 as of the first day of the related due period over the aggregate class certificate balance of the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates (including for this purpose, both PO Components of the Class 2-X Certificates) immediately prior to that distribution date and (ii) the component principal balance of the Class 2-X PO-2 Component immediately prior to that distribution date.

      PO Components. The "component principal balance" of each PO Component will initially be equal to zero and will increase depending on the amount of net deferred interest from the mortgage loans allocated to the IO Component with the same alpha-numeric designation, as described under "Description of the Certificates--Interest" in this prospectus supplement. The component principal balance of a PO Component will be reduced by all amounts actually distributed as principal on that component and all realized losses applied in reduction of principal on that component on all prior distribution dates and will be increased by amounts allocated as subsequent recoveries to that PO Component as described under "Description of the Certificates-Calculation of Class Certificate Balance."

      Class 2-X P Component. The Class 2-X P Component will be entitled to receive all prepayment charges received in respect of the mortgage loans in loan group 2 and will not bear interest.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(4) The ratings assigned to the Class 2-X Certificates provide no assurance, because they do not address the likelihood, that any prepayment charges will be received by the Class 2-X P Component.

(5) The Class B-1, Class B-2, Class B-3 and Class P-1 Certificates are not offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to the Class B-1, Class B-2, Class B-3 and Class P-1 Certificates is provided only to permit a better understanding of the offered certificates.

(6) The Class P-1 Certificates will be entitled to receive all prepayment charges received in respect of the mortgage loans in loan group 1. The Class P-1 Certificates will have an initial class certificate balance of $100 and a notional amount equal to the aggregate stated principal balance of the mortgage loans in loan group 1 that require payment of a prepayment charge. The Class P-1 Certificates will not bear interest.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The certificates also will have the following characteristics:

                   Pass-Through Rate       Pass-Through Rate
                        Before                   After                                       Interest
                       Optional                 Optional                                     Accrual
    Class        Termination Date (1)     Termination Date (1)      Accrual Period          Convention
------------     --------------------     --------------------    ------------------      --------------
Offered
Certificates
Class 1-A-1          LIBOR + 0.21%           LIBOR + 0.42%               (2)              Actual/360 (3)
Class 1-A-2          LIBOR + 0.30%           LIBOR + 0.60%               (2)              Actual/360 (3)
Class 1-A-3          LIBOR + 0.36%           LIBOR + 0.72%               (2)              Actual/360 (3)
Class 1-X               (6)(7)                   (6)(7)           calendar month (4)        30/360 (5)
Class 2-A-1          LIBOR + 0.21%           LIBOR + 0.42%               (2)              Actual/360 (3)
Class 2-A-2          LIBOR + 0.31%           LIBOR + 0.62%               (2)              Actual/360 (3)
Class 2-A-3          LIBOR + 0.37%           LIBOR + 0.74%                (2)             Actual/360 (3)
Class 2-X               (6)(8)                   (6)(8)           calendar month (4)        30/360 (5)
Class A-R                 (9)                     (9)             calendar month (4)        30/360 (5)
Class M-1            LIBOR + 0.48%           LIBOR + 0.72%               (2)              Actual/360 (3)
Class M-2            LIBOR + 0.52%           LIBOR + 0.78%               (2)              Actual/360 (3)
Class M-3            LIBOR + 0.57%           LIBOR + 0.855%              (2)              Actual/360 (3)
Class M-4            LIBOR + 0.92%           LIBOR + 1.38%               (2)              Actual/360 (3)
Class M-5            LIBOR + 1.00%           LIBOR + 1.50%               (2)              Actual/360 (3)
Class M-6            LIBOR + 1.10%           LIBOR + 1.65%               (2)              Actual/360 (3)
Class M-7            LIBOR + 2.00%           LIBOR + 2.00%               (2)              Actual/360 (3)
Class M-8            LIBOR + 2.00%           LIBOR + 2.00%               (2)              Actual/360 (3)
Class M-9            LIBOR + 2.00%           LIBOR + 2.00%               (2)              Actual/360 (3)

Non-Offered
Certificates
Class B-1            LIBOR + 2.00%           LIBOR + 2.00%               (2)              Actual/360 (3)
Class B-2            LIBOR + 2.00%           LIBOR + 2.00%               (2)              Actual/360 (3)
Class B-3            LIBOR + 2.00%           LIBOR + 2.00%               (2)              Actual/360 (3)
Class P-1                 N/A                     N/A                    N/A                   N/A

----------
(1) The pass-through rate on each class of certificates (other than the Class 1-X, Class 2-X and Class A-R Certificates) may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described under "Description of the Certificates - Determination of LIBOR."

(2) The interest accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date.

(3) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the accrual period.

(4) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(5) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(6) The Class 1-X and Class 2-X Certificates will be entitled to receive on each distribution date the sum of the interest accrued on their respective IO Components (based upon the component notional amount of each related IO Component) during the related interest accrual period at their respective pass-through rates for that distribution date, less any amounts that are used to pay carryover shortfall amounts in respect of any other classes of certificates as described herein. The PO Components of the Class 1-X and Class 2-X Certificates do not bear interest so they do not have a pass-through rate.

(7) The pass-through rate for the Class 1-X IO-1 Component for the interest accrual period for any distribution date will be equal to the excess, if any, of (i) the weighted average adjusted net mortgage rate of the mortgage loans

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                                      S-8
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      in loan group 1 over (ii) the weighted average of the pass-through rates of the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates and the Class 1-X PO-1 Component (weighted on the basis of the respective class certificate balances of the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates and the component principal balance of the Class 1-X PO-1 Component and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for the Class 1-X IO-2 Component for the interest accrual period for any distribution date will be equal to the excess, if any, of (i) the Net Rate Cap for the subordinated certificates, adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months over (ii) the weighted average of the pass-through rates of the subordinated certificates (treating the Class 1-X PO-2 and Class 2-X PO-2 Components as subordinated certificates) for that distribution date (weighted on the basis of the respective class certificate balances of the subordinated certificates and the respective component principal balances of the Class 1-X PO-2 and Class 2-X PO-2 Components and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      See "Description of the Certificates -- Component Classes" in this prospectus supplement.

(8) The pass-through rate for the Class 2-X IO-1 Component for the interest accrual period for any distribution date will be equal to the excess, if any, of (i) the weighted average adjusted net mortgage rate of the mortgage loans in loan group 2 over (ii) the weighted average of the pass-through rates of the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates and the Class 2-X PO-1 Component (weighted on the basis of the respective class certificate balances of the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates and the component principal balance of the Class 2-X PO-1 Component and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for the Class 2-X IO-2 Component for the interest accrual period for any distribution date will be equal to the excess, if any, of (i) the Net Rate Cap for the subordinated certificates, adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months over (ii) the weighted average of the pass-through rates of the subordinated certificates (treating the Class 1-X PO-2 and Class 2-X PO-2 Components as subordinated certificates) for that distribution date (weighted on the basis of the respective class certificate balances of the subordinated certificates and the respective component principal balances of the Class 1-X PO-2 and Class 2-X PO-2 Components and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      See "Description of the Certificates --Component Classes" in this prospectus supplement.

(9) The pass-through rate for the Class A-R Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1.

See "Description of the Certificates" in this prospectus supplement.

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                                      S-9
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Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

       Designation                   Classes of Certificates

   Senior Certificates           Class 1-A-1, Class 1-A-2, Class
                                  1-A-3, Class 1-X, Class 2-A-1,
                                 Class 2-A-2, Class 2-A-3, Class
                                 2-X and Class A-R Certificates

Subordinated Certificates       Class M and Class B Certificates

   LIBOR Certificates            Class 1-A-1, Class 1-A-2, Class
                                1-A-3, Class 2-A-1, Class 2-A-2,
                                    Class 2-A-3, Class M and
                                      Class B Certificates

  Class X Certificates               Class 1-X and Class 2-X
                                          Certificates

  Class M Certificates             Class M-1, Class M-2, Class
                                   M-3, Class M-4, Class M-5,
                                   Class M-6, Class M-7, Class
                                 M-8 and Class M-9 Certificates

  Class B Certificates                Class B-1, Class B-2
                                   and Class B-3 Certificates

  Offered Certificates               Senior Certificates and
                                      Class M Certificates

      IO Components              Class 1-X IO-1, Class 1-X IO-2,
                                Class 2-X IO-1 and Class 2-X IO-2
                                           Components

      PO Components              Class 1-X PO-1, Class 1-X PO-2,
                                Class 2-X PO-1 and Class 2-X PO-2
                                           Components

Record Date

LIBOR Certificates:

The business day immediately preceding a distribution date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date.

Class A-R and Class X Certificates:

The last business day of the month preceding the month of the distribution date.

Denominations

Offered Certificates other than the Class X and Class A-R Certificates:

$25,000 and multiples of $1,000.

Class X Certificates:

$100,000 (Notional Amount) and multiples of $1.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) may elect to hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See "Description of the Certificates -- Book-Entry Certificates; Denominations" and "-- Restrictions on Transfer of the Class A-R Certificates" in this prospectus supplement.

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                                      S-10
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Distribution Dates

Beginning on March 20, 2006, and thereafter on the 20th day of each calendar month, or if the 20th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for the certificates is the distribution date in March 2046. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date. See "Yield, Prepayment and Maturity Considerations - Last Scheduled Distribution Date" in this prospectus supplement.

Interest Payments

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-8.

On each distribution date, to the extent funds are available, each class of certificates or the related IO Components will be entitled to receive:

o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or component notional amount, as applicable, immediately prior to that distribution date; and

o     any interest remaining unpaid from prior distribution dates; less

o any net deferred interest allocated to that class or component for that distribution date; less

o any net interest shortfalls allocated to that class or component for that distribution date.

The PO and Class 2-X P Components do not bear interest.

Net Deferred Interest:

For any distribution date, the amount of the net deferred interest on the mortgage loans in a loan group that will be allocated to the class of certificates related to that loan group will equal the excess, if any, of:

o the interest deferred on the mortgage loans in the related loan group from the previous due date to the due date related to that distribution date, over

o the amount of principal prepayments and subsequent recoveries received on the mortgage loans in the related loan group during the calendar month prior to that distribution date (this amount is referred to as the "net deferred interest").

For any distribution date, the senior percentage of the amount of net deferred interest on the mortgage loans in a loan group will be allocated to the related classes of senior certificates or IO Components and the subordinated percentage of that net deferred interest will be allocated to the subordinated certificates. Among the senior certificates or subordinated certificates, as applicable, the net deferred interest allocated to a class of certificates or a related IO Component will generally be an amount equal to the excess, if any, of:

o the amount of interest accrued on the class of certificates or the related IO Component at its pass-through rate during the interest accrual period related to that distribution date, over

o the amount of interest that would have accrued if the pass-through rate for that class of certificates or related IO Component was equal to the adjusted rate cap for that class or component and distribution date, in each case not to exceed the interest entitlement for that class or component for that distribution date.

The amount of net deferred interest allocated to a class of certificates or IO Component will be added to the class certificate balance of the class or, in the case of an IO Component, to the component principal balance of the PO Component with the same alpha-numeric designation.

See "Description of the Certificates -- Interest" and "--Allocation of Net Deferred Interest" in this prospectus supplement.

Allocation of Interest Shortfalls:

For any distribution date, the interest entitlement for each class of certificates or IO Component will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group (or both loan groups in the case of the subordinated certificates) and resulting from:

o     prepayments on the mortgage loans in that loan group; and

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                                      S-11
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o     reductions in the interest rate on the mortgage loans in that loan group due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for the mortgage loans in a loan group on any distribution date will be allocated pro rata among all classes of senior certificates related to that loan group (or IO Components thereof) and the subordinated certificates entitled to receive distributions of interest on that distribution date, based on their respective entitlements (or in the case of the subordinated certificates, their respective entitlements arising from the portion of the mortgage loans in that loan group related to the subordinated certificates), in each case before taking into account any reduction in the entitlements from net interest shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the certificates and IO Components related to that loan group in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed on each class of related certificates and IO Components of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates and IO Components will be entitled to receive on the next distribution date. Any unpaid interest amount carried forward will not bear interest.

See "Description of the Certificates -- Interest" and "--Allocation of Interest Shortfalls" in this prospectus supplement.

Carryover Shortfall Amount:

If the pass-through rate on a class of LIBOR Certificates for the interest accrual period related to a distribution date is limited by the related rate cap, any resulting interest shortfall (referred to as a "carryover shortfall amount") may be paid on that distribution date or (except in the case of the Class M and Class B Certificates) on future distribution dates from amounts otherwise distributable as interest on one of the IO Components as described below under "--Priority of Distributions."

See "Description of the Certificates -- Carryover Shortfall Reserve Fund" in this prospectus supplement, "Description of the Certificates -- Interest" in this prospectus supplement.

Principal Payments

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this prospectus supplement.

Generally, the principal collections from the mortgage loans in a loan group are allocated to the related senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

o in the case of scheduled principal collections on the mortgage loans in the loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of the related senior certificates to the principal balance of the mortgage loans in the loan group; and

o in the case of net principal prepayments on the mortgage loans related to the loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the tenth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing,

o no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied; and

o if the subordination percentage meets a certain threshold and certain conditions related to the loss and delinquency performance of the mortgage loans in that loan group and in the other loan group are satisfied (referred to as the "two-times test"), the senior prepayment percentage will step down prior to the tenth anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Principal will be distributed on each class of certificates or PO Component entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The IO Components are not entitled to receive any principal distributions.

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                                      S-12
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See "Description of the Certificates -- Principal" and "--Component Classes" in
this prospectus supplement.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will generally be calculated on a loan group by loan group basis and will consist of the following amounts for the mortgage loans in each loan group (after the fees and expenses described under the next heading are subtracted):

o all scheduled installments of interest (net of the related expense fees and after taking into account reductions due to deferred interest on the mortgage loans) and principal due and received on the mortgage loans in the loan group in the applicable period, together with any advances with respect to them;

o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in the loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

o net proceeds from the liquidation of defaulted mortgage loans in the loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

o subsequent recoveries with respect to the mortgage loans in the loan group;

o partial or full prepayments of the mortgage loans in the loan group collected during the applicable period, together with interest paid in connection with the prepayments (other than certain excess amounts payable to the master servicer) and the compensating interest; and

o any substitution adjustment amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

o the master servicing fee and additional servicing compensation (as described in this prospectus supplement under "Servicing of Mortgage Loans-- Servicing Compensation and Payment of Expenses" and "Description of the Certificates --Priority of Distributions Among Certificates") due to the master servicer;

o     the trustee fee due to the trustee;

o     lender paid mortgage insurance premiums, if any;

o the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

o all prepayment charges (which, in the case of the prepayment charges received in respect of the mortgage loans in loan groups 1 and 2, are distributable only to the Class P-1 and Class 2-X Certificates, respectively); and

o all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.375% per annum (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described under "Servicing of Mortgage Loans--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement.

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                                      S-13
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Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

See "Servicing of Mortgage Loans -- Servicing Compensation and Payment of Expenses" and "Description of the Certificates --Priority of Distributions Among Certificates" in this prospectus supplement.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

o to interest on the interest-bearing classes of senior certificates and components relating to that loan group, pro rata, based on their respective interest entitlements; provided, that amounts distributable to the IO Components (after allocation of net deferred interest on the IO Components) will first be deposited into the carryover shortfall reserve fund;

o to principal of the classes of the senior certificates and the PO Components relating to that loan group and then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

o to interest on and principal, as applicable, of the classes of the senior certificates and components not relating to that loan group, in the order and subject to the priorities described under "Description of the Certificates -- Principal -- Transfer Payments" in this prospectus supplement;

o from remaining available funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth below; and

o     from any remaining available funds, to the Class A-R Certificates.

Carryover Shortfall Reserve Fund

On each distribution date, all amounts distributable as interest to the IO Components will be deposited in the carryover shortfall reserve fund and will be distributed as follows:

o from amounts otherwise distributable to the Class 1-X IO-1 Component, concurrently, to the Class 1-A-1, Class 1-A-2 and 1-A-3 Certificates to pay carryover shortfall amounts of each class, pro rata, based upon the amount of any carryover shortfall amounts with respect to those classes of certificates;

o from amounts otherwise distributable to the Class 2-X IO-1 Component, concurrently, concurrently, to the Class 2-A-1, Class 2-A-2 and 2-A-3 Certificates to pay carryover shortfall amounts of each class, pro rata, based upon the amount of any carryover shortfall amounts with respect to those classes of certificates; and

o from amounts otherwise distributable to the Class 1-X IO-2 and Class 2-X IO-2 Components, sequentially, to each class of subordinated certificates, in the order of their distribution priority, beginning with the Class M-1 Certificates, to pay carryover shortfall amounts of each such class.

Any amounts that were distributable to an IO Component but were not used to pay carryover shortfall amounts as described above will be distributed to the related class of Class X Certificates. Holders of the Class X Certificates will not be entitled to reimbursement for any amounts in respect of interest otherwise payable to a related IO Component that was used to pay carryover shortfall amounts on other classes of certificates.

Additionally, on the closing date the depositor will cause to be deposited in the carryover shortfall reserve fund an amount expected to be sufficient to cover any carryover shortfall amounts on the LIBOR Certificates for the first distribution date, which amount will be distributed sequentially as follows:

o concurrently, to the senior certificates, pro rata, based upon the amount of any carryover shortfall

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                                      S-14
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      amounts with respect to those classes of certificates for that distribution date, and

o sequentially, to each class of subordinated certificates, in the order of their distribution priority, beginning with the Class M-1 Certificates, to pay carryover shortfall amounts of each class; and

o any amounts remaining on deposit in the carryover shortfall reserve fund in excess of $1,000 after making all distributions on the first distribution date, to Countrywide Securities Corporation.

Principal

On each distribution date, the principal amount related to a loan group will be distributed as described above under "--Priority of Distributions Among Certificates" as principal first with respect to the related classes of senior certificates (or with respect to each class of Class X Certificates, the related PO Components) in an amount up to the related senior principal distribution amount, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates:

On each distribution date, the principal amount related to a loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

o with respect to loan group 1, sequentially, in the following order of priority:

      o to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

      o concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates and Class 1-X PO-1 and Class 1-X PO-2 Components, pro rata, until their respective class certificate balances or component principal balances, as applicable, are reduced to zero; and

o with respect to loan group 2, concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates and Class 2-X PO-1 and Class 2-X PO-2 Components, pro rata, until their respective class certificate balances or component principal balances, as applicable, are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of the net principal prepayment amount. Instead, the portion of the net principal prepayment amount otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated in the following order or priority:

o to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority, until their respective class certificate balances are reduced to zero, and

o to the related classes of senior certificates (other than the IO Components), pro rata, until their respective class certificate balances are reduced to zero; provided, however, that any realized losses otherwise allocated to

      o the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, will be allocated first, to the Class 1-A-3 Certificates, until its class certificate balance is reduced to zero, then to the Class 1-A-2 Certificates, until its class certificate balance is reduced to zero and then to the Class 1-A-1 Certificates, until its

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                                      S-15
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            class certificate balance is reduced to zero, and

      o the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates will be allocated first to the Class 2-A-3 Certificates until its class certificate balance is reduced to zero, and then to the Class 2-A-2 Certificates, until its class certificate balance is reduced to zero and then to the Class 2-A-1 Certificates, until its class certificate balance is reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of net deferred interest and realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this prospectus supplement, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class M and Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the IO Components) related to that loan group in accordance with the priorities set forth above under "-- Allocation of Realized Losses."

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of the net principal prepayments between the related senior certificates and the subordinated certificates) will equal or exceed the related senior percentage (which represents the related senior certificates' pro rata percentage interest in the mortgage loans in the related loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the related senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans in a loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the related senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

See "Description of the Certificates -- Allocation of Losses" in this prospectus supplement and "Credit Enhancement -- Subordination" in this prospectus supplement and in the prospectus.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of Mortgage Loans -- Advances" in this prospectus supplement.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower. See "Servicing of Mortgage Loans -- Certain Modifications and Refinancings" in this prospectus supplement.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

See "The Mortgage Pool -- General", "-- Assignment of the Mortgage Loans" and "Description of the Certificates -- Optional Purchase of Defaulted Loans" in this prospectus supplement and "Mortgage Loan Program -- Representations by Sellers; Repurchases" in the prospectus.

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

See "Description of the Certificates -- Optional Termination" in this prospectus supplement.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the assets in the carryover shortfall reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The LIBOR Certificates will also represent rights to receive carryover shortfall amounts. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of the benefit plan, so long as certain conditions are met.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment

The senior certificates and the Class M-1, Class M-2 and Class M-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See "Legal Investment" in the prospectus.

--------------------------------------------------------------------------------

                         Summary of Transaction Parties

                          ----------------------------
                                Sponsor and Seller
                                ------------------
                          Countrywide Home Loans, Inc.
                          ----------------------------|
     Mortgage Loans      |                             |
                        |                               |  Mortgage Loans
                       |                                 |
------------------------                                  |
     Other Sellers                                          -----------
     -------------                                           Depositor
Special Purpose Entities         Mortgage Loans              ---------
Created by Affiliates of  ------------------------------>   CWMBS, Inc.
      the Sponsor                                           -----------
------------------------                                        |
                                                                |
                                                                | Mortgage Loans
                                                                |
----------------------                           -------------------------------
   Master Servicer                                        Issuing Entity
   ---------------             Mortgage                   --------------
     and Servicer              Loan              Alternative Loan Trust 2006-OA1
     ------------              Servicing
Countrywide Home Loans    ------------------->               Trustee
    Servicing LP                                       The Bank of New York
----------------------                           -------------------------------

                                  Risk Factors

The following information, which you should carefully consider, identifies significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under "Risk Factors" beginning on page 5 in the prospectus.

Your Yield Will Be            Borrowers may, at their option, prepay their
Affected By Prepayments       mortgage loans in whole or in part at any time. We
                              cannot predict the rate at which borrowers will repay their mortgage loans. The prepayment experience of the mortgage loans may be affected by many factors, including:

                              o     general economic conditions,

                              o     the level of prevailing interest rates,

                              o     the availability of alternative financing,

                              o     the applicability of prepayment charges, and

                              o     homeowner mobility.

                              A prepayment of a mortgage loan, however, usually will result in a prepayment on the certificates.

                              The rate and timing of principal prepayments of the mortgage loans in the related loan group, in the case of the senior certificates, and in all loan groups, in the case of the subordinated certificates, will affect the yields to maturity and weighted average lives of the related classes of certificates. Any reinvestment risks from faster or slower prepayments of the applicable mortgage loans will be borne entirely by you.

                              o     If you purchase your certificates at a
                                    discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                              o     If you purchase a class of Class X
                                    Certificates or you purchase your
                                    certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                              o     If you purchase a class of Class X
                                    Certificates and principal is repaid faster than you anticipate, you may lose your initial investment.

                              o     If mortgage loans in a loan group with
                                    relatively higher mortgage rates prepay, the pass-through rate on one or more of the related classes of certificates may be limited and your yield may be lower than you anticipate.

                              o The rate and timing of principal prepayments relative to the amount and timing of deferred interest on the mortgage loans in a loan group will affect the yields to maturity on the related classes of certificates.

                              o You bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expect.

                              See "Description of the Certificates--Interest" and "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

The Effect of Prepayment      As further described under "The Mortgage Pool" in
Charges On The Likelihood     this prospectus supplement, certain of the
Of Prepayments Is             mortgage loans require the mortgagor to pay a
Unpredictable                 charge if the mortgagor prepays the mortgage loan
                              during the periods ranging from six months to five years after the mortgage loan was originated.
                              These prepayment charges apply to principal prepayments in full resulting from sales and refinancings and in certain instances curtailments in accordance with the provisions of the related mortgage note during the applicable period after origination of the applicable mortgage loan.

                              Prepayment charges, if any, received in respect of the mortgage loans in loan group 1 will only be distributable to the Class P-1 Certificates, and prepayment charges, if any, received in respect of the mortgage loans in loan group 2 will only be distributable to the Class 2-X Certificates. These amounts will not be available to cover carryover shortfall amounts on the other certificates.

                              All other things being equal, the decline in market rates of interest relative to the interest rates on the mortgage loans with prepayment charges must be more significant than for other mortgage loans in order to make refinancing attractive. However, market rates of interest have generally been increasing and that trend may continue. In addition, the mortgage loans are negative amortization loans which limit the increase in the borrower's monthly payment except in the circumstances described in this prospectus supplement. As a result, even if the interest rates on the applicable mortgage loans are increasing, the monthly payments made by the borrowers will not change to reflect the higher cost of the increased rate of interest for up to a year after the increase in the interest rate. Finally, the index used to determine the interest rates on the mortgage loans is an average of the applicable reference rates which tends to "slow" the increase in adjustments to the interest rates on the mortgage loans and to "lag" the increase in market rates of interest generally.

                              We cannot predict the effect that the prepayment charges will have on the rate and timing of prepayments on the mortgage loans, although a prepayment charge may discourage a borrower from prepaying the mortgage loan during the applicable period.

Your Yield On The             All of the mortgage loans are "negative
Certificates Will Be          amortization loans." After an introductory period
Subject To Any Negative       of up to three months after origination during
Amortization On The           which the interest rates on the negative
Mortgage Loans                amortization loans are fixed, the interest rates
                              on negative amortization loans will adjust monthly but their monthly payments and amortization schedules adjust annually and, under most circumstances, are subject to payment caps. The interest rates on negative amortization mortgage loans during their introductory periods are lower than the sum of the indices applicable at origination and the related margins, and may be as low as 1% per annum. Since the scheduled monthly payments on negative amortization loans for the first year are set at their origination, the scheduled monthly payments are based upon the introductory interest rates. As a result, after the introductory interest rates expire and until the initial annual adjustment to the scheduled monthly payment made by the borrower (unless the fully indexed mortgage rate is a rate at or below the introductory mortgage rate), the scheduled monthly payment made by the borrower will not be sufficient to pay the amount of interest accruing on the mortgage loan. Although negative amortization loans provide for scheduled monthly payments, the amount of interest that accrues and is ultimately due on a negative amortization loan is based on the monthly interest rate. If borrowers only make their scheduled monthly payments, a portion of the accrued interest on negatively amortizing loans will become deferred interest. "Deferred interest" is the excess, if any, of (x) the amount of interest accrued on such Mortgage Loan from the preceding due date to such due date over (y) the monthly payment due for such due date. Deferred interest is added to the principal balance of the negative amortization loan and bears interest at the applicable interest rate for that negative amortization mortgage loan.

                              Except as described below, negative amortization loans provide for a limited annual adjustment to the scheduled payment. As a result, even after the initial annual adjustment, the scheduled payment still may not be sufficient to avoid deferred interest and also may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. Deferred interest is also likely to result if interest rates rise more quickly than monthly payments are adjusted and borrowers only make their scheduled monthly payments, because the interest accrues at the monthly rate, while the payments are set annually.

                              If a mortgage loan in a loan group accrues deferred interest during a due period, it will reduce the amount of interest available to be distributed as cash on the related classes of certificates on the related distribution date. For any distribution date, the net deferred interest on the mortgage loans in a loan group will be deducted from the interest payable to the related classes of certificates as described under "Description of the Certificates--Interest" in this prospectus supplement.

                              The resulting reduction in interest collections on the mortgage loans in a loan group will be offset, in part or in whole, by applying all principal prepayments and subsequent recoveries received on the mortgage loans in that loan group to interest distributions on the related classes of certificates. Only the amount by which the principal prepayments and subsequent recoveries received on the mortgage loans in a loan group exceed the amount of deferred interest on the mortgage loans in that loan group will be distributed as principal to the related classes of certificates in accordance with the priorities set forth in this prospectus supplement under "Description of the Certificates--Principal." For any distribution date, the net deferred interest on the mortgage loans in a loan group will be deducted from the interest payable to the related classes of certificates as described in "Description of the Certificates--Interest" in this prospectus supplement.

                              The amount of the reduction of accrued interest distributable to each class of certificates attributable to net deferred interest will be added to the class certificate balance of that class, except that the net deferred interest allocated to an IO Component will instead be added to the component principal balance of the PO Component with the same alpha-numeric designation. This allocation of net deferred interest could, as a result, increase the weighted average lives of the related classes of certificates. The increase in the class certificate balance of any class of certificates and the slower reduction in the class certificate balances due to the use of principal prepayments and subsequent recoveries received on the mortgage loans to offset the deferred interest will have the effect of increasing the applicable investors' exposure to realized losses on the mortgage loans in the related loan group or loan groups, as applicable.

                              In addition, because the allocation of unscheduled payments of principal received on the mortgage loans in a loan group between the related senior certificates and the subordinated certificates may be determined based on the relationship between the aggregate class certificate balance of the related senior certificates and the portion of the aggregate class certificate balance of the subordinated certificates related to that loan group, this method of allocating net deferred interest may affect the rate and timing of distributions of principal among the classes of certificates. See "Description of the Certificates--Principal" in this prospectus supplement. We cannot predict the extent to which borrowers will prepay their mortgage loans or the extent to which deferred interest will accrue on the mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on your certificates.

Your Yield On The             If the interest rates on the mortgage loans in a
Certificates Will Also Be     loan group decrease prior to an adjustment in the
Subject To Effects Of         monthly payment, a larger portion of the monthly
Adjustments Of Scheduled      payment will be applied to the unpaid principal
Payments And Principal        balance of the mortgage loan, which may cause the
Balances Of Negative          related classes of senior certificates and the
Amortization Mortgage         subordinated certificates to amortize more
Loans                         quickly. Conversely, if the interest rates on the
                              mortgage loans in a loan group increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of senior certificates and the subordinated certificates to amortize more slowly.

                              If the unpaid principal balance of a negative amortization loan exceeds the original balance of the mortgage loan by the amount specified in the related mortgage note, the monthly payment due on that negative amortization loan will be recast without regard to the payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity. In addition, on the fifth or, in certain cases, tenth payment adjustment date of a mortgage loan, and every fifth or, in certain cases, tenth payment adjustment date thereafter and the last payment adjustment date prior to the mortgage loan's maturity, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity by the payment of equal monthly installments. These features may affect the rate at which principal on these mortgage loans is paid and may create a greater risk of default if the borrowers are unable to pay the monthly payments on the related increased principal balances.

Your Yield Will Be            The tables titled "Original Terms to Maturity"
Affected By The Inclusion     under the caption "The Mortgage Pool" in this
of 40-Year Mortgage Loans     prospectus supplement specify the percentage of
                              the mortgage loans in each loan group, by aggregate stated principal balance as of the cut-off date, that have original terms to maturity of 40 years. Loans with original terms to maturity of 40 years have only begun to be originated recently. As a result, there is no basis on which to predict the performance characteristics of these mortgage loans.

                              The longer term to maturity of 40-year mortgage loans results in a lower monthly payment than would be required by a traditional 30-year mortgage loan. The lower monthly payment may allow the borrower to borrow a larger amount than would have been the case for a mortgage loan with a 30-year term to maturity.

                              In running the prepayment scenarios required by the rating agencies that are expected to provide ratings on the offered certificates, all of the offered certificates are assumed to mature within 30 years. However, due to the inclusion of 40-year mortgage loans in the mortgage pool, there is no guarantee that the certificates will be fully paid within 30 years.

                              40-year mortgage loans may have risks and payment characteristics that are not present with traditional 30-year mortgage loans, including the following:

                              o     less principal will be distributed to
                                    certificateholders on a monthly basis
                                    (except in the case of a prepayment) which may extend the weighted average lives of the certificates,

                              o due to the smaller monthly payment, 40-year mortgage loans may be less likely to be prepaid since the perceived benefits of refinancing may be less than with a 30-year fully amortizing mortgage loan, and

                              o if a 40-year mortgage loan defaults, the severity of loss is likely to be greater due to the larger unpaid principal balance.

                              The 40-year mortgage loans also are negative amortization mortgage loans. The combination of a longer term to maturity with the possibility of accruing interest on an increasing principal balance may produce unanticipated payment performance.

The Yields On Your            The pass-through rate on each class of LIBOR
Certificates May Be           Certificates will be equal to the level of
Affected By Changes In        one-month LIBOR plus a margin, subject to the
Interest Rates And The        related net rate cap. Each net rate cap is based
Net Rate Cap                  on the weighted average of the adjusted net
                              mortgage rates for the mortgage loans in the related loan group, in the case of the senior certificates, and the portion of the mortgage loans related to the subordinated certificates, in the case of the subordinated certificates. Thus, the yields to investors in these classes of certificates will be sensitive to fluctuations in the level of one-month LIBOR and may be adversely affected by the application of the related net rate cap.

                              If the pass-through rate on any class of LIBOR Certificates is limited by the related net rate cap, the resulting interest shortfall may be paid on that distribution date or (except in the case of the Class M and Class B Certificates) on future distribution dates, from amounts distributable as interest on one or more of the IO Components, in the manner and priority described in this prospectus supplement. If the interest shortfalls specified in the preceding sentence are not paid to the Class M and the Class B Certificates on the related distribution date, the Class M and Class B Certificates will not be entitled to receive such amounts on future distribution dates.

                              Investors in the LIBOR Certificates need to be aware that, if for any distribution date, the pass-through rates for any of the LIBOR Certificates are limited by the related net rate cap, the applicable IO Component(s) may receive no distributions of interest on that distribution date, and therefore, no interest distributions on those components will be deposited in the carryover shortfall reserve fund to pay any carryover shortfall amounts of the LIBOR Certificates on that distribution date. Amounts in respect of interest distributions on an IO Component will only be deposited in the carryover shortfall reserve fund on future distribution dates if the pass-through rates on the related LIBOR Certificates are less than the related net rate cap. We cannot assure you that any distributions of interest on the IO Components will be available, or sufficient, to pay any carryover shortfall amounts on the related LIBOR Certificates on any distribution date.

                              On the closing date, the depositor will cause to be deposited into the carryover shortfall reserve fund an amount that is expected to be sufficient to cover any carryover shortfall amounts on the LIBOR Certificates with respect to the first distribution date. Any remaining amount after the first distribution date will be distributed to Countrywide Securities Corporation and will not be available to cover any carryover shortfall amounts on subsequent distribution dates.

Difference Between            The mortgage rate on most of the mortgage loans
Mortgage Rates And            will be based on the level of one-year MTA, which
Pass-Through Rates May        is a 12-month average of the monthly yields on
Result In Interest            U.S. Treasury securities, adjusted to a constant
Shortfalls To                 maturity of one year and the mortgage rate on some
Certificates.                 of the mortgage loans will be based on the level
                              of 11th District COFI, which is an average of the cost of funds of savings institutions in Arizona, California and Nevada. Therefore, a lack of correlation exists between the level of the index used to determine the pass-through rates on the LIBOR Certificates and the index used to determine the mortgage rates on substantially all of the mortgage loans. Generally, the nature of one-year
                              MTA and 11th District COFI will cause those indices to rise or fall more slowly than one-month
                              LIBOR, and the indices may move in opposite directions. We cannot assure you as to the level, rate or timing of changes in any index. If the mismatch in the rates on the underlying mortgage loans in a loan group and the related classes of certificates is significant, it may, all other things being equal, result in a shortfall in the amount of interest distributable on the related classes of certificates.

Your Yield Will Be            The timing of principal payments on the
Affected By How               certificates will be affected by a number of
Distributions Are             factors, including:
Allocated To The
Certificates                  o     the extent of principal payments on the
                                    mortgage loans in the related loan group, in the case of the senior certificates, and on all of the mortgage loans, in the case of the subordinated certificates;

                              o how payments of principal are allocated among the classes of certificates as specified beginning on page S-103 in this prospectus supplement;

                              o whether the master servicer exercises its right, in its sole discretion, to terminate the issuing entity;

                              o the rate and timing of payment defaults and losses on the mortgage loans in the related loan group, in the case of the senior certificates, and on all of the mortgage loans, in the case of the subordinated certificates;

                              o repurchases of mortgage loans in the related loan group, in the case of the senior certificates, and on all of the mortgage loans, in the case of the subordinated certificates for material breaches of representations and warranties; and

                              o the extent of principal prepayments on the mortgage loans in the related loan group, in the case of the senior certificates, and on all of the mortgage loans, in the case of the subordinated certificates, and the extent of deferred interest on those mortgage loans.

                              Because distributions on the certificates are dependent upon the payments on the mortgage loans in the related loan group or loan groups, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the issuing entity is terminated.

                              See "Description of the Certificates --
                              Principal," and "-- Optional Termination" in this prospectus supplement for a description of the manner in which principal will be paid to the certificates. See "The Mortgage Pool -- Assignment of the Mortgage Loans" in this prospectus supplement for more information regarding the repurchase or substitution of mortgage loans.

Subordinated Certificates     The certificates are not insured by any financial
Have A Greater Risk Of        guaranty insurance policy. The subordination
Loss Because Of               features are intended to enhance the likelihood
Subordination; Credit         that senior certificateholders will receive
Enhancement May Not Be        regular payments of interest and principal.
Sufficient To Protect
Senior Certificates From      Subordination. Credit enhancement will be provided
Losses                        for the certificates, first, by the right of the
                              holders of certificates to receive payments of principal before the classes subordinated to them and, second, by the allocation of realized losses to the subordinated certificates in the reverse order of their priority of distribution. This form of credit enhancement uses collections on the mortgage loans otherwise payable to holders of subordinated classes to pay amounts due on more senior classes of certificates. Collections otherwise payable to subordinated classes comprise the sole source of funds from which this type of credit enhancement is provided. Realized losses are allocated first to the subordinated certificates in the reverse order of their priority of distribution, beginning with the subordinated certificates then outstanding with the lowest distribution priority, until the class certificate balance of each class of subordinated certificates has been reduced to zero and then to the senior certificates related to the applicable loan group. Accordingly, if the aggregate principal balance of each class of subordinated certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans in a loan group would reduce the amount of funds available for monthly distributions to holders of the related senior certificates.

                              Any realized losses allocable to the senior certificates will be allocated as described under "Description of the Certificates -- Allocation of Losses". Investors in the classes of super senior certificates should note that the initial class certificate balance of the applicable class of senior support certificates is substantially lower than the initial class certificate balances of the related class or classes of super senior certificates, and consequently, the classes of senior support certificates will be able to absorb only a limited amount of realized losses that are otherwise allocable to the related class or classes of super senior certificates.

                              Among the classes of subordinated certificates, the Class M Certificates will have a higher distribution priority than the Class B Certificates. Within the Class M and Class B Certificates, each class of certificates will have a higher distribution priority than those classes of certificates, if any, with a higher numerical designation.

                              See "Description of the Certificates -- Allocation of Losses" in this prospectus supplement and "Credit Enhancement -- Subordination" in this prospectus supplement and in the prospectus.

Certain Interest              When a borrower makes a full or partial prepayment
Shortfalls Will Be            on a mortgage loan, the amount of interest that
Allocated To The              the borrower is required to pay may be less than
Certificates Which Could      the amount of interest holders of certificates
Result In Shortfalls On       related to that mortgage loan would otherwise be
The Payments Of The           entitled to receive with respect to the mortgage
Certificates                  loan. The master servicer is required to reduce
                              its master servicing fee to offset this shortfall, but the reduction for any distribution date is limited to one-half of the master servicing fee for the related month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the master servicing fee, the interest entitlement for each class of certificates related to the applicable loan group, in the case of the senior certificates, and all loan groups, in the case of the subordinated certificates, will be reduced proportionately by the amount of this excess.

                              In addition, your certificates may be subject to certain shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act and similar state laws (referred to as the Relief Act). The Relief Act limits the interest charged on a mortgage loan for certain borrowers in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time, will not be offset by a reduction in the master servicing fee, and will reduce the accrued interest on each related class of certificates on a pro rata basis.

                              In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans which would be borne by the certificateholders.

                              See "Risk Factors - Impact of World Events" in the prospectus.

Certificates May Not Be       The offered certificates may not be an appropriate
Appropriate For Some          investment for investors who do not have
Investors                     sufficient resources or expertise to evaluate the
                              particular characteristics of each applicable class of offered certificates. This may be the case because, among other things:

                              o     the yield to maturity of offered
                                    certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans in the related loan group, in the case of the senior certificates, and on all the mortgage loans, in the case of the subordinated certificates;

                              o the rate of principal distributions on, and the weighted average lives of, the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments and to changes in interest rates and how they affect the payment of principal and the accrual of deferred interest on the mortgage loans in the related loan group, in the case of the senior certificates, and on all the mortgage loans, in the case of the subordinated certificates, and the priority of principal distributions among the classes of certificates. Accordingly, the offered certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

                              o     you may not be able to reinvest
                                    distributions on an offered certificate
                                    (which, in general, are expected to be
                                    greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rate applicable to your certificate; or

                              o     a secondary market for the offered
                                    certificates may not develop or provide
                                    certificateholders with liquidity of
                                    investment.

The Class 1-X and Class       The yields to maturity on the Class 1-X and Class
2-X Certificates Are          2-X Certificates will be especially sensitive to
Subject To Special Risks      the level of prepayments on the mortgage loans
                              with higher interest rates in the related loan groups. The pass-through rate on each IO Component will be calculated based upon the excess, if any, of the weighted average of the adjusted net mortgage rates of the mortgage loans in the related loan group or loan groups, over the weighted average of the pass-through rates of the related senior certificates or the subordinated certificates, as applicable.

                              The prepayment of mortgage loans in a loan group with relatively higher net mortgage rates may result in a lower weighted average adjusted net mortgage rate with respect to such mortgage loans and, thus, may reduce the pass-through rate on the related IO Components to as little as 0%.

                              Increases in one-month LIBOR will increase the weighted average pass-through rate on the LIBOR Certificates, which would also reduce the pass-through rate on the IO Components. If, for any distribution date, the weighted average adjusted net mortgage rate of the mortgage loans in a loan group or all of the mortgage loans (as adjusted for the related interest accrual period) is less than or equal to the weighted average of the pass-through rates of the related senior certificates or the subordinated certificates, respectively, the related IO Components will receive no distributions of interest on that distribution date.

                              See "Yield, Prepayment and Maturity Consideration" in this prospectus supplement.

Nature Of Prepayment          The terms of certain mortgage loans in loan group
Charges May Affect            2 provide for payment by the related mortgagor of
Distributions To The          a prepayment charge in limited circumstances on
Class 2-X Certificates        certain prepayments within the six-month to
                              five-year period after origination. The table titled "Prepayment Charge Schedule" attached to this prospectus supplement as Annex A and the table titled "Prepayment Charge Periods at Origination" under "The Mortgage Pool" in this prospectus supplement provide more detailed information with respect to the prepayment charges applicable to the mortgage loans in loan group 2.

                              The payment of any otherwise applicable prepayment charge for a mortgage loan in loan group 2 may not be waived by the master servicer, except in certain limited circumstances. If the master servicer waives a prepayment charge for a mortgage loan in loan group 2 other than in those limited circumstances, the master servicer is required to timely remit the amount of the prepayment charge (or portion that was waived) to the trustee for distribution to the Class 2-X Certificates. In certain cases, the prepayment charge associated with a particular mortgage loan in loan group 2 is permitted to be waived but the master servicer is not required to make any payment in respect thereof (e.g., foreclosure or bankruptcy of the borrower), which will reduce amounts available for distribution to the Class 2-X Certificates.

                              Distributions on the Class 2-X P Component is solely dependent on the rate of prepayment of the mortgage loans in loan group 2 (which are structured to discourage prepayment) and the rate of collection (or payments by the master servicer due to waivers) of the prepayment charges on the mortgage loans in loan group 2. Thus, the Class 2-X P Component may not receive any distributions from time to time or over its life. There is no mechanism in place to monitor whether the correct amount of prepayment charges are being collected or otherwise remitted. If none of the mortgage loans in loan group 2 was to prepay during the related prepayment charge periods, the Class 2-X P Component would not receive any distributions. If there are fewer prepayments by borrowers on the mortgage loans in loan group 2 than expected during the related prepayment charge periods or a lesser than expected rate of collection, a reduced amount of prepayment charges on the mortgage loans in loan group 2 will be collected resulting in a lower amount of distributions on the Class 2-X P Component of the Class 2-X Certificates. This will result in lower than expected distributions on the Class 2-X Certificates, and investors in the Class 2-X Certificates may not recoup their initial investments.

                              Investors should conduct their own analysis of the effect that prepayment charges, or the ability of the master servicer to waive or enforce prepayment charges, may have on the performance of the mortgage loans in loan group 2 and on the Class 2-X Certificates.

                              See "Yield, Prepayment and Maturity
                              Considerations" in this prospectus supplement.

Geographic Concentration      The tables titled "State Distribution of Mortgaged
Increases Risk That           Properties" under "The Mortgage Pool" in this
Certificate Yields Could      prospectus supplement set forth the geographic
Be Impaired                   concentration of the mortgaged properties for the
                              loan groups, including the percentage by aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date, that are secured by property located in California.
                              Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

                              o     economic conditions in states with
                                    significant concentrations (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

                              o declines in the residential real estate markets in states with significant concentrations may reduce the values of properties located in these states, which would result in an increase in the loan-to-value ratios; and

                              o     any increase in the market value of
                                    properties located in states with
                                    significant concentrations would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Inability To Replace          The structure of the master servicing fee might
Master Servicer Could         affect the ability to find a replacement master
Affect Collections And        servicer. Although the trustee is required to
Recoveries On The             replace the master servicer if the master servicer
Mortgage Loans                is terminated or resigns, if the trustee is
                              unwilling (including for example because the master servicing fee is insufficient) or unable
                              (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage loan, it may be difficult to replace the master servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage loans and related REO properties remaining in the pool. The performance of the mortgage loans may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Hurricane Katrina May         At the end of August 2005, Hurricane Katrina
Pose Special Risks            caused catastrophic damage to areas in the Gulf
                              Coast region of the United States. The issuing entity will not include mortgage loans that are secured by properties in the states of Louisiana, Mississippi and Alabama that are located in a FEMA
                              Individual Assistance designated area as a result of Hurricane Katrina. However, we cannot assure you that there are no mortgage loans secured by properties that experienced material damage from Hurricane Katrina in the issuing entity.

                              Countrywide Home Loans will represent and warrant as of the closing date that each mortgaged property is free of material damage and in good repair. In the event of a breach of that representation and warranty, Countrywide Home Loans will be obligated to repurchase or substitute for the related mortgage loan. A repurchase would have the effect of increasing the rate of principal payment on the related classes of certificates. Any damage to a mortgaged property that secures a mortgage loan in the issuing entity occurring after the closing date as a result of any other casualty event will not cause a breach of this representation and warranty.

                              The full economic impact of Hurricane Katrina is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. Initial economic effects appear to include:

                              o     localized areas of nearly complete
                                    destruction of the economic infrastructure and cessation of economic activity,

                              o     regional interruptions in travel and
                                    transportation, tourism and economic
                                    activity generally, and

                              o     nationwide decreases in petroleum
                                    availability with a corresponding increase in price.

                              We have no way to determine whether other effects will arise, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the certificates or impact the weighted average lives of the certificates.

Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                The Mortgage Pool

General

      The depositor, CWMBS, Inc., will purchase the mortgage loans in each loan group (the "Group 1 Mortgage Loans" and the "Group 2 Mortgage Loans", respectively, and together referred to as the "Mortgage Loans") from Countrywide Home Loans, Inc. ("Countrywide Home Loans") and one or more other sellers affiliated with Countrywide Financial Corporation (each of which is referred to as a "seller" and together they are referred to as the "sellers") pursuant to a pooling and servicing agreement (the "pooling and servicing agreement"), dated as of February 1, 2006, among the sellers, Countrywide Home Loans Servicing LP, as master servicer, the depositor and The Bank of New York, as trustee, and will cause the Mortgage Loans to be assigned to the trustee for the benefit of the holders of the certificates. Each seller, other than Countrywide Home Loans, will be a special purpose entity established by Countrywide Financial Corporation or one or more of its subsidiaries, which will sell mortgage loans previously acquired from Countrywide Home Loans.

      Under the pooling and servicing agreement, Countrywide Home Loans will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the Mortgage Loans. In addition, each of the sellers will represent and warrant that, prior to the sale of the related Mortgage Loans to the depositor, the applicable seller had good title to the Mortgage Loans sold by it, was the sole owner of those Mortgage Loans free and clear of any pledge, lien, encumbrance or other security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign those Mortgage Loans pursuant to the pooling and servicing agreement. Subject to the limitations described in the next sentence and under "-- Assignment of the Mortgage Loans," Countrywide Home Loans (or the related seller, in the case of the representation regarding good title) will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. Countrywide Home Loans will represent and warrant to the depositor in the pooling and servicing agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in Countrywide Home Loans' portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to adversely affect the interests of the certificateholders. See "Mortgage Loan Program -- Representations by Sellers; Repurchases" in the prospectus.

      Under the pooling and servicing agreement, the depositor will assign all of its right, title and interest in the representations, warranties and covenants (including the sellers' repurchase or substitution obligations) to the trustee for the benefit of the certificateholders. The depositor will represent that following the transfer of the Mortgage Loans to it by the sellers, the depositor had good title to the Mortgage Loans and that each of the mortgage notes was subject to no offsets, defenses or counterclaims. The depositor will make no other representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective. The sellers are selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in their respective capacities as sellers other than the repurchase or substitution obligations described above. The obligations of the master servicer with respect to the certificates are limited to the master servicer's contractual servicing obligations under the pooling and servicing agreement.

      The statistical information with respect to the Mortgage Loans set forth in this prospectus supplement is based on the Stated Principal Balances of the Mortgage Loans as of the later of (x) February 1, 2006 and (y) the date of origination of each the Mortgage Loan (referred to as, the "cut-off date"). The depositor believes that the cut-off date information set forth in this prospectus supplement regarding the Mortgage Loans is representative of the characteristics of the Mortgage Loans that will be delivered on the closing date. However, certain Mortgage Loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the Mortgage Loans that are described in this prospectus supplement, although any addition or substitution will not result in a material difference in the final pool of Mortgage Loans. As a result, the cut-off date information regarding the actual Mortgage Loans delivered on the closing date may vary somewhat from the cut-off date information regarding the Mortgage Loans presented in this prospectus supplement.

      As of the cut-off date, the aggregate Stated Principal Balance of the Mortgage Loans in the mortgage pool was approximately $1,068,159,354, which is referred to as the "Cut off Date Pool Principal Balance." The Mortgage Loans have been divided into two groups of mortgage loans (each is referred to as a "loan group"). Set forth below is the approximate aggregate Stated Principal Balance as of the cut-off date of the Mortgage Loans included in each loan group:

            Loan Group                   Aggregate Stated Principal Balance
           ------------                  ----------------------------------
           Loan Group 1                             $201,914,640
           Loan Group 2                             $866,244,713

      Set forth in the table below is the approximate percentage of Mortgage Loans in each loan group that were originated by the named originator, in each case by the aggregate Stated Principal Balance of the Mortgage Loans in the applicable loan group as of the cut-off date. The remainder of the Mortgage Loans were originated by unrelated third parties.

                                 Countrywide       Mortgage
            Loan Group         Home Loans, Inc.    IT, Inc.
           ------------        ----------------    --------
           Loan Group 1            81.56%           16.19%
           Loan Group 2            88.54%           8.08%

      All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties. All of the Mortgage Loans will have original terms to maturity of 30 years or 40 years. The principal balance of each Mortgage Loan as of the cut-off date reflects the application of scheduled payments of principal due on the Mortgage Loan on or prior to the cut-off date, whether or not received, and any amounts of Deferred Interest added to the Stated Principal Balance of such Mortgage Loan as a result of negative amortization (as described below). Whenever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, that percentage is determined on the basis of the Stated Principal Balances of such Mortgage Loans as of the cut-off date, unless otherwise specified. The Cut-off Date Pool Principal Balance of the Mortgage Loans set forth above is subject to a variance of plus or minus five percent.

      All of the Mortgage Loans provide that payments are due on the first day of each month (the "Due Date"). Scheduled monthly payments made by the borrowers on the Mortgage Loans (referred to as "scheduled payments") either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest. Except for certain of the Mortgage Loans as specified in the table below, the mortgagors may prepay their Mortgage Loans at any time without payment of a prepayment charge. Any prepayment charges received on the Mortgage Loans in loan group 1 will only be distributed to the Class P-1 Certificates, and any prepayment charges received on the Mortgage Loans in loan group 2 will only be distributed to the Class 2-X Certificates.


                                    Number of             Percentage of
                                 Mortgage Loans         Aggregate Cut-off
                                 with Prepayment           Date Stated
     Loan Group                      Charges            Principal Balance
    ------------                 ---------------        -----------------
    Loan Group 1                       622                   81.40%
    Loan Group 2                     1,838                   81.82%

      The mortgage rate (the "Mortgage Rate") of each of the Mortgage Loans will adjust in accordance with the terms of the related Mortgage Note. The Mortgage Loans will provide for the adjustment to their respective

Mortgage Rates at the end of the initial fixed-rate period, if any, and monthly thereafter (each such date, an "Adjustment Date") to equal the sum of the applicable Mortgage Index and the fixed percentage amount specified in the related mortgage note (the "Gross Margin"). The "Mortgage Index" for the Mortgage Rate (i) for a substantial majority of the Mortgage Loans is the twelve-month average monthly yield on U.S. Treasury Securities adjusted to a constant maturity of one-year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)" ("One-Year MTA"), (ii) for some of the Mortgage Loans is the monthly weighted average cost of funds for depository institutions that have home offices located in Arizona, California or Nevada and that are members of the Eleventh District of the Federal Home Loan Bank System as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco as most recently available generally as of a day specified in the related note ("Eleventh District COFI") and (iii) for some of the Mortgage Loans is the London interbank offered rate for one-month U.S. dollar deposits as listed under "Money Rates" in The Wall Street Journal most recently available as of the first day of the month prior to the month of such Adjustment Date (with respect to the Mortgage Loans, "One--Month LIBOR )".

      All of the Mortgage Loans are "Negative Amortization Loans." The Mortgage Rates for the Negative Amortization Loans are generally fixed for the one or three month period beginning with the month prior to the month in which the first scheduled payment occurs under the mortgage note (and the related Mortgage Rate during such time period generally is less than the sum of the applicable Mortgage Index and the related Gross Margin) and then they adjust monthly, but the scheduled payments on the Negative Amortization Loans adjust annually on a date specified in the related mortgage note, subject to the conditions (the "Payment Caps") that:

            o the amount of the monthly payment (with the exception of each fifth or tenth payment change date, as applicable, or the final payment change date) will not increase by an amount that is more than 7.50% of the monthly payment prior to the adjustment or, in the case of 16.33% and 4.97% of the Mortgage Loans in loan groups 1 and 2, respectively, in each case, by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date, 7.75% of the monthly payment prior to the adjustment,

            o as of the fifth payment adjustment date and on the same day every fifth year thereafter or, in the case of 20.41% and 33.16% of the Mortgage Loans in loan groups 1 and 2, respectively, in each case by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date, as of the tenth payment adjustment date and on the same day every tenth year thereafter and, in each case, on the last payment adjustment date, the monthly payment will be recast without regard to the limitation in the first bullet point above, and

            o if the unpaid principal balance exceeds 110% or 115%, as applicable, of the original principal balance due to Deferred Interest, the monthly payment will be recast without regard to the limitation in the first bullet point above in order to amortize fully the then unpaid principal balance of the Negative Amortization Loan over its remaining term to maturity.

      Since the Mortgage Rates on the Mortgage Loans adjust at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to amortize fully the principal balance of the Negative Amortization Loan over its then remaining term at the applicable Mortgage Rate. Accordingly, Negative Amortization Loans may be subject to:

            o reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related accrual period at the applicable Mortgage Rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule);

            o negative amortization (if interest accrued during the related accrual period at the applicable Mortgage Rate is greater than the entire monthly payment due on the related Due Date (which is referred to as "Deferred Interest"); or

            o accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable Mortgage

                  Rate and to reduce principal in accordance with a fully amortizing schedule).

      Any Deferred Interest is added to the principal balance of the applicable Negative Amortization Loan and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due in the immediately preceding Due Period.

      Adjustments to the Mortgage Rate for each Mortgage Loan are subject to a lifetime maximum interest rate (the "Maximum Mortgage Rate"). After the introductory period of one or three months during which the Mortgage Rate is fixed, each Mortgage Loan specifies a lifetime minimum interest rate (the "Minimum Mortgage Rate"), which is generally equal to the Gross Margin for that Mortgage Loan.

      The earliest first payment date, earliest stated maturity date and latest stated maturity date of any Mortgage Loan in each loan group is set forth in the following table:

                           Earliest First    Earliest Stated     Latest Stated
 Loan Group                 Payment Date      Maturity Date      Maturity Date
------------              ----------------   ----------------   ----------------
Loan Group 1 ..........   December 1, 2004   November 1, 2034   February 1, 2046
Loan Group 2 ..........   April 1, 2005      March 1, 2035      February 1, 2046

      As of the cut-off date, no Mortgage Loan was delinquent more than 30 days. As of the cut-off date, no Mortgage Loan will have been delinquent more than 30 days in the past twelve months.

      As of the cut-off date, no Mortgage Loan was subject to a buydown agreement.

      No Mortgage Loan will have had a Loan-to-Value Ratio at origination of more than 95.00%. Generally, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in an amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related Mortgage Loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage for the Mortgage Loans with terms to maturity of between 25 and 30 years is, generally,

            o     12% for Loan-to-Value Ratios between 80.01% and 85.00%,

            o     25% for Loan-to-Value Ratios between 85.01% and 90.00%,

            o     30% for Loan-to-Value Ratios between 90.01% and 95.00%, and

            o     35% for Loan-to-Value Ratios between 95.01% and 100%.

      The specified coverage percentage for Mortgage Loans with terms to maturity of up to 20 years ranges from 6% to 12% for Loan-to-Value Ratios between 80.01% to 85.00%; from 12% to 20% for Loan-to-Value Ratios between 85.01% to 90.00% and 20% to 25% for Loan-to-Value Ratios between 90.01% to 95.00%.

      The required coverage percentage of mortgage insurance is determined by the type, term and Loan-to-Value Ratio of the mortgage loan and may also vary based on occupancy type. However, under certain circumstances, the specified coverage level may vary from the foregoing. With regard to the Mortgage Loans specified in the table below, the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium.

                                             Percentage of Aggregate
                                               Cut-off Date Stated
                Loan Group                      Principal Balance
               ------------                  -----------------------
               Loan Group 1                            3.41%
               Loan Group 2                            1.86%

      Except for these lender acquired mortgage insurance Mortgage Loans, no primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan if maintaining the policy is prohibited by applicable law or after the date on which the related Loan to Value Ratio is 80% or less or, based on a new appraisal, the principal balance of the Mortgage Loan represents 80% or less of the new appraised value. The primary mortgage guaranty insurance policy will be maintained for the life of any lender acquired mortgage insurance Mortgage Loans, unless otherwise provided in the mortgage note or otherwise prohibited by law.

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is

            o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

            o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans' Streamlined Documentation Program as described under "-- Underwriting Process".

With respect to Mortgage Loans originated pursuant to Countrywide Home Loans' Streamlined Documentation Program,

            o if the loan-to-value ratio at the time of the origination of the Mortgage Loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new Mortgage Loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

            o if the loan-to-value ratio at the time of the origination of the Mortgage Loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new Mortgage Loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See "--Underwriting Process" in this prospectus supplement.

      No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

      The following information sets forth certain characteristics of the Mortgage Loans in the aggregate and in each loan group as of the cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated by the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date or the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the cut-off date, as applicable. The sum in any column of the following tables may not equal the indicated value due to rounding. In addition, each weighted average FICO credit score set forth below has been calculated without regard to any Mortgage Loan for which the FICO credit score is not available.

                                 MORTGAGE LOANS

                                  Loan Program

                                                                                                Weighted
                                                                       Average     Weighted      Average     Weighted     Weighted
                                              Aggregate               Principal    Average      Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current       Term        FICO       Original
                                 Mortgage      Balance      Mortgage  Outstanding  Mortgage    to Maturity    Credit   Loan-to-Value
Loan Program                      Loans      Outstanding     Loans        ($)       Rate (%)     (Months)     Score      Ratio (%)
-------------------------------  ---------  --------------  --------  -----------  ---------   -----------  --------   ------------
Eleventh District COFI ........     15     $    4,017,610      0.38%    267,841      7.006         353         686         79.7
One-Month LIBOR ...............      2          1,059,994      0.10     529,997      7.663         355         698         68.0
One-Year MTA ..................   2,885     1,063,081,749     99.52     368,486      4.839         378         695         74.6
                                  -----     -------------     -----     -------      -----         ---         ---         ----
  Total .......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

                          Current Principal Balances(1)

                                                                                                Weighted
                                                                       Average     Weighted      Average     Weighted     Weighted
                                              Aggregate               Principal    Average      Remaining    Average     Average
Range of                         Number of    Principal       % of      Balance     Current       Term        FICO       Original
Current Mortgage                 Mortgage      Balance      Mortgage  Outstanding  Mortgage    to Maturity    Credit   Loan-to-Value
Loan Principal Balances ($)       Loans      Outstanding     Loans        ($)       Rate (%)     (Months)     Score      Ratio (%)
-------------------------------  ---------  --------------  --------  -----------  ---------   -----------  --------   ------------
        0.01 - 50,000.00 ......       9    $      350,341      0.03%     38,927      6.784         358         680         73.5
   50,000.01 - 100,000.00 .....      75         6,136,984      0.57      81,826      5.539         369         678         75.3
  100,000.01 - 150,000.00 .....     205        26,169,290      2.45     127,655      5.565         369         698         73.1
  150,000.01 - 200,000.00 .....     355        62,634,019      5.86     176,434      5.433         367         688         74.2
  200,000.01 - 250,000.00 .....     367        82,569,720      7.73     224,986      5.573         370         689         75.5
  250,000.01 - 300,000.00 .....     366       100,401,342      9.40     274,321      5.580         371         689         76.0
  300,000.01 - 350,000.00 .....     341       110,949,851     10.39     325,366      5.250         373         688         76.2
  350,000.01 - 400,000.00 .....     262        99,029,227      9.27     377,974      5.161         378         687         76.2
  400,000.01 - 450,000.00 .....     200        85,567,766      8.01     427,839      4.438         380         697         74.5
  450,000.01 - 500,000.00 .....     169        80,115,860      7.50     474,058      4.062         377         698         75.4
  500,000.01 - 550,000.00 .....     103        54,050,882      5.06     524,766      4.535         385         702         76.8
  550,000.01 - 600,000.00 .....      88        50,404,028      4.72     572,773      5.007         382         697         75.9
  600,000.01 - 650,000.00 .....     113        71,580,395      6.70     633,455      4.332         381         699         75.2
  650,000.01 - 700,000.00 .....      47        31,759,697      2.97     675,738      5.144         394         703         75.0
  700,000.01 - 750,000.00 .....      32        23,123,986      2.16     722,625      5.208         384         711         73.4
  750,000.01 - 1,000,000.00 ...     106        95,240,576      8.92     898,496      3.894         391         705         72.1
1,000,000.01 - 1,500,000.00 ...      47        57,471,660      5.38   1,222,801      3.917         375         706         69.1
1,500,000.01 - 2,000,000.00 ...      17        30,603,728      2.87   1,800,219      4.953         367         701         69.5
                                   -----   --------------    ------
  Total .......................    2,902   $1,068,159,354    100.00%
                                   =====   ==============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans was approximately $368,077.

                           Original Principal Balances

                                                                                                Weighted
                                                                       Average     Weighted      Average    Weighted     Weighted
                                              Aggregate               Principal    Average      Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current       Term        FICO       Original
Range of                         Mortgage      Balance      Mortgage  Outstanding  Mortgage    to Maturity    Credit   Loan-to-Value
Original Principal Balances ($)   Loans      Outstanding     Loans        ($)       Rate (%)     (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------   -----------  --------   ------------
         0.01 - 50,000.00 .....       9    $      350,341      0.03%      38,927    6.784         358         680         73.5
   50,000.01 - 100,000.00 .....      80         6,638,501      0.62       82,981    5.650         370         680         73.9
  100,000.01 - 150,000.00 .....     206        26,571,403      2.49       128,987   5.589         368         697         73.4
  150,000.01 - 200,000.00 .....     365        64,940,468      6.08       177,919   5.483         367         688         73.8
  200,000.01 - 250,000.00 .....     355        80,390,888      7.53       226,453   5.538         370         689         75.7
  250,000.01 - 300,000.00 .....     370       101,862,268      9.54       275,303   5.603         371         690         75.9
  300,000.01 - 350,000.00 .....     336       109,640,744     10.26       326,312   5.223         373         688         76.3
  350,000.01 - 400,000.00 .....     271       102,846,838      9.63       379,509   5.239         378         687         76.1
  400,000.01 - 450,000.00 .....     189        81,245,011      7.61       429,868   4.296         381         697         74.6
  450,000.01 - 500,000.00 .....     168        79,441,038      7.44       472,863   4.035         377         698         75.5
  500,000.01 - 550,000.00 .....     103        54,047,783      5.06       524,736   4.536         386         702         76.6
  550,000.01 - 600,000.00 .....      91        52,215,361      4.89       573,795   5.072         382         698         76.1
  600,000.01 - 650,000.00 .....     116        73,680,425      6.90       635,176   4.401         381         697         75.1
  650,000.01 - 700,000.00 .....      43        29,251,696      2.74       680,272   5.001         395         704         74.8
  700,000.01 - 750,000.00 .....      30        21,720,623      2.03       724,021   5.105         382         713         73.4
  750,000.01 - 1,000,000.00 ...     111       100,273,296      9.39       903,363   4.031         392         705         72.0
1,000,000.01 - 1,500,000.00 ...      44        55,441,806      5.19     1,260,041   3.836         371         703         68.6
1,500,000.01 - 2,000,000.00 ...      15        27,600,863      2.58     1,840,058   4.737         368         705         70.4
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

                  State Distribution of Mortgaged Properties(1)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
                                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
State                             Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
Alaska ........................       1    $      145,599      0.01%    145,599      4.250        359         696         90.0
Alabama .......................       3           432,753      0.04     144,251      8.065        355         685         92.0
Arizona .......................     157        44,339,131      4.15     282,415      5.554        365         704         75.4
California ....................   1,463       632,988,777     59.26     432,665      4.772        384         695         73.6
Colorado ......................      37        10,600,608      0.99     286,503      5.852        370         689         80.0
Connecticut ...................      21         7,941,985      0.74     378,190      4.873        358         685         71.9
District of Columbia ..........       5         1,728,632      0.16     345,726      5.515        359         655         76.9
Delaware ......................       5         2,883,243      0.27     576,649      5.756        359         712         62.4
Florida .......................     369       108,266,622     10.14     293,405      4.839        373         701         76.0
Georgia .......................      11         3,052,905      0.29     277,537      5.962        358         672         74.2
Hawaii ........................      29        14,102,105      1.32     486,279      3.653        384         694         69.2
Iowa ..........................       2           243,200      0.02     121,600      1.368        423         674         80.0
Idaho .........................      17         4,025,569      0.38     236,798      5.642        394         701         76.8
Illinois ......................      46        17,485,487      1.64     380,119      3.842        363         705         74.2
Indiana .......................      17         2,483,302      0.23     146,077      6.213        353         702         79.1
Kansas ........................       2           372,561      0.03     186,281      7.137        356         669         79.5
Kentucky ......................       4           375,638      0.04      93,910      5.112        358         650         79.3
Louisiana .....................       1            56,898      0.01      56,898      6.625        355         665         90.0
Massachusetts .................      28         8,086,745      0.76     288,812      4.752        360         708         73.5
Maryland ......................      47        15,550,167      1.46     330,855      4.745        370         688         73.7
Michigan ......................      39        10,409,918      0.97     266,921      5.816        361         690         80.4
Minnesota .....................      25         6,376,629      0.60     255,065      5.389        366         685         77.8
Missouri ......................       5         1,527,972      0.14     305,594      5.182        359         725         77.5
Montana .......................       2           376,492      0.04     188,246      7.085        355         655         80.2
North Carolina ................       4         1,069,194      0.10     267,299      6.726        356         692         86.2
North Dakota ..................       1            94,985      0.01      94,985      7.625        355         633         94.0
New Hampshire .................       7         2,032,894      0.19     290,413      3.040        379         655         77.3
New Jersey ....................      52        18,452,187      1.73     354,850      4.016        359         694         77.1
New Mexico ....................       4           720,636      0.07     180,159      4.077        358         666         68.4
Nevada ........................     157        46,362,674      4.34     295,304      5.042        374         690         77.0
New York ......................      39        16,330,841      1.53     418,740      4.638        364         691         73.8
Ohio ..........................      19         3,215,535      0.30     169,239      4.217        360         689         80.7
Oklahoma ......................       3           328,185      0.03     109,395      7.183        359         633         84.3

----------
(1) As of the cut-off date, no more than approximately 0.48% of the Mortgage Loans was secured by mortgaged properties located in any one postal zip code area.

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
                                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
State                             Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
Oregon ........................      22         6,356,075      0.60     288,913      4.771        368         693         78.2
Pennsylvania ..................      32         5,816,852      0.54     181,777      4.783        358         678         79.0
Rhode Island ..................       4         1,039,063      0.10     259,766      7.114        357         684         80.1
South Carolina ................       9         3,236,996      0.30     359,666      4.646        359         704         75.5
Tennessee .....................       8         1,647,305      0.15     205,913      6.091        373         671         80.2
Texas .........................      27         6,038,904      0.57     223,663      5.969        397         681         78.1
Utah ..........................      23         7,125,745      0.67     309,815      2.786        359         681         78.0
Virginia ......................      75        31,376,292      2.94     418,351      5.657        365         697         78.3
Washington ....................      63        19,683,936      1.84     312,443      5.346        367         698         76.9
Wisconsin .....................      15         3,146,260      0.29     209,751      4.487        364         678         77.1
West Virginia .................       2           231,855      0.02     115,928      3.377        360         650         55.4
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

                       Original Loan-to-Value Ratios(1)(2)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Range of Original                Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Loan-to-Value Ratios (%)          Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
 0.01 - 50.00 .................     102    $   29,133,313      2.73%    285,621      4.673        395         702         38.8
50.01 - 55.00 .................      54        21,373,039      2.00     395,797      3.918        374         712         53.0
55.01 - 60.00 .................      93        36,127,180      3.38     388,464      4.614        379         698         57.8
60.01 - 65.00 .................     126        47,091,752      4.41     373,744      4.427        390         684         63.3
65.01 - 70.00 .................     344       142,728,090     13.36     414,907      4.240        385         699         68.9
70.01 - 75.00 .................     480       212,290,200     19.87     442,271      4.838        384         692         74.2
75.01 - 80.00 .................    1,422      507,421,460     47.50     356,836      4.884        373         697         79.5
80.01 - 85.00 .................      48        13,055,851      1.22     271,997      6.424        358         676         83.9
85.01 - 90.00 .................     163        41,262,521      3.86     253,144      6.670        357         687         89.2
90.01 - 95.00 .................      70        17,675,948      1.65     252,514      6.544        357         703         94.8
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 74.64%. (2) Does not take into account any secondary financing on the Mortgage Loans that may exist at the time of origination.

                            Current Mortgage Rates(1)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Range of Current                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Mortgage Rates (%)                Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
0.501 - 1.000 .................     257    $  117,143,299     10.97%    455,811      1.000        361         699         71.2
1.001 - 1.500 .................     406       171,745,342     16.08     423,018      1.442        388         693         73.6
1.501 - 2.000 .................     194        80,444,277      7.53     414,661      1.840        404         690         74.0
2.001 - 2.500 .................      67        21,278,032      1.99     317,583      2.398        370         684         78.0
2.501 - 3.000 .................      36         9,600,795      0.90     266,689      2.932        377         689         79.7
3.001 - 3.500 .................      13         3,388,309      0.32     260,639      3.310        367         674         82.7
3.501 - 4.000 .................       7         1,451,880      0.14     207,411      3.735        396         670         80.2
4.001 - 4.500 .................       4         1,394,756      0.13     348,689      4.306        360         667         90.8
4.501 - 5.000 .................       2         1,097,496      0.10     548,748      4.671        359         670         75.8
5.001 - 5.500 .................       4         2,047,868      0.19     511,967      5.431        355         690         77.6
5.501 - 6.000 .................      27        13,985,916      1.31     517,997      5.880        362         712         69.8
6.001 - 6.500 .................     261       100,357,912      9.40     384,513      6.375        373         709         74.2
6.501 - 7.000 .................     885       307,758,981     28.81     347,750      6.848        367         697         74.9
7.001 - 7.500 .................     654       211,536,030     19.80     323,450      7.204        389         690         75.8
7.501 - 8.000 .................      68        20,000,944      1.87     294,132      7.764        369         687         82.9
8.001 - 8.500 .................      13         3,915,594      0.37     301,200      8.200        357         682         89.5
8.501 - 9.000 .................       4         1,011,923      0.09     252,981      8.625        358         668         90.7
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans was approximately 4.850% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 4.834% per annum.

                          Types of Mortgaged Properties

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
                                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Property Type                     Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
Single Family Residence .......   1,750    $  651,063,303     60.95%    372,036      4.834        379         692         74.1
Planned Unit Development ......     596       239,832,951     22.45     402,404      4.889        378         700         75.5
Low-rise Condominium ..........     303        79,309,191      7.42     261,747      4.986        372         702         76.5
2-4 Family Residence ..........     202        76,944,181      7.20     380,912      4.910        373         703         74.2
High-rise Condominium .........      50        20,452,765      1.91     409,055      4.090        360         704         76.4
Cooperative ...................       1           556,963      0.05     556,963      6.375        355         803         80.0
                                  -----    --------------    ------
  Total .......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

                            Purpose of Mortgage Loans

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
                                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Loan Purpose                      Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
Refinance (cash-out) ..........   1,515    $  539,116,332     50.47%    355,852      5.028        379         691         72.1
Purchase ......................    915        349,450,550     32.72     381,913      4.775        375         705         78.1
Refinance (rate/term) .........    472        179,592,472     16.81     380,493      4.460        378         689         75.4
                                  -----    --------------    ------
  Total .......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

                               Occupancy Types(1)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
                                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Occupancy Type                    Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
Primary Residence .............   2,238    $  877,465,482     82.15%    392,076      4.788        379         693         74.8
Investment Property ...........     501       133,249,530     12.47     265,967      5.255        370         707         73.3
Secondary Residence ...........     163        57,444,341      5.38     352,419      4.851        374         711         75.9
                                  -----    --------------    ------
  Total .......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         Remaining Terms to Maturity(1)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Remaining Term                   Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
to Maturity (Months)              Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
480 ...........................     176    $   73,154,644      6.85%    415,651      1.522        480         701         72.7
479 ...........................     162        67,753,260      6.34     418,230      6.907        479         707         70.6
478 ...........................      35        14,565,654      1.36     416,162      7.076        478         706         68.6
477 ...........................       5         3,126,013      0.29     625,203      7.111        477         723         73.0
476 ...........................      18         9,652,763      0.90     536,265      6.782        476         725         74.2
475 ...........................       7         3,252,333      0.30     464,619      6.695        475         726         77.3
360 ...........................     731       306,087,117     28.66     418,724      1.488        360         692         73.9
359 ...........................     550       214,496,152     20.08     389,993      6.547        359         693         74.7
358 ...........................     201        80,012,708      7.49     398,073      6.070        358         690         75.2
357 ...........................     234        64,769,048      6.06     276,791      6.901        357         689         76.7
356 ...........................     247        70,992,010      6.65     287,417      6.820        356         691         75.0
355 ...........................     428       127,035,990     11.89     296,813      6.973        355         699         77.5
354 ...........................      55        16,385,822      1.53     297,924      6.913        354         702         80.4
353 ...........................      21         7,006,886      0.66     333,661      6.894        353         705         77.5
352 ...........................      12         3,544,028      0.33     295,336      6.781        352         709         78.6
351 ...........................       7         3,215,261      0.30     459,323      6.218        351         727         76.1
350 ...........................       8         1,552,749      0.15     194,094      6.529        350         704         77.5
349 ...........................       2           741,482      0.07     370,741      6.718        349         707         80.0
348 ...........................       2           538,002      0.05     269,001      6.483        348         725         80.0
345 ...........................       1           277,431      0.03     277,431      6.375        345         644         80.0
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 377 months.

                          Original Terms to Maturity(1)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Original Term                    Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
to Maturity (Months)              Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
480 ...........................     403    $  171,504,667     16.06%    425,570      4.617        479         706         71.7
360 ...........................   2,499       896,654,687     83.94     358,805      4.894        358         693         75.2
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average original term to maturity of the Mortgage Loans was approximately 379 months.

                             Documentation Programs

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
                                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Documentation Program             Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
Reduced .......................   2,367    $  896,051,705     83.89%    378,560      4.678        378         696         74.2
Full/Alternative ..............     497       153,110,557     14.33     308,070      5.609        368         692         76.8
No Income/No Asset ............      18         8,017,461      0.75     445,414      6.918        401         717         77.6
No Ratio ......................      11         5,696,229      0.53     517,839      6.926        381         690         78.1
Stated Income/Stated Asset ....       9         5,283,402      0.49     587,045      6.524        431         710         75.8
                                  -----    --------------    ------
  Total .......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

                              FICO Credit Scores(1)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Range of                         Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
FICO Credit Scores                Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
561 - 580 .....................       1    $      308,465      0.03%    308,465      7.000        356         566         80.0
581 - 600 .....................       1           251,599      0.02     251,599      7.000        355         589         80.0
601 - 620 .....................      34        12,617,674      1.18     371,108      4.672        381         615         75.2
621 - 640 .....................     307        97,080,332      9.09     316,223      4.691        368         632         74.2
641 - 660 .....................     434       139,206,732     13.03     320,753      4.735        370         651         74.2
661 - 680 .....................     550       200,790,928     18.80     365,074      4.972        379         670         74.6
681 - 700 .....................     480       188,081,182     17.61     391,836      4.968        376         690         75.5
701 - 720 .....................     314       129,112,774     12.09     411,187      4.769        379         710         75.4
721 - 740 .....................     256        94,086,869      8.81     367,527      4.939        383         730         75.3
741 - 760 .....................     219        83,526,369      7.82     381,399      4.815        383         750         74.9
761 - 780 .....................     171        75,291,938      7.05     440,304      4.841        381         769         73.0
781 - 800 .....................      85        33,312,169      3.12     391,908      4.564        390         790         72.0
801 - 820 .....................      32         9,975,017      0.93     311,719      5.135        390         806         70.3
Unknown .......................      18         4,517,306      0.42     250,961      4.363        363         N/A         75.9
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans was approximately 695.

                    Prepayment Charge Periods at Origination

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Prepayment Charge Period         Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
(Months)                          Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
0 .............................     442    $  195,034,975     18.26%    441,256      3.193         379         709         74.0
6 .............................       3         1,565,288      0.15     521,763      6.168         355         652         80.0
12 ............................     354       144,485,913     13.53     408,152      6.539         359         699         75.6
21 ............................       1           973,128      0.09     973,128      6.569         356         698         75.0
24 ............................      20         9,374,759      0.88     468,738      6.566         355         697         76.5
36 ............................   2,080       716,352,351     67.06     344,400      4.931         381         691         74.6
60 ............................       2           372,941      0.03     186,470      7.037         355         694         72.3
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

                        Months to Next Adjustment Date(1)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Months to Next Adjustment        Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Date                              Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
1 .............................   2,802    $1,030,064,224     96.43%    367,617      4.955        378         695         74.7
2 .............................      46        14,954,463      1.40     325,097      2.000        368         692         71.3
3 .............................      54        23,140,666      2.17     428,531      2.028        365         725         73.6
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average months to the next Adjustment Date of the Mortgage Loans was approximately 1 month.

                                Gross Margins(1)


                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
                                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Range of Gross Margins (%)        Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
1.001 - 2.000 .................      10    $    5,641,454      0.53%    564,145      3.457        358         697         79.1
2.001 - 3.000 .................     560       222,588,942     20.84     397,480      5.055        373         708         72.8
3.001 - 4.000 .................   2,239       812,631,243     76.08     362,944      4.737        379         692         74.8
4.001 - 5.000 .................      92        27,152,115      2.54     295,132      6.833        363         685         84.4
5.001 - 6.000 .................       1           145,599      0.01     145,599      4.250        359         696         90.0
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans was approximately 3.284% per annum.

                            Maximum Mortgage Rates(1)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Range of Maximum                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Mortgage Rates (%)                Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
 9.001 - 10.000 ...............   2,860    $1,050,045,225     98.30%    367,149      4.821        377         695         74.6
10.001 - 11.000 ...............      12         5,530,407      0.52     460,867      6.465        443         731         74.2
11.001 - 12.000 ...............      28        11,787,238      1.10     420,973      6.515        429         701         78.8
13.000 - 14.000 ...............       1           294,439      0.03     294,439      7.125        356         699         80.0
17.001 - 18.000 ...............       1           502,045      0.05     502,045      6.875        356         705         80.0
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 9.976% per annum.

                        Initial Interest Adjustment Dates

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Initial Interest                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Adjustment Date                   Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
March 1, 2006 .................   2,802    $1,030,064,224     96.43%    367,617      4.955        378         695         74.7
April 1, 2006 .................      46        14,954,463      1.40     325,097      2.000        368         692         71.3
May 1, 2006 ...................      54        23,140,666      2.17     428,531      2.028        365         725         73.6
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

                          Fixed Mortgage Rate Period(1)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Fixed Mortgage Rate              Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Period (months)                   Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
1 .............................   2,643    $  977,732,959     91.53%    369,933      4.919        378         694         74.7
3 .............................     259        90,426,395      8.47     349,137      4.096        368         708         73.8
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) During this period of time after origination, the Mortgage Rates on the applicable Mortgage Loans are fixed and are lower than the sum of the related Mortgage Index and the related Gross Margin.

                            Minimum Mortgage Rates(1)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Range of Minimum                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Mortgage Rates (%)                Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
1.001 - 2.000 .................      10    $    5,641,454      0.53%    564,145      3.457        358         697         79.1
2.001 - 3.000 .................     560       222,588,942     20.84     397,480      5.055        373         708         72.8
3.001 - 4.000 .................   2,239       812,631,243     76.08     362,944      4.737        379         692         74.8
4.001 - 5.000 .................      92        27,152,115      2.54     295,132      6.833        363         685         84.4
5.001 - 6.000 .................       1           145,599      0.01     145,599      4.250        359         696         90.0
                                  -----    --------------    ------
   Total ......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average Minimum Mortgage Rate of the Mortgage Loans was approximately 3.284% per annum.

                        Maximum Negative Amortization(1)

                                                                                               Weighted
                                                                       Average     Weighted     Average    Weighted     Weighted
                                              Aggregate               Principal    Average     Remaining    Average     Average
                                 Number of    Principal       % of      Balance     Current      Term        FICO       Original
Maximum Negative                 Mortgage      Balance      Mortgage  Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Amortization (%)                  Loans      Outstanding     Loans        ($)       Rate (%)    (Months)     Score      Ratio (%)
-------------------------------  --------- --------------   --------  -----------  ---------  -----------  --------   ------------
110 ...........................      58    $   28,122,707      2.63%    484,874      6.251        412         702         75.2
115 ...........................   2,844     1,040,036,647     97.37     365,695      4.812        377         695         74.6
                                  -----    --------------    ------
  Total .......................   2,902    $1,068,159,354    100.00%
                                  =====    ==============    ======

----------
(1) Reflects maximum allowable percentage of original unpaid principal balance.

                                  LOAN GROUP 1

                                  Loan Program

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Loan Program                     Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Eleventh District COFI ........       8    $    2,240,095      1.11%    280,012      7.121        354         670         79.7
One-Month LIBOR ...............       1           359,110      0.18     359,110      7.250        355         639         86.3
One-Year MTA ..................     750       199,315,435     98.71     265,754      5.332        370         679         75.0
                                    ---    --------------    ------
                                    759    $  201,914,640    100.00%
                                    ===    ==============    ======

                          Current Principal Balances(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
Range of                         Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Current Mortgage                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Loan Principal Balances ($)      Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
      0.01 - 50,000.00 ........       1    $       46,686      0.02%    46,686       7.000        359         679         90.0
 50,000.01 - 100,000.00 .......      22         1,845,965      0.91     83,907       6.514        361         686         73.7
100,000.01 - 150,000.00 .......      57         7,037,202      3.49     123,460      5.562        368         698         71.0
150,000.01 - 200,000.00 .......     111        19,533,867      9.67     175,981      6.061        363         686         74.7
200,000.01 - 250,000.00 .......     148        33,130,212     16.41     223,853      5.765        367         682         74.1
250,000.01 - 300,000.00 .......     145        39,594,595     19.61     273,066      5.620        370         682         74.4
300,000.01 - 350,000.00 .......     133        43,297,196     21.44     325,543      5.258        372         674         77.1
350,000.01 - 400,000.00 .......     104        39,497,488     19.56     379,784      4.697        374         673         75.5
400,000.01 - 450,000.00 .......      22         8,997,110      4.46     408,960      5.124        369         671         72.1
450,000.01 - 500,000.00 .......       5         2,379,939      1.18     475,988      2.752        383         659         75.2
500,000.01 - 550,000.00 .......       3         1,560,003      0.77     520,001      5.127        356         697         73.8
550,000.01 - 600,000.00 .......       3         1,671,467      0.83     557,156      3.085        399         715         80.0
600,000.01 - 650,000.00 .......       2         1,264,500      0.63     632,250      3.892        358         666         74.9
650,000.01 - 700,000.00 .......       2         1,345,752      0.67     672,876      6.627        356         690         77.5
700,000.01 - 750,000.00 .......       1           712,657      0.35     712,657      7.000        359         697         75.0
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 1 was approximately $266,027.

                           Original Principal Balances

                                                                                                Weighted
                                Number of                    % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of Original                 Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Principal Balances ($)           Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
      0.01 - 50,000.00 ........       1    $       46,686      0.02%    46,686       7.000        359         679         90.0
 50,000.01 - 100,000.00 .......      24         2,046,738      1.01     85,281       6.562        360         687         72.4
100,000.01 - 150,000.00 .......      60         7,588,952      3.76     126,483      5.669        367         696         71.1
150,000.01 - 200,000.00 .......     113        20,186,042     10.00     178,638      6.083        364         687         74.2
200,000.01 - 250,000.00 .......     145        32,728,934     16.21     225,717      5.750        367         681         74.1
250,000.01 - 300,000.00 .......     145        39,795,434     19.71     274,451      5.627        369         682         74.8
300,000.01 - 350,000.00 .......     130        42,444,778     21.02     326,498      5.227        372         675         77.0
350,000.01 - 400,000.00 .......     109        41,557,800     20.58     381,264      4.827        375         672         75.5
400,000.01 - 450,000.00 .......      16         6,584,958      3.26     411,560      4.337        366         670         71.2
450,000.01 - 500,000.00 .......       5         2,379,939      1.18     475,988      2.752        383         659         75.2
500,000.01 - 550,000.00 .......       3         1,560,003      0.77     520,001      5.127        356         697         73.8
550,000.01 - 600,000.00 .......       3         1,671,467      0.83     557,156      3.085        399         715         80.0
600,000.01 - 650,000.00 .......       2         1,264,500      0.63     632,250      3.892        358         666         74.9
650,000.01 - 700,000.00 .......       2         1,345,752      0.67     672,876      6.627        356         690         77.5
700,000.01 - 750,000.00 .......       1           712,657      0.35     712,657      7.000        359         697         75.0
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

                  State Distribution of Mortgaged Properties(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
State                            Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Alabama .......................       1    $      175,258      0.09%    175,258      8.625        357         738         95.0
Arizona .......................      46         9,566,932      4.74     207,977      6.565        356         696         75.9
California ....................     437       130,268,990     64.52     298,098      5.071        375         676         73.7
Colorado ......................       7         1,251,005      0.62     178,715      6.827        356         686         75.7
Connecticut ...................       9         1,918,628      0.95     213,181      6.639        356         687         78.3
Delaware ......................       2           630,439      0.31     315,219      4.394        358         670         77.3
Florida .......................      53        11,466,405      5.68     216,347      6.127        361         701         77.6
Georgia .......................       4           775,176      0.38     193,794      6.641        357         652         83.0
Hawaii ........................       7         3,042,378      1.51     434,625      4.181        398         659         69.5
Iowa ..........................       2           243,200      0.12     121,600      1.368        423         674         80.0
Idaho .........................       6         1,083,630      0.54     180,605      5.192        394         681         75.8
Illinois ......................      10         2,052,475      1.02     205,247      4.937        358         673         81.5

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
State                            Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Indiana .......................       2           388,350      0.19     194,175      6.746        352         706         72.6
Kansas ........................       2           372,561      0.18     186,281      7.137        356         669         79.5
Kentucky ......................       1           139,982      0.07     139,982      7.125        357         641         80.0
Massachusetts .................      11         3,096,035      1.53     281,458      4.824        358         684         77.2
Maryland ......................      11         2,424,913      1.20     220,447      6.607        356         666         77.1
Michigan ......................       6           989,590      0.49     164,932      7.397        355         664         90.9
Minnesota .....................      11         2,099,793      1.04     190,890      5.777        357         683         76.8
Missouri ......................       2           440,172      0.22     220,086      5.616        359         641         76.8
Montana .......................       1           180,627      0.09     180,627      6.500        356         679         69.5
North Dakota ..................       1            94,985      0.05     94,985       7.625        355         633         94.0
New Hampshire .................       3           679,296      0.34     226,432      4.472        416         681         74.6
New Jersey ....................      11         2,544,325      1.26     231,302      4.282        358         651         79.9
New Mexico ....................       1           321,085      0.16     321,085      1.000        360         650         53.9
Nevada ........................      36         8,766,771      4.34     243,521      6.709        355         694         77.4
New York ......................      11         3,328,643      1.65     302,604      4.326        371         668         75.6
Ohio ..........................       2           440,221      0.22     220,110      7.104        355         665         95.0
Oklahoma ......................       1            63,645      0.03     63,645       7.250        357         650         74.9
Oregon ........................       4           992,301      0.49     248,075      6.784        355         723         78.4
Pennsylvania ..................       8           960,661      0.48     120,083      6.872        356         693         81.5
Rhode Island ..................       2           543,157      0.27     271,578      6.989        356         705         85.2
South Carolina ................       3           743,908      0.37     247,969      5.002        358         737         80.0
Tennessee .....................       1           176,643      0.09     176,643      6.375        356         616         90.0
Texas .........................       9         1,929,105      0.96     214,345      4.855        374         678         80.3
Utah ..........................       7         1,635,819      0.81     233,688      4.400        358         667         76.8
Virginia ......................      10         2,201,980      1.09     220,198      6.567        357         686         76.3
Washington ....................      14         3,243,931      1.61     231,709      6.269        357         687         80.7
Wisconsin .....................       3           501,629      0.25     167,210      4.964        357         682         80.7
West Virginia .................       1           140,000      0.07     140,000      1.000        360         633         36.4
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) As of the cut-off date, no more than approximately 0.89% of the Mortgage Loans in Loan Group 1 was secured by mortgaged properties located in any one postal zip code area.

                       Original Loan-to-Value Ratios(1)(2)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of Original                 Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Loan-to-Value Ratios (%)         Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
 0.01 - 50.00 .................      31    $    6,531,587      3.23%    210,696      6.111        393         709         39.2
50.01 - 55.00 .................      14         3,061,308      1.52     218,665      3.952        384         692         52.6
55.01 - 60.00 .................      25         6,436,572      3.19     257,463      4.487        362         665         57.7
60.01 - 65.00 .................      39        10,708,085      5.30     274,566      5.025        379         674         62.9
65.01 - 70.00 .................      74        19,944,626      9.88     269,522      4.918        382         681         68.9
70.01 - 75.00 .................     138        37,303,452     18.47     270,315      5.547        367         663         74.2
75.01 - 80.00 .................     365       100,658,352     49.85     275,776      5.199        369         685         79.6
80.01 - 85.00 .................      19         5,174,170      2.56     272,325      6.272        358         670         83.7
85.01 - 90.00 .................      34         7,332,109      3.63     215,650      7.104        356         677         88.8
90.01 - 95.00 .................      20         4,764,378      2.36     238,219      7.064        356         674         94.7
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 1 was approximately 75.03%.
(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 1 that may exist at the time of origination.

                            Current Mortgage Rates(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of Current                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Mortgage Rates (%)               Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
0.501 - 1.000 .................      51    $   15,162,180      7.51%      297,298   1.000         360         671         70.5
1.001 - 1.500 .................      75        22,250,004     11.02       296,667   1.439         389         663         74.7
1.501 - 2.000 .................      55        16,534,640      8.19       300,630   1.896         398         658         75.5
2.001 - 2.500 .................      15         3,718,170      1.84       247,878   2.342         387         651         75.9
2.501 - 3.000 .................       3           562,500      0.28       187,500   2.939         360         737         86.1
3.001 - 3.500 .................       4         1,108,406      0.55       277,102   3.295         359         645         81.4
5.001 - 5.500 .................       1           154,762      0.08       154,762   5.375         358         816         88.6
5.501 - 6.000 .................       3           822,382      0.41       274,127   5.910         357         691         78.8
6.001 - 6.500 .................      76        19,996,714      9.90       263,115   6.394         357         694         74.0
6.501 - 7.000 .................     267        68,832,367     34.09       257,799   6.839         362         685         74.9
7.001 - 7.500 .................     186        46,889,467     23.22       252,094   7.213         371         683         75.2
7.501 - 8.000 .................      19         4,687,716      2.32       246,722   7.764         366         683         86.2
8.001 - 8.500 .................       3         1,020,075      0.51       340,025   8.125         357         674         87.4
8.501 - 9.000 .................       1           175,258      0.09       175,258   8.625         357         738         95.0
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 1 was approximately 5.355% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 1 net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 5.330% per annum.

                          Types of Mortgaged Properties

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Property Type                    Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Single Family Residence .......     477    $  125,844,639     62.33%      263,825   5.251         374         673         74.1
Planned Unit Development ......     118        31,027,748     15.37       262,947   5.783         365         690         77.5
Low-rise Condominium ..........     106        25,642,769     12.70       241,913   5.317         366         685         77.5
2-4 Family Residence ..........      52        17,953,303      8.89       345,256   5.458         360         695         73.9
High-rise Condominium .........       6         1,446,182      0.72       241,030   4.589         358         693         77.1
                                    ---    --------------    ------
  Total .......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

                            Purpose of Mortgage Loans

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Loan Purpose                     Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Refinance (cash-out) ..........     409    $  105,984,306     52.49%    259,130      5.720        369         677         71.9
Purchase ......................     224        60,721,416     30.07     271,078      5.211        370         691         79.3
Refinance (rate/term) .........     126        35,208,918     17.44     279,436      4.504        372         665         77.1
                                    ---    --------------    ------
  Total .......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

                               Occupancy Types(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Occupancy Type                   Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Primary Residence .............     579    $  160,407,321     79.44%    277,042      5.204        371         672         74.8
Investment Property ...........     138        31,143,659     15.42     225,679      6.424        361         708         74.6
Secondary Residence ...........      42        10,363,661      5.13     246,754      4.483        378         701         79.4
                                    ---    --------------    ------
  Total .......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         Remaining Terms to Maturity(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Remaining Term                    Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
to Maturity (Months)             Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
480 ...........................      38    $   11,361,881      5.63%    298,997      1.576        480         677         74.5
479 ...........................      23         6,007,086      2.98     261,178      6.874        479         701         66.9
478 ...........................      10         2,664,221      1.32     266,422      6.991        478         708         58.9
476 ...........................       2           787,435      0.39     393,717      7.202        476         740         69.6
475 ...........................       1           282,003      0.14     282,003      6.968        475         695         70.0
360 ...........................     153        44,276,660     21.93     289,390      1.513        360         659         74.2
359 ...........................     103        30,405,824     15.06     295,202      6.713        359         665         76.6
358 ...........................      47        13,269,381      6.57     282,327      6.196        358         692         75.0
357 ...........................      62        14,031,059      6.95     226,307      6.847        357         686         77.7
356 ...........................     106        26,853,592     13.30     253,336      6.835        356         681         74.0
355 ...........................     188        44,827,935     22.20     238,446      6.997        355         693         76.6
354 ...........................      15         3,678,531      1.82     245,235      7.000        354         697         78.9
353 ...........................       4         1,269,919      0.63     317,480      7.167        353         658         80.0
352 ...........................       1           348,114      0.17     348,114      7.125        352         712         80.0
351 ...........................       1           378,105      0.19     378,105      6.375        351         788         47.1
350 ...........................       1           262,985      0.13     262,985      6.625        350         732         69.1
349 ...........................       1           394,478      0.20     394,478      6.250        349         744         80.0
348 ...........................       2           538,002      0.27     269,001      6.483        348         725         80.0
345 ...........................       1           277,431      0.14     277,431      6.375        345         644         80.0
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 1 was approximately 370 months.

                          Original Terms to Maturity(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Original Term                     Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
to Maturity (Months)             Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
480 ...........................      74    $   21,102,625     10.45%    285,171      4.050        479         690         70.1
360 ...........................     685       180,812,016     89.55     263,959      5.507        357         678         75.6
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) As of the cut-off date, the weighted average original term to maturity of the Mortgage Loans in Loan Group 1 was approximately 373 months.

                             Documentation Programs

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Documentation Program            Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Reduced .......................     644    $  175,838,472     87.09%    273,041      5.189        372         678         74.4
Full/Alternative ..............     109        24,340,773     12.05     223,310      6.443        358         684         79.1
No Income/No Asset ............       5         1,399,660      0.69     279,932      6.813        390         728         77.0
No Ratio ......................       1           335,736      0.17     335,736      7.219        356         715         80.0
                                    ---    --------------    ------
  Total .......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

                              FICO Credit Scores(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of                          Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
FICO Credit Scores               Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
561 - 580 .....................       1    $      308,465      0.15%    308,465      7.000        356         566         80.0
581 - 600 .....................       1           251,599      0.12     251,599      7.000        355         589         80.0
601 - 620 .....................       4         1,179,810      0.58     294,952      5.148        398         618         76.9
621 - 640 .....................     128        36,080,813     17.87     281,881      4.766        367         631         74.2
641 - 660 .....................     166        44,697,319     22.14     269,261      4.875        367         650         75.4
661 - 680 .....................     146        39,673,724     19.65     271,738      5.048        372         670         74.2
681 - 700 .....................     109        28,734,049     14.23     263,615      5.726        368         691         77.0
701 - 720 .....................      56        15,214,982      7.54     271,696      6.144        375         710         77.1
721 - 740 .....................      55        12,810,759      6.34     232,923      6.249        375         729         76.9
741 - 760 .....................      39         9,023,862      4.47     231,381      6.147        364         751         73.8
761 - 780 .....................      31         8,104,395      4.01     261,432      6.643        378         769         74.3
781 - 800 .....................      15         3,990,854      1.98     266,057      5.331        374         788         64.4
801 - 820 .....................       8         1,844,009      0.91     230,501      6.744        392         809         70.1
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 1 was approximately 679.

                    Prepayment Charge Periods at Origination

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Prepayment Charge                 Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Period (Months)                  Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
0 .............................     137    $   37,548,793     18.60%    274,079      3.621        380         676         74.8
6 .............................       1           620,500      0.31     620,500      6.375        355         623         80.0
12 ............................     103        26,765,216     13.26     259,856      6.676        357         687         77.3
24 ............................       8         2,124,788      1.05     265,599      6.530        356         714         71.6
36 ............................     509       134,592,715     66.66     264,426      5.549        370         678         74.7
60 ............................       1           262,629      0.13     262,629      7.000        355         657         85.0
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

                        Months to Next Adjustment Date(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Months to Next Adjustment         Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Date                             Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
1 .............................     741    $  197,109,534     97.62%     266,005     5.433        370         680         75.1
2 .............................       7         1,864,037      0.92      266,291     2.220        372         657         72.1
3 .............................      11         2,941,070      1.46      267,370     2.102        393         653         69.7
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) As of the cut-off date, the weighted average months to the next Adjustment Date of the Mortgage Loans in Loan Group 1 was approximately 1 month.

                                Gross Margins(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Range of Gross Margins (%)       Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
1.001 - 2.000 .................       1    $      154,762      0.08%    154,762      5.375        358         816         88.6
2.001 - 3.000 .................     156        42,304,825     20.95     271,185      5.751        362         692         73.3
3.001 - 4.000 .................     576       152,550,050     75.55     264,844      5.159        373         675         75.0
4.001 - 5.000 .................      26         6,905,004      3.42     265,577      7.259        356         681         85.5
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 1 was approximately 3.316% per annum.

                            Maximum Mortgage Rates(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of Maximum                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Mortgage Rates (%)               Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------

 9.001 - 10.000 ...............     748    $  198,565,307     98.34%    265,462      5.333        370         679         75.0
10.001 - 11.000 ...............       4         1,211,455      0.60     302,864      6.485        396         686         79.7
11.001 - 12.000 ...............       6         1,843,440      0.91     307,240      6.651        401         692         77.9
13.001 - 14.000 ...............       1           294,439      0.15     294,439      7.125        356         699         80.0
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) As of the cut-off date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Loan Group 1 was approximately 9.975% per annum.


                        Initial Interest Adjustment Dates

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Initial Interest                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Adjustment Date                  Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
March 1, 2006 .................     741    $  197,109,534     97.62%    266,005      5.433        370         680         75.1
April 1, 2006 .................       7         1,864,037      0.92     266,291      2.220        372         657         72.1
May 1, 2006 ...................      11         2,941,070      1.46     267,370      2.102        393         653         69.7
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======


                          Fixed Mortgage Rate Period(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Fixed Mortgage Rate               Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Period (months)                  Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
1 .............................     696    $  185,015,339     91.63%    265,827      5.386        370         677         75.2
3 .............................      63        16,899,301      8.37     268,243      5.014        370         702         73.6
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) During this period of time after origination, the Mortgage Rates on the applicable Mortgage Loans in Loan Group 1 are fixed and are lower than the sum of the related Mortgage Index and the related Gross Margin.

                            Minimum Mortgage Rates(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of Minimum                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Mortgage Rates (%)               Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
1.001 - 2.000 .................       1    $      154,762      0.08%    154,762       5.375       358         816         88.6
2.001 - 3.000 .................     156        42,304,825     20.95     271,185       5.751       362         692         73.3
3.001 - 4.000 .................     576       152,550,050     75.55     264,844       5.159       373         675         75.0
4.001 - 5.000 .................      26         6,905,004      3.42     265,577       7.259       356         681         85.5
                                    ---    --------------    ------
   Total ......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) As of the cut-off date, the weighted average Minimum Mortgage Rate of the Mortgage Loans in Loan Group 1 was approximately 3.316% per annum.

                        Maximum Negative Amortization(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Maximum Negative                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Amortization (%)                 Group 1     Outstanding     Group 1      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
110 ...........................      10    $    3,720,865      1.84%    372,086      6.577        402         687         73.9
115 ...........................     749       198,193,776     98.16     264,611      5.332        369         679         75.1
                                    ---    --------------    ------
  Total .......................     759    $  201,914,640    100.00%
                                    ===    ==============    ======

----------
(1) Reflects maximum allowable percentage of original unpaid principal balance.

                                  LOAN GROUP 2

                                  Loan Program

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Loan Program                     Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Eleventh District COFI ........       7    $    1,777,515      0.21%    253,931      6.861        353         705         79.7
One-Month LIBOR ...............       1           700,884      0.08     700,884      7.875        355         728         58.7
One-Year MTA ..................   2,135       863,766,314     99.71     404,574      4.725        379         699         74.5
                                  -----    --------------    ------
                                  2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

                          Current Principal Balances(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
Range of                         Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Current Mortgage                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Loan Principal Balances ($)      Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
        0.01 -  50,000.00 .....       8    $      303,654      0.04%      37,957     6.751        358         680         71.0
   50,000.01 - 100,000.00 .....      53         4,291,019      0.50       80,963     5.120        373         674         75.9
  100,000.01 - 150,000.00 .....     148        19,132,087      2.21      129,271     5.567        369         697         73.9
  150,000.01 - 200,000.00 .....     244        43,100,152      4.98      176,640     5.148        369         688         73.9
  200,000.01 - 250,000.00 .....     219        49,439,508      5.71      225,751     5.445        372         694         76.4
  250,000.01 - 300,000.00 .....     221        60,806,747      7.02      275,144     5.554        372         694         76.9
  300,000.01 - 350,000.00 .....     208        67,652,655      7.81      325,253     5.244        374         697         75.6
  350,000.01 - 400,000.00 .....     158        59,531,739      6.87      376,783     5.468        380         697         76.6
  400,000.01 - 450,000.00 .....     178        76,570,656      8.84      430,172     4.358        382         701         74.8
  450,000.01 - 500,000.00 .....     164        77,735,921      8.97      474,000     4.102        377         699         75.4
  500,000.01 - 550,000.00 .....     100        52,490,879      6.06      524,909     4.518        386         702         76.9
  550,000.01 - 600,000.00 .....      85        48,732,561      5.63      573,324     5.073        381         696         75.8
  600,000.01 - 650,000.00 .....     111        70,315,896      8.12      633,477     4.340        381         699         75.2
  650,000.01 - 700,000.00 .....      45        30,413,945      3.51      675,865     5.078        395         703         74.8
  700,000.01 - 750,000.00 .....      31        22,411,329      2.59      722,946     5.151        385         711         73.3
  750,000.01 - 1,000,000.00 ...     106        95,240,576     10.99      898,496     3.894        391         705         72.1
1,000,000.01 - 1,500,000.00 ...      47        57,471,660      6.63    1,222,801     3.917        375         706         69.1
1,500,000.01 - 2,000,000.00 ...      17        30,603,728      3.53    1,800,219     4.953        367         701         69.5
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 2 was approximately $404,221.

                           Original Principal Balances

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of Original                 Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Principal Balances ($)           Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
        0.01 - 50,000.00 ......       8    $      303,654      0.04%      37,957     6.751        358         680         71.0
   50,000.01 - 100,000.00 .....      56         4,591,763      0.53       81,996     5.243        375         676         74.5
  100,000.01 - 150,000.00 .....     146        18,982,451      2.19      130,017     5.556        368         697         74.2
  150,000.01 - 200,000.00 .....     252        44,754,425      5.17      177,597     5.212        368         689         73.6
  200,000.01 - 250,000.00 .....     210        47,661,954      5.50      226,962     5.392        373         694         76.7
  250,000.01 - 300,000.00 .....     225        62,066,835      7.17      275,853     5.588        372         695         76.6
  300,000.01 - 350,000.00 .....     206        67,195,966      7.76      326,194     5.220        374         696         75.9
  350,000.01 - 400,000.00 .....     162        61,289,038      7.08      378,327     5.518        379         698         76.5
  400,000.01 - 450,000.00 .....     173        74,660,053      8.62      431,561     4.292        382         700         74.9
  450,000.01 - 500,000.00 .....     163        77,061,099      8.90      472,767     4.075        377         699         75.5
  500,000.01 - 550,000.00 .....     100        52,487,779      6.06      524,878     4.519        387         703         76.7
  550,000.01 - 600,000.00 .....      88        50,543,894      5.83      574,362     5.138        381         698         75.9
  600,000.01 - 650,000.00 .....     114        72,415,926      8.36      635,227     4.410        382         697         75.1
  650,000.01 - 700,000.00 .....      41        27,905,944      3.22      680,633     4.923        396         705         74.7
  700,000.01 - 750,000.00 .....      29        21,007,967      2.43      724,413     5.040        383         713         73.3
  750,000.01 - 1,000,000.00 ...     111       100,273,296     11.58      903,363     4.031        392         705         72.0
1,000,000.01 - 1,500,000.00 ...      44        55,441,806      6.40    1,260,041     3.836        371         703         68.6
1,500,000.01 - 2,000,000.00 ...      15        27,600,863      3.19    1,840,058     4.737        368         705         70.4
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

                  State Distribution of Mortgaged Properties(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
State                            Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Alaska ........................       1    $      145,599      0.02%    145,599      4.250        359         696         90.0
Alabama .......................       2           257,495      0.03     128,747      7.684        354         649         90.0
Arizona .......................     111        34,772,199      4.01     313,263      5.276        368         706         75.2
California ....................   1,026       502,719,787     58.03     489,980      4.694        386         701         73.6
Colorado ......................      30         9,349,603      1.08     311,653      5.722        372         689         80.6
Connecticut ...................      12         6,023,357      0.70     501,946      4.311        359         685         69.8
District of Columbia ..........       5         1,728,632      0.20     345,726      5.515        359         655         76.9
Delaware ......................       3         2,252,804      0.26     750,935      6.137        359         724         58.2
Florida .......................     316        96,800,217     11.17     306,330      4.686        374         701         75.8

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
State                            Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Georgia .......................       7         2,277,730      0.26     325,390      5.731        359         679         71.2
Hawaii ........................      22        11,059,727      1.28     502,715      3.508        380         704         69.2
Idaho .........................      11         2,941,939      0.34     267,449      5.807        394         708         77.1
Illinois ......................      36        15,433,012      1.78     428,695      3.697        364         710         73.3
Indiana .......................      15         2,094,952      0.24     139,663      6.114        354         702         80.4
Kentucky ......................       3           235,656      0.03      78,552      3.916        358         656         79.0
Louisiana .....................       1            56,898      0.01      56,898      6.625        355         665         90.0
Massachusetts .................      17         4,990,710      0.58     293,571      4.707        361         722         71.2
Maryland ......................      36        13,125,254      1.52     364,590      4.401        373         692         73.0
Michigan ......................      33         9,420,328      1.09     285,464      5.649        362         693         79.2
Minnesota .....................      14         4,276,836      0.49     305,488      5.198        371         686         78.3
Missouri ......................       3         1,087,800      0.13     362,600      5.006        359         758         77.8
Montana .......................       1           195,865      0.02     195,865      7.625        354         632         90.0
North Carolina ................       4         1,069,194      0.12     267,299      6.726        356         692         86.2
New Hampshire .................       4         1,353,598      0.16     338,400      2.321        360         642         78.6
New Jersey ....................      41        15,907,862      1.84     387,997      3.974        359         701         76.7
New Mexico ....................       3           399,551      0.05     133,184      6.550        357         679         80.0
Nevada ........................     121        37,595,903      4.34     310,710      4.653        378         689         76.9
New York ......................      28        13,002,198      1.50     464,364      4.717        363         697         73.3
Ohio ..........................      17         2,775,314      0.32     163,254      3.760        361         693         78.4
Oklahoma ......................       2           264,540      0.03     132,270      7.167        359         629         86.6
Oregon ........................      18         5,363,775      0.62     297,987      4.399        370         688         78.1
Pennsylvania ..................      24         4,856,191      0.56     202,341      4.369        358         675         78.5
Rhode Island ..................       2           495,906      0.06     247,953      7.250        359         661         74.6
South Carolina ................       6         2,493,088      0.29     415,515      4.540        359         694         74.1
Tennessee .....................       7         1,470,663      0.17     210,095      6.057        375         678         79.0
Texas .........................      18         4,109,799      0.47     228,322      6.492        408         681         77.0
Utah ..........................      16         5,489,926      0.63     343,120      2.305        360         685         78.4
Virginia ......................      65        29,174,312      3.37     448,836      5.588        365         697         78.4
Washington ....................      49        16,440,005      1.90     335,510      5.164        369         701         76.1
Wisconsin .....................      12         2,644,631      0.31     220,386      4.396        365         677         76.4
West Virginia .................       1            91,855      0.01      91,855      7.000        359         675         84.4
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, no more than approximately 0.59% of the Mortgage Loans in Loan Group 2 was secured by mortgaged properties located in any one postal zip code area.

                       Original Loan-to-Value Ratios(1)(2)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of Original                 Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Loan-to-Value Ratios (%)         Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
 0.01 - 50.00 .................      71    $   22,601,726      2.61%    318,334       4.258       396         700         38.7
50.01 - 55.00 .................      40        18,311,731      2.11     457,793       3.912       372         715         53.1
55.01 - 60.00 .................      68        29,690,608      3.43     436,627       4.642       382         705         57.8
60.01 - 65.00 .................      87        36,383,667      4.20     418,203       4.251       393         688         63.4
65.01 - 70.00 .................     270       122,783,464     14.17     454,754       4.130       385         702         68.9
70.01 - 75.00 .................     342       174,986,748     20.20     511,657       4.686       388         698         74.3
75.01 - 80.00 .................   1,057       406,763,107     46.96     384,828       4.806       375         699         79.5
80.01 - 85.00 .................      29         7,881,681      0.91     271,782       6.525       358         679         84.0
85.01 - 90.00 .................     129        33,930,412      3.92     263,026       6.576       357         689         89.3
90.01 - 95.00 .................      50        12,911,570      1.49     258,231       6.353       357         713         94.9
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 2 was approximately 74.54%.
(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 2 that may exist at the time of origination.

                            Current Mortgage Rates(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of Current                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Mortgage Rates (%)               Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
0.501 - 1.000 .................     206    $  101,981,118     11.77%     495,054      1.000        361         704         71.3
1.001 - 1.500 .................     331       149,495,338     17.26      451,648      1.442        388         698         73.4
1.501 - 2.000 .................     139        63,909,637      7.38      459,782      1.826        406         699         73.6
2.001 - 2.500 .................      52        17,559,862      2.03      337,690      2.410        367         692         78.4
2.501 - 3.000 .................      33         9,038,295      1.04      273,888      2.931        378         686         79.4
3.001 - 3.500 .................       9         2,279,903      0.26      253,323      3.318        370         687         83.3
3.501 - 4.000 .................       7         1,451,880      0.17      207,411      3.735        396         670         80.2
4.001 - 4.500 .................       4         1,394,756      0.16      348,689      4.306        360         667         90.8
4.501 - 5.000 .................       2         1,097,496      0.13      548,748      4.671        359         670         75.8
5.001 - 5.500 .................       3         1,893,106      0.22      631,035      5.436        355         679         76.7
5.501 - 6.000 .................      24        13,163,534      1.52      548,481      5.878        362         714         69.2
6.001 - 6.500 .................     185        80,361,198      9.28      434,385      6.370        377         713         74.2
6.501 - 7.000 .................     618       238,926,614     27.58      386,613      6.851        369         701         74.9
7.001 - 7.500 .................     468       164,646,563     19.01      351,809      7.201        394         692         76.0
7.501 - 8.000 .................      49        15,313,229      1.77      312,515      7.764        369         688         81.8
8.001 - 8.500 .................      10         2,895,519      0.33      289,552      8.227        357         685         90.3
8.501 - 9.000 .................       3           836,665      0.10      278,888      8.625        359         653         89.8
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 2 was approximately 4.732% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 2 net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 4.719% per annum.

                          Types of Mortgaged Properties

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Property Type                    Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Single Family Residence .......    1,273   $  525,218,664     60.63%    412,583       4.734        380         696         74.1
Planned Unit Development ......     478       208,805,203     24.10     436,831       4.756        380         701         75.2
2-4 Family Residence ..........     150        58,990,879      6.81     393,273       4.744        377         705         74.3
Low-rise Condominium ..........     197        53,666,422      6.20     272,418       4.828        375         710         76.1
High-rise Condominium .........      44        19,006,582      2.19     431,968       4.052        360         705         76.4
Cooperative ...................       1           556,963      0.06     556,963       6.375        355         803         80.0
                                  -----    --------------    ------
  Total .......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

                            Purpose of Mortgage Loans

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Loan Purpose                     Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Refinance (cash-out) ..........    1,106   $  433,132,026     50.00%    391,620       4.859        381         695         72.2
Purchase ......................     691       288,729,134     33.33     417,842       4.683        376         708         77.9
Refinance (rate/term) .........     346       144,383,554     16.67     417,294       4.450        379         695         75.0
                                  -----    --------------    ------
  Total .......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

                               Occupancy Types(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Occupancy Type                   Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Primary Residence .............    1,659   $  717,058,161     82.78%    432,223       4.695        381         697         74.7
Investment Property ...........     363       102,105,871     11.79     281,283       4.899        373         706         72.9
Secondary Residence ...........     121        47,080,681      5.44     389,097       4.932        373         713         75.2
                                   -----   --------------    ------
  Total .......................    2,143   $  866,244,713    100.00%
                                   =====   ==============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         Remaining Terms to Maturity(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Remaining Term                    Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
to Maturity (Months)             Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
480 ...........................     138    $   61,792,763      7.13%    447,774       1.513        480         705         72.4
479 ...........................     139        61,746,174      7.13     444,217       6.910        479         708         70.9
478 ...........................      25        11,901,433      1.37     476,057       7.095        478         706         70.8
477 ...........................       5         3,126,013      0.36     625,203       7.111        477         723         73.0
476 ...........................      16         8,865,329      1.02     554,083       6.745        476         723         74.6
475 ...........................       6         2,970,331      0.34     495,055       6.669        475         729         78.0
360 ...........................     578       261,810,457     30.22     452,959       1.484        360         698         73.9
359 ...........................     447       184,090,328     21.25     411,835       6.520        359         697         74.4
358 ...........................     154        66,743,327      7.70     433,398       6.045        358         690         75.3
357 ...........................     172        50,737,990      5.86     294,988       6.916        357         690         76.4
356 ...........................     141        44,138,418      5.10     313,038       6.811        356         698         75.6
355 ...........................     240        82,208,056      9.49     342,534       6.959        355         702         78.0
354 ...........................      40        12,707,290      1.47     317,682       6.887        354         703         80.9
353 ...........................      17         5,736,967      0.66     337,469       6.833        353         715         77.0
352 ...........................      11         3,195,914      0.37     290,538       6.744        352         708         78.5
351 ...........................       6         2,837,156      0.33     472,859       6.198        351         719         80.0
350 ...........................       7         1,289,764      0.15     184,252       6.509        350         699         79.3
349 ...........................       1           347,004      0.04     347,004       7.250        349         664         80.0
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 2 was approximately 379 months.

                          Original Terms to Maturity(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Original Term                     Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
to Maturity (Months)             Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
480 ...........................     329    $  150,402,042     17.36%    457,149      4.697        479         708         71.9
360 ...........................   1,814       715,842,671     82.64     394,621      4.739        358         697         75.1
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average original term to maturity of the Mortgage Loans in Loan Group 2 was approximately 381 months.

                             Documentation Programs

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Documentation Program            Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
Reduced .......................    1,723   $  720,213,233     83.14%    418,000      4.554        380         700         74.1
Full/Alternative ..............     388       128,769,784     14.87     331,881      5.452        370         694         76.4
No Income/No Asset ............      13         6,617,801      0.76     509,062      6.940        404         714         77.7
No Ratio ......................      10         5,360,492      0.62     536,049      6.907        382         688         78.0
Stated Income/Stated Asset ....       9         5,283,402      0.61     587,045      6.524        431         710         75.8
                                  -----    --------------    ------
  Total .......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

                              FICO Credit Scores(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of                          Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
FICO Credit Scores               Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
601 - 620 .....................      30    $   11,437,864      1.32%    381,262      4.623        379         614         75.0
621 - 640 .....................     179        60,999,519      7.04     340,779      4.647        369         632         74.1
641 - 660 .....................     268        94,509,413     10.91     352,647      4.669        372         651         73.6
661 - 680 .....................     404       161,117,204     18.60     398,805      4.953        381         670         74.7
681 - 700 .....................     371       159,347,133     18.40     429,507      4.831        377         690         75.3
701 - 720 .....................     258       113,897,792     13.15     441,464      4.585        379         710         75.2
721 - 740 .....................     201        81,276,110      9.38     404,359      4.733        384         730         75.1
741 - 760 .....................     180        74,502,507      8.60     413,903      4.654        385         750         75.0
761 - 780 .....................     140        67,187,543      7.76     479,911      4.624        382         769         72.8
781 - 800 .....................      70        29,321,314      3.38     418,876      4.460        392         790         73.1
801 - 820 .....................      24         8,131,008      0.94     338,792      4.770        389         806         70.4
Unknown .......................      18         4,517,306      0.52     250,961      4.363        363         N/A         75.9
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 2 was approximately 699.

                    Prepayment Charge Periods at Origination


                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Prepayment Charge                 Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Period (Months)                  Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
0 .............................     305    $  157,486,182     18.18%    516,348      3.091        379         717         73.8
6 .............................       2           944,788      0.11     472,394      6.032        355         670         80.0
12 ............................     251       117,720,697     13.59     469,007      6.508        359         701         75.2
21 ............................       1           973,128      0.11     973,128      6.569        356         698         75.0
24 ............................      12         7,249,970      0.84     604,164      6.576        355         692         77.9
36 ............................   1,571       581,759,637     67.16     370,312      4.788        384         694         74.6
60 ............................       1           110,312      0.01     110,312      7.125        355         782         42.2
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

                        Months to Next Adjustment Date(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Months to Next Adjustment         Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Date                             Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
1 .............................   2,061    $  832,954,690     96.16%    404,151      4.841        380         698         74.6
2 .............................      39        13,090,427      1.51     335,652      1.969        367         697         71.1
3 .............................      43        20,199,596      2.33     469,758      2.018        360         736         74.1
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average months to the next Adjustment Date of the Mortgage Loans in Loan Group 2 was approximately 1 month.

                                Gross Margins(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
                                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Range of Gross Margins (%)       Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
1.001 - 2.000 .................       9    $    5,486,692      0.63%    609,632      3.403        358         694         78.9
2.001 - 3.000 .................     404       180,284,117     20.81     446,248      4.892        376         712         72.7
3.001 - 4.000 .................   1,663       660,081,193     76.20     396,922      4.639        381         696         74.7
4.001 - 5.000 .................      66        20,247,111      2.34     306,774      6.688        366         686         84.0
5.001 - 6.000 .................       1           145,599      0.02     145,599      4.250        359         696         90.0
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 2 was approximately 3.276% per annum.

                            Maximum Mortgage Rates(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of Maximum                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Mortgage Rates (%)               Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
9.001 - 10.000 ................   2,112    $  851,479,917     98.30%    403,163      4.701        378         699         74.5
10.001 - 11.000 ...............       8         4,318,952      0.50     539,869      6.459        456         744         72.6
11.001 - 12.000 ...............      22         9,943,798      1.15     451,991      6.490        435         703         78.9
17.001 - 18.000 ...............       1           502,045      0.06     502,045      6.875        356         705         80.0
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Loan Group 2 was approximately 9.976% per annum.

                        Initial Interest Adjustment Dates

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Initial Interest                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Adjustment Date                  Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------

March 1, 2006 .................   2,061    $  832,954,690     96.16%    404,151      4.841        380         698         74.6
April 1, 2006 .................      39        13,090,427      1.51     335,652      1.969        367         697         71.1
May 1, 2006 ...................      43        20,199,596      2.33     469,758      2.018        360         736         74.1
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

                          Fixed Mortgage Rate Period(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Fixed Mortgage Rate               Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Period (months)                  Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
1 .............................   1,947    $  792,717,619     91.51%    407,148      4.811        380         698         74.6
3 .............................     196        73,527,094      8.49     375,138      3.885        367         710         73.9
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) During this period of time after origination, the Mortgage Rates on the applicable Mortgage Loans in Loan Group 2 are fixed and are lower than the sum of the related Mortgage Index and the related Gross Margin.

                            Minimum Mortgage Rates(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Range of Minimum                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Mortgage Rates (%)               Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------

1.001 - 2.000 .................       9    $    5,486,692      0.63%    609,632      3.403        358         694         78.9
2.001 - 3.000 .................     404       180,284,117     20.81     446,248      4.892        376         712         72.7
3.001 - 4.000 .................   1,663       660,081,193     76.20     396,922      4.639        381         696         74.7
4.001 - 5.000 .................      66        20,247,111      2.34     306,774      6.688        366         686         84.0
5.001 - 6.000 .................       1           145,599      0.02     145,599      4.250        359         696         90.0
                                  -----    --------------    ------
   Total ......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) As of the cut-off date, the weighted average Minimum Mortgage Rate of the Mortgage Loans in Loan Group 2 was approximately 3.276% per annum.

                        Maximum Negative Amortization(1)

                                                                                               Weighted
                                Number of                     % of      Average    Weighted     Average    Weighted     Weighted
                                 Mortgage     Aggregate     Mortgage   Principal    Average    Remaining    Average     Average
                                 Loans in     Principal     Loans in    Balance     Current      Term        FICO       Original
Maximum Negative                  Loan         Balance        Loan    Outstanding  Mortgage   to Maturity    Credit   Loan-to-Value
Amortization (%)                 Group 2     Outstanding     Group 2      ($)       Rate (%)    (Months)     Score      Ratio (%)
------------------------------- ---------  --------------   --------  -----------  ---------  -----------  --------   ------------
110 ...........................      48    $   24,401,842      2.82%     508,372     6.201        414         704         75.5
115 ...........................   2,095       841,842,871     97.18      401,834     4.689        378         699         74.5
                                  -----    --------------    ------
  Total .......................   2,143    $  866,244,713    100.00%
                                  =====    ==============    ======

----------
(1) Reflects maximum allowable percentage of original unpaid principal balance.

Assignment of the Mortgage Loans

      Pursuant to the pooling and servicing agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in Alternative Loan Trust 2006-OA1, including all principal and interest received on or with respect to the Mortgage Loans, but not any principal and interest due on or before the cut-off date.

      In connection with the transfer and assignment of a Mortgage Loan, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, the mortgage file, which contains among other things,

            o the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

            o the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon or a copy of such instrument,

            o an assignment in recordable form of the mortgage or a copy of such assignment,

            o the original or a copy of the title policy with respect to the related mortgaged property, and

            o if applicable, all recorded intervening assignments of the mortgage or copies thereof and any riders or modifications to the mortgage note and mortgage or copies thereof (except for any documents not returned from the public recording office, which will be delivered to the trustee as soon as the same is available to the depositor).

      With respect to up to 50% of the Mortgage Loans in each loan group, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than thirty days after the closing date. Assignments of the Mortgage Loans to the trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where in the opinion of counsel recording is not required to protect the trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or any seller or a transferor, as the case may be.

      The trustee will hold the mortgage loan documents in trust for the benefit of the holders of the certificates in accordance with its customary procedures, including storing the documents in fire-resistant facilities. The trustee will review each mortgage file relating to the Mortgage Loans delivered to it on the closing date within 90 days of the closing date (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), and if any document in a mortgage file is found to be missing or defective in a material respect and Countrywide Home Loans does not cure the defect within 90 days of notice of the defect from the trustee (or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), Countrywide Home Loans will be obligated to repurchase the related Mortgage Loan from the issuing entity at the purchase price described in the prospectus under "Mortgage Loan Program -- Representations by Sellers; Repurchases." Rather than repurchase the Mortgage Loan as provided above, Countrywide Home Loans may remove the Mortgage Loan (referred to as a "deleted mortgage loan") from the issuing entity and substitute in its place another mortgage loan (referred to as a "replacement mortgage loan"); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that such a substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

            o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by Countrywide Home Loans in the Certificate Account and held for distribution to the certificateholders on the related Distribution Date (referred to as a "Substitution Adjustment Amount")),

            o have a Maximum Mortgage Rate not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the deleted mortgage loan,

            o have a Minimum Mortgage Rate specified in its related mortgage note not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the deleted mortgage loan,

            o have the same Mortgage Index, reset period, payment cap and recast provisions as the deleted mortgage loan and a Gross Margin not more than 1% per annum higher or lower than that of the deleted mortgage loan,

            o have a Mortgage Rate not lower than, and not more than 1% per annum higher than that of the deleted mortgage loan,

            o have a Loan-to-Value Ratio not higher than that of the deleted mortgage loan,

            o have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, and

            o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee or copies thereof and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage or copies thereof, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the Mortgage Loans in the issuing entity that are not already held through the MERS(R) System may, at the discretion of the master servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS(R) System. For each of these Mortgage Loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the Mortgage Loan.

Underwriting Process

General

      The Mortgage Loans that will be transferred to the issuing entity other than those originated or acquired by Countrywide Home Loans have been originated or acquired in accordance with the procedures set forth in the prospectus under "Mortgage Loan Program - Underwriting Process."

Countrywide Home Loans, Inc.

      Approximately 81.56% and 88.54% of the Mortgage Loans in loan groups 1 and 2, respectively, in each case, by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off day, were originated or acquired by Countrywide Home Loans in accordance with its credit, appraisal and underwriting standards. Countrywide Home Loans has been originating mortgage loans since 1969. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations. Except as otherwise provided in this prospectus supplement, the underwriting procedures are consistent with those identified under "Mortgage Loan Program -- Underwriting Process" in the prospectus.

      As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

      In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its Mortgage Loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans' processing program (the "Preferred Processing Program"). None of the Mortgage Loans have been underwritten pursuant to Countrywide Home Loans' Preferred Processing Program. Countrywide Home Loans may waive some documentation requirements for Mortgage Loans originated under the Preferred Processing Program.

      Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

      Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the

Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans permits its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans' underwriting standards that are then in effect.

      Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

      The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

      A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "Alternative Documentation Program"), a Reduced Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus Documentation Program"), a No Income/No Asset Documentation Loan Program (the "No Income/No Asset Documentation Program"), a Stated Income/Stated Asset Documentation Loan Program (the "Stated Income/Stated Asset Documentation Program") and a Streamlined Documentation Loan Program (the "Streamlined Documentation Program").

      For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

      Except with respect to mortgage loans originated pursuant to its Streamlined Documentation Program and approximately 31.36% and 27.91% of the Mortgage Loans in loan groups 1 and 2, respectively, in each case, by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

      Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

      In addition to Countrywide Home Loans' standard underwriting guidelines (the "Standard Underwriting Guidelines"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "Expanded Underwriting Guidelines"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

      Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

      For cash-out refinance mortgage loans, Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

      Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

      Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

      In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

      The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

      Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

      The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

      The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

      As of the cut-off date, all of the Mortgage Loans have been underwritten pursuant to Countrywide Home Loans' Standard Underwriting Guidelines.

Expanded Underwriting Guidelines

      Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

      Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

      For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

      Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

      Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

      In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

      The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

      Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

      Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

      As of the cut-off date, none of the Mortgage Loans have been originated by Countrywide Home Loans under the No Income/No Asset Documentation Program.

      Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

      As of the cut-off date, approximately 0.02% of the Mortgage Loans in loan group 2, by aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the cut-off date, have been originated by Countrywide Home Loans under the Stated Income/Stated Asset Program.

      Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W-8). The borrower's income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

      None of the Mortgage Loans have been underwritten pursuant to Countrywide Home Loans' Expanded Underwriting Guidelines.

                           Servicing of Mortgage Loans

General

      The master servicer will master service all of the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement. The master servicer has agreed to service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders. The master servicer has also agreed to represent and protect the interest of the trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The master servicer is permitted to make a modification, waiver or amendment of a Mortgage Loan so long as the modification, waiver or amendment would comply with the general servicing standard described above, not cause any REMIC to fail to qualify as a REMIC, not result in the imposition of certain taxes and not extend the due date for a payment due on the related Mortgage Note for a period greater than 180 days. A modification, waiver or amendment may initially result in a reduction in the payments made under a Mortgage Loan, but it is expected that a modification, waiver or amendment will increase the payments made under the Mortgage Loan over the life of the Mortgage Loan.

      The master servicer may perform any of its obligations under the pooling and servicing agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the Mortgage Loans. It is expected that as of the closing date Countrywide Home Loans Servicing LP will directly service substantially all of the Mortgage Loans.

Countrywide Home Loans Servicing LP

      The principal executive offices of Countrywide Home Loans Servicing LP ("Countrywide Servicing") are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

      Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide

Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

      In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

      Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

      Countrywide Home Loans, Inc., a New York corporation ("Countrywide Home Loans"), is the sponsor for the transaction and also a seller. Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

      Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

      Except as otherwise indicated, reference in the remainder of this section to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005,
Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion and $1,111.090 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

      The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                                                                           Consolidated Mortgage Loan Production
                                                   ---------------------------------------------------------------------------------
                                                                  Ten Months                       Years Ended
                                                    Year Ended      Ended                          December 31,
                                                   February 28,  December 31,  -----------------------------------------------------
                                                       2001          2001         2002          2003          2004          2005
                                                   ------------  ------------  ----------    ----------    ----------    -----------
                                                                      (Dollars in millions, except average loan amount)
Conventional Conforming Loans
  Number of Loans ..............................      240,608       504,975       999,448     1,517,743       846,395       809,630
  Volume of Loans ..............................   $   34,434    $   76,432    $  150,110    $  235,868    $  138,845    $  167,675
     Percent of Total Dollar Volume ............         50.0%         61.7%         59.6%         54.2%         38.2%         34.1%
Conventional Non-conforming Loans
  Number of Loans ..............................       86,600       137,593       277,626       554,571       509,711       826,178
  Volume of Loans ..............................   $   11,394    $   22,209    $   61,627    $  136,664    $  140,580    $  225,217
     Percent of Total Dollar Volume ............         16.5%         17.9%         24.5%         31.4%         38.7%         45.9%
FHA/VA Loans
  Number of Loans ..............................      118,673       118,734       157,626       196,063       105,562        80,528
  Volume of Loans ..............................   $   13,075    $   14,109    $   19,093    $   24,402    $   13,247    $   10,712
     Percent of Total Dollar Volume ............         18.9%         11.4%          7.6%          5.6%          3.6%          2.2%
Prime Home Equity Loans
  Number of Loans ..............................      119,045       164,503       316,049       453,817       587,046       683,887
  Volume of Loans ..............................   $    4,660    $    5,639    $   11,650    $   18,103    $   30,893    $   42,706
     Percent of Total Dollar Volume ............          6.8%          4.5%          4.6%          4.2%          8.5%          8.7%
Nonprime Mortgage Loans
  Number of Loans ..............................       51,706        43,359        63,195       124,205       250,030       278,112
  Volume of Loans ..............................   $    5,360    $    5,580    $    9,421    $   19,827    $   39,441    $   44,637
     Percent of Total Dollar Volume ............          7.8%          4.5%          3.7%          4.6%         11.0%          9.1%
Total Loans
  Number of Loans ..............................      616,632       969,164     1,813,944     2,846,399     2,298,744     2,678,335
  Volume of Loans ..............................   $   68,923    $  123,969    $  251,901    $  434,864    $  363,006    $  490,947
  Average Loan Amount ..........................   $  112,000    $  128,000    $  139,000    $  153,000    $  158,000    $  183,000
  Non-Purchase Transactions(1) .................           33%           63%           66%           72%           51%           53%
  Adjustable-Rate Loans(1) .....................           14%           12%           14%           21%           52%           52%

      ----------
      (1)   Percentage of total loan production based on dollar volume.

Loan Servicing

      Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

            o     collecting, aggregating and remitting mortgage loan payments;

            o     accounting for principal and interest;

            o holding escrow (impound) funds for payment of taxes and insurance;

            o     making inspections as required of the mortgaged properties;

            o preparation of tax related information in connection with the mortgage loans;

            o     supervision of delinquent mortgage loans;

            o     loss mitigation efforts;

            o foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

            o generally administering the mortgage loans, for which it receives servicing fees.

      Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

      When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

      Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

      If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

      Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

Servicing Compensation and Payment of Expenses

      The "Expense Fee Rate" is the per annum rate at which the expense fees accrue on the principal balance of each Mortgage Loan. The expense fees with respect to the mortgage pool are payable out of the interest payments on each Mortgage Loan.

      The expense fees consist of:

            o the master servicing fee payable to the master servicer in respect of its servicing activities (the "Master Servicing Fee") with respect to each Mortgage Loan in the loan groups, equal to one-twelfth of the stated principal balance of that Mortgage Loan multiplied by the Master Servicing Fee Rate,

            o fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement, and

            o     lender paid mortgage insurance premiums, if any.

      The "Master Servicing Fee Rate" for each Mortgage Loan is 0.375% per annum.

      In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to a portion of the Master Servicing Fee. The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement. The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (other than prepayment charges) and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described under "Description of the Certificates --Fees and Expenses".

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

      When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by the master servicer will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans would result. Pursuant to the pooling and servicing agreement, the Master Servicing Fee for any month will be reduced by an amount sufficient to pass through to the certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related Distribution Date. However, the Master Servicing Fee on a Distribution Date will only be reduced by not more than one-half of the Master Servicing Fee for that Distribution Date for the Mortgage Loans (the "Compensating Interest").

      If shortfalls in interest as a result of prepayments on the Mortgage Loans in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to the certificateholders will be reduced by the amount of the excess. See "Description of the Certificates -- Interest" in this prospectus supplement.

Advances

      Subject to the following limitations, the master servicer will be required to advance before each Distribution Date, from its own funds or funds in the Certificate Account that do not constitute Available Funds for the Distribution Date, an amount equal to:

            o the aggregate of payments of principal and interest on the Mortgage Loans (net of the related Master Servicing Fee) that were due on the related Due Date and that were delinquent on the related Determination Date; and

            o an amount equivalent to interest (net of the Master Servicing Fee Rate) on each Mortgage Loan as to which the related mortgaged property has been acquired by the issuing entity through foreclosure or deed-in-lieu of foreclosure (net of any net income on the property).

      The "Determination Date" is the 15th day of each month or, if that day is not a business day, the preceding business day; provided that the Determination Date in each month will be at least two business days before the related Distribution Date.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that the advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the master servicer determines on any Determination Date to make an advance, the advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice of the event of default. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor master servicer will be obligated to make any advance, in accordance with the terms of the pooling and servicing agreement.

      An Advance will be reimbursed from the payments on the Mortgage Loan with respect to which the Advance was made. However, if an Advance is determined to be nonrecoverable and the master servicer delivers an officer's certificate to the trustee indicating that the Advance is nonrecoverable, the master servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable Advance. Reimbursement for Advances and nonrecoverable Advances will be made prior to distributions on the certificates.

Certain Modifications and Refinancings

      Countrywide Home Loans will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the Mortgage Loan from the issuing entity immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. Countrywide Home Loans will remit the purchase price to the master servicer for deposit into the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                               The Issuing Entity

      In connection with the issuance of the certificates, the depositor has formed Alternative Loan Trust 2006-OA1, a common law trust created under the laws of the State of New York, pursuant to the pooling and servicing agreement. Alternative Loan Trust 2006-OA1 is referred to in this prospectus supplement as the "issuing entity" and is referred to in the prospectus as the "trust" or "trust fund". The trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is December 31.

      The issuing entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Since the issuing entity is created pursuant to the pooling and servicing agreement, the issuing entity and its permissible activities can only be amended or modified by amending the pooling and servicing agreement.

      Since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust."

                                Static Pool Data

      Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200602. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

            o prior securitized pools of Countrywide Home Loans that do not include the Mortgage Loans and that were established before January 1, 2006; or

            o in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

      We cannot assure you that the prepayment, loss or delinquency experience of the Mortgage Loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity's Mortgage Loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity's Mortgage Loans will perform in the same way that any of those pools has performed.

                         Description of the Certificates

General

      The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

      The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 2006-OA1 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-X, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-X, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1, Class B-2, Class B-3 and Class P-1 Certificates. Only the classes of certificates listed on the cover page are offered by this prospectus supplement (the "offered certificates". The Class B-1, Class B-2 and Class B-3 Certificates are not offered by this prospectus supplement. Any information presented in this prospectus supplement with respect to the Class B-1, Class B-2 and Class B-3 Certificates is provided only to permit a better understanding of the offered certificates.

When describing the certificates in this prospectus supplement, we use the following terms:

       Designation                                       Classes of Certificates
-------------------------           -----------------------------------------------------------------
   Senior Certificates              Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-X, Class 2-A-1,
                                    Class 2-A-2, Class 2-A-3, Class 2-X and Class A-R Certificates

Subordinated Certificates                            Class M and Class B Certificates

    LIBOR Certificates              Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1, Class 2-A-2,
                                            Class 2-A-3, Class M and Class B Certificates

   Class X Certificates                             Class 1-X and Class 2-X Certificates

   Class M Certificates             Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
                                              Class M-7, Class M-8 and Class M-9 Certificates

   Class B Certificates                       Class B-1, Class B-2 and Class B-3 Certificates

      IO Components                            Class 1-X IO-1, Class 1-X IO-2, Class 2-X IO-1
                                                       and Class 2-X IO-2 Components

       Designation                                       Classes of Certificates
-------------------------           -----------------------------------------------------------------
      PO Components                            Class 1-X PO-1, Class 1-X PO-2, Class 2-X PO-1
                                                       and Class 2-X PO-2 Components

   Offered Certificates                         Senior Certificates and Class M Certificates

   Private Certificates                  Class B-1, Class B-2, Class B-3 and Class P-1 Certificates

The certificates are generally referred to as the following types:

          Class                                                    Type
------------------------                 ------------------------------------------------------
Class 1-A-1 Certificates                     Senior/Floating Pass-Through Rate/Super Senior
Class 1-A-2 Certificates                 Senior/Floating Pass-Through Rate/Super Senior/Support
Class 1-A-3 Certificates                        Senior/Floating Pass-Through Rate/Support
Class 1-X Certificates                         Senior/Variable Pass-Through Rate/Component
Class 2-A-1 Certificates                     Senior/Floating Pass-Through Rate/Super Senior
Class 2-A-2 Certificates                 Senior/Floating Pass-Through Rate/Super Senior/Support
Class 2-A-3 Certificates                        Senior/Floating Pass-Through Rate/Support
Class 2-X Certificates                         Senior/Variable Pass-Through Rate/Component
Class A-R Certificates                         Senior/Variable Pass-Through Rate/Residual
Subordinated Certificates                        Subordinate/Floating Pass-Through Rate
Class P-1 Certificates                                     Prepayment Charges

      The Class P-1 Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans in loan group 1, and such amounts will not be available for distribution to the holders of the other classes of certificates.

      The senior certificates will have an initial aggregate Class Certificate Balance of approximately $950,661,100 and will evidence in the aggregate an initial beneficial ownership interest of approximately 89.00% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                                     Initial Beneficial
      Class of Subordinated Certificates             Ownership Interest
      ----------------------------------             ------------------
      Class M-1                                             2.50%
      Class M-2                                             2.00%
      Class M-3                                             0.50%
      Class M-4                                             1.00%
      Class M-5                                             0.50%
      Class M-6                                             0.50%
      Class M-7                                             0.50%
      Class M-8                                             0.25%
      Class M-9                                             0.50%
      Class B-1                                             0.85%
      Class B-2                                             1.10%
      Class B-3                                             0.80%

      The initial Class Certificate Balances or initial Notional Amounts of the certificates may vary in the aggregate by plus or minus 5%.

Calculation of Class Certificate Balance

      The "Class Certificate Balance" of any class of certificates (other than a class of Class X Certificates) as of any Distribution Date is the initial Class Certificate Balance of the class, reduced by the sum of

      o all amounts previously distributed to holders of certificates of the class as payments of principal,

      o     the amount of Realized Losses allocated to the class,

and, increased by

      o the amount of Net Deferred Interest incurred by the Mortgage Loans and allocated to such class of certificates, as described in this prospectus supplement under "Description of the Certificates--Interest";

      provided, however to the extent Realized Losses have been allocated to the Class Certificate Balances or Component Principal Balances of the certificates or components, the Class Certificate Balances or Component Principal Balances of the classes to which the Realized Losses have been allocated will be increased, sequentially in the order of distribution priority (from highest to lowest), by the amount of Subsequent Recoveries for a loan group on the Mortgage Loans distributed as principal to any related class of certificates or component, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance or Component Principal Balance of that class of certificates or component.

      In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date.

      The calculation of the Class Certificate Balance of a class of Class X Certificates is described under "--Component Classes" below.

Senior Certificate Groups

      The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-X and Class A-R Certificates relate to loan group 1, and the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-X Certificates relate to loan group 2. The classes of senior certificates related to a particular loan group are referred to as a "senior certificate group."

Subordinated Portions

      A portion of each loan group is related to the subordinated certificates (each, a "Subordinated Portion"). The principal balance of each Subordinated Portion (the "Subordinated Portion Balance") for any Distribution Date will be equal to the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date, over the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date.

Component Classes

      Solely for purposes of calculating distributions of principal and interest and allocation of Realized Losses and Deferred Interest on the Mortgage Loans, each class of Class X Certificates will be made up of the components having the designations, initial Component Principal Balances and initial Component Notional Amounts set forth below.

Class of Class X                                                   Initial Component     Initial Component
Certificates                Component Designation                  Principal Balance      Notional Amount
----------------            ---------------------                  -----------------     -----------------
Class 1-X Certificates      Class 1-X IO-1 Component ...........          N/A               $179,704,000
                            Class 1-X IO-2 Component ...........          N/A               $22,210,540
                            Class 1-X PO-1 Component ...........           $0                   N/A
                            Class 1-X PO-2 Component ...........           $0                   N/A

Class 2-X Certificates      Class 2-X IO-1 Component ...........          N/A               $770,957,000
                            Class 2-X IO-2 Component ...........          N/A               $95,287,713
                            Class 2-X PO-1 Component ...........           $0                   N/A
                            Class 2-X PO-2 Component ...........           $0                   N/A
                            Class 2-X P Component ..............          N/A                   N/A

      The initial Component Notional Amounts set forth in the preceding table may vary by plus or minus 5%. The components comprising each class of Class X Certificates will not be separately transferable from such class of certificates.

      The "Class Certificate Balance" of a class of Class X Certificates will be equal to the aggregate Component Principal Balance of its PO Components, and the "Notional Amount" of a class of Class X Certificates will be equal to the aggregate Component Notional Amount of its IO Components.

      IO Components. Each of the Class 1-X IO-1, Class 1-X IO-2, Class 2-X IO-1 and Class 2-X IO-2 Components is referred to as an "IO Component." An IO Component will not have a Component Principal Balance and is not entitled to any distributions in respect of principal, but will bear interest on its respective outstanding Component Notional Amount.

      For the interest accrual period related to any Distribution Date, the "Component Notional Amount" of the IO Components will be equal to:

            o for the Class 1-X IO-1 Component, the sum of (i) the aggregate Class Certificate Balance of the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates and (ii) the Component Principal Balance of the Class 1-X PO-1 Component, in each case, immediately prior to that Distribution Date,

            o for the Class 1-X IO-2 Component, the sum of (i) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in loan group 1 as of the first day of the related Due Period over the aggregate Class Certificate Balance of the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates (including for this purpose, both PO Components of the Class 1-X Certificates) immediately prior to that Distribution Date and (ii) the Component Principal Balance of the Class 1-X PO-2 Component immediately prior to that Distribution Date,

            o for the Class 2-X IO-1 Component, the sum of (i) the aggregate Class Certificate Balance of the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates and (ii) the Component Principal Balance of the Class 2-X PO-1 Component, in each case, immediately prior to that Distribution Date, and

            o for the Class 2-X IO-2 Component, the sum of (i) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in loan group 2 as of the first day of the related Due Period over the aggregate Class Certificate Balance of the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates (including for this purpose, both PO Components of the Class 2-X Certificates) immediately prior to that Distribution Date and (ii) the Component Principal Balance of the Class 2-X PO-2 Component immediately prior to that Distribution Date.

      PO Components. Each of the Class 1-X PO-1, Class 1-X PO-2, Class 2-X PO-1 and Class 2-X PO-2 Components is referred to as a "PO Component." The PO Components do not have pass-through rates and do not bear interest.

      Each PO Component will have a "Component Principal Balance" (initially, equal to zero) that will increase by:

            o the amount of Net Deferred Interest on the Mortgage Loans in the related loan group allocated to the IO Component with the same alpha-numeric designation; and

            o the amount of Subsequent Recoveries allocated to that PO Component as described under "--Calculation of Class Certificate Balance" above;

      and will decrease by

            o all amounts actually distributed as principal of that PO Component on all prior Distribution Dates; and

            o all Realized Losses applied in reduction of principal of that PO Component on all prior Distribution Dates.

      Class 2-X P Component. The Class 2-X P Component will be entitled to receive all prepayment charges received by the master servicer in respect of the Mortgage Loans in loan group 2. The Class 2-X P Component does not have a Component Notional Amount or a Component Principal Balance and will not bear interest.

Book-Entry Certificates; Denominations

      The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates and that will be held by a depository, which will initially be a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus supplement. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1,000 in excess thereof, in the case of the LIBOR Certificates, and Component Notional Amounts of $100,000 and integral multiples of $1,000 in excess thereof, in the case of Class X Certificates. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Certificates -- Book-Entry Certificates," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

      Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

      For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Certificates -- Book-Entry Certificates" in the prospectus.

      Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

      The LIBOR Certificates will bear interest during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below. "LIBOR" applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

      If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Certificates -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- LIBOR."

      If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this prospectus supplement, LIBOR for the next interest accrual period will be 4.570%.

Payments on Mortgage Loans; Accounts

      Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

            o all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

            o all payments on account of interest on the Mortgage Loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

            o     all payments on account of prepayment charges on the Mortgage
                  Loans;

            o all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

            o any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

            o any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

            o     all Substitution Adjustment Amounts; and

            o     all Advances made by the master servicer.

      Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors --

Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Certificates" in the prospectus.

      The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

            o to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses";

            o to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

            o to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

            o to reimburse the master servicer for insured expenses from the related insurance proceeds;

            o to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

            o to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

            o to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

            o to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

            o to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any prepayment charges received on the Mortgage Loans and (c) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

            o to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

      The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

      Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds, any prepayment charges received on the Mortgage Loans and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

            o the aggregate amount remitted by the master servicer to the trustee; and

            o any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

      The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

            o     to pay the Trustee Fee to the trustee;

            o to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

            o to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

            o to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See " -- Reports to Certificateholders" in this prospectus supplement. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

Investments of Amounts Held in Accounts

      The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

      The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

Fees and Expenses

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:


Type / Recipient (1)                  Amount                 General Purpose                 Source (2)                   Frequency
--------------------   -----------------------------------   ---------------   ---------------------------------------  ------------
Fees

Master Servicing       One-twelfth of the Stated Principal    Compensation     Amounts on deposit in the Certificate       Monthly
Fee / Master           multiplied Balance of each Mortgage                     of interest Account representing
Servicer               Loan by the Master Servicing Fee                        payments and application of liquidation
                       Rate (3)                                                proceeds with respect to that Mortgage
                                                                               Loan

                       o All late payment fees, assumption    Compensation     Payments made by obligors with           Time to time
                         fees and other similar charges                        respect to the Mortgage Loans
                         (excluding prepayment charges)

                       o All investment income earned on      Compensation     Investment income related to the            Monthly
                         amounts on deposit in the                             Certificate Account and the
                         Certificate Account and                               Distribution Account
                         Distribution Account

                       o Excess Proceeds (4)                  Compensation     Liquidation proceeds and Subsequent      Time to time
                                                                               Recoveries

Trustee Fee (the       One-twelfth of the Trustee Fee Rate    Compensation     Amounts on deposit in the Certificate       Monthly
"Trustee Fee") /       multiplied by the aggregate Stated                      Account or the Distribution Account
Trustee                Principal Balance of the outstanding
                       Mortgage Loans (5)

Expenses

Insured expenses /     Expenses incurred by the Master        Reimbursement    To the extent the expenses are covered   Time to time
Master Servicer        Servicer                               of Expenses      by an insurance policy with respect
                                                                               to the Mortgage Loan

Servicing Advances /   To the extent of funds available,      Reimbursement    With respect to each Mortgage Loan,      Time to time
Master Servicer        the amount of any Servicing            of Expenses      late recoveries of the payments of
                       Advances                                                the costs and expenses, liquidation
                                                                               proceeds, Subsequent Recoveries, purchase
                                                                               proceeds or repurchase proceeds for that
                                                                               Mortgage Loan (6)

Indemnification        Amounts for which the sellers,         Indemnification  Amounts on deposit on the Certificate       Monthly
expenses / the         the master servicer and depositor                       Account
sellers, the master    are entitled to indemnification (7)
servicer and the
depositor

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement. Any increase in the fees and expenses described in this prospectus supplement would require an amendment to the pooling and servicing agreement. See "-- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under "Servicing of Mortgage Loans -- Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans."

(4) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)   The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses as described in this prospectus supplement under "-- Certain Matters Regarding the Master Servicer, the Depositor and the Sellers."

Distributions

      Distributions on the certificates will be made by the trustee on the 20th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in March 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the related Record Date. The "Record Date" for the LIBOR Certificates and any Distribution Date will be the business day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer book-entry certificates, the Record Date will be the last business day of the calendar month preceding the month of that Distribution Date. For each other class of certificates and any Distribution Date, the Record Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a Class X Certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

      As more fully described in this prospectus supplement, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date and, in certain circumstances, from any Available Funds from the other loan groups remaining after distributions to the senior certificates related to such other loan groups. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for the Distribution Date, in each case after giving effect to distributions on all classes of senior certificates in the following order of priority:

      o to interest on each interest-bearing class of senior certificates and components relating to each loan group, pro rata; provided, however, that any distribution of interest to which an IO Component is otherwise entitled (after allocation of Net Deferred Interest) will first be deposited into the Carryover Shortfall Reserve Fund and will not be distributed to a class of Class X Certificates except as described below;

      o to principal of the classes of senior certificates and components relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this prospectus supplement under "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

      o to interest on and principal, as applicable, of the classes of the senior certificates and components not relating to that loan group in the manner, order and priority described in this prospectus supplement under "Description of the Certificates -- Principal --Transfer Payments;"

      o from remaining available funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth in this prospectus supplement under "Description of the Certificates--Interest" and "--Principal";

      o from amounts on deposit in the Carryover Shortfall Reserve Fund, as described in this prospectus supplement under "Description of the Certificates--Carryover Shortfall Reserve Fund"; and

      o from remaining available funds from all of the loan groups, any remaining amounts to the Class A-R Certificates.

      The holders of the Class P-1 Certificates will be entitled to all prepayment charges received on the Mortgage Loans in loan group 1, and such amounts will not be available for distribution to the holders of the other classes of certificates. The holders of the Class 2-X Certificates will be entitled to all prepayment charges received on the Mortgage Loans in loan group 2, and such amounts will not be available for distribution to the holders of the other classes of certificates and will not be used to cover any Carryover Shortfall Amounts.

      "Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

      o all scheduled installments of interest (net of the related expense fees and after taking into account reductions due to Deferred Interest on the Mortgage Loans) and principal due on the Mortgage Loans in that loan group in the related Due Period and received before the related Determination Date, together with any advances with respect to them;

      o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and
            (b) any Subsequent Recoveries with respect to Mortgage Loans in that loan group;

      o all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period, together with interest paid in connection with such prepayments and any related Compensating Interest; and

      o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date;

      minus

      o amounts in reimbursement for advances previously made and other amounts as to which the master servicer or the trustee is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

      plus

      o     Transfer Payments Received for such loan group and Distribution
            Date;

      minus

      o     Transfer Payments Made from such loan group for such Distribution
            Date.

Interest

      Pass-Though Rates. The classes of certificates will have the respective pass-through rates described below (each, a "pass-through rate").

      LIBOR Certificates.

      The pass-through rate for each class of LIBOR Certificates for any interest accrual period will be a per annum rate equal to the lesser of:

o     LIBOR plus the applicable Pass-Through Margin for such class; and

o     the related Net Rate Cap.

      The "Pass-Through Margins" for the LIBOR Certificates are as set forth in the following table:

                                                Pass-Through Margin (%)
             Class of Certificates               (1)                (2)
     --------------------------------------     ----               ----
     Class 1-A-1 ..........................     0.210              0.420
     Class 1-A-2 ..........................     0.300              0.600
     Class 1-A-3 ..........................     0.360              0.720
     Class 2-A-1 ..........................     0.210              0.420
     Class 2-A-2 ..........................     0.310              0.620
     Class 2-A-3 ..........................     0.370              0.740
     Class M-1 ............................     0.480              0.720
     Class M-2 ............................     0.520              0.780
     Class M-3 ............................     0.570              0.855
     Class M-4 ............................     0.920              1.380
     Class M-5 ............................     1.000              1.500
     Class M-6 ............................     1.100              1.650
     Class M-7 ............................     2.000              2.000
     Class M-8 ............................     2.000              2.000
     Class M-9 ............................     2.000              2.000
     Class B-1 ............................     2.000              2.000
     Class B-2 ............................     2.000              2.000
     Class B-3 ............................     2.000              2.000

      ----------
      (1) For each interest accrual period occurring on or prior to the Optional Termination Date.

      (2) For each interest accrual period occurring after the Optional Termination Date.

      Class A-R Certificates.

      The pass-through rate for the Class A-R Certificates for the interest accrual period related to each Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 1. The pass-through rate for the Class A-R Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 4.9461% per annum.

      Class 1-X and Class 2-X Certificates.

      The pass-through rate for the Class 1-X IO-1 Component for the interest accrual period for any Distribution Date will be equal to the excess, if any, of
(i) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 1 over (ii) the weighted average of the pass-through rates of the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates and the Class 1-X PO-1 Component (weighted on the basis of the respective Class Certificate Balances of the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates and the Component Principal Balance of the Class 1-X PO-1 Component and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for the Class 1-X IO-2 Component for the interest accrual period for any Distribution Date will be equal to the excess, if any, of
(i) the Net Rate Cap for the subordinated certificates, adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months, over
(ii) the weighted average of the pass-through rates of the subordinated certificates (treating the Class 1-X PO-2 and Class 2-X PO-2 Components as subordinated certificates) for that Distribution Date (weighted on the basis of the respective Class Certificate Balances of the subordinated certificates and the respective Component Principal Balances of the Class 1-X PO-2 and Class 2-X PO-2 Components and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for the Class 2-X IO-1 Component for the interest accrual period for any Distribution Date will be equal to the excess, if any, of
(i) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in loan group 2 over (ii) the weighted average of the pass-through rates of the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates and the Class 2-X PO-1 Component (weighted on the basis of the respective Class Certificate Balances of the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates and the Component Principal Balance of the Class 2-X PO-1 Component and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for the Class 2-X IO-2 Component for the interest accrual period for any Distribution Date will be equal to the excess, if any, of
(i) the Net Rate Cap for the subordinated certificates, adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months, over
(ii) the weighted average of the pass-through rates of the subordinated certificates (treating the Class 1-X PO-2 and Class 2-X PO-2 Components as subordinated certificates) for that Distribution Date (weighted on the basis of the respective Class Certificate Balances of the subordinated certificates and the respective Component Principal Balances of the Class 1-X PO-2 and Class 2-X PO-2 Components and adjusted to a rate calculated on the basis of 360-day year comprised of twelve 30-day months).

      The pass-through rate for each PO Component for the interest accrual period related to each Distribution Date will be 0% per annum.

      Interest Entitlement. Interest will accrue at the rate described in this prospectus supplement on the certificates (other than the LIBOR Certificates) on the basis of a 360-day year divided into twelve 30-day months. Interest will accrue at the rate described in this prospectus supplement on the LIBOR Certificates on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.

      The "interest accrual period" for the interest-bearing classes and components of certificates (other than the LIBOR Certificates) for any Distribution Date will be the calendar month before the Distribution Date. The interest accrual period for the LIBOR Certificates for any Distribution Date will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day immediately prior to that Distribution Date.

      On each Distribution Date, to the extent of funds available therefor, each class of certificates and interest-bearing components will be entitled to receive an amount allocable to interest for the related interest accrual period. This "Interest Distribution Amount" for any class of interest-bearing certificates and the IO Components of the Class X Certificates and any Distribution Date will be equal to the sum of:

            o interest at the applicable pass-through rate for the related interest accrual period on the related Class Certificate Balance or Component Notional Amount, as the case may be, as of the last day of the related interest accrual period; and

            o the sum of the amounts, if any, by which the amount described in the prior bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called "unpaid interest amounts"), minus

            o any Net Deferred Interest on the related Mortgage Loans for that Distribution Date allocated to the applicable class or component; and

            o any Net Interest Shortfalls for that Distribution Date allocated to the applicable class or component.

      Each class of Class X Certificates will be entitled to receive with respect to the interest accrual period related to each Distribution Date the sum of the Interest Distribution Amounts on its IO Components.

      All amounts in respect of interest otherwise payable to the IO Components on any Distribution Date will be deposited in the Carryover Shortfall Reserve Fund to pay any Carryover Shortfall Amounts to the LIBOR Certificates in the manner and priority set forth in this prospectus supplement under "- Carryover Shortfall Reserve Fund".

      Definitions Related to Interest Calculations. The "Optional Termination Date" will be the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and any related foreclosed or otherwise repossessed properties at the time of repurchase is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

      The "Net Rate Cap" for the following classes of certificates and any Distribution Date is:

      o with respect to any class of senior certificates in a senior certificate group, the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the related loan group, adjusted to reflect the accrual of interest on the basis of a 360-day year and the actual number of days for that interest accrual period, and

      o with respect to any class of subordinated certificates, the sum of the following for each loan group:

            o     the product of:

                  o the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in such loan group, adjusted to reflect the accrual of interest on the basis of a 360-day year and the actual number of days for that interest accrual period, and

                  o a fraction, the numerator of which is the related Subordinated Portion Balance immediately prior to that Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date.

      The "Weighted Average Adjusted Net Mortgage Rate" for a loan group and any Distribution Date is the average of the Adjusted Net Mortgage Rate of each Mortgage Loan in that loan group, weighted on the basis of its Stated Principal Balance as of the Due Date in the month preceding the month of such Distribution Date.

      With respect to any Distribution Date, the "Adjusted Net Mortgage Rate" for a Mortgage Loan is the Mortgage Rate of the Mortgage Loan as of the first day of the related Due Period, less the Expense Fee Rate.

      The "Carryover Shortfall Amount" for any Distribution Date and each class of LIBOR Certificates will equal the sum of:

      o     the excess, if any, of

            o the amount of interest such class of certificates would have been entitled to receive on such Distribution Date (prior to reduction for any Net Deferred Interest and Net Interest Shortfalls) had its pass-through rate not been subject to the related Net Rate Cap, over

            o the amount of interest such class of certificates is entitled to receive on such Distribution Date based on the related Net Rate Cap (prior to reduction for any Net Deferred Interest and Net Interest Shortfalls), and

      o in the case of each class of LIBOR Certificates other than the Class M and Class B Certificates, the unpaid portion of any such excess from prior Distribution Dates and interest accrued thereon at the then-applicable pass-through rate on such class of certificates, without giving effect to the Net Rate Cap.

      Any Carryover Shortfall Amount on a class of LIBOR Certificates will be paid on that Distribution Date or on future Distribution Dates from and to the extent of funds available therefor in the Carryover Shortfall Reserve Fund as described in this prospectus supplement under "- Carryover Shortfall Reserve Fund."

Allocation of Net Deferred Interest

      On each Distribution Date, the Senior Percentage of the Net Deferred Interest related to a loan group will be allocated among the related classes of senior certificates and the Subordinated Percentage of that Net Deferred Interest will be allocated to the subordinated certificates. Among the senior certificates or subordinated certificates, as applicable, the Net Deferred Interest allocated to a class of certificates or its IO Components will be an amount equal to the excess, if any, for each such class or IO component of:

            o the amount of interest that accrued on such class of certificates or IO Component at its respective pass-through rate during the interest accrual period related to that Distribution Date, over

            o the amount of current interest that would have accrued had the pass-through rate for that class of certificates or IO Component equaled the related Adjusted Rate Cap for that Distribution Date.

      The amount of Net Deferred Interest allocated to a class of certificates will be added to the Class Certificate Balance of such class of certificates, and the amount of Net Deferred Interest allocated to an IO Component will be added to the Component Principal Balance of the PO Component with the same alpha-numeric designation.

      Definitions Related to Net Deferred Interest Calculations. With respect to each Mortgage Loan and each related Due Period, "Deferred Interest" will be the excess, if any, of:

            o the amount of interest accrued on such Mortgage Loan from the Due Date in the preceding Due Period to the Due Date in the related Due Period, over

            o     the monthly payment due for such Due Period.

      Such excess may occur because the Mortgage Rates of the Mortgage Loans adjust monthly, while the monthly payment generally adjusts annually or as a result of the application of the Payment Caps, in either case, resulting in negative amortization.

      With respect to each loan group and each Distribution Date, the "Net Deferred Interest" is equal to the excess, if any, of:

            o the Deferred Interest that accrued on the Mortgage Loans in that loan group as described above, over

            o the Principal Prepayment Amount for those Mortgage Loans received during the related Prepayment Period.

      For any Distribution Date and loan group, the "Principal Prepayment Amount" is equal to the sum of:

            o all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, and

            o any Subsequent Recoveries on the Mortgage Loans in that loan group received during the related Due Period.

      For any Distribution Date and loan group, the "Net Principal Prepayment Amount" is equal to the excess, if any, of

            o     the Principal Prepayment Amount for that loan group, over

            o the aggregate amount of Deferred Interest accrued on the Mortgage Loans in that loan group from the Due Date in the preceding Due Period to the Due Date in the Due Period related to that Distribution Date.

      The "Adjusted Rate Cap" for any Distribution Date and a class of certificates in a senior certificate group (other than the Class A-R and related Class X Certificates) will equal the excess, if any, of

            o     the related Net Rate Cap for that Distribution Date, over

            o     a fraction, expressed as a percentage,

                  o     (a) the numerator of which is equal to the product of
                        (i) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related interest accrual period, and (ii) the amount of Net Deferred Interest for the related loan group for that Distribution Date, and (b) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the first day of the related Due Period.

      The "Adjusted Rate Cap" for any Distribution Date and a class of subordinated certificates will equal the excess, if any, of

            o     the related Net Rate Cap for that Distribution Date, over

            o     a fraction, expressed as a percentage,

                  o     (a) the numerator of which is equal to the product of
                        (i) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related interest accrual period, and (ii) the amount of Net Deferred Interest for all of the Mortgage Loans for that Distribution Date, and (b) the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans as of the first day of the related Due Period.

      The "Adjusted Rate Cap" for any Distribution Date and a Class 1-X IO-1 or Class 2-X IO-1 Component will equal the pass-through rate for such IO Component computed for this purpose by

            o reducing the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans in the related loan group by a per annum rate equal to

                  o the product of (a) the Net Deferred Interest for the Mortgage Loans in the related loan group for such Distribution Date and (b) 12, divided by

                  o the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the first day of the related Due Period and

            o computing the pass-through rates of the related classes of senior certificates (other than the Class A-R and related Class X Certificates) by substituting "Adjusted Rate Cap" for "Net Rate Cap" in the calculation thereof.

      The "Adjusted Rate Cap" for any Distribution Date and a Class 1-X IO-2 or Class 2-X IO-2 Component will equal the pass-through rate for such IO Component computed for this purpose by

            o reducing the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans by a per annum rate equal to

                  o the product of (a) the Net Deferred Interest for the Mortgage Loans for such Distribution Date and (b) 12, divided by

                  o the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period and

            o computing the pass-through rates of the subordinated certificates by substituting "Adjusted Rate Cap" for "Net Rate Cap" in the calculation thereof.

Allocation of Interest Shortfalls

      The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups, with respect to the subordinated certificates.

      Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all classes and components of the related senior certificates and the classes of subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates or component would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive, based on each subordinated class' share of the Subordinated Portion as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

      For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Subordinated Portion Balance for that loan group immediately prior to such Distribution Date; provided, however, on any Distribution Date after the first Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

      If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described in this prospectus supplement under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates and components related to that loan group, interest will be distributed on each class of related certificates and components of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates and components will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

      Definitions Related to Interest Shortfall Calculations. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

      o any net prepayment interest shortfalls for that loan group and Distribution Date, and

      o the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

      With respect to any Distribution Date, a "net prepayment interest shortfall" for a loan group is the amount by which the aggregate prepayment interest shortfall experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (a) the Compensating Interest for that loan group and Distribution Date and (b) the excess, if any, of the Compensating Interest for each other loan group over the prepayment interest shortfalls for that loan group.

      A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related Mortgage Rate less the Master Servicing Fee Rate on the Stated Principal Balance of the Mortgage Loan.

      A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Pooling and Servicing Agreement--Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus.

      A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

Carryover Shortfall Reserve Fund

      On the closing date, the trustee will establish a reserve fund (the "Carryover Shortfall Reserve Fund"). On each Distribution Date, all amounts distributable as interest to the IO Components will be deposited in the Carryover Shortfall Reserve Fund for distribution as specified below. In addition, on the closing date, the depositor will cause to be deposited in the Carryover Shortfall Reserve Fund the sum of (i) $1,000 and (ii) an amount sufficient to pay the expected Carryover Shortfall Amount for each class of LIBOR Certificates for the first Distribution Date.

      On each Distribution Date, all amounts distributable as interest to the IO Components of each class of Class X Certificates will be deposited in the Carryover Shortfall Reserve Fund and will be distributed, concurrently, as follows:

            o from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class 1-X IO-1 Component, first, concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date, and second, any amounts remaining to the Class 1-X Certificates, and

            o from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class 2-X IO-1 Component, first, concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date, and second, any amounts remaining to the Class 2-X Certificates, and

            o from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class 1-X IO-2 and Class 2-X IO-2 Components, first, sequentially, to each class of subordinated certificates, in the order of their distribution priority, beginning with the Class M-1 Certificates, up to the amount of the Carryover Shortfall Amount with respect to such class of certificates for such Distribution Date, and second, any amounts remaining to the Class 1-X and Class 2-X Certificates, ratably based on the amounts deposited in the Carryover Shortfall Reserve Fund on such Distribution Date that were otherwise distributable to the Class 1-X IO-2 and Class 2-X IO-2 Components.

      To the extent amounts in respect of interest otherwise payable to a class of the Class X Certificates are used to pay Carryover Shortfall Amounts and are not paid to that class of Class X Certificates, a holder of that class of Class X Certificates will not be entitled to reimbursement for such amounts.

      In addition, on the first Distribution Date, amounts on deposit in the Carryover Shortfall Reserve Fund from the deposit made on the closing date will be distributed sequentially, as follows:

            o first, concurrently, to the senior certificates, pro rata, based upon the amount of any Carryover Shortfall Amounts with respect to those classes of certificates for that Distribution Date, and

            o second, sequentially, to each class of subordinated certificates, in the order of their distribution priority, beginning with the Class M-1 Certificates, to pay Carryover Shortfall Amounts of each class of subordinated certificates for that Distribution Date; and

            o third, any amounts remaining on deposit in the Carryover Shortfall Reserve Fund in excess of $1,000 after making all distributions on the first Distribution Date, to Countrywide Securities Corporation.

      All funds on deposit in the Carryover Shortfall Reserve Fund will remain uninvested.

Principal

      General. On each Distribution Date, the Principal Amount for each loan group will be distributed as principal as described above under "--Priority of Distributions Among Certificates," first, with respect to the related classes of senior certificates (or with respect to each class of Class X Certificates, the related PO Components) in an amount up to the Senior Principal Distribution Amount for such loan group and second, as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

      The "Principal Amount" for any Distribution Date and loan group will equal the sum of:

            1. all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) in that loan group during the related Due Period,

            2. the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

            3. the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

            4. any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

            5. with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan, and

            6.    the Net Principal Prepayment Amount,

            plus

            7. the principal portion of any Transfer Payments Received for such loan group and Distribution Date,

            minus

            8. the principal portion of any Transfer Payments Made for such loan group and Distribution Date..

      Transfer Payments

      Transfer Payment due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates related to a loan group immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the first day of the related Due Period (the "Undercollateralized Group"), then the following will occur:

o the Available Funds in the loan group that is not an Undercollateralized Group (each, an "Overcollateralized Group") will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Group, by an amount equal to one month's interest on the Transfer Payment Received by the Undercollateralized Group at the Weighted Average Adjusted Net Mortgage Rate of the Mortgage

      Loans in the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

o the portion of the Available Funds in respect of principal on the Mortgage Loans in the Overcollateralized Group, after distributions of principal to the senior certificates of such Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the senior certificates of the Undercollateralized Group until the aggregate Class Certificate Balance of the senior certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group.

      Consequently, the subordinated certificates will not receive any distributions of principal until the Undercollateralized Group is no longer undercollateralized.

      On each Distribution Date, the "Transfer Payment" for an Undercollateralized Group will equal the excess, if any, of the aggregate Class Certificate Balance of the related senior certificates immediately prior to such Distribution Date for such Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in such loan group as of the first day of the related Due Period, plus interest as described above. The Transfer Payment received by an Undercollateralized Group is referred to as a "Transfer Payment Received." The Transfer Payment made by an Overcollateralized Group is referred to as a "Transfer Payment Made."

      All or a portion of the distributions to the senior certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

      Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

            o with respect to loan group 1, in the following order of priority:

                  o to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

                  o concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates and Class 1-X PO-1 and Class 1-X PO-2 Components, pro rata, until their respective Class Certificate Balances or Component Principal Balances, as applicable, are reduced to zero; and

            o with respect to loan group 2, concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates and Class 2-X PO-1 and Class 2-X PO-2 Components, pro rata, until their respective Class Certificate Balances or Component Principal Balances, as applicable, are reduced to zero.

      If on any Distribution Date the allocation to the classes of senior certificates or components thereof then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

      The capitalized terms used in this prospectus supplement have the following meanings:

      "Prepayment Period" means with respect to any Distribution Date, the calendar month immediately preceding the month of that Distribution Date.

      "Due Period" means, with respect to a Mortgage Loan, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

      The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

      o the related Senior Percentage of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that loan group and that Distribution Date,

      o for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

            o the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the first day of the related Due Period, and

            o the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan,

      o the related Senior Prepayment Percentage of the Net Principal Prepayment Amount for that loan group and that Distribution Date,

      o the principal portion of any Transfer Payments Received for that loan group and that Distribution Date;

provided, however, that on any Distribution Date after the first Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the mortgage pool, as opposed to only the Mortgage Loans in the related loan group.

      "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of the Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

      o any previous partial prepayments of principal and liquidation proceeds received and the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower; and

      o liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period,

      and increased by,

      o any Deferred Interest added to the principal balance of that Mortgage Loan pursuant to the terms of the related mortgage note on or prior to that Due Date.

      The "pool principal balance" with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date in the month preceding the month of the Distribution Date.

      The "Senior Percentage" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balance of the classes of senior certificates in such senior certificate group immediately before that Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date; provided, however, that on any Distribution Date after the first Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the classes of senior certificates in such remaining senior certificate group immediately before that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before that Distribution Date.

      For any Distribution Date on and prior to the first Senior Termination Date, the "Subordinated Percentage" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the first Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

      The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

      The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the ten years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses on the related Mortgage Loans, increasing the interest in the principal balance of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

      The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows:

            o for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

            o for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

            o for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

            o for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

            o for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group as of the closing date, in which case the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will once again equal 100%).

      Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the loan groups:

            o the aggregate Stated Principal Balance of all Mortgage Loans in a loan group delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the issuing entity and Mortgage Loans the borrowers of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the first Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, or (b) if such date is after the first Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates on the Distribution Date, is less than 50%, and

            o cumulative Realized Losses on all of the Mortgage Loans in each loan group do not exceed:

            o commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the first Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the Mortgage Loans in that loan group, in each case as of the cut-off date or (ii) if such date is after the first Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the "original subordinate principal balance"),

            o commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

            o commencing with the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

            o commencing with the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

            o commencing with the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

      Notwithstanding the preceding paragraphs, the Senior Prepayment Percentage for each loan group will decrease prior to the tenth anniversary of the first Distribution Date (and may be less than the amount set forth above) if the Two Times Test is satisfied. The "Two Times Test" will be satisfied and the Senior Prepayment Percentage for each loan group will be adjusted if:

            o on or before the Distribution Date in February 2009, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

            o after the Distribution Date in February 2009, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

      If the Two Times Test is satisfied as in the first bullet point, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage for that Distribution Date. If the Two Times Test is satisfied as in the second bullet point, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

      The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

      The "Aggregate Subordinated Percentage" for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date.

      Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds available therefor, the Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all of the loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all of the loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their priority of distribution, beginning with the Class M-1 Certificates, until their respective Class Certificate Balances are reduced to zero. The Class M Certificates have a higher distribution priority than the Class B Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

      With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of the Net Principal Prepayment Amount from any loan group will be made to any of those classes (the "Restricted Classes"). The Net Principal Prepayment Amount otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

      For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

      For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

      The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

      On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                                     Initial                         Original
                                    Beneficial    Initial Credit    Applicable
                                   Interest in      Enhancement   Credit Support
      Class of Certificates       Issuing Entity       Level        Percentage
--------------------------------  --------------  --------------  --------------
Senior Certificates ............      89.00%          11.00%             N/A
Class M-1 ......................      2.50%            8.50%          11.00%
Class M-2 ......................      2.00%            6.50%           8.50%
Class M-3 ......................      0.50%            6.00%           6.50%
Class M-4 ......................      1.00%            5.00%           6.00%
Class M-5 ......................      0.50%            4.50%           5.00%
Class M-6 ......................      0.50%            4.00%           4.50%
Class M-7 ......................      0.50%            3.50%           4.00%
Class M-8 ......................      0.25%            3.25%           3.50%
Class M-9 ......................      0.50%            2.75%           3.25%
Class B-1 ......................      0.85%            1.90%           2.75%
Class B-2 ......................      1.10%            0.80%           1.90%
Class B-3 ......................      0.80%            0.00%           0.80%

      The "Subordinated Principal Distribution Amount" for any loan group and Distribution Date will equal the sum of

o the Subordinated Percentage for that loan group of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that loan group and that Distribution Date,

o for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that loan group up to the related Subordinated

      Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

o the related Subordinate Prepayment Percentage of the Net Principal Prepayment Amount for that loan group and that Distribution Date,

            minus

o the principal portion of any Transfer Payments Made for that loan group and that Distribution Date.

      On any Distribution Date after the first Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will be calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans only in the related loan group.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

      On each Distribution Date, the amount of any Realized Losses on the Mortgage Loans in a loan group will be allocated:

            o first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, in each case until the Class Certificate Balance of the respective class of subordinated certificates has been reduced to zero, and

            o second, to the senior certificates of the related senior certificate group (or the PO Components thereof in the case of a class of Class X Certificates), pro rata, based upon their respective Class Certificate Balances, until their respective Class Certificate Balances are reduced to zero; provided, however, that any Realized Losses otherwise allocated to

                  o the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, will be allocated first, to the Class 1-A-3 Certificates, until its Class Certificate Balance is reduced to zero, then to the Class 1-A-2 Certificates, until its Class Certificate Balance is reduced to zero and then to the Class 1-A-1 Certificates, until its Class Certificate Balance is reduced to zero, and

                  o the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, will be allocated first, to the Class 2-A-3 Certificates, until its Class Certificate Balance is reduced to zero, then to the Class 2-A-2 Certificates, until its Class Certificate Balance is reduced to zero and then to the Class 2-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

      Investors in any class of Certificates to which Realized Losses that would otherwise be allocable to such class are allocated to another class or classes of Certificates should note the Class Certificate Balance of their class of Certificates in relation to the class or classes of Certificates to which such Realized Losses will be allocated as well as the Class Certificate Balances of any other class or classes of Certificates whose otherwise allocable Realized Losses will be allocated to that class.

      Among the classes of subordinated certificates, the Class M Certificates have a higher distribution priority than the Class B Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

      The "Senior Credit Support Depletion Date" is the date on which the aggregate Class Certificate Balance of the subordinated certificates is reduced to zero.

      Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

      In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

      A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received. See "Credit Enhancement -- Subordination" in this prospectus supplement.

      "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.

Reports to Certificateholders

      The trustee may, at its option, make the information described in the prospectus under "Description of the Certificates--Reports to Certificateholders" available to certificateholders on the trustee's website (assistance in using the website service may be obtained by calling the trustee's customer service desk at (800) 254-2826). Parties that are unable to use the above distribution option are entitled to have a copy mailed to them via electronic mail by notifying the trustee at its Corporate Trust Office.

      Any monthly statement prepared by the trustee is based on information provided by the master servicer. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer and will be permitted to conclusively rely on any information provided to it by the master servicer. The report to certificateholders may include additional or other information of a similar nature to that specified in the prospectus.

Structuring Assumptions

      Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions, which combined are the structuring assumptions:

o loan group 1 consists of 102 Mortgage Loans with the following characteristics:




                                       Remaining
                         Current        Term to                                     Maximum        Minimum        Months to
Current Principal       Mortgage        Maturity       Expense        Gross        Mortgage       Mortgage       Next Payment
   Balance ($)          Rate (%)        (Months)     Fee Rate (%)   Margin (%)     Rate (%)       Rate (%)        Adjustment
-----------------       --------       ---------     ------------   ----------     --------       --------       ------------
    359,110.45          7.250000          355          0.384000      2.825000      9.950000       2.825000            8

    284,981.69          6.875000          355          0.384000      3.700000      9.950000       3.700000            2

    517,292.86          7.375000          353          0.384000      4.150000      9.950000       4.150000            6

    300,284.25          7.375000          353          0.384000      4.150000      9.950000       4.150000            6

    126,290.25          7.375000          355          0.384000      4.150000      9.950000       4.150000            8

    211,156.57          7.125000          353          0.384000      3.950000      9.950000       3.950000            6

    620,560.77          6.953053          354          0.384000      3.779297      9.950000       3.779297            7

    179,528.69          6.750000          355          0.384000      3.500000      9.950000       3.500000            8

    478,943.42          7.000000          359          0.384000      3.400000      9.950000       3.400000            12

    282,002.60          6.967999          475          0.384000      3.350000      11.700000      3.350000            8

   2,333,805.86         7.278769          355          0.384000      3.621721      9.950000       3.621721            8

    375,884.30          6.949102          356          0.384000      3.315030      9.950000       3.315030            9

   1,180,393.08         6.872111          358          0.384000      3.228171      10.348169      3.228171            11

   5,362,304.88         6.969024          359          0.384000      3.362828      9.950000       3.362828            12

    768,651.73          6.949114          359          0.384000      3.338937      9.950000       3.338937            12

                                                                                 Original
                                                                                 Monthly
                                                                                Scheduled
                                                            Maximum Amount      Principal
                                                              of Negative      & Interest       Recast
Current Principal                         Months to Next     Amortization        Payment      Frequency     Payment
   Balance ($)          Mortgage Index   Rate Adjustment          (%)               ($)        (Months)      Cap(%)
-----------------       --------------   ---------------    --------------     ----------     ---------     -------
    359,110.45            One-Month             1                 115            1,327.34         60          7.50
                            LIBOR

    284,981.69             Eleventh             1                 115             966.53          60          7.50
                        District COFI

    517,292.86             Eleventh             1                 110            1,663.82         60          7.50
                        District COFI

    300,284.25             Eleventh             1                 115            1,018.43         60          7.50
                        District COFI

    126,290.25             Eleventh             1                 115             406.20          60          7.50
                        District COFI
    211,156.57             Eleventh             1                 115             793.74          60          7.50
                        District COFI

    620,560.77             Eleventh             1                 115            2,332.70         60          7.50
                        District COFI

    179,528.69             Eleventh             1                 115             641.35          60          7.50
                        District COFI

    478,943.42           One-Year MTA           1                 110            1,652.93         60          7.50

    282,002.60           One-Year MTA           1                 110            1,624.76         60          7.50

   2,333,805.86          One-Year MTA           1                 115            8,070.85         60          7.50

    375,884.30           One-Year MTA           1                 115            1,229.73         60          7.50

   1,180,393.08          One-Year MTA           1                 115            4,124.79         60          7.50

   5,362,304.88          One-Year MTA           1                 115            18,571.90        60          7.50

    768,651.73           One-Year MTA           1                 115            2,705.16         120         7.50




                                       Remaining
                         Current        Term to                                     Maximum        Minimum        Months to
Current Principal       Mortgage        Maturity       Expense        Gross        Mortgage       Mortgage       Next Payment
   Balance ($)          Rate (%)        (Months)     Fee Rate (%)   Margin (%)     Rate (%)       Rate (%)        Adjustment
-----------------       --------       ---------     ------------   ----------     --------       --------       ------------
    581,976.33          6.927715          479          0.384000      3.252715      9.950000       3.252715            12

   4,843,309.16         1.488432          360          0.406604      3.241840      9.999447       3.241840            13

  10,109,889.00         1.495361          360          0.384000      3.275226      9.950000       3.275226            13

   1,422,400.00         1.581552          480          0.384000      3.502447      9.950000       3.502447            13

   3,436,165.39         1.485650          480          0.384000      3.274786      9.950000       3.274786            13

    620,499.50          6.375000          355          0.384000      2.750000      9.950000       2.750000            8

    241,184.86          6.500000          353          0.384000      2.900000      9.950000       2.900000            6

    551,646.79          7.000000          354          0.384000      3.400000      9.950000       3.400000            7

   8,218,826.45         7.086882          355          0.384000      3.486297      9.950000       3.486297            8

    877,118.82          6.929998          356          0.384000      3.329998      9.950000       3.329998            9

    351,174.72          6.671250          357          0.384000      3.071250      9.950000       3.071250            10

   4,268,015.46         6.672318          358          0.405757      3.068944      9.950000       3.068944            11

    592,309.55          6.664874          358          0.384000      3.064874      9.950000       3.064874            11

   4,941,005.13         6.842316          359          0.384000      3.242316      9.950000       3.242316            12

   3,740,090.86         6.833370          359          0.400280      3.233370      9.950000       3.233370            12

    446,000.56          6.924330          358          0.384000      3.324330      9.950000       3.324330            11

    275,392.47          7.000000          359          0.384000      3.400000      9.950000       3.400000            12

    464,715.97          7.000000          355          0.384000      3.400000      9.950000       3.400000            8

    247,795.13          7.125000          355          0.384000      3.450000      9.950000       3.450000            8

    295,361.63          6.875000          356          0.384000      3.200000      9.950000       3.200000            9

    155,772.61          6.569000          356          0.384000      2.950000      9.950000       2.950000            9

    418,619.01          6.569000          358          0.384000      2.950000      9.950000       2.950000            11

   1,290,836.15         6.494225          355          0.384000      2.841022      9.950000       2.841022            8

                                                                                 Original
                                                                                 Monthly
                                                                                Scheduled
                                                            Maximum Amount      Principal
                                                              of Negative      & Interest       Recast
Current Principal                         Months to Next     Amortization        Payment      Frequency     Payment
   Balance ($)          Mortgage Index   Rate Adjustment          (%)               ($)        (Months)      Cap(%)
-----------------       --------------   ---------------    --------------     ----------     ---------     -------
    581,976.33           One-Year MTA           1                 115            1,811.18         60          7.50

   4,843,309.16          One-Year MTA           1                 115            16,688.37        60          7.50

  10,109,889.00          One-Year MTA           1                 115            34,868.77        120         7.50

   1,422,400.00          One-Year MTA           1                 115            4,000.73         60          7.50

   3,436,165.39          One-Year MTA           1                 115            9,499.48         120         7.50

    620,499.50           One-Year MTA           1                 115            1,995.77         60          7.50

    241,184.86           One-Year MTA           1                 115             775.75          60          7.50

    551,646.79           One-Year MTA           1                 115            1,837.53         60          7.50

   8,218,826.45          One-Year MTA           1                 115            27,302.76        60          7.50

    877,118.82           One-Year MTA           1                 115            2,923.73         60          7.50

    351,174.72           One-Year MTA           1                 115            1,150.35         60          7.50

   4,268,015.46          One-Year MTA           1                 115            14,490.20        60          7.50

    592,309.55           One-Year MTA           1                 115            1,950.29         120         7.50

   4,941,005.13          One-Year MTA           1                 115            16,917.00        60          7.50

   3,740,090.86          One-Year MTA           1                 115            13,048.80        120         7.50

    446,000.56           One-Year MTA           1                 115            1,539.24         60          7.50

    275,392.47           One-Year MTA           1                 115             950.44          120         7.50

    464,715.97           One-Year MTA           1                 115            1,640.12         60          7.50

    247,795.13           One-Year MTA           1                 115             963.06          60          7.75

    295,361.63           One-Year MTA           1                 115            1,091.71         60          7.75

    155,772.61           One-Year MTA           1                 110             501.03          60          7.50

    418,619.01           One-Year MTA           1                 110            1,346.44         60          7.50

   1,290,836.15          One-Year MTA           1                 115            4,215.12         60          7.50




                                       Remaining
                         Current        Term to                                     Maximum        Minimum        Months to
Current Principal       Mortgage        Maturity       Expense        Gross        Mortgage       Mortgage       Next Payment
   Balance ($)          Rate (%)        (Months)     Fee Rate (%)   Margin (%)     Rate (%)       Rate (%)        Adjustment
-----------------       --------       ---------     ------------   ----------     --------       --------       ------------
    259,560.53          6.625000          355          0.384000      2.950000      9.950000       2.950000            8

    538,002.23          6.483294          348          0.384000      2.858294      9.950000       2.858294            1

    394,477.94          6.250000          349          0.384000      2.575000      9.950000       2.575000            2

    85,647.28           6.750000          354          0.384000      3.075000      9.950000       3.075000            7

   1,125,048.52         6.963352          355          0.460952      3.293222      9.950000       3.293222            8

   1,383,935.50         6.614263          356          0.384000      3.011982      9.950000       3.011982            9

   2,369,759.59         6.649489          356          0.384000      2.990763      9.950000       2.990763            10

   1,343,313.36         6.621386          358          0.384000      3.040144      9.950000       3.040144            11

   1,647,588.91         6.696581          359          0.384000      3.037307      9.950000       3.037307            12

    318,687.11          6.625000          479          0.384000      3.050000      9.950000       3.050000            12

   2,145,200.00         1.181801          360          0.384000      3.025261      9.950000       3.025261            13

    726,479.64          7.138321          356          0.384000      3.519321      9.950000       3.519321            9

    348,113.87          7.125000          352          0.384000      3.450000      9.950000       3.450000            5

    555,464.91          7.542596          354          1.237684      3.867596      9.950000       3.867596            7

   1,308,027.03         6.997765          354          0.483943      3.322765      9.889337       3.322765            7

  19,520,242.64         6.985162          355          0.395084      3.317485      9.950000       3.317485            8

   3,434,710.50         7.045427          355          0.726942      3.410850      9.950000       3.410850            8

   1,542,907.36         7.103240          356          0.566577      3.431287      10.239295      3.431287            9

  18,121,915.52         6.831368          356          0.415781      3.169072      10.019549      3.169072            9

   3,111,050.60         6.928171          357          0.440897      3.195652      9.950000       3.195652            10

   4,933,155.09         6.922403          357          0.384000      3.255798      9.950000       3.255798            10

   3,223,848.70         6.857261          358          0.384000      3.188459      9.950000       3.188459            11

   9,778,717.30         7.062272          359          0.460246      3.556750      9.999672       3.556750            12

                                                                                 Original
                                                                                 Monthly
                                                                                Scheduled
                                                            Maximum Amount      Principal
                                                              of Negative      & Interest       Recast
Current Principal                         Months to Next     Amortization        Payment      Frequency     Payment
   Balance ($)          Mortgage Index   Rate Adjustment          (%)               ($)        (Months)      Cap(%)
-----------------       --------------   ---------------    --------------     ----------     ---------     -------
    259,560.53           One-Year MTA           1                 115             834.85          60          7.50

    538,002.23           One-Year MTA           1                 115            1,784.07         60          7.50

    394,477.94           One-Year MTA           1                 115            1,268.80         60          7.50

    85,647.28            One-Year MTA           1                 115             275.48          60          7.50

   1,125,048.52          One-Year MTA           1                 115            3,852.17         60          7.50

   1,383,935.50          One-Year MTA           1                 115            4,483.16         60          7.50

   2,369,759.59          One-Year MTA           1                 115            7,856.22         60          7.50

   1,343,313.36          One-Year MTA           1                 115            4,571.73         60          7.50

   1,647,588.91          One-Year MTA           1                 115            5,659.61         60          7.50

    318,687.11           One-Year MTA           1                 115             844.03          60          7.50

   2,145,200.00          One-Year MTA           1                 115            7,080.41         60          7.50

    726,479.64           One-Year MTA           1                 110            2,336.65         60          7.50

    348,113.87           One-Year MTA           1                 115            1,180.64         60          7.50

    555,464.91           One-Year MTA           1                 115            2,235.71         60          7.50

   1,308,027.03          One-Year MTA           1                 115            4,394.44         60          7.75

  19,520,242.64          One-Year MTA           1                 115            64,324.12        60          7.50

   3,434,710.50          One-Year MTA           1                 115            12,841.62        60          7.75

   1,542,907.36          One-Year MTA           1                 115            6,021.13         60          7.50

  18,121,915.52          One-Year MTA           1                 115            60,420.26        60          7.75

   3,111,050.60          One-Year MTA           1                 115            10,977.72        60          7.50

   4,933,155.09          One-Year MTA           1                 115            17,057.16        60          7.75

   3,223,848.70          One-Year MTA           1                 115            11,305.46        60          7.50

   9,778,717.30          One-Year MTA           1                 115            35,477.75        60          7.50




                                       Remaining
                         Current        Term to                                     Maximum        Minimum        Months to
Current Principal       Mortgage        Maturity       Expense        Gross        Mortgage       Mortgage       Next Payment
   Balance ($)          Rate (%)        (Months)     Fee Rate (%)   Margin (%)     Rate (%)       Rate (%)        Adjustment
-----------------       --------       ---------     ------------   ----------     --------       --------       ------------
   1,755,460.81         7.277529          359          0.454437      3.602529      9.950000       3.602529            12

   2,664,220.50         6.990961          478          0.384000      3.315961      9.950000       3.315961            11

   4,511,679.34         7.109563          479          0.384000      3.437219      9.950000       3.437219            12

    388,374.96          7.250000          479          0.384000      3.575000      9.950000       3.575000            12

  11,552,873.00         1.506051          360          0.384000      3.356848      10.003234      3.356848            13

  13,493,639.00         1.494871          360          0.384000      3.443431      9.950000       3.443431            13

    876,800.00          1.288492          480          0.384000      3.363036      9.950000       3.363036            13

   4,817,196.00         1.619405          480          0.384000      3.465499      9.950000       3.465499            13

    873,268.71          7.000000          355          0.384000      3.325000      9.950000       3.325000            8

    186,688.13          7.500000          355          0.384000      3.825000      9.950000       3.825000            8

    496,308.47          6.793263          356          0.384000      3.118263      9.950000       3.118263            9

    492,700.33          6.945128          357          0.384000      3.270128      9.950000       3.270128            10

    365,634.96          6.791418          355          0.384000      3.116418      9.950000       3.116418            8

    315,774.42          6.875000          356          0.384000      3.200000      9.950000       3.200000            9

    471,423.12          6.643569          356          0.384000      2.989855      9.950000       2.989855            9

   1,334,377.24         7.319687          355          0.855903      3.652287      9.950000       3.652287            8

    95,432.90           7.125000          357          0.384000      3.450000      9.950000       3.450000            10

    262,984.67          6.625000          350          0.384000      2.975000      9.950000       2.975000            3

    452,334.75          6.932802          355          0.384000      3.257802      9.950000       3.257802            8

    125,365.10          7.000000          356          0.384000      3.325000      9.950000       3.325000            9

    244,268.91          7.250000          357          0.384000      3.575000      9.950000       3.575000            10

    262,628.74          7.000000          355          0.384000      3.400000      9.950000       3.400000            8

    354,320.00          2.000000          480          0.384000      3.650000      9.950000       3.650000            13

                                                                                 Original
                                                                                 Monthly
                                                                                Scheduled
                                                            Maximum Amount      Principal
                                                              of Negative      & Interest       Recast
Current Principal                         Months to Next     Amortization        Payment      Frequency     Payment
   Balance ($)          Mortgage Index   Rate Adjustment          (%)               ($)        (Months)      Cap(%)
-----------------       --------------   ---------------    --------------     ----------     ---------     -------
   1,755,460.81          One-Year MTA           1                 115            6,275.30         120         7.50

   2,664,220.50          One-Year MTA           1                 115            7,297.59         60          7.50

   4,511,679.34          One-Year MTA           1                 115            12,370.41        60          7.50

    388,374.96           One-Year MTA           1                 115            1,028.59         120         7.50

  11,552,873.00          One-Year MTA           1                 115            39,904.85        60          7.50

  13,493,639.00          One-Year MTA           1                 115            46,536.07        120         7.50

    876,800.00           One-Year MTA           1                 115            2,338.61         60          7.50

   4,817,196.00          One-Year MTA           1                 115            13,641.26        120         7.50

    873,268.71           One-Year MTA           1                 115            2,808.78         60          7.50

    186,688.13           One-Year MTA           1                 115             633.16          60          7.50

    496,308.47           One-Year MTA           1                 115            1,985.92         60          7.75

    492,700.33           One-Year MTA           1                 115            1,881.42         60          7.75

    365,634.96           One-Year MTA           1                 115            1,318.56         60          7.50

    315,774.42           One-Year MTA           1                 115            1,015.66         60          7.50

    471,423.12           One-Year MTA           1                 115            1,516.28         60          7.75

   1,334,377.24          One-Year MTA           1                 115            5,346.06         60          7.75

    95,432.90            One-Year MTA           1                 115             352.74          60          7.75

    262,984.67           One-Year MTA           1                 115             845.86          60          7.50

    452,334.75           One-Year MTA           1                 115            1,454.89         60          7.50

    125,365.10           One-Year MTA           1                 115             403.22          60          7.75

    244,268.91           One-Year MTA           1                 115             902.87          60          7.75

    262,628.74           One-Year MTA           1                 115             970.73          60          7.50

    354,320.00           One-Year MTA           3                 110            1,072.97         60          7.50




                                       Remaining
                         Current        Term to                                     Maximum        Minimum        Months to
Current Principal       Mortgage        Maturity       Expense        Gross        Mortgage       Mortgage       Next Payment
   Balance ($)          Rate (%)        (Months)     Fee Rate (%)   Margin (%)     Rate (%)       Rate (%)        Adjustment
-----------------       --------       ---------     ------------   ----------     --------       --------       ------------
    362,916.86          7.375000          358          0.384000      3.800000      9.950000       3.800000            11

   1,180,985.58         2.113061          359          0.384000      3.693535      9.950000       3.693535            12

    756,000.00          1.988757          360          0.384000      3.800000      9.950000       3.800000            13

   1,023,750.00         2.216691          360          0.384000      3.764344      9.950000       3.764344            13

    455,000.00          2.000000          480          0.384000      3.800000      9.950000       3.800000            13

    777,894.51          1.750000          358          0.384000      2.912903      9.950000       2.912903            11

    476,683.19          2.903585          359          0.384000      4.050000      9.950000       4.050000            12

    378,104.73          6.375000          351          0.384000      2.800000      9.950000       2.800000            4

    557,184.65          6.555258          354          0.384000      2.928775      9.950000       2.928775            7

   2,129,093.24         6.578940          355          0.384000      2.936479      9.950000       2.936479            8

   1,965,345.49         6.691312          356          0.384000      3.045510      9.950000       3.045510            9

   2,710,947.66         6.697576          357          0.384000      3.037952      9.950000       3.037952            10

    656,070.17          1.227213          358          0.384000      3.136295      9.950000       3.136295            11

    206,367.87          1.250000          479          0.384000      3.325000      9.950000       3.325000            12

    787,434.66          7.202147          476          0.384000      3.584147      11.386962      3.584147            9

    590,552.53          7.145776          355          0.610534      3.548940      9.950000       3.548940            8

    352,000.00          2.250000          360          0.384000      3.375000      9.950000       3.375000            13

    167,404.16          7.625000          355          0.384000      4.350000      9.950000       4.350000            8

                                                                                 Original
                                                                                 Monthly
                                                                                Scheduled
                                                            Maximum Amount      Principal
                                                              of Negative      & Interest       Recast
Current Principal                         Months to Next     Amortization        Payment      Frequency     Payment
   Balance ($)          Mortgage Index   Rate Adjustment          (%)               ($)        (Months)      Cap(%)
-----------------       --------------   ---------------    --------------     ----------     ---------     -------
    362,916.86           One-Year MTA           1                 115            1,252.50         60          7.50

   1,180,985.58          One-Year MTA           2                 115            4,432.23         60          7.50

    756,000.00           One-Year MTA           3                 115            2,790.07         60          7.50

   1,023,750.00          One-Year MTA           3                 115            3,895.87         120         7.50

    455,000.00           One-Year MTA           3                 115            1,377.86         120         7.50

    777,894.51           One-Year MTA           1                 115            2,778.98         60          7.50

    476,683.19           One-Year MTA           2                 115            1,985.01         60          7.50

    378,104.73           One-Year MTA           1                 115            1,216.13         60          7.50

    557,184.65           One-Year MTA           1                 115            1,811.86         60          7.50

   2,129,093.24          One-Year MTA           1                 115            6,848.01         60          7.50

   1,965,345.49          One-Year MTA           1                 115            6,478.46         60          7.50

   2,710,947.66          One-Year MTA           1                 115            8,884.97         60          7.50

    656,070.17           One-Year MTA           1                 115            2,179.35         60          7.50

    206,367.87           One-Year MTA           2                 115             546.56          60          7.50

    787,434.66           One-Year MTA           1                 110            4,581.59         60          7.75

    590,552.53           One-Year MTA           1                 115            2,531.38         60          7.75

    352,000.00           One-Year MTA           3                 115            1,345.51         120         7.50

    167,404.16           One-Year MTA           1                 115             629.27          60          7.50

o loan group 2 consists of 184 Mortgage Loans with the following characteristics:




                                   Remaining
                        Current     Term to                                   Maximum       Minimum     Months to
Current Principal      Mortgage     Maturity     Expense       Gross         Mortgage      Mortgage    Next Payment
   Balance ($)         Rate (%)     (Months)   Fee Rate (%)  Margin (%)      Rate (%)      Rate (%)     Adjustment    Mortgage Index
-----------------      --------    ---------   ------------  ----------      --------      --------    ------------   --------------
    700,883.93         7.875000       355        0.384000     3.375000       9.950000      3.375000          8           One-Month
                                                                                                                           LIBOR

    237,915.09         7.250000       354        0.384000     4.075000       9.950000      4.075000          8           Eleventh
                                                                                                                       District COFI

    237,994.53         7.000000       352        0.384000     3.400000       9.950000      3.400000          5           Eleventh
                                                                                                                       District COFI

    578,661.11         6.328904       352        0.384000     3.115636       9.950000      3.115636          5           Eleventh
                                                                                                                       District COFI

    722,944.58         7.112934       353        0.384000     3.881750       9.950000      3.881750          6           Eleventh
                                                                                                                       District COFI

     87,865.09         7.000000       356        0.384000     3.325000       9.950000      3.325000          9         One-Year MTA

    128,031.71         6.369000       356        0.384000     2.750000       9.950000      2.750000          9         One-Year MTA

   1,047,497.79        6.875000       359        0.384000     3.250000       9.950000      3.250000         12         One-Year MTA

    522,232.81         6.717999       476        0.384000     3.100000      11.450000      3.100000          9         One-Year MTA

    446,000.00         1.000000       360        0.384000     3.400000       9.950000      3.400000         13         One-Year MTA

    805,602.13         6.924802       354        0.384000     3.152441       9.950000      3.152441          7         One-Year MTA

   14,300,050.97       7.193284       355        0.384000     3.554538       9.950000      3.554538          8         One-Year MTA

   2,346,807.02        6.862668       356        0.384000     3.232127       9.950000      3.232127          9         One-Year MTA

   1,540,370.61        6.779889       357        0.384000     3.185764       9.950000      3.185764         10         One-Year MTA

   4,089,681.27        6.717204       358        0.384000     3.117512       9.950000      3.117512         11         One-Year MTA

   13,222,938.72       6.771745       359        0.397660     3.162904       9.950000      3.162904         12         One-Year MTA

    669,699.86         6.457899       359        0.384000     2.842410       9.950000      2.842410         12         One-Year MTA

    904,516.30         7.250000       477        0.384000     3.650000       9.950000      3.650000         10         One-Year MTA

                                                            Original
                                                            Monthly
                                                           Scheduled
                                         Maximum Amount    Principal
                                           of Negative    & Interest      Recast
Current Principal       Months to Next    Amortization      Payment     Frequency    Payment     Prepayment
   Balance ($)         Rate Adjustment         (%)             ($)       (Months)     Cap(%)   Charge Period  Prepayment
-----------------      ---------------   --------------   ----------    ---------    -------   -------------  ----------
    700,883.93                1                115          2,503.86        60         7.50          12           CW01

    237,915.09                1                115           806.90         60         7.50           0           N/A

    237,994.53                1                110           765.48         60         7.50           0           N/A

    578,661.11                1                115          1,962.55        60         7.50           0           N/A


    722,944.58                1                115          2,451.90        60         7.50           0           N/A

     87,865.09                1                115           282.61         60         7.75           0           N/A

    128,031.71                1                110           411.80         60         7.50           0           N/A

   1,047,497.79               1                110          3,369.17        60         7.50           0           N/A

    522,232.81                1                110          2,860.66        60         7.50           0           N/A

    446,000.00                1                110          1,434.51       120         7.50           0           N/A

    805,602.13                1                115          2,639.93        60         7.50           0           N/A

   14,300,050.97              1                115          46,803.81       60         7.50           0           N/A

   2,346,807.02               1                115          7,915.02        60         7.50           0           N/A

   1,540,370.61               1                115          5,387.07        60         7.50           0           N/A

   4,089,681.27               1                115          14,057.91       60         7.50           0           N/A

   13,222,938.72              1                115          45,062.54       60         7.50           0           N/A

    669,699.86                1                115          2,312.17       120         7.50           0           N/A

    904,516.30                1                115          2,287.12        60         7.50           0           N/A




                                   Remaining
                        Current     Term to                                   Maximum       Minimum     Months to
Current Principal      Mortgage     Maturity     Expense       Gross         Mortgage      Mortgage    Next Payment
   Balance ($)         Rate (%)     (Months)   Fee Rate (%)  Margin (%)      Rate (%)      Rate (%)     Adjustment    Mortgage Index
-----------------      --------    ---------   ------------  ----------      --------      --------    ------------   --------------
    456,745.56         7.250000       478        0.384000     3.650000       9.950000      3.650000         11         One-Year MTA

   1,528,556.98        7.043740       479        0.384000     3.435092       9.950000      3.435092         12         One-Year MTA

   21,868,094.00       1.390425       360        0.384000     3.245522       9.950000      3.245522         13         One-Year MTA

   46,561,020.84       1.396320       360        0.396532     3.057317       9.950000      3.057317         13         One-Year MTA

   3,057,750.00        1.250000       480        0.384000     3.155752      10.141624      3.155752         13         One-Year MTA

   16,851,695.75       1.448837       480        0.384000     3.200488       9.950000      3.200488         13         One-Year MTA

    944,788.08         6.032102       355        0.384000     2.384242       9.950000      2.384242          8         One-Year MTA

    921,769.56         5.500000       351        0.384000     1.900000       9.950000      1.900000          4         One-Year MTA

    416,214.71         7.000000       352        0.384000     3.400000       9.950000      3.400000          5         One-Year MTA

    500,194.95         6.750000       353        0.384000     3.150000       9.950000      3.150000          6         One-Year MTA

   2,318,402.07        6.852855       354        0.384000     3.210431       9.950000      3.210431          7         One-Year MTA

   27,992,947.35       6.935605       355        0.384000     3.335108       9.950000      3.335108          8         One-Year MTA

   4,384,310.72        6.623834       356        0.409577     3.023834       9.950000      3.023834          9         One-Year MTA

   3,676,882.64        6.856137       357        0.384000     3.256137       9.950000      3.256137         10         One-Year MTA

   13,351,223.54       6.856179       358        0.415383     3.256179       9.950000      3.256179         11         One-Year MTA

    200,013.23         7.875000       358        1.254000     4.275000       9.950000      4.275000         11         One-Year MTA

   24,137,728.81       6.706428       359        0.384000     3.106428       9.950000      3.106428         12         One-Year MTA

   25,564,637.05       6.771354       359        0.391652     3.171354       9.950000      3.171354         12         One-Year MTA

     89,682.16         1.500000       360        0.384000     3.400000       9.950000      3.400000         13         One-Year MTA

   2,058,400.00        1.072483       360        0.384000     3.281777       9.950000      3.281777         13         One-Year MTA

    635,470.54         7.070061       355        0.384000     3.470061       9.950000      3.470061          8         One-Year MTA

    264,597.84         7.000000       358        0.384000     3.400000       9.950000      3.400000         11         One-Year MTA

                                                            Original
                                                            Monthly
                                                           Scheduled
                                         Maximum Amount    Principal
                                           of Negative    & Interest      Recast
Current Principal       Months to Next    Amortization      Payment     Frequency    Payment     Prepayment
   Balance ($)         Rate Adjustment         (%)             ($)       (Months)     Cap(%)   Charge Period  Prepayment
-----------------      ---------------   --------------   ----------    ---------    -------   -------------  ----------
    456,745.56                1                115          1,265.97        60         7.50           0           N/A

   1,528,556.98               1                115          4,178.88        60         7.50           0           N/A

   21,868,094.00              1                115          74,326.76       60         7.50           0           N/A

   46,561,020.84              1                115         158,385.27      120         7.50           0           N/A

   3,057,750.00               1                115          8,098.30        60         7.50           0           N/A

   16,851,695.75              1                115          46,278.52      120         7.50           0           N/A

    944,788.08                1                115          3,038.81        60         7.50           6           CW01

    921,769.56                1                115          2,964.78        60         7.50          12           CW01

    416,214.71                1                115          1,338.71        60         7.50          12           CW01

    500,194.95                1                115          1,696.43        60         7.50          12           CW01

   2,318,402.07               1                115          8,105.94        60         7.50          12           CW01

   27,992,947.35              1                115          91,462.97       60         7.50          12           CW01

   4,384,310.72               1                115          15,482.58       60         7.50          12           CW01

   3,676,882.64               1                115          12,228.64       60         7.50          12           CW01

   13,351,223.54              1                115          47,089.22       60         7.50          12           CW01

    200,013.23                1                115          1,013.44       120         7.50          12           CW01

   24,137,728.81              1                115          80,762.69       60         7.50          12           CW01

   25,564,637.05              1                115          86,458.93      120         7.50          12           CW01

     89,682.16                1                115           309.51         60         7.50          12           CW01

   2,058,400.00               1                115          6,689.38       120         7.50          12           CW01

    635,470.54                1                115          2,174.74        60         7.50          12           CW04

    264,597.84                1                115           978.01        120         7.50          12           CW04




                                   Remaining
                        Current     Term to                                   Maximum       Minimum     Months to
Current Principal      Mortgage     Maturity     Expense       Gross         Mortgage      Mortgage    Next Payment
   Balance ($)         Rate (%)     (Months)   Fee Rate (%)  Margin (%)      Rate (%)      Rate (%)     Adjustment    Mortgage Index
-----------------      --------    ---------   ------------  ----------      --------      --------    ------------   --------------
    611,224.79         7.000000       359        0.384000     3.400000       9.950000      3.400000         12         One-Year MTA

    281,600.00         1.500000       360        0.384000     3.400000       9.950000      3.400000         13         One-Year MTA

    574,238.42         6.625000       357        0.384000     3.025000       9.950000      3.025000         10         One-Year MTA

    607,056.04         6.368000       475        0.384000     2.750000      10.950000      2.750000          8         One-Year MTA

    590,777.24         6.875000       354        0.384000     3.275000       9.950000      3.275000          7         One-Year MTA

    507,508.44         7.000000       355        0.384000     3.400000       9.950000      3.400000          8         One-Year MTA

    143,985.52         7.000000       358        0.384000     3.400000       9.950000      3.400000         11         One-Year MTA

    619,814.23         6.375000       359        0.384000     2.775000       9.950000      2.775000         12         One-Year MTA

    495,906.00         7.250000       359        0.384000     3.575000       9.950000      3.575000         12         One-Year MTA

    973,127.77         6.569000       356        0.384000     2.950000       9.950000      2.950000          9         One-Year MTA

   1,400,321.00        6.537228       356        0.384000     2.918228       9.950000      2.918228          9         One-Year MTA

   5,849,649.26        6.585708       355        0.384000     2.918566       9.950000      2.918566          8         One-Year MTA

    445,858.86         6.421429       350        0.384000     2.805715       9.950000      2.805715          3         One-Year MTA

    346,068.23         6.750000       351        0.384000     3.075000       9.950000      3.075000          4         One-Year MTA

    673,797.63         6.509652       352        0.384000     2.871127       9.950000      2.871127          5         One-Year MTA

    952,723.66         6.785483       355        0.384000     3.110483       9.950000      3.110483          8         One-Year MTA

   2,736,378.95        6.707995       356        0.384000     3.044739       9.950000      3.044739          9         One-Year MTA

   5,011,778.18        6.673210       357        0.384000     3.013020       9.950000      3.013020         10         One-Year MTA

   7,738,082.83        6.580331       358        0.403512     2.944920       9.950000      2.944920         11         One-Year MTA

   13,568,342.21       6.790357       359        0.384000     3.133494       9.950000      3.133494         12         One-Year MTA

    957,049.21         6.875000       479        0.384000     3.200000       9.950000      3.200000         12         One-Year MTA

   6,321,556.00        1.320253       360        0.384000     3.135245       9.950000      3.135245         13         One-Year MTA

    865,000.00         1.250000       480        0.384000     3.200000       9.950000      3.200000         13         One-Year MTA

                                                            Original
                                                            Monthly
                                                           Scheduled
                                         Maximum Amount    Principal
                                           of Negative    & Interest      Recast
Current Principal       Months to Next    Amortization      Payment     Frequency    Payment     Prepayment
   Balance ($)         Rate Adjustment         (%)             ($)       (Months)     Cap(%)   Charge Period  Prepayment
-----------------      ---------------   --------------   ----------    ---------    -------   -------------  ----------
    611,224.79                1                115          2,109.46       120         7.50          12           CW04

    281,600.00                1                115           971.86        120         7.50          12           CW04

    574,238.42                1                115          1,846.98        60         7.50          12           CW07

    607,056.04                1                110          3,178.65        60         7.50          12           CW09

    590,777.24                1                115          1,900.17        60         7.50          12           CW09

    507,508.44                1                115          1,632.35        60         7.50          12           CW09

    143,985.52                1                115           568.92         60         7.50          12           CW09

    619,814.23                1                115          1,993.57        60         7.50          12           CW09

    495,906.00                1                115          1,711.47       120         7.50          12           CW09

    973,127.77                1                110          3,129.96        60         7.50          21          CW01S

   1,400,321.00               1                110          4,503.99        60         7.50          24           CW01

   5,849,649.26               1                115          18,814.78       60         7.50          24           CW01

    445,858.86                1                115          1,434.06        60         7.50          36          CW01S

    346,068.23                1                115          1,113.09        60         7.50          36          CW01S

    673,797.63                1                115          2,167.20        60         7.50          36          CW01S

    952,723.66                1                115          3,303.78        60         7.50          36          CW01S

   2,736,378.95               1                115          9,020.88        60         7.50          36          CW01S

   5,011,778.18               1                115          16,837.36       60         7.50          36          CW01S

   7,738,082.83               1                115          26,059.21       60         7.50          36          CW01S

   13,568,342.21              1                115          45,164.14       60         7.50          36          CW01S

    957,049.21                1                115          2,666.74        60         7.50          36          CW01S

   6,321,556.00               1                115          21,275.90       60         7.50          36          CW01S

    865,000.00                1                115          2,290.91        60         7.50          36          CW01S




                                   Remaining
                        Current     Term to                                   Maximum       Minimum     Months to
Current Principal      Mortgage     Maturity     Expense       Gross         Mortgage      Mortgage    Next Payment
   Balance ($)         Rate (%)     (Months)   Fee Rate (%)  Margin (%)      Rate (%)      Rate (%)     Adjustment    Mortgage Index
-----------------      --------    ---------   ------------  ----------      --------      --------    ------------   --------------
    556,962.94         6.375000       355        0.384000     2.725000       9.950000      2.725000          8         One-Year MTA

   3,584,736.67        6.880931       356        0.384000     3.262242      10.282337      3.262242          9         One-Year MTA

   1,112,879.48        6.840374       357        0.384000     3.221374       9.950000      3.221374         10         One-Year MTA

   1,697,999.83        6.857911       359        0.384000     3.227497       9.950000      3.227497         12         One-Year MTA

   1,469,363.81        7.108218       475        0.384000     3.490218      11.353431      3.490218          8         One-Year MTA

   3,727,255.61        7.125133       476        0.384000     3.506706      10.701330      3.506706          9         One-Year MTA

    190,000.00         1.000000       360        0.384000     2.725000       9.950000      2.725000         13         One-Year MTA

   1,412,000.00        1.500000       360        0.384000     3.269122       9.950000      3.269122         13         One-Year MTA

    432,000.00         1.250000       480        0.384000     2.875000       9.950000      2.875000         13         One-Year MTA

    109,656.84         6.375000       350        0.384000     2.725000       9.950000      2.725000          3         One-Year MTA

   1,404,407.73        6.498327       351        0.384000     2.890440       9.950000      2.890440          4         One-Year MTA

    120,676.10         7.125000       352        0.384000     3.450000       9.950000      3.450000          5         One-Year MTA

   2,820,959.47        6.779510       353        0.490352     3.109597       9.950000      3.109597          6         One-Year MTA

    896,821.37         7.450304       353        0.833775     3.775304       9.950000      3.775304          6         One-Year MTA

   4,245,181.22        6.770669       354        0.384000     3.101715       9.950000      3.101715          7         One-Year MTA

   2,753,326.15        7.196112       354        0.826366     3.528005       9.949934      3.528005          7         One-Year MTA

   16,871,436.38       6.921218       355        0.412883     3.258809       9.950000      3.258809          8         One-Year MTA

   6,629,880.36        7.155182       355        0.696019     3.502081       9.950000      3.502081          8         One-Year MTA

   4,261,407.53        6.889686       356        0.427253     3.225488       9.950000      3.225488          9         One-Year MTA

   15,377,742.35       6.882816       356        0.403093     3.224673      10.233451      3.224673          9         One-Year MTA

   14,629,453.52       6.999535       357        0.434118     3.299239       9.998263      3.299239         10         One-Year MTA

   9,390,284.65        6.895400       357        0.384000     3.233725       9.950000      3.233725         10         One-Year MTA

                                                            Original
                                                            Monthly
                                                           Scheduled
                                         Maximum Amount    Principal
                                           of Negative    & Interest      Recast
Current Principal       Months to Next    Amortization      Payment     Frequency    Payment     Prepayment
   Balance ($)         Rate Adjustment         (%)             ($)       (Months)     Cap(%)   Charge Period  Prepayment
-----------------      ---------------   --------------   ----------    ---------    -------   -------------  ----------
    556,962.94                1                110          1,791.41        60         7.50          36           CW01

   3,584,736.67               1                110          14,016.05       60         7.50          36           CW01

   1,112,879.48               1                110          3,579.46        60         7.50          36           CW01

   1,697,999.83               1                110          5,655.39        60         7.50          36           CW01

   1,469,363.81               1                110          8,484.32        60         7.50          36           CW01

   3,727,255.61               1                110          15,598.41       60         7.50          36           CW01

    190,000.00                1                110           611.12         60         7.50          36           CW01

   1,412,000.00               1                110          4,873.10       120         7.50          36           CW01

    432,000.00                1                110          1,144.13       120         7.50          36           CW01

    109,656.84                1                115           405.31         60         7.50          36           CW01

   1,404,407.73               1                115          4,517.13        60         7.50          36           CW01

    120,676.10                1                115           409.28         60         7.50          36           CW01

   2,820,959.47               1                115          9,548.31        60         7.50          36           CW01

    896,821.37                1                115          3,521.34        60         7.75          36           CW01

   4,245,181.22               1                115          13,775.41       60         7.50          36           CW01

   2,753,326.15               1                115          10,513.13       60         7.75          36           CW01

   16,871,436.38              1                115          56,104.78       60         7.50          36           CW01

   6,629,880.36               1                115          25,253.51       60         7.75          36           CW01

   4,261,407.53               1                115          14,361.12       60         7.50          36           CW01

   15,377,742.35              1                115          51,440.03       60         7.75          36           CW01

   14,629,453.52              1                115          51,282.16       60         7.50          36           CW01

   9,390,284.65               1                115          32,708.83       60         7.75          36           CW01




                                   Remaining
                        Current     Term to                                   Maximum       Minimum     Months to
Current Principal      Mortgage     Maturity     Expense       Gross         Mortgage      Mortgage    Next Payment
   Balance ($)         Rate (%)     (Months)   Fee Rate (%)  Margin (%)      Rate (%)      Rate (%)     Adjustment    Mortgage Index
-----------------      --------    ---------   ------------  ----------      --------      --------    ------------   --------------
   24,962,260.61       6.962511       358        0.397719     3.293160       9.992147      3.293160         11         One-Year MTA

   54,359,905.60       6.979815       359        0.417201     3.353570       9.971049      3.353570         12         One-Year MTA

   27,185,792.42       6.829094       359        0.388945     3.171082       9.950000      3.171082         12         One-Year MTA

    417,586.47         6.250000       475        0.384000     2.650000       9.950000      2.650000          8         One-Year MTA

    235,782.41         7.125000       476        0.384000     3.450000       9.950000      3.450000          9         One-Year MTA

   2,221,496.85        7.055080       477        0.384000     3.388651       9.950000      3.388651         10         One-Year MTA

   11,444,687.44       7.088673       478        0.384000     3.413673       9.950000      3.413673         11         One-Year MTA

   33,465,097.10       6.990233       479        0.384000     3.342346       9.950000      3.342346         12         One-Year MTA

   22,293,342.41       6.970569       479        0.384000     3.306623       9.950000      3.306623         12         One-Year MTA

   59,763,465.71       1.425969       360        0.385252     3.302620       9.966063      3.302620         13         One-Year MTA

   92,046,600.38       1.499799       360        0.384000     3.336946       9.950000      3.336946         13         One-Year MTA

   11,724,236.00       1.472882       480        0.384000     3.366170       9.950000      3.366170         13         One-Year MTA

   28,167,331.05       1.611973       480        0.384000     3.423656       9.950000      3.423656         13         One-Year MTA

    248,677.94         7.125000       357        0.384000     3.500000       9.950000      3.500000         10         One-Year MTA

    215,153.74         6.875000       479        0.384000     3.200000       9.950000      3.200000         12         One-Year MTA

    551,150.00         1.965890       360        0.384000     3.315543       9.950000      3.315543         13         One-Year MTA

    798,505.69         6.970953       355        0.384000     3.295953       9.950000      3.295953          8         One-Year MTA

    436,926.27         7.070553       356        0.384000     3.395553       9.950000      3.395553          9         One-Year MTA

   2,885,370.99        7.033778       359        0.384000     3.358778       9.950000      3.358778         12         One-Year MTA

    985,741.55         6.986862       359        0.384000     3.311862       9.950000      3.311862         12         One-Year MTA

    512,100.69         6.763410       479        0.384000     3.088410       9.950000      3.088410         12         One-Year MTA

    307,890.64         7.250000       479        0.384000     3.575000       9.950000      3.575000         12         One-Year MTA

   1,759,300.00        1.411357       360        0.384000     3.356133       9.950000      3.356133         13         One-Year MTA

                                                            Original
                                                            Monthly
                                                           Scheduled
                                         Maximum Amount    Principal
                                           of Negative    & Interest      Recast
Current Principal       Months to Next    Amortization      Payment     Frequency    Payment     Prepayment
   Balance ($)         Rate Adjustment         (%)             ($)       (Months)     Cap(%)   Charge Period  Prepayment
-----------------      ---------------   --------------   ----------    ---------    -------   -------------  ----------
   24,962,260.61              1                115          87,067.67       60         7.50          36           CW01

   54,359,905.60              1                115         189,981.30       60         7.50          36           CW01

   27,185,792.42              1                115          94,014.71      120         7.50          36           CW01

    417,586.47                1                115          1,055.89        60         7.50          36           CW01

    235,782.41                1                115           596.19         60         7.50          36           CW01

   2,221,496.85               1                115          5,753.21        60         7.50          36           CW01

   11,444,687.44              1                115          30,975.03       60         7.50          36           CW01

   33,465,097.10              1                115          92,366.50       60         7.50          36           CW01

   22,293,342.41              1                115          62,094.08      120         7.50          36           CW01

   59,763,465.71              1                115         204,139.47       60         7.50          36           CW01

   92,046,600.38              1                115         317,662.54      120         7.50          36           CW01

   11,724,236.00              1                115          32,337.68       60         7.50          36           CW01

   28,167,331.05              1                115          79,657.90      120         7.50          36           CW01

    248,677.94                1                115           799.85         60         7.50          36           CW04

    215,153.74                1                115           569.82        120         7.50          36           CW05

    551,150.00                1                115          2,027.77       120         7.50          36           CW05

    798,505.69                1                115          2,568.31        60         7.50          36           CW07

    436,926.27                1                115          1,459.62        60         7.75          36           CW07

   2,885,370.99               1                115          10,037.54       60         7.50          36           CW07

    985,741.55                1                115          3,292.98       120         7.50          36           CW07

    512,100.69                1                115          1,322.07        60         7.50          36           CW07

    307,890.64                1                115           892.37        120         7.50          36           CW07

   1,759,300.00               1                115          5,997.15        60         7.50          36           CW07




                                   Remaining
                        Current     Term to                                   Maximum       Minimum     Months to
Current Principal      Mortgage     Maturity     Expense       Gross         Mortgage      Mortgage    Next Payment
   Balance ($)         Rate (%)     (Months)   Fee Rate (%)  Margin (%)      Rate (%)      Rate (%)     Adjustment    Mortgage Index
-----------------      --------    ---------   ------------  ----------      --------      --------    ------------   --------------
   2,914,400.00        1.412461       360        0.384000     3.282748       9.950000      3.282748         13         One-Year MTA

    157,500.00         1.000000       480        0.384000     3.575000       9.950000      3.575000         13         One-Year MTA

    165,830.32         6.750000       354        0.384000     3.100000       9.950000      3.100000          7         One-Year MTA

     28,058.81         7.375000       355        0.384000     3.700000       9.950000      3.700000          8         One-Year MTA

    518,760.31         6.797207       355        0.538979     3.122207       9.950000      3.122207          8         One-Year MTA

    467,124.32         7.235862       356        1.038255     3.585862       9.950000      3.585862          9         One-Year MTA

    151,023.47         6.625000       356        0.384000     2.950000       9.950000      2.950000          9         One-Year MTA

    707,031.56         7.144973       357        0.384000     3.469973       9.950000      3.469973         10         One-Year MTA

    393,203.04         7.162187       357        0.581685     3.487187       9.950000      3.487187         10         One-Year MTA

   2,517,394.91        7.252980       358        0.384000     3.577980       9.950000      3.577980         11         One-Year MTA

   1,902,892.78        6.229081       359        0.424820     3.269819       9.950000      3.269819         12         One-Year MTA

    663,878.97         7.555715       359        0.647190     3.880715       9.950000      3.880715         12         One-Year MTA

     96,949.06         7.125000       479        0.384000     3.450000       9.950000      3.450000         12         One-Year MTA

    206,060.00         1.891342       360        0.384000     3.450000       9.950000      3.450000         13         One-Year MTA

   1,796,072.00        1.469469       360        0.384000     3.263687       9.950000      3.263687         13         One-Year MTA

    162,250.00         1.750000       480        0.384000     3.388136       9.950000      3.388136         13         One-Year MTA

    560,176.83         6.375421       350        0.384000     2.767116       9.950000      2.767116          3         One-Year MTA

    164,910.67         6.375000       351        0.384000     2.750000       9.950000      2.750000          4         One-Year MTA

   1,098,431.87        7.086439       355        0.384000     3.411439       9.950000      3.411439          8         One-Year MTA

   1,693,780.56        6.780484       356        0.384000     3.127655       9.950000      3.127655          9         One-Year MTA

   1,647,204.67        6.727750       357        0.384000     3.085719       9.950000      3.085719         10         One-Year MTA

   2,318,819.94        6.700578       358        0.384000     3.035193       9.950000      3.035193         11         One-Year MTA

                                                            Original
                                                            Monthly
                                                           Scheduled
                                         Maximum Amount    Principal
                                           of Negative    & Interest      Recast
Current Principal       Months to Next    Amortization      Payment     Frequency    Payment     Prepayment
   Balance ($)         Rate Adjustment         (%)             ($)       (Months)     Cap(%)   Charge Period  Prepayment
-----------------      ---------------   --------------   ----------    ---------    -------   -------------  ----------
   2,914,400.00               1                115          9,936.22       120         7.50          36           CW07

    157,500.00                1                115           398.25         60         7.50          36           CW07

    165,830.32                1                115           612.94         60         7.75          36           CW08

     28,058.81                1                115           109.05         60         7.50          36           CW08

    518,760.31                1                115          1,850.68        60         7.75          36           CW08

    467,124.32                1                115          1,948.39        60         7.50          36           CW08

    151,023.47                1                115           485.75         60         7.75          36           CW08

    707,031.56                1                115          2,487.76        60         7.50          36           CW08

    393,203.04                1                115          1,575.89        60         7.75          36           CW08

   2,517,394.91               1                115          9,192.97        60         7.50          36           CW08

   1,902,892.78               1                115          6,475.36        60         7.50          36           CW08

    663,878.97                1                115          2,705.83       120         7.50          36           CW08

     96,949.06                1                115           256.76        120         7.50          36           CW08

    206,060.00                1                115           750.49         60         7.50          36           CW08

   1,796,072.00               1                115          6,172.33       120         7.50          36           CW08

    162,250.00                1                115           470.26        120         7.50          36           CW08

    560,176.83                1                115          1,801.75        60         7.50          36          CW09S

    164,910.67                1                115           530.42         60         7.50          36          CW09S

   1,098,431.87               1                115          3,532.99        60         7.50          36          CW09S

   1,693,780.56               1                115          5,497.49        60         7.50          36          CW09S

   1,647,204.67               1                115          5,387.81        60         7.50          36          CW09S

   2,318,819.94               1                115          7,662.57        60         7.50          36          CW09S




                                   Remaining
                        Current     Term to                                   Maximum       Minimum     Months to
Current Principal      Mortgage     Maturity     Expense       Gross         Mortgage      Mortgage    Next Payment
   Balance ($)         Rate (%)     (Months)   Fee Rate (%)  Margin (%)      Rate (%)      Rate (%)     Adjustment    Mortgage Index
-----------------      --------    ---------   ------------  ----------      --------      --------    ------------   --------------
   1,999,276.74        6.875000       359        0.384000     3.200000       9.950000      3.200000         12         One-Year MTA

   1,159,497.81        7.010450       355        0.384000     3.335450       9.950000      3.335450          8         One-Year MTA

    191,375.42         7.000000       355        0.384000     3.325000       9.950000      3.325000          8         One-Year MTA

    128,859.87         7.000000       356        0.384000     3.325000       9.950000      3.325000          9         One-Year MTA

    247,140.26         6.750000       357        0.384000     3.075000       9.950000      3.075000         10         One-Year MTA

    368,511.27         7.153117       358        0.471480     3.478117       9.950000      3.478117         11         One-Year MTA

     84,530.60         6.250000       358        0.384000     2.650000       9.950000      2.650000         11         One-Year MTA

    124,702.12         7.000000       359        0.384000     3.325000       9.950000      3.325000         12         One-Year MTA

    131,343.98         6.500000       359        0.384000     2.875000       9.950000      2.875000         12         One-Year MTA

   1,495,240.87        6.974314       479        0.384000     3.299314       9.950000      3.299314         12         One-Year MTA

   1,374,700.00        1.523787       360        0.384000     3.467531       9.950000      3.467531         13         One-Year MTA

   2,030,760.08        1.247831       360        0.398665     2.982062       9.950000      2.982062         13         One-Year MTA

    315,000.00         1.000000       480        0.384000     3.450000       9.950000      3.450000         13         One-Year MTA

    110,311.90         7.125000       355        0.384000     3.450000       9.950000      3.450000          8         One-Year MTA

     39,138.55         7.750000       357        0.384000     4.100000       9.950000      4.100000         10         One-Year MTA

    476,324.21         6.067999       475        0.384000     2.450000      10.950000      2.450000          8         One-Year MTA

   2,018,840.98        6.219537       476        0.384000     2.601538      10.999999      2.601538          9         One-Year MTA

    430,080.23         7.625000       354        0.384000     4.025000       9.950000      4.025000          7         One-Year MTA

   1,473,910.56        1.993303       358        0.384000     3.698661       9.950000      3.698661         11         One-Year MTA

   4,315,368.45        1.906046       359        0.406943     3.771358      10.000610      3.771358         12         One-Year MTA

   10,931,631.00       1.895858       360        0.384000     3.742243       9.950000      3.742243         13         One-Year MTA

   5,588,215.00        1.882580       360        0.425516     3.606758       9.950000      3.606758         13         One-Year MTA

    477,155.76         6.875000       355        0.384000     3.300000       9.950000      3.300000          8         One-Year MTA

                                                            Original
                                                            Monthly
                                                           Scheduled
                                         Maximum Amount    Principal
                                           of Negative    & Interest      Recast
Current Principal       Months to Next    Amortization      Payment     Frequency    Payment     Prepayment
   Balance ($)         Rate Adjustment         (%)             ($)       (Months)     Cap(%)   Charge Period  Prepayment
-----------------      ---------------   --------------   ----------    ---------    -------   -------------  ----------
   1,999,276.74               1                115          6,430.46        60         7.50          36          CW09S

   1,159,497.81               1                115          4,062.24        60         7.50          36           CW09

    191,375.42                1                115           707.36         60         7.75          36           CW09

    128,859.87                1                115           437.03         60         7.75          36           CW09

    247,140.26                1                115          1,041.95        60         7.50          36           CW09

    368,511.27                1                115          1,484.12        60         7.50          36           CW09

     84,530.60                1                115           291.73        120         7.50          36           CW09

    124,702.12                1                115           401.09         60         7.50          36           CW09

    131,343.98                1                115           553.75        120         7.50          36           CW09

   1,495,240.87               1                115          3,888.25        60         7.50          36           CW09

   1,374,700.00               1                115          4,760.07        60         7.50          36           CW09

   2,030,760.08               1                115          6,765.47       120         7.50          36           CW09

    315,000.00                1                115           796.50         60         7.50          36           CW09

    110,311.90                1                115           354.81         60         7.50          60           CW07

     39,138.55                1                115           181.26         60         7.50           0           N/A

    476,324.21                1                110          2,446.70        60         7.75           0           N/A

   2,018,840.98               1                110          10,472.45       60         7.75           0           N/A

    430,080.23                1                115          1,616.68        60         7.50           0           N/A

   1,473,910.56               1                115          5,442.93        60         7.50           0           N/A

   4,315,368.45               2                115          15,748.46       60         7.50           0           N/A

   10,931,631.00              3                115          39,838.52       60         7.50           0           N/A

   5,588,215.00               3                115          20,328.55      120         7.50           0           N/A

    477,155.76                1                115          1,704.61        60         7.50          12           CW01




                                   Remaining
                        Current     Term to                                   Maximum       Minimum     Months to
Current Principal      Mortgage     Maturity     Expense       Gross         Mortgage      Mortgage    Next Payment
   Balance ($)         Rate (%)     (Months)   Fee Rate (%)  Margin (%)      Rate (%)      Rate (%)     Adjustment    Mortgage Index
-----------------      --------    ---------   ------------  ----------      --------      --------    ------------   --------------
    159,129.27         7.375000       357        0.384000     3.800000       9.950000      3.800000         10         One-Year MTA

   2,955,921.78        2.087502       358        0.384000     3.688542       9.950000      3.688542         11         One-Year MTA

   1,255,535.27        1.779651       359        0.384000     3.738793       9.950000      3.738793         12         One-Year MTA

    217,539.13         1.750000       359        0.384000     3.800000       9.950000      3.800000         12         One-Year MTA

   1,009,945.66        6.368000       476        0.384000     2.750000      10.950000      2.750000          9         One-Year MTA

    347,003.57         7.250000       349        0.384000     3.600000       9.950000      3.600000          2         One-Year MTA

    174,071.69         7.250000       350        0.384000     3.600000       9.950000      3.600000          3         One-Year MTA

    614,421.30         6.750000       352        0.384000     3.075000       9.950000      3.075000          5         One-Year MTA

    796,046.77         6.125567       353        0.384000     2.500681       9.950000      2.500681          6         One-Year MTA

   1,160,176.00        6.301737       354        0.384000     2.660801       9.950000      2.660801          7         One-Year MTA

   1,322,700.51        6.575488       355        0.384000     2.934129       9.950000      2.934129          8         One-Year MTA

   5,710,754.61        6.721409       356        0.384000     3.072724       9.950000      3.072724          9         One-Year MTA

   8,547,518.85        6.860044       357        0.384000     3.211467       9.950000      3.211467         10         One-Year MTA

   5,820,577.09        1.355073       358        0.384000     3.247719       9.950000      3.247719         11         One-Year MTA

   3,278,937.33        1.446630       359        0.384000     3.179721       9.950000      3.179721         12         One-Year MTA

   1,351,271.23        6.704557       476        0.384000     3.086558      11.339345      3.086558          9         One-Year MTA

    560,955.64         6.734075       355        0.384000     3.109075       9.950000      3.109075          8         One-Year MTA

    269,220.20         7.625000       356        1.174000     4.000000       9.950000      4.000000          9         One-Year MTA

   1,770,553.50        7.305260       357        0.384000     3.641563      10.163708      3.641563         10         One-Year MTA

   1,042,504.43        7.486693       357        0.384000     3.851082       9.950000      3.851082         10         One-Year MTA

    453,816.23         2.938817       358        0.384000     3.828728       9.950000      3.828728         11         One-Year MTA

                                                              Original
                                                            Monthly
                                                           Scheduled
                                         Maximum Amount    Principal
                                           of Negative    & Interest      Recast
Current Principal       Months to Next    Amortization      Payment     Frequency    Payment     Prepayment
   Balance ($)         Rate Adjustment         (%)             ($)       (Months)     Cap(%)   Charge Period  Prepayment
-----------------      ---------------   --------------   ----------    ---------    -------   -------------  ----------
    159,129.27                1                115           692.54         60         7.50          12           CW01

   2,955,921.78               1                115          11,055.46       60         7.50          12           CW01

   1,255,535.27               2                115          4,503.58        60         7.50          12           CW01

    217,539.13                2                115           777.14        120         7.50          12           CW01

   1,009,945.66               1                110          5,395.10        60         7.75          12           CW20

    347,003.57                1                115          1,239.65        60         7.50          36          CW01S

    174,071.69                1                115           621.86         60         7.50          36          CW01S

    614,421.30                1                115          1,976.22        60         7.50          36          CW01S

    796,046.77                1                115          2,560.40        60         7.50          36          CW01S

   1,160,176.00               1                115          3,911.77        60         7.50          36          CW01S

   1,322,700.51               1                115          4,353.32        60         7.50          36          CW01S

   5,710,754.61               1                115          18,806.72       60         7.50          36          CW01S

   8,547,518.85               1                115          29,096.96       60         7.50          36          CW01S

   5,820,577.09               1                115          19,685.70       60         7.50          36          CW01S

   3,278,937.33               2                115          11,232.49       60         7.50          36          CW01S

   1,351,271.23               1                110          7,389.30        60         7.75          36           CW01

    560,955.64                1                115          2,089.86        60         7.50          36           CW01

    269,220.20                1                115          1,285.30        60         7.50          36           CW01

   1,770,553.50               1                115          6,325.19        60         7.50          36           CW01

   1,042,504.43               1                115          4,604.66        60         7.75          36           CW01

    453,816.23                1                115          1,898.37        60         7.50          36           CW01

    422,630.84                2                115          1,548.50        60         7.50          36           CW01




                                   Remaining
                        Current     Term to                                   Maximum       Minimum     Months to
Current Principal      Mortgage     Maturity     Expense       Gross         Mortgage      Mortgage    Next Payment
   Balance ($)         Rate (%)     (Months)   Fee Rate (%)  Margin (%)      Rate (%)      Rate (%)     Adjustment    Mortgage Index
-----------------      --------    ---------   ------------  ----------      --------      --------    ------------   --------------
    422,630.84         1.935380       359        0.384000     3.650848       9.950000      3.650848         12         One-Year MTA

   2,725,622.19        2.806072       359        0.384000     3.918413       9.950000      3.918413         12         One-Year MTA

    194,686.68         1.250000       479        0.384000     3.600000       9.950000      3.600000         12         One-Year MTA

    680,106.74         2.169620       479        0.384000     3.571392       9.950000      3.571392         12         One-Year MTA

   1,154,750.00        2.333784       360        0.384000     3.888699       9.950000      3.888699         13         One-Year MTA

   2,065,000.00        2.293535       360        0.384000     3.510884       9.950000      3.510884         13         One-Year MTA

    251,648.28         7.000000       352        0.384000     3.325000       9.950000      3.325000          5         One-Year MTA

    400,000.00         4.750000       360        1.654000     4.950000       9.950000      4.950000         13         One-Year MTA

     60,000.00         3.000000       480        0.384000     4.025000       9.950000      4.025000         13         One-Year MTA

    302,500.24         7.125000       352        0.384000     3.450000       9.950000      3.450000          5         One-Year MTA

    302,500.24         7.125000       352        0.384000     3.450000       9.950000      3.450000          5              MTA

                                                            Original
                                                            Monthly
                                                           Scheduled
                                         Maximum Amount    Principal
                                           of Negative    & Interest     Recast                  Prepayment
Current Principal       Months to Next    Amortization      Payment     Frequency    Payment   Charge Period  Prepayment
   Balance ($)         Rate Adjustment         (%)             ($)       (Months)     Cap(%)      (Months)      Type(1)
-----------------      ---------------   --------------   ----------    ---------    -------   -------------  ----------
   2,725,622.19               2                115          11,208.23      120         7.50          36           CW01

    194,686.68                2                115           515.62         60         7.50          36           CW01

    680,106.74                2                115          2,120.75       120         7.50          36           CW01

   1,154,750.00               3                115          4,463.49        60         7.50          36           CW01

   2,065,000.00               3                115          7,939.31       120         7.50          36           CW01

    251,648.28                1                115           899.00         60         7.50          36          CW08S

    400,000.00                3                115          2,086.59       120         7.50          36           CW08

     60,000.00                3                115           214.79        120         7.50          36           CW08

    302,500.24                1                115          1,080.66        60         7.50          36          CW09S

    302,500.24                1                115          1,080.66        60         7.50          36          CW09S

----------
(1)   Codes for Prepayment Type

--------------------------------------------------------------------------------
Type          Description
--------------------------------------------------------------------------------
CW01          6 months interest on 80% of the prepaid principal balance
--------------------------------------------------------------------------------
CW01S         6 months interest on 80%, of the prepaid principal balance, where actual prepayments for penalty calculations are reduced by 8 CPR
              (the result to be no less than zero)
--------------------------------------------------------------------------------
CW04          3 months interest on 100% of the prepaid principal balance
--------------------------------------------------------------------------------
CW05          2 months interest on 100% of the prepaid principal balance
--------------------------------------------------------------------------------
CW07          2 months interest on 66% of the prepaid principal balance
--------------------------------------------------------------------------------
CW08          1% of of the prepaid principal balance
--------------------------------------------------------------------------------
CW08S         1% of the prepaid principal balance where actual prepayments for penalty calculations are reduced by 8 CPR (the result to be no less than zero)
--------------------------------------------------------------------------------
CW09          2% of of the prepaid principal balance
--------------------------------------------------------------------------------
CW09S         2% of the prepaid principal balance where actual prepayments for penalty calculations are reduced by 8 CPR (the result to be no less than zero)
--------------------------------------------------------------------------------
CW20          2% of 80% of the prepaid principal balance
--------------------------------------------------------------------------------

            o the Mortgage Loans prepay at the specified constant percentages of CPR,

            o no defaults or delinquencies in the payment by borrowers of principal of and interest on the Mortgage Loans are experienced,

            o scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

            o the scheduled monthly payment for each Mortgage Loan (i) prior to its next payment adjustment date, is the original monthly scheduled principal and interest payment for such Mortgage Loan and (ii) on each payment adjustment date, is calculated based on its principal balance, mortgage rate and remaining term to maturity as indicated in the tables above so that such Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, except that (a) the amount of the monthly payment (with the exception of each fifth or tenth payment change date, as applicable, or the final payment change date) will not increase by an amount that is more than 7.50% or 7.75%, as applicable of the monthly payment prior to the adjustment, (b) as of the fifth or tenth payment adjustment date and on the same day every fifth or tenth year thereafter, as applicable, and on the last payment adjustment date, the monthly payment will be recast without regard to the limitation in clause (a) above and (c) if the unpaid principal balance exceeds 110% or 115%, as applicable, of the original principal balance due to Deferred Interest, the monthly payment will be recast without regard to the limitation in clause (a) to amortize fully the then unpaid principal balance of the Negative Amortization Loan over its remaining term to maturity,

            o prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

            o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each Prepayment Period, commencing with the Prepayment Period beginning in the calendar month of the closing date,

            o the initial Class Certificate Balance or initial Notional Amount, as applicable, of each class of certificates is as set forth on the cover page of this prospectus supplement,

            o interest accrues on each class of certificates at the applicable interest rate as described in this prospectus supplement and the Master Servicing Fee accrues on each Mortgage Loan as described in this prospectus supplement,

            o distributions in respect of the certificates are received in cash on the 20th day of each month commencing in the calendar month following the closing date,

            o the closing date of the sale of the certificates is February 28, 2006,

            o the Class P-1 Certificates do not have an initial Class Certificate Balance,

            o no seller is required to repurchase or substitute for any Mortgage Loan,

            o the master servicer does not exercise the option to repurchase the Mortgage Loans described under "Servicing of Mortgage Loans--Certain Modifications and Refinancings," "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in this prospectus supplement,

            o     no class of certificates becomes a Restricted Class,

            o the level of One-Month LIBOR remains constant at 4.570%, the level of Eleventh District COFI remains constant at 3.296% and the level of One-Year MTA remains constant at 3.751%, and

            o the Mortgage Rate on each Mortgage Loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Mortgage Index (as described above), plus the Gross Margin, subject to Maximum Mortgage Rates and Minimum Mortgage Rates (as applicable). The Mortgage Rate will adjust monthly after the initial introductory period.

      Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments will occur at any constant prepayment rate.

      While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to the trustee and characteristics of the Mortgage Loans used in preparing the tables.

Optional Purchase of Defaulted Loans

      The master servicer may, at its option but subject to the conditions set forth in the pooling and servicing agreement, purchase from the issuing entity any Mortgage Loan which is delinquent in payment by 151 days or more. Any purchase shall be at a price equal to 100% of the Stated Principal Balance of the Mortgage Loan plus accrued interest on it at the applicable Mortgage Rate from the date through which interest was last paid by the related borrower or advanced (and not reimbursed) to the first day of the month in which the amount is to be distributed.

Optional Termination

      The master servicer will have the right to purchase all remaining Mortgage Loans and mortgaged property that the master servicer or its designee has acquired through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan ("REO Property") in the issuing entity and thereby effect early retirement of all the certificates, on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the issuing entity is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date (the "Optional Termination Date"). The Master Servicer is an affiliate of the Sellers and the Depositor.

      In the event the option is exercised by the master servicer, the purchase will be made at a price equal to the sum of:

            o 100% of the Stated Principal Balance of each Mortgage Loan in the issuing entity (other than in respect of REO Property) plus accrued interest thereon at the applicable Net Mortgage Rate, and

            o the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) in the issuing entity.

      Notice of any termination, specifying the Distribution Date on which related certificateholders may surrender their certificates for payment of the final distribution and cancellation, will be given promptly by the trustee by letter to related certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of the final distribution. The notice will specify (a) the Distribution Date upon which final distribution on related certificates will be made upon presentation and surrender of the certificates at the office therein designated, (b) the amount of the final distribution, (c) the location of the office or agency at which the presentation and surrender must be made, and (d) that the Record Date otherwise applicable to the Distribution Date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office therein specified.

      In the event a notice of termination is given, the master servicer will cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the certificates. At or prior to the time of making the final payment on the certificates, the master servicer as agent of the Trustee will sell all of the assets of the issuing entity to the master servicer for cash. Proceeds from a purchase will be distributed to the certificateholders in the priority described above under "-- Distributions" and will reflect the current Class Certificate Balance and other entitlements of each class at the time of liquidation.

      The proceeds from any sale in connection the exercise of the option may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and that appraised value is less than the Stated Principal Balance of the related Mortgage Loan. Any purchase of the Mortgage Loans and REO Properties will result in an early retirement of the certificates. At the time of the making of the final payment on the certificates, the trustee shall distribute or credit, or cause to be distributed or credited, to the holder of the Class A-R Certificates all cash on hand related to the Class A-R Certificates, and the issuing entity will terminate at that time. Once the issuing entity has been terminated, certificateholders will not be entitled to receive any amounts that are recovered subsequent to the termination.

      Any Carryover Shortfall Amounts remaining unpaid when the certificates are retired will be extinguished.

Events of Default; Remedies

      In addition to the Events of Default described in the prospectus, an Event of Default will consist of the failure by the master servicer to reimburse, in full, the trustee not later than 6:00 p.m., New York City time, on the Business Day following the related Distribution Date for any Advance made by the trustee together with accrued and unpaid interest. If the master servicer fails to make the required reimbursement, so long as the Event of Default has not been remedied, the trustee may terminate the master servicer without the consent of the certificateholders. Additionally, if the master servicer fails to provide certain information or perform certain duties related to the depositor's reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect to the issuing entity, the depositor, may, without the consent of any of the certificateholders terminate the master servicer.

Certain Matters Regarding the Master Servicer, the Depositor and the Sellers

      The prospectus describes the indemnification to which the master servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the master servicer and the depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Pooling and Servicing Agreement -- Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus. The pooling and servicing agreement provides that these same provisions regarding indemnification and exculpation apply to each seller.

The Trustee

      The Bank of New York will be the trustee under the pooling and servicing agreement. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The depositor, Countrywide Home Loans and any unaffiliated seller may maintain other banking relationships in the ordinary course of business with the trustee. The offered certificates may be surrendered at the corporate trust office of the trustee located at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Administration or another address that the trustee may designate from time to time.

      The trustee will be liable for its own negligent action, its own negligent failure to act or its own willful misconduct. However, the trustee will not be liable, individually or as trustee,

      o for an error of judgment made in good faith by a responsible officer of the trustee, unless the trustee was negligent in ascertaining the pertinent facts,

      o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of certificates evidencing not less than 25% of the Voting Rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee under the pooling and servicing agreement,

      o for any action taken, suffered or omitted by it under the pooling and servicing agreement in good faith and in accordance with an opinion of counsel or believed by the trustee to be authorized or within the discretion or rights or powers that it has under the pooling and servicing agreement, or

      o for any loss on any investment of funds pursuant to the pooling and servicing agreement (other than as issuer of the investment security).

      The trustee is also entitled to rely without further investigation upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      The trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by a federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce or withdraw their respective then-current ratings of any class of certificates (or having provided security from time to time as is sufficient to avoid the reduction). If the trustee no longer meets the foregoing requirements, the trustee has agreed to resign immediately.

      The trustee may at any time resign by giving written notice of resignation to the depositor, the master servicer, each Rating Agency and the certificateholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      The depositor or the master servicer may remove the trustee and appoint a successor trustee if:

      o the trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the trustee by the depositor,

      o the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

      o a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different trustee.

      If the trustee fails to provide certain information or perform certain duties related to the depositor's reporting obligations under the Exchange Act with respect to the issuing entity, the depositor may terminate the trustee without the consent of any of the certificateholders. In addition, the holders of certificates evidencing at least 51% of the Voting Rights of the certificates may at any time remove the trustee and appoint a successor trustee. Notice of any removal of the trustee shall be given by the successor trustee to each Rating Agency.

      Any resignation or removal of the trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

      A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the certificates.

Voting Rights

      As of any date of determination:

o each class of Class X Certificates will be allocated 1% of all voting rights in respect of the certificates (collectively, the "Voting Rights") (for a total of 2% of the Voting Rights), and

o the other classes of certificates will be allocated the remaining Voting Rights in proportion to their respective outstanding Class Certificate Balances.

      Voting Rights will be allocated among the certificates of each class pro rata based on the certificate balances of the certificates of that class.

Restrictions on Transfer of the Class A-R Certificates

      The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences REMIC Certificates," "--Tax-Related Restrictions on Transfers of Residual Certificates -- Disqualified Organizations," "-- Noneconomic Residual Certificates" and "-- Foreign Investors." The Class A-R Certificates (in addition to other ERISA restricted classes of certificates, as described in the pooling and servicing agreement) may not be acquired by a Plan. See "ERISA Considerations" in this prospectus supplement. The Class A-R Certificates will contain a legend describing the foregoing restrictions.

Ownership of the Residual Certificates

      The Trustee will be initially designated as "tax matters person" under the pooling and servicing agreement and in that capacity will hold a Class A-R Certificate in the amount of $0.01. As tax matters person, the Trustee will be responsible for various tax administrative matters relating to the issuing entity, including the making of a REMIC election with respect to each REMIC created under the pooling and servicing agreement and the preparation and filing of tax returns with respect to each such REMIC.

Restrictions on Investment, Suitability Requirements

      An investment in the certificates may not be appropriate for all investors due to tax, ERISA or other legal requirements. Investors should review the disclosure included in this prospectus supplement and the prospectus under "Material Federal Income Tax Consequences," "ERISA Considerations" and "Legal Matters" prior to any acquisition and are encouraged to consult with their advisors prior to purchasing the certificates.

                  Yield, Prepayment and Maturity Considerations

General

      The effective yield to the holders of each class of interest-bearing certificates (other than the LIBOR Certificates) will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the respective purchase prices of the offered certificates because monthly distributions will not be payable to the holders until the 20th day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings on them for the delay).

      Delinquencies on the Mortgage Loans which are not advanced by or on behalf of the master servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies on the Mortgage Loans not so advanced will be borne first by the subordinated certificates, in the reverse order of their priority of distribution, and then by the senior certificates of the senior certificate group to which the shortfall relates pro rata. If, as a result of the shortfalls, the aggregate Class Certificate Balance of all classes of certificates exceeds the pool principal balance, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest priority of distribution will be reduced by the amount of the excess.

      Net Interest Shortfalls will adversely affect the yields on the related classes of offered certificates. All losses on the Mortgage Loans in a loan group will first be borne by the subordinated certificates, in the reverse order of their priority of distribution. As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses.

      For purposes of allocating losses and other shortfalls to the subordinated certificates, the Class M Certificates have a higher priority of distribution than the Class B Certificates. Within the Class M and Class B Certificates, the priorities of distribution are in numerical order.

Prepayment Considerations and Risks

      The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the Mortgage Loans related to that class of certificates. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the sellers or the master servicer. In addition, because the Mortgage Loans contain prepayment charges, the rate of principal prepayments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment charges. The holders of the Class P-1 and Class 2-X Certificates will be entitled to all prepayment charges received on the Mortgage Loans in loan groups 1 and 2, respectively, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the pooling and servicing agreement, the master servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the master servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Mortgage Loans are also subject to the "due on sale" provisions included therein.

      The negative amortization feature of the Mortgage Loans may affect the yields on the certificates. As a result of the negative amortization of the Mortgage Loans, the outstanding principal balance of a Mortgage Loan will increase by the amount of Deferred Interest as described in this prospectus supplement under "The Mortgage Pool--General." During periods in which the outstanding principal balance of a Mortgage Loan is increasing due to the addition of Deferred Interest thereto, such increasing principal balance of that Mortgage Loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such Mortgage Loan that is required to be liquidated. Furthermore, each Mortgage Loan provides for the payment of any remaining unamortized principal balance of such Mortgage Loan (due to the addition of Deferred Interest, if any, to the principal balance of such Mortgage
Loan) in a single payment at the maturity of the Mortgage Loan. Because the borrowers may be required to make a larger single payment upon maturity, it is possible that the default risk associated with the Mortgage Loans is greater than that associated with fully amortizing mortgage loans.

      In addition, because the mortgage rates on the Mortgage Loans adjust at a different time than the monthly payments thereon, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the Mortgage Loans over its then remaining term at the applicable mortgage rate. Accordingly, the Mortgage Loans may be subject to reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related interest accrual period at the applicable mortgage rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); or accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related interest accrual period at the applicable mortgage rate and to reduce principal in accordance with a fully amortizing schedule). In the event of negative amortization, Deferred Interest is added to the principal balance of such Mortgage Loan and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding Due Date.

      Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the certificates related to that loan group of principal amounts which would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional purchase by the master servicer of a defaulted Mortgage Loan, the purchase by the master servicer or Countrywide Home Loans of a modified mortgage loan and any optional purchase of the remaining Mortgage Loans in the related loan groups in connection with the termination of the issuing entity, in each case as described in this prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of certificates may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in that loan group. Further, an investor should consider the risk that, in the case of any certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans in the applicable loan group could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any class of Class X Certificates or any certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans in the related loan group could result in an actual yield to the investor that is lower than the anticipated yield. Investors in any class of Class X Certificates should carefully consider the risk that a rapid rate of principal payments on the related Mortgage Loans could result in the failure of the investors to recover their initial investments.

      The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool as described under "The Mortgage Pool -- General" and "-- Underwriting Process" in this prospectus supplement. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. Furthermore, with respect to up to 50% of the Mortgage Loans in each loan group, the depositor may deliver all or a portion of each related mortgage file to the trustee after the closing date. Should Countrywide Home Loans or any other seller fail to deliver all or a portion of any mortgage files to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee, within that period, Countrywide Home Loans will be required to use its best efforts to deliver a replacement mortgage loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans. The Transfer Payment mechanism may also affect the weighted average lives of and yields on the certificates. Due to this feature, the relative performance of the Mortgage Loans in a loan group may adversely affect the yield on certificates unrelated to the applicable loan group or groups.

      The Mortgage Loans are adjustable rate mortgage loans. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage borrowers to refinance their adjustable rate mortgage loans to a lower fixed interest rate. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

      The rate of prepayment may affect the pass-through rates on the certificates. Prepayments of Mortgage Loans in a loan group with Adjusted Net Mortgage Rates in excess of the related then-current Weighted Average Adjusted Net Mortgage Rate may limit the pass-through rates on the related certificates. Mortgage loans with higher Mortgage Rates may prepay at faster rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rates on the certificates.

      The rate and timing of principal prepayments relative to creation of Deferred Interest on the Mortgage Loans in a loan group will also affect the yields to maturity on the related classes of certificates. To the extent that there is Net Deferred Interest for a loan group, it will be allocated to the related classes of certificates on the related Distribution Date. Any allocation of Net Deferred Interest to a class of certificates or IO Component will reduce the amount of interest distributable on that class or component. Although interest will thereafter accrue on the Net Deferred Interest so allocated, the increase in the related Class Certificate Balance (or the related Component Principal Balance, in the case of the PO Components) may increase the weighted average life of the applicable class of certificates. Any increase in the weighted average life of the applicable class of certificates may increase the risk that Realized Losses will be allocated to those classes of certificates. We cannot assure you as to the rate, timing or amount of the allocation of Net Deferred Interest to any class of certificates or as to the resulting effect on the yield to maturity or the weighted average life of any class of certificates. The amount of the Deferred Interest on the Mortgage Loans is offset by using a portion of the related Principal Prepayment Amount to make distributions of current interest on the related classes of certificates. On any Distribution Date, to the extent that the aggregate Deferred Interest on the Mortgage Loans in a loan group as of the related Due Date exceeds the Principal Prepayment Amount for that loan group as of the end of the related Prepayment Period, such excess amounts will be deducted from the interest payable on the related classes of certificates and thereby cause a delay in the payment of accrued interest on the related classes of certificates.

      As described in this prospectus supplement under "Description of the Certificates--Principal," the Senior Prepayment Percentage of the Net Principal Prepayment Amount for the Mortgage Loans in a loan group will be initially distributed to the related classes of senior certificates then entitled to receive the Principal Amount. This may result in all (or a disproportionate percentage) of the Net Principal Prepayment Amount for such Mortgage Loans being distributed to holders of the related classes of senior certificates and none (or less than their pro rata share) of the Net Principal Prepayment Amount being distributed to holders of the subordinated certificates during the periods of time described in the definition of Senior Prepayment Percentage.

      The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The table in this "Yield, Prepayment and Maturity Considerations" section indicates the sensitivity of the pre-tax corporate bond equivalent yields of each class of Class X Certificates to various constant percentages of CPR. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase price of the applicable class and converting the monthly rates to corporate bond equivalent rates. Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the certificates and consequently do not purport to reflect the return on any investment in any class of certificates when the reinvestment rates are considered.

Sensitivity of the Class X Certificates

      The yields to investors in the Class 1-X and Class 2-X Certificates will be sensitive to the rate of principal payments (including prepayments) of the Mortgage Loans and, in the case of the Class 2-X Certificates, the collection rates of prepayment charges on the Mortgage Loans in loan group 2. On the basis of the assumptions described in the paragraph below, the yields to maturity on the Class 1-X and Class 2-X Certificates would be approximately 0% if prepayments of the Mortgage Loans were to occur at a constant rate of approximately 27.8% and 30.9% of CPR, respectively, and, in the case of the Class 2-X Certificates, the collection rate of prepayment charges on the Mortgage Loans in loan group 2 is 100%. If the actual prepayment rate of the related Mortgage Loans was to exceed the foregoing level for as little as one month while equaling the level for the remaining months, the investors in the Class 1-X and Class 2-X Certificates would not fully recoup their initial investments.

      The information set forth in the following table has been prepared on the basis of the structuring assumptions except that the tables also assume that the master servicer exercised its optional termination right on the first possible Optional Termination Date and that the purchase prices of the Class 1-X and Class 2-X Certificates (expressed as percentages of the respective initial Notional Amounts of the Class 1-X and Class 2-X Certificates) are as follows:

            Class                                              Price*
            -----                                              ------
            Class 1-X .....................................    4.50%
            Class 2-X .....................................    5.25%

            ----------
            * The prices do not include accrued interest. Accrued interest, if any, has been added to such prices in calculating the yields in the following table.

            Sensitivity of the Class 1-X Certificates to Prepayments
                  (Pre-Tax Yield To Optional Termination Date)

                                Percentage of CPR
    ---------------------------------------------------------------------
      10%              15%            20%           30%             40%
    -------          -------        -------       -------        --------
     27.7%            20.8%          13.4%         (4.1)%         (25.7)%

            Sensitivity of the Class 2-X Certificates to Prepayments
                  (Pre-Tax Yield To Optional Termination Date)

                                             Percentage of CPR
Collection Rate              ---------------------------------------------------
of Prepayment Charges         10%       15%        20%         30%         40%
--------------------------   -----     -----      -----      ------      -------
100% .....................   24.4%     19.2%      13.7%       1.1%       (12.8)%
90% ......................   24.2%     18.8%      13.1%      (0.1)%      (14.8)%
80% ......................   23.9%     18.4%      12.4%      (1.2)%      (16.8)%

      It is unlikely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or that all of the Mortgage Loans in a loan group will prepay at the same rate until maturity or that all of the Mortgage Loans in a loan group will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class 1-X and Class 2-X Certificates are likely to differ from those shown in the table above, even if all of the related Mortgage Loans prepay at the indicated percentages of CPR. No representation is made as to the actual rate of principal payments on the Mortgage Loans or, in the case of the Class 2-X Certificates, collection rates of prepayment charges, for any period or over the lives of the Class 1-X and Class 2-X Certificates or as to the yields on the Class 1-X and Class 2-X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class 1-X and Class 2-X Certificates.

      The preceding tables have been prepared based on the structuring assumptions and other assumptions set forth above which include the assumption that the scheduled monthly payments on each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity. However, there is no guarantee that each such Mortgage Loan will fully amortize over its remaining term to maturity.

      Investors in the Class 1-X and Class 2-X Certificates should note that increases in one-month LIBOR, which are not shown in the table above, may have a material negative effect on the yields on the Class 1-X and Class 2-X Certificates and may reduce their respective yields to zero even if the prepayments on the Mortgage Loans are consistent with the prepayment rates shown therein. In addition, investors in the Class 1-X and Class 2-X Certificates should note that the yields on those certificates will be materially and adversely affected to the extent that Carryover Shortfall Amounts exist.

Weighted Average Lives of the Offered Certificates

      The weighted average life of an offered certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of the Certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of the Certificate referred to in clause (a).

      For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "-- Prepayment Considerations and Risks" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

      In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates -- Principal" in this prospectus supplement.

      The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective initial Class Certificate Balances or initial Notional Amounts, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant prepayment percentages, see the Decrement Tables under the next heading.

Decrement Tables

      The following tables indicate the percentages of the initial Class Certificate Balances of the classes of offered certificates (other than the Class X and Class A-R Certificates) that would be outstanding after each of the dates shown at various constant prepayment percentages and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or all of the Mortgage Loans will prepay at the constant prepayment percentages specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant prepayment percentages, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the mortgage loans specified in the structuring assumptions.

          Percentage of Initial Class Certificate Balances Outstanding*

                                                  Class 1-A-1, Class 1-A-2 and                Class 2-A-1, Class 2-A-2 and
                                                          Class 1-A-3                                 Class 2-A-3
                                                       Percentage of CPR                           Percentage of CPR
                                            ---------------------------------------     ---------------------------------------
Distribution Date                            10%     15%       20%      30%     40%      10%     15%      20%      30%      40%
-----------------                           ----    ----      ----     ----    ----     ----    ----     ----     ----     ----
Initial Percentage ......................    100     100       100      100     100      100     100      100      100      100
February 2007 ...........................    92       86       80       69      57       92       86      80       69       57
February 2008 ...........................    84       74       64       46      32       84       74      64       46       32
February 2009 ...........................    77       63       50       31      18       77       63      50       31       18
February 2010 ...........................    70       53       40       22      11       70       53      40       22       11
February 2011 ...........................    62       44       32       16       7       62       44      32       16        7
February 2012 ...........................    54       37       25       11       4       55       37      26       11        4
February 2013 ...........................    47       31       20        8       2       47       31      20        8        2
February 2014 ...........................    40       26       16        5       1       41       26      16        5        1
February 2015 ...........................    36       21       12        4       1       36       22      13        4        1
February 2016 ...........................    31       18       10        2       0       32       18      10        2        0
February 2017 ...........................    28       15        8        2       0       28       15       8        2        0
February 2018 ...........................    24       12        6        1       0       25       12       6        1        0
February 2019 ...........................    21       10        5        1       0       22       10       5        1        0
February 2020 ...........................    19       8         4        1       0       19       8        4        1        0
February 2021 ...........................    16       7         3        0       0       16       7        3        0        0
February 2022 ...........................    14       6         2        0       0       14       6        2        0        0
February 2023 ...........................    12       5         2        0       0       12       5        2        0        0
February 2024 ...........................    10       4         1        0       0       11       4        1        0        0
February 2025 ...........................     9       3         1        0       0        9       3        1        0        0
February 2026 ...........................     8       2         1        0       0        8       2        1        0        0
February 2027 ...........................     6       2         1        0       0        7       2        1        0        0
February 2028 ...........................     5       1         0        0       0        5       2        0        0        0
February 2029 ...........................     4       1         0        0       0        5       1        0        0        0
February 2030 ...........................     3       1         0        0       0        4       1        0        0        0
February 2031 ...........................     3       1         0        0       0        3       1        0        0        0
February 2032 ...........................     2       0         0        0       0        2       1        0        0        0
February 2033 ...........................     1       0         0        0       0        2       0        0        0        0
February 2034 ...........................     1       0         0        0       0        1       0        0        0        0
February 2035 ...........................     1       0         0        0       0        1       0        0        0        0
February 2036 and thereafter ............     0       0         0        0       0        0       0        0        0        0
Weighted Average
  Life (in years)** .....................   8.32     5.79     4.31     2.67    1.80      8.4     5.83    4.33     2.67     1.81

----------
*     Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          Percentage of Initial Class Certificate Balances Outstanding*

                                           Class M-1, Class M-2, Class M-3,
                                           Class M-4, Class M-5, Class M-6,
                                         Class M-7, Class M-8 and Class M-9
                                                  Percentage of CPR
                                     -------------------------------------------
Distribution Date                     10%      15%      20%       30%       40%
-----------------                    -----    -----    -----     -----     -----
Initial Percentage ................   100      100      100       100       100
February 2007 .....................   100      100      100       100       100
February 2008 .....................   100      100      100       100       89
February 2009 .....................   100      100      100       87        70
February 2010 .....................   100      100       92       62        43
February 2011 .....................   100      100       74       44        26
February 2012 .....................   98       85        59       31        15
February 2013 .....................   97       71        47       21         9
February 2014 .....................   94       60        37       15         5
February 2015 .....................   83       50        29       10         3
February 2016 .....................   73       41        23        7         2
February 2017 .....................   64       34        18        5         1
February 2018 .....................   57       29        14        3         1
February 2019 .....................   50       24        11        2         0
February 2020 .....................   43       20        8         1         0
February 2021 .....................   38       16        6         1         0
February 2022 .....................   33       13        5         1         0
February 2023 .....................   28       11        4         0         0
February 2024 .....................   24        9        3         0         0
February 2025 .....................   21        7        2         0         0
February 2026 .....................   18        6        2         0         0
February 2027 .....................   15        5        1         0         0
February 2028 .....................   13        4        1         0         0
February 2029 .....................   10        3        1         0         0
February 2030 .....................    8        2        0         0         0
February 2031 .....................    7        2        0         0         0
February 2032 .....................    5        1        0         0         0
February 2033 .....................    4        1        0         0         0
February 2034 .....................    3        1        0         0         0
February 2035 .....................    2        0        0         0         0
February 2036 .....................    1        0        0         0         0
February 2037 .....................    1        0        0         0         0
February 2038 .....................    1        0        0         0         0
February 2039
and thereafter ....................    0        0        0         0         0
Weighted Average
  Life (in years) ** ..............  14.41    10.43     7.89     5.42      4.16

*     Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

Last Scheduled Distribution Date

      The Last Scheduled Distribution Date for each class of offered certificates is the Distribution Date in March 2046. Since the rate of distributions in reduction of the Class Certificate Balance or Notional Amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the related Mortgage Loans, the Class Certificate Balance or Notional Amount of any class could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "Yield, Prepayment and Maturity Considerations -- Prepayment Considerations and Risks" and "-- Weighted Average Lives of the Offered Certificates" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

The Subordinated Certificates

      The weighted average life of, and the yield to maturity on, each class of subordinated certificates, in decreasing order of their distribution priorities, will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the Mortgage Loans in all of the loan groups. In particular, the rate and timing of borrower defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the Mortgage Loans included in the mortgage pool as described in this prospectus supplement under "The Mortgage Pool -- General" and "-- Underwriting Process." If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a subordinated certificate, the actual yield to maturity of the certificate may be lower than the yield expected by the holder based on the holder's assumptions. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such Mortgage Loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balance of the applicable class of subordinated certificates to the extent of any losses allocated to it (as described in this prospectus supplement under "Description of the Certificates -- Allocation of Losses"), without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions on the subordinated certificates will result in a reduction in the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest priority of distribution if and to the extent that the aggregate of the Class Certificate Balances of all related certificates then outstanding, following all distributions and the allocation of Net Deferred Interest and Realized Losses on the Mortgage Loans on a Distribution Date, exceeds the pool principal balance. This result may be more likely due to the multiple loan group structure and the provisions requiring Transfer Payments prior to distributions to the subordinated certificates. The yield to maturity of the subordinated certificates will also be affected by the disproportionate allocation of the related Net Principal Prepayment Amounts to the related classes of senior certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds. See "Description of the Certificates -- Allocation of Losses" in this prospectus supplement.

      If on any Distribution Date, the Applicable Credit Support Percentage for any class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution) is less than its Original Applicable Credit Support Percentage, the Net Principal Prepayment Amount on the Mortgage Loans available for distribution on the subordinated certificates will be allocated solely to that class and all other classes of subordinated certificates with higher distribution priorities, thereby accelerating their amortization relative to that of the Restricted Classes and reducing the weighted average lives of the classes of subordinated certificates receiving the distributions. Accelerating the amortization of the classes of subordinated certificates with higher distribution priorities relative to the other classes of subordinated certificates is intended to preserve the availability of the subordination provided by the other classes.

                               Credit Enhancement

Subordination

      Any Realized Losses on the Mortgage Loans will be allocated in accordance with the priorities set forth in this prospectus supplement under "Description of the Certificates - Allocation of Losses."

      The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution) to receive the distributions will be further subordinated to the rights of the class or classes of subordinated certificates with a higher distribution priority, in each case only to the extent described in this prospectus supplement. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with lower distribution priorities to those with higher distribution priorities is intended to increase the likelihood of receipt, respectively, by the senior certificateholders and the holders of the subordinated certificates with higher distribution priorities of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses.

      For purposes of allocating losses and shortfalls resulting from delinquencies to the subordinated certificates, the Class M Certificates have higher distribution priorities than the Class B Certificates. Within the Class M and Class B Certificates, the distribution priorities are in numerical order.

                                 Use of Proceeds

      We expect the proceeds to the depositor from the sale of the offered certificates to be approximately $1,058,919,468, plus accrued interest in the case of the Class 1-X and Class 2-X Certificates, before deducting issuance expenses payable by the depositor. The depositor will apply the net proceeds of the sale of these classes of certificates against the purchase price of the Mortgage Loans.

                                Legal Proceedings

      There are no legal proceedings against Countrywide Home Loans, the depositor, the trustee, the issuing entity or the master servicer, or to which any of their respective properties are subject, that is material to the certificateholders, nor is the depositor aware of any proceedings of this type contemplated by governmental authorities.

                    Material Federal Income Tax Consequences

      The following discussion and the discussion in the prospectus under the caption "Material Federal Income Tax Consequences" is the opinion of Sidley Austin LLP ("Tax Counsel") on the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Offered Certificates. It is based on the current provisions and interpretations of the Internal Revenue Code of 1986, as amended (the "Code") and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively.

      For federal income tax purposes, the issuing entity will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the "Master REMIC," and each REMIC below the Master REMIC (if any) will be referred to as an "underlying REMIC." Each underlying REMIC (if any) will issue multiple classes of uncertificated, regular interests (the "underlying REMIC Regular Interests") that will be held by another REMIC above it in the tiered structure. The assets of the lower underlying REMICs (or the Master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The Master REMIC will issue the senior certificates and the subordinated certificates

(together, excluding the Class A-R Certificate, the "Regular Certificates"). The Class A-R Certificates (also, the "Residual Certificates") will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the underlying REMIC Regular Interests (or, if there are no underlying REMICs, the Mortgage Loans and any other assets designated in the pooling and servicing agreement). Aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC (if any) will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC.

      The LIBOR Certificates will be treated as representing both interests in REMIC Regular Interests and entitlement to receive payments of Carryover Shortfall Amounts after the first Distribution Date. Any Carryover Shortfall Amount received on the first Distribution Date will be treated as distributed in respect of the regular interest represented by such LIBOR Certificate. The Class X Certificates will represent interests in REMIC Regular Interests and the Carryover Shortfall Reserve Fund, burdened by the entitlement of the holders of the LIBOR Certificates to payments of Carryover Shortfall Amounts after the first Distribution Date. Holders of the LIBOR Certificates must allocate the purchase price for their LIBOR Certificates between the REMIC Regular Interest component and the Carryover Shortfall Amounts component. Holders of the Class X Certificates must allocate the purchase price for their class of certificates (and any amount deemed to be received for undertaking to make payments of Carryover Shortfall Amounts) to the REMIC Regular Interest component.

      Although it is unclear, for income tax reporting purposes, the trustee intends to treat the entitlement of the Class 2-X Certificateholders to prepayment penalties in the same manner as the trustee treats the entitlement of the Class 2-X Certificateholders to interest payments. The balance of this discussion assumes this treatment is correct. Class 2-X Certificateholders are encouraged to consult with their tax advisors on the treatment of their entitlement to prepayment penalties.

      Upon the issuance of the Certificates, Tax Counsel, will deliver its opinion concluding, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, that each REMIC created under the pooling and servicing agreement will qualify as a REMIC within the meaning of
Section 860D of the Code, and that the Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that the interests of the holders of the LIBOR Certificates with respect to Carryover Shortfall Amounts received after the first Distribution Date will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations ss.1.860G-2(i).

Taxation of the REMIC Regular Interest Components of the LIBOR Certificates and the Class X Certificates

      The REMIC Regular Interest components of the LIBOR and Class X Certificates will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the REMIC Regular Interest components of the LIBOR and Class X Certificates must be reported under an accrual method of accounting. Under an accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

      The REMIC Regular Interest components of the Class X Certificates will, and the REMIC Regular Interest components of the LIBOR Certificates may, be treated for federal income tax purposes as having been issued with original issue discount ("OID"). Although the tax treatment is not entirely certain, the REMIC Regular Interest component of a Class X Certificate will be treated as having OID for federal income tax purposes in an amount equal to the excess of
(1) the sum of all payments on such Class X Certificate determined under the prepayment assumption over (2) the price at which such Class X Certificate is issued. For purposes of determining the amount and rate of accrual of OID and market discount, the issuing entity intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 20% CPR. No representation is made regarding whether the Mortgage Loans will prepay at the foregoing rate or at any other rate. Despite the possibility of interest being deferred on the offered certificates, the trustee intends to treat the interest accruing on the offered certificates (other than the interest accruing on the REMIC Regular Interest component of the Class X Certificates) as "qualified stated interest." If the interest accruing on the offered certificates (other than the interest accruing on the REMIC Regular Interest component of the Class X Certificates) is not "qualified stated interest", then the offered certificates (even if they are not issued at a discount) will be treated as having been issued with OID. Prospective purchasers of the offered certificates are encouraged to consult with their tax advisors regarding the treatment of the offered certificates under the Treasury regulations concerning OID. See "Material Federal Income Tax Consequences" in the prospectus.

      Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates. Although unclear, a holder of a Class X Certificate may be entitled to deduct a loss to the extent that its remaining basis in an IO Component of a Class X Certificate (as such IO Component is described under "Description of the Certificates -- Component Classes") exceeds the maximum amount of future payments to which such IO Component would be entitled if there were no further prepayments of the Mortgage Loans.

      If the holders of any LIBOR Certificates are treated as acquiring their REMIC Regular Interest components at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences -- REMIC Certificates -- a. Regular Certificates" in the prospectus.

Disposition of Regular Certificates

      Assuming that the Regular Certificates are held as "capital assets" within the meaning of section 1221 of the Code, gain or loss on the disposition of the REMIC Regular Interest component of the LIBOR Certificates and the Class X Certificates should result in capital gain or loss. Such gain, however, will be treated as ordinary income to the extent it does not exceed the excess (if any) of:

      (1) the amount that would have been includible in the holder's gross income with respect to the REMIC Regular Interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Certificate over

      (2) the amount actually included in such holder's income.

Tax Treatment For Certain Purposes

      As described more fully under "Material Federal Income Tax Consequences" in the prospectus, the REMIC Regular Interest components of the LIBOR Certificates and the Class X Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same proportion or greater that the assets of the issuing entity will be so treated, and income on the REMIC Regular Interest components of the LIBOR Certificates and the Class X Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c) (3) (B) of the Code in the same proportion or greater that the income on the assets of the issuing entity will be so treated. The REMIC Regular Interest components of the LIBOR Certificates and the Class X Certificates (but not the Carryover Shortfall Amounts component) will represent qualifying assets under Section 860G(a)(3) of the Code if acquired by a REMIC within the prescribed time periods of the Code.

Carryover Shortfall Amounts

      The following discussions assume that the rights and obligations of the holders of the LIBOR Certificates and the Class X Certificates with respect to Carryover Shortfall Amounts after the first Distribution Date will be treated as rights and obligations under a notional principal contract rather than as interests in a partnership for federal income tax purposes. If these rights and obligations were treated as representing interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments to certificateholders who are non-U.S. Persons. Prospective investors in the LIBOR Certificates and the Class X Certificates are encouraged to consult their tax advisors regarding their appropriate tax treatment.

The Rights of the LIBOR Certificates With Respect to Carryover Shortfall Amounts

      For tax information reporting purposes, the trustee (1) will treat the rights of the LIBOR Certificates to Carryover Shortfall Amounts after the first Distribution Date as rights to receive payments under a notional principal contract (specifically, an interest rate corridor contract) and (2) anticipates assuming that these rights will have an insubstantial value relative to the value of the REMIC Regular Interest components of the LIBOR Certificates. The IRS could, however, successfully argue that the Carryover Shortfall Amounts component of the LIBOR Certificates has a greater value. Similarly, the trustee could determine that the Carryover Shortfall Amounts component of the LIBOR Certificates has a greater value. In either case, the REMIC Regular Interest component of the LIBOR Certificates could be viewed as having been issued with either an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See "Material Federal Income Tax Consequences -- REMIC Certificates--a. Regular Certificates" in the prospectus. In addition, the Carryover Shortfall Amounts component could be viewed as having been purchased at a higher cost. These changes could affect the timing and amount of income and deductions on the REMIC Regular Interest component and Carryover Shortfall Amounts component.

      The portion of the overall purchase price of a LIBOR Certificate attributable to the Carryover Shortfall Amounts component must be amortized over the life of the Certificate, taking into account the declining balance of the related REMIC Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate corridor contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are encouraged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Carryover Shortfall Amounts component of such a Certificate.

      Any payments received by a holder of a LIBOR Certificate of Carryover Shortfall Amounts after the first Distribution Date will be treated as periodic payments received under a notional principal contract. For any taxable year, to the extent the sum of the periodic payments received exceeds the amortization of the purchase price of the Carryover Shortfall Amounts component, such excess will be ordinary income. Conversely, to the extent the amortization of the purchase price exceeds the periodic payments, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax.

The Obligations of the Class X Certificates With Respect to Carryover Shortfall Amounts

      For tax information reporting purposes, the trustee (1) will treat the obligations of the Class X Certificates with respect to Carryover Shortfall Amounts paid after the first Distribution Date as obligations to make periodic payments under an interest rate corridor contract, (2) anticipates assuming that any consideration deemed to be received by the Class X Certificates for undertaking these obligations ("Deemed Consideration") is insubstantial and (3) will treat the Deemed Consideration as being paid toward the purchase price of the REMIC Regular Interest component of the Class X Certificates. The IRS could, however, successfully argue that such Deemed Consideration has a greater value. Similarly, the trustee could determine that such Deemed Consideration has a greater value. In either case, this change could affect the timing and amount of a Class X Certificateholder's income and deductions with respect to the REMIC Regular Interest component and Carryover Shortfall Amounts obligations.

      The Deemed Consideration should be amortized by the holders of the Class X Certificates and taken into income over the life of the Carryover Shortfall Amounts obligation, taking into account the declining balance of the REMIC Regular Interest component of the LIBOR Certificates. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate corridor contract. Under one method -- the level yield constant interest method -- the price received for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are encouraged to consult their tax advisors concerning the methods that can be employed to amortize any such consideration deemed paid to a holder of a Class X Certificate.

      For any taxable year, to the extent the amortization of the Deemed Consideration exceeds the sum of the periodic payments made to the holders of the LIBOR Certificates, such excess will be ordinary income. Conversely, to the extent those periodic payments exceed the amortization of the Deemed Consideration, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax.

Dispositions of Rights and Obligations With Respect To Carryover Shortfall
Amounts

      Upon the sale, exchange, or other disposition of a LIBOR Certificate or Class X Certificate, the holder of a LIBOR Certificate must allocate the amount realized between the Regular Interest component and the Carryover Shortfall Amounts component, and the holder of a Class X Certificate must allocate the amount realized (which includes relief from the Carryover Shortfall Amounts obligation) between the REMIC Regular Interest component and its position with respect to Carryover Shortfall, based on the relative fair market values of those items at the time of sale. Assuming a LIBOR Certificate or Class X Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, any gain or loss on the disposition of the Carryover Shortfall Amounts component or Carryover Shortfall position should be capital gain or loss.

Tax Treatment For Certain Purposes

      The Carryover Shortfall Amounts component of the LIBOR Certificates, and the position of a holder of a Class X Certificate with respect to Carryover Shortfall Amounts, will not qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code and the income from Carryover Shortfall Amounts component will not represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) of the Code. In addition, because of the Carryover Shortfall Amounts rights and obligations of the LIBOR Certificates and the Class X Certificates, holders of the LIBOR Certificates and the Class X Certificates are encouraged to consult with their tax advisors before resecuritizing those Certificates in a REMIC.

The Carryover Shortfall Reserve Fund

      The holders of the Class X Certificates will be taxable on the earnings of the Carryover Shortfall Reserve Fund whether those earnings are distributed directly to the holders of the Class X Certificates or paid to the holders of the LIBOR Certificates and taxable to the holders of the LIBOR Certificates as part of Carryover Shortfall Amounts.

Residual Certificates

      The holders of the Residual Certificates must include the taxable income of each underlying REMIC (if any) and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which, with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases, is subject to U.S. federal income tax.

      In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

      Purchasers of a Residual Certificate (that is, one of the Class A-R Certificates) are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC Certificates -- b. Residual Certificates" in the prospectus. In particular, prospective holders of Residual Certificates are encouraged to consult their tax advisors regarding whether a Residual Certificate will be treated as a

"noneconomic" residual interest, as a "tax avoidance potential" residual interest or as both. Among other things, holders of Noneconomic Residual Certificates should be aware of REMIC regulations that govern the treatment of "inducement fees" and that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax Consequences -- Tax-Related Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Certificates," "Material Federal Income Tax Consequences -- b. Residual Certificates -- Mark to Market Rules," "-- Excess Inclusions" and "Material Federal Income Tax Consequences -- Tax Related Restrictions on Transfers of Residual Certificates -- Treatment of Inducement Fees" and "-- Foreign Investors" in the prospectus.

      Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax Consequences -- Prohibited Transactions and Other Taxes" and "-- REMIC Certificates -- a. Regular Certificates -- Treatment of Realized Losses" in the prospectus.

      As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Act") the backup withholding rate has been reduced to 28%. Unless they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning after December 31, 2010. See "Material Federal Income Tax Consequences" in the prospectus. Investors are encouraged to consult their tax advisors with respect to both statutes.

                                   Other Taxes

      No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

      All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

                              ERISA Considerations

      Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Code (a "Plan") that proposes to cause the Plan to acquire any of the offered certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

      Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans. It is anticipated that the certificates will constitute "equity interests" for the purpose of the Plan Assets Regulation.

      The U.S. Department of Labor has granted the underwriter an administrative exemption (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the issuing entity. The Exemption extends exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

      For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

      It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the Class A-R Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date of this prospectus supplement, there is no single borrower that is the obligor on five percent (5%) of the Mortgage Loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

      The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent from at least one of S&P, Fitch Ratings, or Moody's, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

      Because the characteristics of the Class A-R Certificates may not meet the requirements of the Exemption, or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction giving rise to excise taxes or civil penalties if it purchases and holds Class A-R Certificates. Consequently, transfers of the Class A-R Certificates (and of certificates of any class that, because of a change of rating, no longer satisfy the rating requirement of the Exemption) will not be registered by the trustee unless the trustee receives:

o a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer;

o a representation that the transferee is an insurance company which is purchasing the certificate with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of the certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or

o an opinion of counsel satisfactory to the trustee that the purchase and holding of the certificate by a Plan, or a person acting on behalf of a Plan or using a Plan's assets, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee or the Master Servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

      If the representation is not true, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is initiated without the required opinion of counsel, then the attempted transfer or acquisition will be void.

      Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The sale of certificates to a Plan is in no respect a representation by the Issuing Entity or the underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             Method of Distribution

      Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Countrywide Securities Corporation, an affiliate of the sellers, the depositor and the master servicer (the "underwriter"), the depositor has agreed to sell the offered certificates to the underwriter, and the underwriter has agreed to purchase from the depositor the offered certificates (the "Underwritten Certificates").

      Distribution of the Underwritten Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect such transactions by selling the Underwritten Certificates to or through dealers and such dealers may receive from the underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriter and any dealers that participate with the underwriter in the distribution of the Underwritten Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Underwritten Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      The depositor has been advised by the underwriter that it intends to make a market in the Underwritten Certificates purchased by it, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

      The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, liabilities, customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

                                  Legal Matters

      The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for the underwriter by McKee Nelson LLP.

                                     Ratings

      It is a condition to the issuance of the offered certificates that they receive the respective ratings set forth on page S-5 of the Summary of this prospectus supplement by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"). The depositor has requested that S&P and Moody's maintain ongoing surveillance of the ratings assigned to the offered certificates in accordance with their respective policies, but we cannot assure you that either S&P or Moody's will continue its surveillance of the ratings assigned to the offered certificates.

      The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The ratings assigned by S&P to the Class 2-X Certificates do not address the likelihood of collection of prepayment charges. The ratings assigned by S&P to the Class X Certificates do not address whether investors will recoup their initial investments. The rating assigned by S&P to the Class A-R Certificates only addresses the return of its Class Certificate Balance. The ratings assigned by S&P to the LIBOR Certificates do not address the likelihood of payments of Carryover Shortfall Amounts.

      The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Moody's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The ratings assigned by Moody's to the Class 2-X Certificates do not address the likelihood of collection of prepayment charges. The ratings assigned by Moody's to the Class X Certificates do not address whether investors will recoup their initial investments. The rating assigned by Moody's to the Class A-R Certificates only addresses the return of its Class Certificate Balance. The ratings assigned by Moody's to the LIBOR Certificates do not address the likelihood of any payments of Carryover Shortfall Amounts.

      The ratings of the rating agencies listed above do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

      The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

      The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies listed above; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by such rating agency. The rating assigned by such rating agency to such offered certificates could be lower than the respective ratings assigned by the rating agencies listed above.

                             Index to Defined Terms

2001 Act ....................................................              S-143
2003 Act ....................................................              S-143
Adjusted Net Mortgage Rate ..................................               S-98
Adjustment Date .............................................               S-33
Aggregate Subordinated Percentage ...........................              S-107
Alternative Documentation Program ...........................               S-74
Applicable Credit Support Percentage ........................              S-108
Available Funds .............................................               S-95
carryover shortfall amount ..................................               S-12
Carryover Shortfall Amount ..................................               S-98
Carryover Shortfall Reserve Fund ............................              S-102
CEDE ........................................................               S-88
Certificate Account .........................................               S-89
Class B Certificates ........................................         S-10, S-84
Class Certificate Balance ...................................         S-86, S-87
Class M Certificates ........................................         S-10, S-84
Class Subordination Percentage ..............................              S-108
Class X Certificates ........................................         S-10, S-84
Closing Date ................................................                S-3
CLUES Plus Documentation Program ............................               S-74
Code ........................................................       S-138, S-140
Compensating Interest .......................................               S-82
Component Principal Balance .................................               S-88
Countrywide Financial .......................................               S-79
Countrywide Home Loans ......................................         S-31, S-79
Countrywide Servicing .......................................               S-78
CPR .........................................................              S-126
Cut off Date Pool Principal Balance .........................               S-32
cut-off date ................................................          S-3, S-31
Cut-off Date ................................................                S-3
Debt Service Reduction ......................................              S-102
Deemed Consideration ........................................              S-141
deferred interest ...........................................               S-21
Deferred Interest ...........................................         S-33, S-99
deleted mortgage loan .......................................               S-71
Denominations ...............................................               S-10
depositor ...................................................                S-3
Determination Date ..........................................               S-82
Distribution Account ........................................               S-91
Distribution Date ...........................................               S-94
Distribution Dates ..........................................               S-11
Due Date ....................................................               S-32
Due Period ..................................................              S-104
Eleventh District COFI ......................................               S-33
ERISA .......................................................              S-143
Excess Proceeds .............................................               S-93
Exchange Act ................................................              S-127
Exemption ...................................................              S-144
Expanded Underwriting Guidelines ............................               S-75
Expense Fee Rate ............................................               S-81
FICO Credit Scores ..........................................               S-73
Full Documentation Program ..................................               S-74
Gross Margin ................................................               S-33
Group 1 Mortgage Loans ......................................               S-31
group 1 senior certificates .................................                S-4
Group 2 Mortgage Loans ......................................               S-31
group 2 senior certificates .................................                S-4
interest accrual period .....................................               S-97
Interest Distribution Amount ................................               S-97
Interest Payments ...........................................               S-11
IO Component ................................................               S-87
IO Components ...............................................               S-84
issuing entity ..............................................               S-83
Issuing Entity ..............................................                S-3
LIBOR .......................................................               S-89
LIBOR Certificates ..........................................               S-84
LIBOR Determination Date ....................................               S-89
Liquidated Mortgage Loan ....................................              S-110
loan group ..................................................               S-32
Loan-to-Value Ratio .........................................               S-35
Master REMIC ................................................              S-138
Master Servicer .............................................                S-3
Master Servicing Fee ........................................               S-81
Master Servicing Fee Rate ...................................               S-81
Maximum Mortgage Rate .......................................               S-34
Minimum Mortgage Rate .......................................               S-34
Moody's .....................................................         S-5, S-145
Mortgage Index ..............................................               S-33
Mortgage Loans ..............................................               S-31
Mortgage Rate ...............................................               S-32
negative amortization loans .................................               S-20
Negative Amortization Loans .................................               S-33
net deferred interest .......................................               S-11
Net Deferred Interest .......................................               S-99
Net Interest Shortfall ......................................              S-101
net prepayment interest shortfall ...........................              S-101
Net Principal Prepayment Amount .............................               S-99
Net Rate Cap ................................................               S-98
No Income/No Asset Documentation Program ....................               S-74
Notional Amount .............................................               S-87
offered certificates ........................................         S-84, S-85
OID .........................................................              S-139
One-Month LIBOR .............................................               S-33
One-Year MTA ................................................               S-33
Optional Termination Date ...................................        S-98, S-126
Original Applicable Credit Support Percentage ...............              S-108
original subordinate principal balance ......................              S-107
Overcollateralized Group ....................................              S-103
Pass-Through Margins ........................................               S-96
pass-through rate ...........................................               S-95
Payment Caps ................................................               S-33
Plan ........................................................              S-143
PO Component ................................................               S-87
PO Components ...............................................               S-85
pool principal balance ......................................              S-105
pooling and servicing agreement .............................               S-31
Preferred Processing Program ................................               S-73
prepayment interest shortfall ...............................              S-101
Prepayment Period ...........................................              S-104
Principal Amount ............................................              S-103
Principal Prepayment Amount .................................               S-99
private certificates ........................................               S-85
PTCE 95-60 ..................................................              S-144
Realized Loss ...............................................              S-110
Record Date .................................................         S-10, S-94
Reduced Documentation Program ...............................               S-74
Registration of Certificates ................................               S-10
Regular Certificates ........................................              S-139
Relief Act Reduction ........................................              S-102
REO Property ................................................              S-126
replacement mortgage loan ...................................               S-71
Residual Certificates .......................................              S-139
Restricted Classes ..........................................              S-108
S&P .........................................................         S-5, S-145
scheduled payments ..........................................               S-32
seller ......................................................               S-31
sellers .....................................................               S-31
senior certificate group ....................................               S-86
senior certificates .........................................               S-84
Senior Certificates .........................................               S-10
Senior Credit Support Depletion Date ........................              S-110
Senior Percentage ...........................................              S-105
Senior Prepayment Percentage ................................              S-106
Senior Principal Distribution Amount ........................              S-105
Senior Termination Date .....................................              S-107
Servicing Advances ..........................................               S-90
Sponsor and Sellers .........................................                S-3
Standard Underwriting Guidelines ............................               S-75
Stated Income/Stated Asset Documentation Program ............               S-74
Stated Principal Balance ....................................              S-105
Streamlined Documentation Program ...........................               S-74
subordinated certificates ...................................               S-84
Subordinated Certificates ...................................               S-10
Subordinated Percentage .....................................              S-106
Subordinated Portion ........................................               S-86
Subordinated Portion Balance ................................               S-86
Subordinated Prepayment Percentage ..........................              S-106
Subordinated Principal Distribution Amount ..................              S-108
Subsequent Recoveries .......................................              S-110
Substitution Adjustment Amount ..............................               S-72
Tax Counsel .................................................              S-138
Transfer Payment ............................................              S-104
Transfer Payment Made .......................................              S-104
Transfer Payment Received ...................................              S-104
trust .......................................................               S-83
trust fund ..................................................               S-83
Trustee .....................................................                S-3
Trustee Fee .................................................               S-92
Trustee Fee Rate ............................................               S-93
Two Times Test ..............................................              S-107
Undercollateralized Group ...................................              S-103
underlying REMIC ............................................              S-138
underlying REMIC Regular Interests ..........................              S-138
underwriter .................................................              S-145
Underwritten Certificates ...................................              S-145
unpaid interest amounts .....................................               S-97
Voting Rights ...............................................              S-129
Weighted Average Adjusted Net Mortgage Rate .................               S-98

                                    Annex A

                           Prepayment Charge Schedule

      The table below indicates the type of prepayment charge applicable to the related Mortgage Loans in loan group 2, the number of years after origination during which each type of prepayment charge applies and the number and aggregate Stated Principal Balance of the Mortgage Loans in loan group 2 with each type of prepayment charge.

--------------------------------------------------------------------------------
                                             Number of         Aggregate Stated
Prepayment Charge Type                       Mortgage Loans    Principal Balance
--------------------------------------------------------------------------------
1% of the prepaid principal balance
--------------------------------------------------------------------------------
    3 years                                              45     $10,488,177.83
--------------------------------------------------------------------------------
2% of 80% of the prepaid principal
balance on 80%
--------------------------------------------------------------------------------
    1 year                                                1      $1,009,945.66
--------------------------------------------------------------------------------
2% of the prepaid principal balance
--------------------------------------------------------------------------------
    1 year                                                7      $2,965,047.47
--------------------------------------------------------------------------------
    3 years                                              54     $17,436,763.80
--------------------------------------------------------------------------------
2 months interest on 100% of the prepaid
principal balance
--------------------------------------------------------------------------------
    3 years                                               4        $766,303.74
--------------------------------------------------------------------------------
2 months interest on 66% of the prepaid
principal balance
--------------------------------------------------------------------------------
    1 year                                                1        $574,238.42
--------------------------------------------------------------------------------
    3 years                                              32     $10,757,735.83
--------------------------------------------------------------------------------
    5 years                                               1        $110,311.90
--------------------------------------------------------------------------------
3 months interest on 100% of the prepaid
principal balance
--------------------------------------------------------------------------------
    1 year                                                6      $1,792,893.17
--------------------------------------------------------------------------------
    3 years                                               1        $248,677.94
--------------------------------------------------------------------------------
6 months interest on 80% of the prepaid
principal balance
--------------------------------------------------------------------------------
    6 months                                              2        $944,788.08
--------------------------------------------------------------------------------
    1 year                                              236    $111,378,571.93
--------------------------------------------------------------------------------
    21 months                                             1        $973,127.77
--------------------------------------------------------------------------------
    2 years                                              12      $7,249,970.26
--------------------------------------------------------------------------------
    3 years                                           1,435    $542,061,977.62
--------------------------------------------------------------------------------
No prepayment charge                                    305    $157,486,181.70
--------------------------------------------------------------------------------
Total                                                 2,143    $866,244,713.12
--------------------------------------------------------------------------------

                      (This Page Intentionally Left Blank)

PROSPECTUS

                                   CWMBS, INC.
                                    Depositor

                       Mortgage Pass-Through Certificates
                              (Issuable in Series)

--------------------------------------------------------------------------------
Please carefully consider our discussion of some of the risks of investing in the certificates under "Risk Factors" beginning on page 5.

The certificates will represent obligations of the related trust fund only and will not represent an interest in or obligation of CWMBS, Inc., any seller, servicer or any of their affiliates.
--------------------------------------------------------------------------------

The Trusts

Each trust will be established to hold assets in its trust fund transferred to it by CWMBS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

o first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan,

o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac, or

o private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan.

The Certificates

CWMBS, Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Credit Enhancement

If the certificates have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus.

Offers of Certificates

The certificates may be offered through several different methods, including offerings through underwriters.

                                   ----------

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

January 25, 2006

                                Table of Contents

                                                                            Page
                                                                            ----

Important Notice About Information in This Prospectus
      and Each Accompanying Prospectus Supplement ........................     4
Risk Factors .............................................................     5
      Limited Source Of Payments -- No Recourse To
        Sellers, Depositor Or Servicer ...................................     5
      Credit Enhancement May Not Be Sufficient To
        Protect You From Losses ..........................................     6
      Losses On Balloon Payment Mortgages Are Borne By You ...............     6
      Nature Of Mortgages ................................................     6
      Impact Of World Events .............................................    10
      You Could Be Adversely Affected By Violations
        Of Environmental Laws ............................................    10
      Ratings Of The Certificates Do Not Assure Their Payment ............    11
      Book-Entry Registration ............................................    11
      Secondary Market For The Certificates May Not Exist ................    12
      Bankruptcy Or Insolvency May Affect The Timing And
        Amount Of Distributions On The Certificates ......................    12
      The Certificate Balance Of Certificates May Exceed
        The Market Value Of The Mortgage Assets ..........................    13
The Trust Fund ...........................................................    14
      The Mortgage Loans -- General ......................................    15
      Agency Securities ..................................................    17
      Private Mortgage-Backed Securities .................................    22
      Substitution of Mortgage Assets ....................................    23
      Available Information ..............................................    24
      Incorporation of Certain Documents by Reference;
        Reports Filed with the SEC .......................................    24
      Reports to Certificateholders ......................................    25
Use of Proceeds ..........................................................    25
The Depositor ............................................................    25
Mortgage Loan Program ....................................................    25
      Underwriting Process ...............................................    25
      Qualifications of Sellers and Originators ..........................    26
      Representations by Sellers; Repurchases ............................    26
Static Pool Data .........................................................    28
Description of the Certificates ..........................................    28
      General ............................................................    29
      Distributions on Certificates ......................................    31
      Advances ...........................................................    33
      Reports to Certificateholders ......................................    33
      Categories of Classes of Certificates ..............................    34
      Indices Applicable to Floating Rate and Inverse
        Floating Rate Classes ............................................    37
      Book-Entry Certificates ............................................    40
Credit Enhancement .......................................................    41
      General ............................................................    41
      Subordination ......................................................    42
      Mortgage Pool Insurance Policies ...................................    43
      Special Hazard Insurance Policies ..................................    44
      Bankruptcy Bonds ...................................................    45
      Reserve Fund .......................................................    46
      Cross Support ......................................................    46
      Letter of Credit ...................................................    46
      Insurance Policies, Surety Bonds and Guaranties ....................    46
      Overcollateralization and Excess Cash Flow .........................    47
      Financial Instruments ..............................................    47
Yield and Prepayment Considerations ......................................    47
      Prepayments on Loans ...............................................    48
      Prepayment Effect on Interest ......................................    48
      Delays in Realization on Mortgaged Property;
        Expenses of Realization ..........................................    49
      Optional Purchase ..................................................    49
      Prepayment Standards or Models .....................................    49
      Yield ..............................................................    50
The Pooling and Servicing Agreement ......................................    50
      Assignment of Mortgage Assets ......................................    50
      Payments on Mortgage Assets; Deposits to
        Certificate Account ..............................................    52
      Pre-Funding Account ................................................    54
      Investments in Amounts Held in Accounts ............................    55
      Sub-Servicing by Sellers ...........................................    56
      Collection Procedures ..............................................    57
      Hazard Insurance ...................................................    57
      Realization Upon Defaulted Mortgage Loans ..........................    58
      Servicing and Other Compensation and
        Payment of Expenses ..............................................    62
      Evidence as to Compliance ..........................................    62
      List of Certificateholders .........................................    63
      Certain Matters Regarding the Master Servicer
        and the Depositor ................................................    63
      Events of Default ..................................................    64
      Rights Upon Event of Default .......................................    64
      Amendment ..........................................................    65
      Termination; Optional Termination ..................................    66
      The Trustee ........................................................    67
Certain Legal Aspects of the Mortgage Loans ..............................    67
      General ............................................................    67
      Foreclosure and Repossession .......................................    68

      Rights of Redemption ...............................................    70
      Anti-Deficiency Legislation and Other
        Limitations on Lenders ...........................................    70
      Environmental Risks ................................................    71
      Due-on-Sale Clauses ................................................    72
      Prepayment Charges .................................................    72
      Applicability of Usury Laws ........................................    73
      Servicemembers Civil Relief Act ....................................    73
      Consumer Protection Laws ...........................................    73
Material Federal Income Tax Consequences .................................    74
      General ............................................................    74
      Non-REMIC Certificates .............................................    74
      REMIC Certificates .................................................    81
      Prohibited Transactions and Other Taxes ............................    94
      Liquidation and Termination ........................................    94
      Administrative Matters .............................................    94
      Tax-Exempt Investors ...............................................    95
      Non-U.S. Persons ...................................................    95
      Tax-Related Restrictions on Transfers
        of Residual Certificates .........................................    95
Other Tax Considerations .................................................    98
ERISA Considerations .....................................................    98
Legal Investment .........................................................   101
Method of Distribution ...................................................   102
Legal Matters ............................................................   103
Financial Information ....................................................   103
Rating ...................................................................   103
Index to Defined Terms ...................................................   105

              Important Notice About Information in This Prospectus
                   and Each Accompanying Prospectus Supplement

      Information about each series of certificates is contained in two separate documents:

      o this prospectus, which provides general information, some of which may not apply to a particular series; and

      o the accompanying prospectus supplement for a particular series, which describes the specific terms of the certificates of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

      You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                   ----------

      If you require additional information, the mailing address of our principal executive offices is CWMBS, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund - Available Information" and "- Incorporation of Certain Documents by Reference; Reports Filed with the SEC" beginning on page 24.

                                  Risk Factors

You should carefully consider the following information since it identifies significant risks associated with an investment in the certificates.

Limited Source Of             The applicable prospectus supplement may provide
Payments -- No Recourse       that certificates will be payable from other trust
To Sellers, Depositor Or      funds in addition to their associated trust fund,
Servicer                      but if it does not, they will be payable solely
                              from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a certificateholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you.
                              Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

                              You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the certificates. Nor will you have recourse against the assets of the trust fund of any other series of certificates.

                              The certificates will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets.

                              CWMBS, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                 o  funds obtained from enforcing a
                                    corresponding obligation of a seller or
                                    originator of the loan, or

                                 o funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

                              The only obligations of the master servicer to a trust fund consist of its obligations to service the related mortgage loans in accordance with the terms of the related pooling and servicing agreement.

                              The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

Credit Enhancement May        Credit enhancement is intended to reduce the
Not Be Sufficient To          effect of loan losses. But credit enhancements may
Protect You From Losses       benefit only some classes of a series of
                              certificates and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the certificates covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties.
                              Also, all or a portion of the credit enhancement may be reduced, substituted for, or even eliminated so long as the rating agencies rating the certificates indicate that the change in credit enhancement would not cause them to change adversely their rating of the certificates.
                              Consequently, certificateholders may suffer losses even though a credit enhancement exists and its provider does not default.

Losses On Balloon Payment     Some of the underlying loans may not be fully
Mortgages Are Borne By        amortizing over their terms to maturity and, thus,
You                           will require substantial principal payments (that
                              is, balloon payments) at their stated maturity.
                              Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on such factors as mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws.
                              Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

    Your Risk Of Loss         The trust fund may include loans that were
    May Be Higher Than        originated with loan-to-value ratios in excess of
    You Expect If Your        the value of the related mortgaged property. Under
    Certificates Are          these circumstances, the trust fund could be
    Backed By Partially       treated as a general unsecured creditor as to the
    Unsecured Loans           unsecured portion of any related loan. In the
                              event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

Nature Of Mortgages           Cooperative loans are evidenced by promissory
    Cooperative Loans         notes secured by security interests in shares
    May Experience            issued by private corporations that are entitled
    Relatively Higher         to be treated as housing cooperatives under the
    Losses                    Internal Revenue Code and in the related
                              proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings.

                              If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

                              If there is an underlying lease of the land, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations. If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

                              In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

                              The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

    Declines In Property      The value of the properties underlying the loans
    Values May Adversely      held in the trust fund may decline over time.
    Affect You                Among the factors that could adversely affect the
                              value of the properties are:

                                 o an overall decline in the residential real estate market in the areas in which they are located,

                                 o a decline in their general condition from the failure of borrowers to maintain their property adequately, and

                                 o natural disasters that are not covered by insurance, such as earthquakes and floods.

                              If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of certificates.

    Delays In Liquidation     Even if the properties underlying the loans held
    May Adversely Affect      in the trust fund provide adequate security for
    You                       the loans, substantial delays could occur before
                              defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment to obtain sufficient proceeds to repay the loan in full.

                              In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses.

                              In the event that:

                                 o the mortgaged properties fail to provide adequate security for the related loans,

                                 o if applicable to a series as specified in the related prospectus supplement, excess cashflow (if any) and overcollateralization (if any) is insufficient to cover these shortfalls,

                                 o if applicable to a series as specified in the related prospectus supplement, the subordination of certain classes are insufficient to cover these shortfalls, and

                                 o with respect to the certificates with the benefit of an insurance policy as specified in the related prospectus supplement, the credit enhancement provider fails to make the required payments under the related insurance policies, you could lose all or a portion of the money you paid for the certificates and could also have a lower yield than anticipated at the time you purchased the certificates.

    Disproportionate          Liquidation expenses of defaulted loans generally
    Effect of Liquidation     do not vary directly with the outstanding
    Expenses May              principal balance of the loan at the time of
    Adversely Affect You      default. Therefore, if a servicer takes the same
                              steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

    Consumer Protection       Federal, state and local laws extensively regulate
    Laws May Adversely        various aspects of brokering, originating,
    Affect You                servicing and collecting mortgage loans. Among
                              other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect mortgage loans.

                              Additional requirements may be imposed under federal, state or local laws on so-called "high cost" mortgage loans, which typically are defined as mortgage loans that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or mortgage originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the mortgage loans, such as the trust.

                              The federal laws that may apply to loans held in the trust include the following:

                                 o  the Truth in Lending Act and its
                                    regulations, which (among other things)
                                    require disclosures to borrowers regarding the terms of mortgage loans and provide property owners in non-purchase money transactions with a right of rescission that generally extends for three days after proper disclosures are given;

                                 o the Home Ownership and Equity Protection Act and its regulations, which (among other things) impose additional disclosure requirements and limitations on loan terms with respect to nonpurchase money mortgage loans with interest rates or origination costs in excess of prescribed levels;

                                 o the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

                                 o the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

                                 o the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

                              The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a mortgage loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

                              Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in the secondary mortgage market, including assignees that hold the mortgage loan, such as the trust. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of certificates. Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or the related seller, will be borne by the holders of one or more classes of certificates.

Impact Of World Events        The economic impact of the United States' military
                              operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund.
                              Any adverse impact resulting from these events would be borne by the holders of one or more classes of the certificates.

                              United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the "Relief Act" ). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief Act provides generally that these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of certificates with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower's period of active duty status, and, under some circumstances, during an additional period thereafter.

You Could Be Adversely        Federal, state, and local laws and regulations
Affected By Violations Of     impose a wide range of requirements on activities
Environmental Laws            that may affect the environment, health, and
                              safety. In certain circumstances, these laws and regulations impose obligations on "owners" or "operators" of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an "owner" or "operator" of the related property. A property "owner" or "operator" can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

                              In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank, under certain circumstances. If the trust were to be considered the "owner" or "operator" of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings Of The                Any class of certificates issued under this
Certificates Do Not           prospectus and the accompanying prospectus
Assure Their Payment          supplement will be rated in one of the rating
                              categories which signifies investment grade by at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of certificates will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the certificates will be redeemed early. A rating is not a recommendation to purchase, hold, or sell certificates because it does not address the market price of the certificates or the suitability of the certificates for any particular investor.

                              A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                 o a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

                                 o an adverse change in the financial or other condition of a credit enhancement provider, or

                                 o  a change in the rating of the credit
                                    enhancement provider's long-term debt.

                              The amount, type, and nature of credit enhancement established for a class of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of certificates.

Book-Entry Registration       Certificates issued in book-entry form may have
    Limit on Liquidity        only limited liquidity in the resale market, since
                              investors may be unwilling to purchase
                              certificates for which they cannot obtain physical instruments.

    Limit on Ability to       Transactions in book-entry certificates can be
    Transfer or Pledge        effected only through The Depository Trust
                              Company, its participating organizations, its indirect participants, and certain banks.
                              Therefore, your ability to transfer or pledge certificates issued in book-entry form may be limited.

    Delays in Distributions   You may experience some delay in the receipt of
                              distributions on book-entry certificates since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Secondary Market For The      The related prospectus supplement for each series
Certificates May Not          will specify the classes in which the underwriter
Exist                         intends to make a secondary market, but no
                              underwriter will have any obligation to do so. We can give no assurance that a secondary market for the certificates will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

                              The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy Or Insolvency      Each seller and the depositor will take steps to
May Affect The Timing And     structure the transfer of the loans held in the
Amount Of Distributions       trust fund by the seller to the depositor as a
On The Certificates           sale. The depositor and the trust fund will take
                              steps to structure the transfer of the loans from the depositor to the trust fund as a sale. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors.
                              On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates. Additionally, if that argument is successful, the bankruptcy trustee could elect to sell the loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment.

                              Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates.

                              If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the master servicer's own funds before each distribution date for certificates will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds, the trust fund may not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the certificates.

                              Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

The Certificate Balance       The market value of the assets relating to a
Of Certificates May           series of certificates at any time may be less
Exceed The Market Value       than the certificate balance of the certificates
Of The Mortgage Assets        of that series then outstanding, plus accrued
                              interest. Upon any sale of the assets, the proceeds may be insufficient to pay in full the certificate balance of, and accrued interest on, the certificates of the related series.

                              Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the certificates. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index to Defined Terms" on page 105.

                                The Trust Fund*

      This prospectus relates to Mortgage Pass-Through Certificates, which may be sold from time to time in one or more series by the depositor, CWMBS, Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate pooling and servicing agreement to be entered into with respect to each series. The certificates of a series will evidence beneficial ownership of a trust fund. The trust fund for a series of certificates will include certain mortgage related assets (the "Mortgage Assets") consisting of:

      o a pool of first lien mortgage loans (or participation interests in them) secured by one- to four-family residential properties,

      o mortgage pass-through securities (the "Agency Securities") issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

      o other mortgage pass-through certificates or collateralized mortgage obligations (the "Private Mortgage-Backed Securities") evidencing an interest in, or secured by, mortgage loans of the type that would otherwise be eligible to be mortgage loans.

      The Mortgage Assets will be acquired by the depositor, either directly or indirectly, from one or more institutions, which may be affiliates of the depositor, and conveyed without recourse by the depositor to the related trust fund. The trustee for each series of certificates will be specified in the related prospectus supplement. See "The Pooling and Servicing Agreement" for a description of the trustee's rights and obligations. The entity or entities named as master servicer in the related prospectus supplement, which may be an affiliate of the depositor. See "The Pooling and Servicing Agreement - Certain Matters Regarding the Master Servicer and the Depositor."

      The mortgage loans will be secured by first mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, the Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

      The pool will be created on the first day of the month of the issuance of the related series of certificates or on another date specified in the related prospectus supplement. The certificates will be entitled to payment from the assets of the related trust fund or other assets pledged for the benefit of the holders of the certificates as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor. The applicable prospectus supplement may specify the Mortgage Assets that a trust fund will consist of, but if it does not, the Mortgage Assets of any trust fund will consist of mortgage loans, Agency Securities or Private Mortgage-Backed Securities but not a combination of them. Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program - Underwriting Standards" or as otherwise described in a related prospectus supplement.

      With respect to each trust fund, prior to the initial offering of the related series of certificates, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Mortgage Assets and other assets contemplated herein specified and in the related prospectus supplement and the proceeds thereof, issuing certificates and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

----------
* Whenever the terms mortgage pool and certificates are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single trust fund consisting primarily of the Mortgage Assets in the mortgage pool. Similarly, the term pass-through rate will refer to the pass-through rate borne by the certificate of one specific series and the term trust fund will refer to one specific trust fund.

      The following is a brief description of the Mortgage Assets expected to be included in the trust funds. If specific information about the Mortgage Assets is not known at the time the related series of certificates initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission ("SEC") after the initial issuance of the related certificates (the "Detailed Description"). A copy of the pooling and servicing agreement with respect to each series of certificates will be filed on Form 8-K after the initial issuance of the related certificates and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

The Mortgage Loans -- General

      The real property that secures repayment of the mortgage loans is referred to collectively as mortgaged properties. The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage loans with certain Loan-to-Value Ratios or certain principal balances or both may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement.

      The applicable prospectus supplement may specify the day on which monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

      o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

      o Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate specified in its mortgage note or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

      o Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

      o The mortgage loans generally may be prepaid at any time. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain periods, which are called lockout periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

      A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the mortgage loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased.

      Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

      o the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

      o the type of property securing the mortgage loans (e.g., separate residential properties, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes),

      o     the original terms to maturity of the mortgage loans,

      o     the ranges of the principal balance of the mortgage loans,

      o the earliest origination date and latest maturity date of any of the mortgage loans,

      o the ranges of the Loan-to-Value Ratios of the mortgage loans at origination,

      o the mortgage rates or range of mortgage rates borne by the mortgage loans and

      o     the geographical distribution of the mortgage loans.

      If specific information respecting the mortgage loans is not known to the depositor at the time the related certificates are initially offered, more general information of the nature described above will be provided in the detailed description of Mortgage Assets.

      The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the collateral value of the related mortgaged property. The "Collateral Value" of the mortgaged property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), will be calculated as described in the prospectus supplement, but if there is no description in the prospectus supplement, it is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the mortgaged property. In the case of Refinance Loans, the "Collateral Value" of the related mortgaged property will be calculated as described in the prospectus supplement, but if there is no description in the prospectus supplement, it is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

      We can give no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the certificates of the related series.

      The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the certificateholders of the related series. The master servicer named in the related prospectus supplement will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement, and will receive a fee for its services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

      The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the sellers and to assign to the trustee for the series of certificates the depositor's rights with respect to the representations and warranties. See "The Pooling and Servicing Agreement - Assignment of Mortgage Assets." The obligations of the master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described under "Mortgage Loan Program - Representations by Sellers; Repurchases") and its obligation, if any, to make certain cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Certificates - Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The master servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

      The mortgage loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. These loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may specify that the term of the leasehold may be less than five years beyond the scheduled maturity of the mortgage loan, but if it does not, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.

Agency Securities

      Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

      Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

      Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

      The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

      If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

      All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

      Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

      Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

      Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

      The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

      Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

      Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

      Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

      Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

      Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

      Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

      Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

      Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

      Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

      Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

      Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

      Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

      Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

      The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

      Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie

Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

      Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Private Mortgage-Backed Securities

      Private Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

      The issuer of the Private Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Private Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Private Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Private Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Private Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

      Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Private Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

      The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first liens on single family property or multifamily property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

      The prospectus supplement for a series for which the trust fund includes Private Mortgage-Backed Securities will specify:

      o the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the trust fund;

      o certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including

            o     the payment features of the mortgage loans,

            o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

            o the servicing fee or range of servicing fees with respect to the mortgage loans and

            o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

      o the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities;

      o the weighted average term-to stated maturity of the Private Mortgage-Backed Securities;

      o the pass-through or certificate rate of the Private Mortgage-Backed Securities;

      o the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities;

      o the issuer of Private Mortgage-Backed Securities, the private servicer (if other than the issuer of Private Mortgage-Backed Securities) and the private trustee for the Private Mortgage-Backed Securities;

      o certain characteristics of credit support, if any, the as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

      o the terms on which the underlying mortgage loans for the Private Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Private Mortgage-Backed Securities;

      o the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities; and

      o as appropriate, shall indicate whether the information required to be presented with respect to the Private Mortgage-Backed Securities as a "significant obligor" is either incorporated by reference, provided directly by the issuer or provided by reference to the filings of another entity under the Securities Exchange Act of 1934, as amended.

      Private Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Private Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933.

Substitution of Mortgage Assets

      Substitution of Mortgage Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the documentation with respect to any Mortgage Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the trust fund.

Available Information

      The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov. The depositor's SEC Securities Act file number is 333-125963.

      This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates offered by this prospectus and the prospectus supplement nor an offer of the certificates to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

      All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

      The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

      o Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Mortgage Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

      o Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

      o Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

      o Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

      Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

      The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Certificateholders

      The distribution and pool performance reports filed on Form 10-D will be forwarded to each certificateholder as specified in the related prospectus supplement. See "Description of the Certificates -- Reports to Certificateholders." All other reports filed with the SEC concerning the trust fund will be forwarded to certificateholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through a Web site of the depositor, the master servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the Internet Web site of the SEC shown above under "-- Available Information."

                                 Use of Proceeds

      The net proceeds to be received from the sale of the certificates will be applied by the depositor to the purchase of Mortgage Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell certificates in series from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  The Depositor

      CWMBS, Inc., a Delaware corporation (the "depositor"), was organized on May 27, 1993 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

      The depositor's obligations after issuance of the certificates include delivery of the Mortgage Assets and certain related documents and instruments, repurchasing Mortgage Assets in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the trustee and maintaining the trustee's first priority perfected security interest in the Mortgage Assets.

      Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the certificates of any series.

                              Mortgage Loan Program

      The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from one or more mortgage loan sellers. The applicable prospectus supplement will specify the underwriting criteria pursuant to which the mortgage loans were originated or will indicate that the mortgage loans were originated pursuant to the underwriting criteria specified under "Underwriting Process."

Underwriting Process

      Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer. The verification reports, among other things, the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

      In determining the adequacy of the mortgaged property as collateral, an appraisal may be made of each property considered for financing. Except as described in the prospectus supplement, an appraiser is generally required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

      Each seller's underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%.

      Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

      In the case of a mortgage loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least as long as the remaining term on the loan agreement or promissory note for the mortgage loan.

      Certain of the types of mortgage loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers and Originators

      Each seller must be an institution experienced in originating and servicing mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those mortgage loans. If a seller does not meet the foregoing qualifications, the related originator must satisfy those qualifications.

Representations by Sellers; Repurchases

      One or more of each seller or, in some cases, originator, will have made representations and warranties in respect of the mortgage loans sold by the seller or originator and evidenced by all, or a part, of a series of certificates. The applicable prospectus supplement may specify the different representations and warranties, but if it does not, the representations and warranties will generally include, among other things:

      o that a lender's policy of title insurance (or other similar form of policy of insurance or an attorney's certificate of title) or a commitment to issue the policy was effective on the date of origination of each mortgage loan other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the applicable cut-off date;

      o that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses or counterclaims except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

      o that each mortgage loan is secured by a valid first lien on, or a first perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement) and that, to the seller's knowledge, the mortgaged property was free of material damage;

      o that there were no delinquent tax or assessment liens against the mortgaged property; and

      o that each mortgage at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable state and federal laws.

      In addition, if any required payment on a mortgage loan was more than 31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement shall so indicate.

      As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

      As indicated in the related pooling and servicing agreement, the representations and warranties of a seller or originator in respect of a mortgage loan will be made as of the date of initial issuance of the series of certificates, the related cut-off date, the date on which the seller or originator sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of certificates evidencing an interest in the mortgage loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a mortgage loan by the seller or originator or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller or originator to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related mortgaged property, will be limited to the extent the seller or originator has knowledge and the seller or originator will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of certificates. If the master servicer is also a seller or originator of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as the master servicer.

      The trustee, if the master servicer is the seller or originator, or the master servicer will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase or substitution obligation, but if it does not, then if the seller or originator cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller or originator will be obligated to either repurchase the mortgage loan from the trust fund at a price equal to 100% of the outstanding principal balance of the mortgage loan as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller or originator is the master servicer with respect to the mortgage loan, or to substitute for such loan a replacement loan that satisfies the criteria specified in the related prospectus supplement. If an election is made to treat a trust fund or designated portions of it as one or more "real estate mortgage investment conduits" (or "REMICs") as defined in the Internal Revenue Code of 1986, as amended (the "Code"), the master servicer or a holder of the related residual certificates will be obligated to pay any prohibited transaction tax that may arise in connection with the repurchase. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Certificates - General" and in the related prospectus supplement. Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase or substitution obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller or originator.

      Neither the depositor nor the master servicer will be obligated to purchase or substitute a mortgage loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under "The Pooling and Servicing Agreement - Assignment of Mortgage Assets."

                                Static Pool Data

      If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans, Inc. ("Countrywide Home Loans") or any other person specified in the related prospectus supplement will be made available through a Web site. The prospectus supplement related to each series for which the static pool data is provided through a Web site will contain the Web site address to obtain this information. Except as stated below, the static pool data provided through any Web site will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

      Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

o with respect to information regarding prior securitized pools of Countrywide Home Loans (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

o with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

      Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

                         Description of the Certificates

      The prospectus supplement relating to the certificates of each series to be offered under this prospectus will, among other things, set forth for the certificates, as appropriate:

      o a description of the class or classes of certificates and the rate at which interest will be passed through to holders of each class of certificates entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

      o the initial aggregate certificate balance of each class of certificates included in the series, the dates on which distributions on the certificates will be made and, if applicable, the initial and final scheduled distribution dates for each class;

      o information as to the assets comprising the trust fund, including the general characteristics of the Mortgage Assets included in the trust fund and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the trust fund, and the amount and source of any reserve fund;

      o the circumstances, if any, under which the trust fund may be subject to early termination;

      o the method used to calculate the amount of principal to be distributed with respect to each class of certificates;

      o the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

      o     the distribution dates with respect to the series;

      o additional information with respect to the plan of distribution of the certificates;

      o whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

      o the aggregate original percentage ownership interest in the trust fund to be evidenced by each class of certificates;

      o information as to the nature and extent of subordination with respect to any class of certificates that is subordinate in right of payment to any other class; and

      o     information as to the sellers, the master servicer and the trustee.

      Each series of certificates will be issued pursuant to a pooling and servicing agreement, dated as of the related cut-off date, among the depositor, the master servicer and the trustee for the benefit of the holders of the certificates of the series. A form of a pooling and servicing agreement is an exhibit to the Registration Statement of which this prospectus is a part. The provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund.

      The following are descriptions of the material provisions which may appear in each pooling and servicing agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the applicable prospectus supplement. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a certificate of that series addressed to CWMBS, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

General

      The certificates of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement, will evidence specified beneficial ownership interests in the related trust fund created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the Mortgage Assets will not be insured or guaranteed by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related pooling and servicing agreement,

      o the Mortgage Assets that from time to time are subject to the related pooling and servicing agreement (exclusive of any amount specified in the related prospectus supplement as a retained interest);

      o the assets required to be deposited in the related Certificate Account or Distribution Account from time to time;

      o property that secured a mortgage loan and that is acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure; and

      o any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related pooling and servicing agreement.

      If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

      Each series of certificates will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Mortgage Assets in the related trust fund. These specified percentages may be 0%. A series of certificates may include one or more classes that are senior in right to payment to one or more other classes of certificates of the series. Certain series or classes of certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of certificates may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related trust fund, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

      Distributions of either or both of principal and interest on the related certificates will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the certificates are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to them at the address appearing in the certificates register maintained for holders of certificates or, if specified in the related prospectus supplement, in the case of certificates that are of a certain minimum denomination, upon written request by the certificateholder, by wire transfer or by another means described in the prospectus supplement; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee or other person specified in the notice to certificateholders of the final distribution.

      The certificates will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

      Certain Issues Related to the Suitability of Investments in the Certificates for Holders. Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

      As to each series, an election may be made to treat the related trust fund or designated portions of it as one or more real estate mortgage investment conduits or "REMICs" as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections are to be made. Alternatively, the pooling and servicing agreement for a series may provide that one or more REMIC elections may be made at the discretion of the depositor or the master servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to certificateholders not described in this prospectus, will be set forth in the related prospectus supplement. If one or more REMIC elections are made with respect to a series, one of the classes will be designated as evidencing the sole class of residual interests in the related REMIC (or in each related REMIC in the case of two or more REMICs). All other classes of certificates in the series will constitute regular interests in the related REMIC or REMICs, as applicable, as defined in the Code. As to each series with respect to which one or more REMIC elections are to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise provided in the related prospectus supplement, the master servicer will be entitled to reimbursement if it makes any prohibited transaction tax payment from the assets of the trust fund or from any holder of the related residual certificate. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to related residual certificates are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the master servicer may be deducted from the amounts otherwise payable to the other classes of certificates of the series.

Distributions on Certificates

      General. In general, the method of determining the amount of distributions on a particular series of certificates will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the certificates of a particular series. The prospectus supplement for each series of certificates will describe the method to be used in determining the amount of distributions on the certificates of its series.

      Distributions allocable to principal of and interest on the certificates will be made by the trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any reserve fund or prefunding account. As between certificates of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of certificates will be made pro rata to all certificateholders of that class.

      Available Funds. All distributions on the certificates of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the pooling and servicing agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Certificate Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Certificate Account for distribution on future distribution dates.

      Distributions of Interest. Interest will accrue on the aggregate original balance of the certificates (or, in the case of certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of certificates (the initial "Class Certificate Balance") entitled to interest at the pass-through rate (which may be a fixed rate or a rate that is adjustable as specified in the prospectus supplement) from the date and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of certificates entitled to interest (other than a class of certificates that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the Class Certificate Balance of the class has been distributed in full or, in the case of certificates entitled only to distributions allocable to interest, until the aggregate notional amount of the certificates is reduced to zero or for the period of time designated in the related prospectus supplement. The original certificate balance of each certificate will equal the aggregate distributions allocable to principal to which the certificate is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the certificate. The notional amount of a certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used for convenience in expressing the calculation of interest and for certain other purposes.

      With respect to any class of accrual certificates, any interest that has accrued but is not paid on a given distribution date will be added to the Class Certificate Balance of the class of certificates on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual certificates will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of the class of accrual certificates in the trust fund, as reflected in the Class Certificate Balance of the class of accrual certificates, will increase on each distribution date by the amount of interest that accrued on the class of accrual certificates during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. The class of accrual certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

      Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal. The Class Certificate Balance of any class of certificates entitled to distributions of principal will be the original Class Certificate Balance of the class of certificates specified in the prospectus supplement,

            o reduced by all distributions reported to the holders of the certificates as allocable to principal,

            o in the case of accrual certificates, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual certificates and in the case of adjustable rate certificates, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization and,

            o if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Certificate Balance of the class of certificates.

      A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. If so provided in the related prospectus supplement, one or more classes of senior certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior certificates will have the effect of accelerating the amortization of the senior certificates while increasing the interests evidenced by the subordinated certificates in the trust fund. Increasing the interests of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. See "Credit Enhancement
- Subordination" and "Credit Enhancement - Subordination of the Subordinated Certificates" in the related prospectus supplement.

      Unscheduled Distributions. If specified in the related prospectus supplement, the certificates will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Mortgage Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the certificates on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the certificates on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

      To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Certificate Account for future distributions to certificateholders), an amount equal to the aggregate of payments of principal and/or interest that were delinquent on the related Determination Date, subject to the master servicer's determination that the advances will be recoverable out of late payments by obligors on the Mortgage Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

      In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to certificateholders, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to certificateholders, the master servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable Certificate Account on the distribution date would be less than the amount required to be available for distributions to certificateholders on the Distribution Date. Any advances will be reimbursable to the master servicer out of recoveries on the specific Mortgage Assets with respect to which the advances were made (e.g., late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor, a sub-servicer or a seller pursuant to the related pooling and servicing agreement). In addition, advances by the master servicer or sub-servicer also will be reimbursable to the master servicer or a sub-servicer from cash otherwise distributable to certificateholders to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the pooling and servicing agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

      In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances.

Reports to Certificateholders

      The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each certificateholder of record of the related series a statement setting forth, to the extent applicable to the series of certificates, among other things:

      o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment charges;

      o     the amount of the distribution allocable to interest;

      o     the amount of any advance;

      o the aggregate amount otherwise allocable to the subordinated certificateholders on the distribution date and the aggregate amount withdrawn from the reserve fund or prefunding account, if any, that is included in the amounts distributed to the certificateholders;

      o the Class Certificate Balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

      o the percentage of principal payments on the Mortgage Assets (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

      o the percentage of principal prepayments with respect to the Mortgage Assets, if any, which each class will be entitled to receive on the following distribution date;

      o the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

      o the number and aggregate principal balances of mortgage loans (A) delinquent exclusive of mortgage loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

      o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

      o the pass-through rate, if adjusted from the date of the last statement, of a class expected to be applicable to the next distribution to the class;

      o if applicable, the amount remaining in the reserve fund or prefunding account at the close of business on the distribution date;

      o the pass-through rate as of the day before the preceding distribution date; and

      o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

      Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to certificateholders for any series of certificates may include additional or other information of a similar nature to that specified above.

      In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each certificateholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a certificateholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for certificateholders to prepare their tax returns.

Categories of Classes of Certificates

      In general, classes of pass-through certificates fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise the series by reference to the following categories.

Categories of Classes                             Definition

                                                Principal Types

Accretion ..................  Directed A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Mortgage Assets or other assets of the trust fund for the related series.

Companion ..................  Class A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Categories of Classes                             Definition

Component Certificates .....  A class consisting of "components." The components of a class of component certificates may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior
  or NAS ...................  A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Mortgage Assets that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates in the trust and/or (2) scheduled principal payments on the underlying Mortgage Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Mortgage Assets that the NAS class is locked out of will be distributed to the other classes of senior certificates.

Notional Amount
  Certificates .............  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class
  or PACs ..................  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class ..  A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay .............  Classes that receive principal payments in a prescribed sequence, that do not have
                              predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Strip ......................  A class that receives a constant proportion, or
                              "strip," of the principal payments on the underlying Mortgage Assets or other assets of the trust fund.

Categories of Classes                             Definition

Super Senior ...............  A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class certificate balance of the support class is reduced to zero.

Support Class ..............  A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior class after the related classes of subordinated certificates are no longer outstanding.

Targeted Principal Class
  or TACs ..................  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Assets.

                                           Interest Types

Fixed Rate .................  A class with an interest rate that is fixed throughout the life of the class.

Floating Rate or
  Adjustable Rate ..........  A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate ......  A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate ..............  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Interest Only ..............  A class that receives some or all of the interest payments made on the underlying Mortgage Assets or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only .............  A class that does not bear interest and is entitled to receive only distributions of principal.

Partial Accrual ............  A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual ....................  A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

Categories of Classes                             Definition

Callable ...................  A class that is redeemable or terminable when 25%
                              or more of the original principal balance of the mortgage loans held in the trust fund is outstanding.

      Other types of certificates that may be issued include classes that are entitled to receive only designated portions of the collections on the Mortgage Assets (i.e. prepayment charges) or excess cashflow from all or designated portions of the Mortgage Assets (sometimes referred to as "residual classes").

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

      The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

      If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on Telerate page 3750 of the Moneyline Telerate Service, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on Telerate page 3750 of the Moneyline Telerate Service, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

      Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

            (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

            (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

            o LIBOR as determined on the previous LIBOR determination date or

            o     the reserve interest rate.

      The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

            o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

            o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

            (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

      Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

      If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

      If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

      The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

      The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

      A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

      The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

      The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

      The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

      The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

      The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

      Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

      The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Certificates

      If so specified in the related prospectus supplement, one or more classes of the certificates of any series may be initially issued through the book-entry facilities of The Depository Trust Company. Each class of book-entry certificates of a series will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each class and which will be held by a nominee of the depository. The applicable prospectus supplement may specify other procedures for book-entry certificates, but if it does not, the following generally describes the procedures that will be applicable to any class of book-entry certificates.

      Beneficial interests in the book-entry certificates of a series will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus. Accordingly, the depository or its nominee is expected to be the holder of record of the book-entry certificates. Except as described below, no person acquiring a beneficial interest in a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

      The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry certificate will be recorded on the records of the depository (or of a participating firm that acts as agent for the financial intermediary, whose interest will in true be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry certificate. Beneficial ownership of a book-entry certificate may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

      In accordance with its normal procedures, the depository is expected to record the positions held by each depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing the depository and depository participants as in effect from time to time.

      Distributions on the book-entry certificates will be made on each distribution date by the trustee to the depository. The depository will be responsible for crediting the amount of the payments to the accounts of the applicable depository participants in accordance with the depository's normal procedures. Each depository participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

      Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates. Because the depository can act only on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since some potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Until definitive certificates are issued, it is anticipated that the only "certificateholder" of the book-entry certificates will be the depository or its nominee. Beneficial owners of the book-entry certificates will not be certificateholders, as that term will be used in the pooling and servicing agreement relating to the series of certificates. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the related trust fund provided to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

      Until definitive certificates are issued, the depository will take any action permitted to be taken by the holders of the book-entry certificates of a particular series under the related pooling and servicing agreement only at the direction of one or more financial intermediaries to whose depository accounts the book-entry certificates are credited to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates.

      The applicable prospectus supplement may specify when and for what reasons definitive certificates may be issued, but if it does not, definitive certificates will be issued to beneficial owners of book-entry certificates, or their nominees, rather than to the depository, only if the depository or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor or after the occurrence of an event of default, beneficial owners of certificates representing not less than 51% of the aggregate percentage interests evidenced by each class of certificates of the related series issued as book-entry certificates advise the trustee and the depository through the financial intermediaries in writing that the continuation of a book-entry system through the depository (or a successor to it) is no longer in the best interests of the beneficial owners.

      Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive certificates. Upon surrender by the depository of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue the definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement relating to the series of certificates.

                               Credit Enhancement

General

      Credit enhancement may be provided for one or more classes of a series of certificates or with respect to the Mortgage Assets in the related trust fund. Credit enhancement may be in the form of:

      o the subordination of one or more classes of the certificates of the series,

      o     letter of credit,

      o a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

      o     surety bond,

      o     bankruptcy bond,

      o     special hazard insurance policy,

      o     guaranteed investment contract,

      o     overcollateralization,

      o     one or more reserve funds,

      o     a mortgage pool insurance policy,

      o     FHA insurance,

      o     a VA Guarantee,

      o     cross-collateralization feature, or

      o     any combination of the foregoing.

      Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

Subordination

      If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated certificates will be subordinate to the rights of holders of one or more other classes of senior certificates of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated certificates under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of senior certificates of a series by: (i) reducing the certificate or notional balance (if applicable) of the related subordinated certificates; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses with respect to the Mortgage Assets will be borne first by the various classes of subordinated certificates and thereafter by the various classes of senior certificates, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Mortgage Assets over the lives of the certificates or at any time, the aggregate losses on Mortgage Assets which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificateholders that will be distributable to senior certificateholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Mortgage Assets or aggregate losses on the Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on the certificates.

      In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated certificates on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of senior certificates. The deposits to a reserve fund may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of senior certificates or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of certificates at the times and under the circumstances specified in the related prospectus supplement.

      If specified in the related prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated certificates, respectively, through a preferential right of those classes of certificates to distributions in respect to the other classes of senior certificates and subordinated certificates, a cross-collateralization mechanism or otherwise.

      As between classes of senior certificates and as between classes of subordinated certificates, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated certificates, payments to senior certificateholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

Mortgage Pool Insurance Policies

      If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the related prospectus supplement. Each mortgage pool insurance policy will, subject to the limitations described below, cover loss by reason of default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the master servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the certificateholders of the related series. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related mortgage pool insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

      The applicable prospectus supplement may provide for the conditions for the presentation of claims under a mortgage pool insurance policy, but if it does not, the mortgage pool insurance policy will provide that no claims may be validly presented unless:

      o any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been submitted and settled;

      o hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

      o if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

      o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

      Upon satisfaction of these conditions, the pool insurer will have the option either to purchase the mortgaged property securing the defaulted loan at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and certificateholders or to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any mortgaged property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

      The applicable prospectus supplement may provide for a mortgage pool insurance policy covering losses resulting from defaults, but if it does not, the mortgage pool insurance policy will not insure (and many primary mortgage insurance policies do not insure) against loss sustained by reason of a default arising from, among other things,

      o fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or

      o failure to construct a mortgaged property in accordance with plans and specifications.

      A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above, and might give rise to an obligation on the part of the related seller to repurchase the defaulted mortgage loan if the breach cannot be cured by the related seller. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

      The applicable prospectus supplement may provide for a mortgage pool insurance policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the mortgage pool insurance policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related certificateholders.

      Additionally, if specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required and mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. See "The Pooling and Servicing Agreement - Realization Upon Defaulted Mortgage Loans" for a discussion of these types of insurance.

      In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which the mortgaged property is located. See "The Pooling and Servicing Agreement - Hazard Insurance" for a description of the coverage with respect to these policies.

Special Hazard Insurance Policies

      If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related certificates from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreement - Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

      The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

      To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

Bankruptcy Bonds

      If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related certificates. See "Certain Legal Aspects of the Mortgage Loans - Anti-Deficiency Legislation and Other Limitations on Lenders."

      To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

Reserve Fund

      If so specified in the related prospectus supplement, credit support with respect to a series of certificates may be provided by one or more reserve funds held by the trustee, in trust, for the series of certificates. The related prospectus supplement will specify whether or not a reserve fund will be included in the trust fund for a series.

      The reserve fund for a series will be funded by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated certificateholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

      Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in Permitted Investments. Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the certificateholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

Cross Support

      If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of certificates. In that case, credit support may be provided by a cross support feature that requires that distributions be made on certificates evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

      If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related groups of assets in a trust fund. If applicable, the related prospectus supplement will identify the groups of assets in the trust fund to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified groups of assets included in the trust fund.

Letter of Credit

      The letter of credit, if any, with respect to a series of certificates will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of certificates (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the certificates of the related series.

Insurance Policies, Surety Bonds and Guaranties

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the trust fund may include a guaranteed investment contract pursuant to which the trust fund is entitled to received specified payments for a period of time. These arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the certificates of the related series.

Overcollateralization and Excess Cash Flow

      If so specified in the prospectus supplement for a series of certificates, the aggregate principal balance of the underlying Mortgage Assets as of the cut-off date may exceed the principal balance of the certificates being issued, thereby resulting in overcollateralization. In addition, if specified in the prospectus supplement, a portion of the interest payment on each Mortgage Asset may be applied as an additional distribution of principal to reduce the principal balance of a particular class or classes of certificates and, thus, accelerate the rate of payment of principal on the class or classes of certificates. Reducing the principal balance of the certificates without a corresponding reduction in the principal balance of the underlying Mortgage Assets will result in or increase the level of overcollateralization or increase the level of overcollateralization. Additionally, some of the excess cash flow may be applied to make distributions to holders of certificates to which losses have been allocated up to the amount of the losses that were allocated.

Financial Instruments

      If specified in the related prospectus supplement, the trust fund may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the certificates issued by the trust fund and whose primary purpose is not to provide credit enhancement related to the assets in the trust fund or the certificates issued by the trust fund. The primary purpose of a currency swap arrangement will be convert payments to be made on the mortgage loans or the certificates issued by the trust fund from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

      o convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

      o provide payments in the event that any interest rate index related to the mortgage loans or the certificates issued by the trust rises above or falls below specified levels; or

      o     to provide protection against interest rate changes.

      If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the certificates of the related series.

                       Yield and Prepayment Considerations

      The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related trust fund. The original terms to maturity of the underlying mortgage loans of the Mortgage Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the mortgage loans. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment charges, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Mortgage Assets will affect the life of the related series of certificates.

Prepayments on Loans

      A number of factors may affect the prepayment experience of mortgage loans, including:

            o     homeowner mobility,

            o     economic conditions,

            o     the presence and enforceability of due-on-sale clauses,

            o mortgage market interest rates and the availability of mortgage funds.

      The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying mortgaged property. Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement - Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

      The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, with respect to fixed rate loans, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the fixed rate loans, the mortgage loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, we can give no assurance that either will occur. As is the case with fixed rate loans, adjustable rate loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate loans at lower interest rates may encourage mortgagors to refinance their adjustable rate loans to a lower fixed interest rate. Prepayments on the hybrid loans (loans which are fixed for a period and then convert to adjustable rate loans) may differ as they approach their respective initial adjustment dates, particularly those that require payments of interest only prior to their initial adjustment date. However, we can give no assurance that this will occur. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the mortgagor's equity in the properties, and changes in the mortgagors' housing needs, job transfers and employment status.

Prepayment Effect on Interest

      When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to certificateholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month.

      If the rate at which interest is passed through to the holders of certificates of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among mortgage loans with different mortgage rates will affect the yield on the certificates. In most cases, the effective yield to certificateholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will generally accrue on each mortgage loan from the first day of the month, the distribution of interest will not be made earlier than the month following the month of accrual.

Delays in Realization on Mortgaged Property; Expenses of Realization

      Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by certificateholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

      Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the mortgage loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

      Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of mortgage loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the mortgage loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

Optional Purchase

      Under specified circumstances, the master servicer, the holders of the residual interests in a REMIC or another person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of certificates. See "The Pooling and Servicing Agreement - Termination; Optional Termination."

      Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. We can give no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the certificates.

Prepayment Standards or Models

      Prepayments on mortgage loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of certificates will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of certificates of that series and the percentage of the original principal amount of each class of certificates of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans or underlying mortgage loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

      We can give no assurance that prepayment of the mortgage loans or underlying mortgage loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

Yield

      The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

      Interest payable on the certificates on any given distribution date will include all interest accrued during their related interest accrual period. The interest accrual period for the certificates of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date, and your effective yield at par would be less than the indicated coupon rate.

      The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the certificates.

                       The Pooling and Servicing Agreement

      The following is a summary of the material provisions of the pooling and servicing agreement which are not described elsewhere in this prospectus. The summary is subject to, and qualified in its entirety by reference to, the provisions of each pooling and servicing agreement. Where particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the related pooling and servicing agreement.

Assignment of Mortgage Assets

      Assignment of the Mortgage Loans. At the time of issuance of the certificates of a series, the depositor will cause the mortgage loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the certificates to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and other specified information.

      In addition, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) for each mortgage loan:

      o the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit together with a copy of the original note in lieu of any original mortgage note that has been lost,

      o the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for),

      o     an assignment of the mortgage to the trustee in recordable form and

      o any other security documents specified in the related prospectus supplement or the related pooling and servicing agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor, the seller or the trustee, as specified in the related pooling and servicing agreement, will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel recording is not required to protect the trustee's or the certificateholders' interest.

      With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee:

      o the related original cooperative shares endorsed without recourse in blank or to the order of the trustee,

      o     the original security agreement,

      o     the proprietary lease or occupancy agreement,

      o     the recognition agreement,

      o     the relevant financing statements and

      o     any other document specified in the related prospectus supplement.

      The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

      The trustee (or the custodian) will review the mortgage loan documents within the time period specified in the related prospectus supplement after receipt of them, and the trustee will hold the documents in trust for the benefit of the certificateholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer, the depositor and the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to purchase the related mortgage loan from the trustee at the purchase price or, if so specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements. We can give no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to purchase the related loan to the extent described under "Mortgage Loan Program - Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace the mortgage loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor. The applicable prospectus supplement may provide other remedies but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document.

      The trustee may be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

      Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from a trust fund for which one or more REMIC elections are made if the purchase would result in the imposition of a prohibited transaction tax under the Code.

      Although the depositor has expressed in the pooling and servicing agreements its intent to treat the conveyance of the mortgage loans as a sale, the depositor will also grant to the trustee a security interest in the mortgage loans. This security interest is intended to protect the interests of the certificateholders if a bankruptcy court were to characterize the depositor's transfer of the mortgage loans as a borrowing by the depositor secured by a pledge of the mortgage loans as described under "Risk Factors - Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Certificates". In the event that a bankruptcy court did characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the mortgage loans in which the depositor granted a security interest to the trustee. The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the mortgage loans, including the filing of Uniform Commercial Code financing statements, if necessary.

      Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

      Assignment of Private Mortgage-Backed Securities. The depositor will cause the Private Mortgage- Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund - Private Mortgage-Backed Securities." Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Private Mortgage-Backed Security conveyed to the trustee.

Payments on Mortgage Assets; Deposits to Certificate Account

      The master servicer will establish and maintain or cause to be established and maintained for the related trust fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the trust fund (the "Certificate Account"). The applicable prospectus supplement may provide for other requirements for the Certificate Account, but if it does not, then the Certificate Account must be either:

      o an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of Moody's or Fitch and one of the two highest short-term ratings of S&P, if S&P is a Rating Agency, at the time any amounts are held on deposit therein,

      o an account or accounts in a depository institution or trust company the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution or trust company with which the Certificate Account is maintained,

      o a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

      o an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of certificates at the request of the depositor.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to direct the investment of the funds held in the Certificate Account and to receive any interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

      Unless otherwise specified in the related prospectus supplement, the master servicer will deposit or cause to be deposited in the Certificate Account for each trust fund within two days following its receipt or on a daily basis, to the extent the master servicer's or its parent's long term credit rating does not satisfy the requirements set forth in the related pooling and servicing agreement, the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement):

      o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment charges, on the mortgage loans;

      o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

      o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer) of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure and any Subsequent Recoveries;

      o all proceeds of any mortgage loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Mortgage Loan Program - Representations by Sellers; Repurchases" or "The Pooling and Servicing Agreement - Assignment of Mortgage Assets" above and all proceeds of any mortgage loan repurchased as described under "The Pooling and Servicing Agreement
            - Termination; Optional Termination";

      o all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "- Hazard Insurance";

      o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Certificate Account and, to the extent specified in the related prospectus supplement, any advances required to be made by the master servicer and any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

      o all other amounts required to be deposited in the Certificate Account pursuant to the pooling and servicing agreement.

      Unless otherwise specified in the related prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

      o to pay to the master servicer the master servicing fees (subject to reduction) described in the related prospectus supplement and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Certificate Account credited thereto, as well as any other additional servicing compensation specified in the related prospectus supplement;

      o to reimburse the master servicer and the trustee for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and interest on the mortgage loan (or insurance proceeds or liquidation proceeds from the mortgage loan) with respect to which the advance was made;

      o to reimburse the master servicer and the trustee for any advances previously made that the master servicer has determined to be nonrecoverable;

      o to reimburse the master servicer from insurance proceeds not used to restore the property for expenses incurred by the master servicer and covered by the related insurance policies;

      o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

      o to pay to the master servicer or applicable seller, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the master servicer or seller pursuant to the related pooling and servicing agreement, all amounts received after the purchase and not taken into account in determining the purchase price of the repurchased mortgage loan;

      o to reimburse the master servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the pooling and servicing agreement;

      o to withdraw any amount deposited in the Certificate Account that was not required to be deposited in it; and

      o to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

      In addition, the pooling and servicing agreement will generally provide that on or before the business day preceding each distribution date, the master servicer shall withdraw from the Certificate Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of certificates.

      Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants' attestation, there is no independent verification of the transaction accounts or the transaction activity. The master servicer is required to provide an annual certification to the effect that the master servicer has fulfilled its obligations under the related pooling and servicing agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants' attestation as to its compliance with applicable servicing criteria. See " - Evidence as to Compliance."

Pre-Funding Account

      If so provided in the related prospectus supplement, the related trustee will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related certificateholders, into which the seller or the depositor will deposit cash in an amount specified in the prospectus supplement (the "Pre-Funded Amount") on the related closing date. The Pre-Funding Account will be maintained with the trustee for the related series of certificates or with another eligible institution, and is designed solely to hold funds to be applied during the period from the closing date to a date not more than 90 days after the closing date (the "Funding Period") to pay to the depositor the purchase price for loans purchased during the Funding Period (the "Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, earnings on investment of funds in the Pre-Funding Account will be deposited into the related Certificate Account or the other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed in the manner and priority specified in the related prospectus supplement.

      In addition, if so provided in the related prospectus supplement, on the related closing date the depositor or seller will deposit in an account (the "Capitalized Interest Account") cash in the amount necessary to cover shortfalls in interest on the related series of certificates that may arise as a result of utilization of the Pre-Funding Account as described above, or with respect to the related distributions dates, Countrywide Home Loans may deposit the amount of these shortfalls specified in the related prospectus supplement to the related Certificate Account. The Capitalized Interest Account shall be maintained with the trustee for the related series of certificates and is designed solely to cover the above-mentioned interest shortfalls. Neither the monies on deposit in the Capitalized Interest Account nor any amounts paid by Countrywide Home Loans will be available to cover losses on or in respect of the related mortgage loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of certificates by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Investments in Amounts Held in Accounts

      Unless otherwise specified in the related prospectus supplement, funds held in a Certificate Account, any Pre-Funding Account, any Capitalized Interest Account, any reserve fund or any other accounts that are part of the Mortgage Assets, may be invested in "Permitted Investments" which may include one or more of the following:

            (i) obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States;

            (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of certificates, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related certificates by each Rating Agency;

            (iii) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that the commercial paper is rated no lower than the rating specified in the related prospectus supplement;

            (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related certificates by each Rating Agency;

            (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the related certificates by each Rating Agency;

            (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

            (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, the terms and conditions as each Rating Agency has confirmed in writing is sufficient for the ratings originally assigned to the related certificates by each such Rating Agency;

            (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

            (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for any of those securities), or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related certificates by each Rating Agency;

            (x) interests in any money market fund which at the date of acquisition of the interests in the fund and throughout the time the interests are held in the fund has the highest applicable rating by each Rating Agency or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related certificates by each Rating Agency;

            (xi) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations;

            (xii) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each Rating Agency; and

            (xiii) other investments that have a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the ratings then assigned to the related certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that none of those investments shall be a Permitted Investment if the investments evidences the right to receive interest only payments with respect to the obligations underlying the investment.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the certificates, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the certificates of the related series. Additional information with respect to the instruments deposited in the accounts will be set forth in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the Permitted Investments will be held in the name of the trustee for the benefit of the certificateholders and may not mature later than:

      o in the case of a Certificate Account, the second business day next preceding the date on which funds must be transferred to the trustee in each month (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment may not mature later than the business day next preceding that date) and may not be sold or disposed of prior to its maturity; and

      o in the case of the any other account, the business day immediately preceding the first distribution date that follows the date of the investment (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment may mature not later than the related distribution date) and may not be sold or disposed of prior to its maturity.

Sub-Servicing by Sellers

      Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related pooling and servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the related pooling and servicing agreement as if the master servicer alone were servicing the loans.


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

Collection Procedures

      The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement and any mortgage insurance policy required to be maintained under the related pooling and servicing agreement, follow the collection procedures that are customary with respect to mortgage loans that are comparable to the mortgage loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a mortgage loan and to the extent not inconsistent with the coverage of the mortgage loan by any mortgage insurance policy required to be maintained under the related pooling and servicing agreement, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 180 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or to cause to be made advances, the obligation will remain during any period of that arrangement.

      The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any mortgage insurance policy required to be maintained under the related pooling and servicing agreement. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if coverage under any required mortgage insurance policy would be adversely affected, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans - Due-on-Sale Clauses." The terms of the related mortgage loan may not be changed in connection with an assumption.

      Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of shares securing a cooperative loan.

      In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

Hazard Insurance

      The master servicer will require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for coverage in an amount that is at least equal to the lesser of

      o the maximum insurable value of the improvements securing the mortgage loan or

      o     the greater of

            o     the outstanding principal balance of the mortgage loan and

            o an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Certificate Account. If the master servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Certificate Account the amounts that would have been deposited therein but for the clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor to obtain and maintain flood insurance.

      The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement - Special Hazard Insurance Policies".

      The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan.

Realization Upon Defaulted Mortgage Loans

      Primary Mortgage Insurance Policies. The master servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance


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

policy with regard to each mortgage loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of certificates that is required to be kept in force under the applicable pooling and servicing agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of certificates of the series that have been rated.

      Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property, hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related primary mortgage insurance policy, claim payments previously made by the primary insurer and unpaid premiums.

      Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan; failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans; physical damage to the mortgaged property; and the related sub-servicer not being approved as a servicer by the primary insurer.

      Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will generally be required to:

      o advance or discharge all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, mortgaged property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including court costs and reasonable attorneys' fees;

      o upon any physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

      o tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

      The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

      If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the master servicer is not required to expend its own funds to restore the damaged mortgaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds, liquidation proceeds or Subsequent Recoveries.


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

      If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

      If the master servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the master servicer has expended its own funds to restore the damaged mortgaged property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See "Credit Enhancement" in this prospectus and in the related prospectus supplement.

      FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

      The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due `under the mortgage loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.


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

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

      The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

      The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      With respect to a defaulted VA guaranteed mortgage loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

      The amount payable under the guaranty will be the percentage of the VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

      Application of Liquidation Proceeds. Unless the related pooling and servicing agreement provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

      o first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related mortgaged property and any unreimbursed servicing compensation payable to the master servicer with respect to the mortgage loan;

      o second, to reimburse the master servicer and trustee for any unreimbursed advances with respect to the mortgage loan;


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

      o third, to accrued and unpaid interest (to the extent no advance has been made for the amount or the advance has been reimbursed) on the mortgage loan; and

      o     fourth, as a recovery of principal of the mortgage loan.

      Unless otherwise specified in the related prospectus supplement, excess proceeds, if any, from the liquidation of a mortgage loan will be retained by the master servicer as additional servicing compensation.

      If specified in the related prospectus supplement, if a final liquidation of a mortgage loan resulted in a realized loss and thereafter the master servicer receives a recovery specifically related to that mortgage loan, such recovery (net of any reimbursable expenses) shall be distributed to the certificateholders in the same manner as prepayments received in the prior calendar month, to the extent that the related realized loss was allocated to any class of certificates. In addition, if specified in the related prospectus supplement, the class certificate balance of each class of certificates to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of certificates. However, the class certificate balance of each such class of certificates will not be increased by more than the amount of realized losses previously applied to reduce the class certificate balance of each such class of certificates. Unless specified in the related prospectus supplement, holders of certificates whose class certificate balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs. The foregoing provisions will apply even if the class certificate balance of a class of certificates was previously reduced to zero. Accordingly, each class of certificates will be considered to remain outstanding until the termination of the related trust.

Servicing and Other Compensation and Payment of Expenses

      The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related trust fund. As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the master servicer or a sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Certificate Account.

      The master servicer will, to the extent provided in the related pooling and servicing agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, unless otherwise specified in the related prospectus supplement any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received (a "Liquidated Mortgage"), and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds (including insurance proceeds).

Evidence as to Compliance

      Each pooling and servicing agreement will provide for delivery to the depositor and the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

      Each pooling and servicing agreement will also provide for delivery to the depositor, the master servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party


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performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Mortgage Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

      o     general servicing considerations;

      o     cash collection and administration;

      o     investor remittances and reporting; and

      o     pool asset administration.

      Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

      Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants' statement (if any) may be obtained by certificateholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

List of Certificateholders

      Each pooling and servicing agreement will provide that three or more holders of certificates of any series may, by written request to the trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement and the certificates.

Certain Matters Regarding the Master Servicer and the Depositor

      The master servicer under each pooling and servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

      Each pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except (i) upon a determination that the performance by it of its duties under the pooling and servicing agreement is no longer permissible under applicable law or (ii) upon appointment of a successor servicer and receipt by the trustee of written confirmation from each Rating Agency that such resignation and appointment would not result in a downgrade or withdrawal of the ratings of any of the certificates. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

      Each pooling and servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any breach of a representation or warranty or any liability that would otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. Each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the


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certificates, other than any loss, liability or expense related to any specific
Mortgage Asset or Mortgage Assets (except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the trustee and the certificateholders under the pooling and servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to certificateholders.

      Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each pooling and servicing agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default

      The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each pooling and servicing agreement will consist of

      o any failure by the master servicer to deposit in the Certificate Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates having not less than 25% of the voting rights evidenced by the certificates;

      o any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which failure materially affects the rights of certificateholders that continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates of any class evidencing not less than 25% of the voting rights evidenced by the certificate; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

"Voting Rights" are the portion of voting rights of all of the certificates that is allocated to any certificate pursuant to the terms of the pooling and servicing agreement.

      If specified in the related prospectus supplement, the pooling and servicing agreement will permit the trustee to sell the Mortgage Assets and the other assets of the trust fund if payments on them are insufficient to make payments required in the pooling and servicing agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

Rights Upon Event of Default

      The applicable prospectus supplement may provide for steps required to be taken if an event of default remains unremedied, but if it does not, so long as an event of default under a pooling and servicing agreement remains unremedied, the trustee may, and under the circumstances described in the related pooling and servicing agreement, shall, at the direction of holders of certificates having not less than 66 2/3% of the Voting Rights, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in the Mortgage Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement, including, if specified in the related


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prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the master servicer has received notice of termination, the trustee may execute and deliver, on behalf of the master servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, including the transfer and endorsement or assignment of the mortgage loans and related documents. The master servicer has agreed to cooperate with the trustee in effecting the termination of the master servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Certificate Account, or thereafter be received with respect to the mortgage loans. Upon request of the trustee, the master servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to each subservicing agreement and the mortgage loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the master servicer in connection with a servicing transfer.

      If the trustee is unwilling or unable to act as the successor to the master servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the pooling and servicing agreement. Pending appointment, the trustee is obligated to act as master servicer. The trustee and any successor may agree upon the servicing compensation to be paid to the successor servicer, which may not be greater than the compensation payable to the master servicer under the pooling and servicing agreement.

      Unless otherwise provided in the related prospectus supplement, no certificateholder, solely by virtue of its status as a certificateholder, will have any right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of any class of certificates of the series evidencing not less than 25% of the voting rights have requested the trustee in writing to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

Amendment

      The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may be amended by the parties to the pooling and servicing agreement, without the consent of any of the certificateholders,

            (a) to cure any ambiguity or mistake;

            (b) to correct any defective provision therein or to supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in it;

            (c) to conform the pooling and servicing agreement to the prospectus and prospectus supplement provided to investors in connection with the initial offering of the certificates;

            (d) to add to the duties of the depositor, any seller or the master servicer;

            (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time;

            (f) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement; or

            (g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement.

      However, no action pursuant to clauses (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of


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

certificates of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the certificates.

      In addition, to the extent provided in the related pooling and servicing agreement, a pooling and servicing agreement may be amended without the consent of any of the certificateholders to change the manner in which the Certificate Account is maintained, if the change does not adversely affect the then current rating of the class or classes of certificates of the series that have been rated at the request of the depositor. Moreover, if one or more REMIC elections are made with respect to the trust fund, the related pooling and servicing agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to modify the terms or provisions related to any lower-tier REMIC, to maintain the qualification of the related trust fund as a REMIC, or to avoid or minimize the risk of imposition of any tax on any REMIC or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to ensure the proper operation of the master REMIC, maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

      The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the parties to the related pooling and servicing agreement with the consent of holders of certificates of the series evidencing a majority in interest of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the related certificates. However, no amendment may

            (a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Assets that are required to be distributed on any certificate without the consent of the holder of the certificate,

            (b) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (a), without the consent of the holders of certificates of the class evidencing, as to the class, percentage interests aggregating 66 2/3%, or

            (c) reduce the aforesaid percentage of certificates of any class of holders that is required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

If one or more REMIC elections are made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment will not cause any REMIC to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of a pooling and servicing agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

Termination; Optional Termination

      Generally, the obligations created by each pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the master servicer and required to be paid to them pursuant to the pooling and servicing agreement following the earlier of:

      o the final payment or other liquidation of the last of the Mortgage Assets subject to it or the disposition of all property acquired upon foreclosure of the Mortgage Assets remaining in the trust fund and

      o the purchase by the master servicer or the party specified in the related prospectus supplement or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMICs (see "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement), from the related trust fund of all of the remaining Mortgage Assets and all property acquired in respect of the Mortgage Assets.

      Any purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a series of certificates will be made at the option of the master servicer or the party specified in the related prospectus


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supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of the master servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Mortgage Assets at the cut-off date for the series. The foregoing is subject to the provision that if one or more REMIC elections are made with respect to a trust fund, any repurchase pursuant to the second bulleted item above will not be made if the repurchase would result in a "prohibited transaction tax" within the meaning of Section 860F(a)(1) of the Code.

The Trustee

      The trustee under each pooling and servicing agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                   Certain Legal Aspects of the Mortgage Loans

      The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated.

General

      The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

      In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

      Cooperatives. Certain of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary


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leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

      The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure and Repossession

      Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

      In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

        Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most


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

states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

      Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

      Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

      Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

      Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.


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      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders."

      In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Rights of Redemption

      In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

      Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

      In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.


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      The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Environmental Risks

      Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

      Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "potentially responsible parties," including "owners" or "operators". However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exemption") but without "participating in the management" of the property. Thus, if a lender's activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

      Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act ("Asset Conservation Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include merely having the capacity to influence, or unexercised right to control operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) "the overall management of the facility encompassing day-to-day decision-making with respect to environmental compliance" or (ii) "over all or substantially all of the operational functions" of the property other than environmental compliance.

      If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other "potentially responsible parties," including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup


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may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to securityholders.

      CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). However, under the Asset Conservation Act, protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by "participating in the management" of the tank or tank system if the lender either: (a) "exercises decisionmaking control over the operational" aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision-making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      While the "owner" or "operator" of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from "owners" or "operators" of that property for personal injury or property damage. Environmental regulatory requirements for property "owners" or "operators," or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

      In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the mortgaged properties was conducted.

Due-on-Sale Clauses

      Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges

      Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.


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Applicability of Usury Laws

      Title V of the depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.

Servicemembers Civil Relief Act

      Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the certificates. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Consumer Protection Laws

      Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting mortgage loans. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect loans secured by consumers' dwellings.

      Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

      The federal laws that may apply to loans held in the trust fund include the following:

      o the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of mortgage loans and provide property owners in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given (but in no event more than three years);

      o the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money mortgage loans with interest rates or origination costs in excess of prescribed levels;

      o the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;


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

      o the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

      o the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

      The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a mortgage loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

      Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary mortgage market transactions, including assignees that hold the mortgage loan, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

                    Material Federal Income Tax Consequences

      The following discussion is the opinion of Sidley Austin LLP, counsel to the depositor, on the material federal income tax consequences of the purchase, ownership, and disposition of certificates. The opinion of Sidley Austin LLP is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to special taxpayers such as insurance companies and securities dealers and investors who hold certificates as part of a straddle within the meaning of Code Section 1092. Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of certificates.

General

      The federal income tax consequences to certificateholders will vary depending on whether the trust fund relating to those certificates is treated under the Code as a "grantor trust" or an election is made to treat the trust fund as one or more real estate mortgage investment conduits ("REMICs").

Non-REMIC Certificates

      If no REMIC election is made, a trust fund relating to a series of certificates will be classified as a "grantor trust" under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code, in which case, certificateholders will be treated for federal income tax purposes as owning directly all of or a portion of the trust fund's assets. Sidley Austin LLP will issue an opinion confirming the above-stated conclusions for each trust fund for which no REMIC election is made.

a.    Single Class of Certificates

      Characterization. The trust fund may be created with one class of certificates, in which case, each certificateholder will be treated as the owner of a pro rata undivided interest in each of the mortgage loans in the Pool. Any amount received by a certificateholder in lieu of an amount due with respect to any mortgage loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payment it replaces.

      Except for original issue discount ("OID"), each certificateholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the income from the mortgage loans in the trust fund, including interest, if any, prepayment fees, assumption fees, any gain recognized upon an


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assumption and late payment charges received by the master servicer. A certificateholder using the cash method of accounting must take into account its pro rata share of income when collected by or paid to the master servicer and a certificateholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues. Each certificateholder will also be required to report its pro-rata share of OID on an accrual basis regardless of how the certificateholder otherwise reports income.

      Under Code Sections 162 or 212, each certificateholder will be entitled to claim deductions for its pro rata share of servicing fees, prepayment fees, assumption fees and late payment charges retained by the master servicer, provided that the amounts represent reasonable compensation for services rendered to the trust fund. A certificateholder using the cash method of accounting may claim its pro rata share of deductions as and when paid by the master servicer and a certificateholder using an accrual method of accounting may claim its share of deductions as they accrue. If a certificateholder is an individual, estate or trust, the certificateholder will be entitled to deduct a share of trust expenses only to the extent the share plus the certificateholder's other miscellaneous itemized deductions (as defined in the Code) exceeds two percent of the certificateholder's adjusted gross income. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest retained by the master servicer (or any person to whom the master servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the mortgage loans. The mortgage loans could then be subject to the "coupon stripping" rules of the Code discussed below.

      Generally, with respect to each series of certificates:

      o a certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) and representing principal and interest payments on mortgage loans will be considered to represent loans secured by an interest in real property which is residential property under Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans in the trust fund are of a type described in that Code section;

      o a certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), to the extent that the mortgage loans in the trust fund are of a type described in that Code section, and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent income on the trust fund is described in that Code section; and

      o a certificate owned by a REMIC will represent an "obligation . . . which is principally secured, directly or indirectly, by an interest in real property" under Code Section 860G(a)(3) to the extent the mortgage loans in the trust fund are of a type described in that Code Section.

      Buydown Loans. Certain trust funds may hold buydown loans. These loans can be secured not only by a lien on real property but also by a pledged account that is drawn upon to subsidize the mortgagor's monthly mortgage payments for a limited period of time. For purposes of the conclusions described immediately above, so long as the value of the underlying real property at least equals the amount of the loan, the loan will be treated as fully secured by real property. If the value of the underlying real property is less than the amount of the loan, then the loan will be treated as secured by an interest in real property only to the extent of the value of the real property. The related prospectus supplement for any series of certificates will specify whether such apportionment would be required.

      Premium. The price paid for a certificate by a holder will be allocated, at the time of purchase, to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A certificateholder that acquires an interest in mortgage loans at a premium may elect, under Code Section 171, to amortize the premium under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans to which it relates. The basis for the certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. The legislative history ("Legislative History")


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accompanying the enactment of the OID rules as part of the Tax Reform Act of
1986 (the "1986 Act") indicates that if a prepayment assumption is applied to an instrument for purposes of the OID rules, that prepayment assumption should be applied in amortizing bond premium.

      If a premium is not amortized using a prepayment assumption, then the holder of a certificate acquired at a premium may recognize a loss if a mortgage loan prepays in full. The amount of the loss (if any) will equal the excess of the certificateholder's adjusted basis in the prepaid mortgage loan over the certificateholder's share of principal paid on the mortgage loan. If a prepayment assumption is used to amortize premium, then a loss should be available to the extent that the premium has not been amortized at the time a mortgage loan prepays. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. In addition, amounts received on the redemption of an obligation issued by a natural person are considered received in exchange for the obligation if the debt obligation is purchased or issued after June 8, 1997 (that is, treated the same as obligations issued by corporations). This change could affect the character of any loss (for example, cause the loss to be treated as capital if the assets are held as capital assets by the taxpayer).

      The Internal Revenue Service ("IRS") has issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium, but these regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

      Original Issue Discount. A certificateholder that acquires an undivided interest in a pool of mortgage loans will be subject to the original issue discount ("OID") rules of Code Sections 1271 through 1273 and 1275 to the extent of the certificateholder's undivided interest in any mortgage loans in the pool that were issued with OID. OID generally must be reported as ordinary gross income as it accrues under a constant yield method. See "- Certificates Representing Interests in Loans Other Than ARM Loans."

      Market Discount. A certificateholder that acquires an undivided interest in a pool of mortgage loans will be subject to the market discount rules of Code Sections 1276 through 1278 to the extent the certificateholder purchases its undivided interest in one or more of the underlying mortgage loans at a "market discount." Provided a mortgage loan is not issued with OID, the amount of market discount (if any) equals the excess of the certificateholder's proportionate interest in the principal amount of the mortgage loan over the certificateholder's proportionate tax basis in the mortgage loan. Market discount with respect to a certificate will be considered to be zero if the amount allocable to the certificate is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, therefore, investors are advised to consult their tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also authorizes the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments the principal of which is payable in more than one installment. Although no regulations have been issued the relevant legislative history describes how market discount should be accrued. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant yield or according to one of the following methods. If a certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For certificates issued without OID, the amount of market discount that accrues during a period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest


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paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. The Legislative History states Congress intends that if a prepayment assumption would be used to calculate OID it should also be used to accrue marked discount. Because the regulations described above have not been issued, what effect those regulations might have on the tax treatment of a certificate purchased at a discount or premium in the secondary market cannot be predicted.

      A holder who acquires a certificate at a market discount may also have to defer taking a deduction for some of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry the certificate. For any taxable year, the amount deferred equals the excess of (1) the interest paid or accrued on such indebtedness for the year over (2) the interest (including original issue discount) from the certificate included in gross income for the year. If the certificateholder elects, the amount deferred from an earlier year may be deducted in a later year to the extent that (1) the income from the certificate in the later year exceeds (2) the interest paid or accrued on such indebtedness for the later year. Any remaining deferred deduction is to be taken into account in the taxable year in which the certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the certificateholder in that taxable year or thereafter.

      Election to Treat All Interest as OID. The Treasury regulations issued under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") permit a certificateholder to elect to accrue all interest (including stated interest), discount (including de minimis market discount and de minimis original issue discount) and premium in income using a constant yield method. If this election is made with respect to a certificate having market discount, the certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the certificateholder acquires during the year of the election and thereafter. A certificateholder that makes this election for a certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all premium debt instruments that the certificateholder owns as of the first day of the taxable year and acquires thereafter. See "- Single Class of Certificates - Premium." The election to accrue interest, discount and premium using a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS. Prospective investors are encouraged to consult their tax advisors regarding the election.

      Certificates Representing Interests in Loans Other Than ARM Loans. Under the OID Regulations, a mortgage loan may be issued with OID for a variety of reasons. These include situations in which the lender charges the borrower origination points (whether or not the borrower may deduct the points immediately) or offers the loan at a "teaser" rate (that is, the initial rate of interest on the mortgage loan is significantly lower than the subsequent rate or rates on the mortgage loan).

      OID on each certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the semi-annual (or more frequent) compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner's income in any taxable year with respect to a certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically ("ARM Loans") likely will be computed as described under "- Accrual of Original Issue Discount." The following discussion is based on the OID Regulations and on the provisions of the 1986 Act. The holder of a certificate should be aware, however, that the OID Regulations may not adequately address certain issues relevant to prepayable securities.

      Under the Code, each mortgage loan underlying the certificates will be treated as having been issued on the date it was originated with an amount of OID equal to the excess, if any, of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest ("QSI") payments. The accrual of OID, as described under "- Accrual of


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Original Issue Discount," will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the certificates calculated based on an assumed prepayment rate for the mortgage loans underlying the certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. There are no regulations dictating how the Prepayment Assumption is determined. The Legislative History provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the certificates. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate. The requirement of using a prepayment assumption for the purpose of calculating OID only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in debt instruments, (and, in tax years beginning after August 5, 1997, to any pool of debt instruments the yield on which may be affected by reason of prepayments.) However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described in "- Accrual of Original Issue Discount."

      Accrual of Original Issue Discount. Generally, the owner of a certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on any certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID will generally be determined as set forth under the OID Regulations. In the case of each full accrual period, this will be done by (i) adding (A) the present value of all remaining payments, determined as of the end of the accrual period and (B) any payments received during the accrual period, and (ii) subtracting from that total the "adjusted issue price" at the beginning of the accrual period. The present value of the remaining payments are determined first by using the Prepayment Assumption to calculate the amount and timing of the remaining payments and then by discounting the payments so determined using the original yield to maturity. The adjusted issue price of a certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment (other than QSI) made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest as it accrues rather than when it is received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (for example, due to points) will be includible by the holder. Other original issue discount on the mortgage loans (that is, OID attributable to factors other than a difference between the issue price and original principal amount, such as interest payments that increase after an initial "teaser" rate) would still need to be accrued.

      Certificates Representing Interests in ARM Loans. The OID Regulations do not address the treatment of instruments, such as the certificates, which represent interests in ARM Loans. In the absence of any authority, the master servicer will report OID on certificates attributable to ARM Loans to holders in a manner it believes is consistent with the rules described under the heading "- Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. As such, for purposes of projecting both the remaining payments and future yield, the "assumed rate payable" on the ARM Loans will be the "fixed rate equivalent" on the issue date. Further, the addition to the principal balance of an ARM Loan of interest deferred due to negative amortization ("Deferred Interest") may require the inclusion of the interest in the income of the certificateholder when the interest accrues. Furthermore, the addition of Deferred Interest to the certificate's principal balance will result in additional income (including possibly OID income) to the certificateholder over the remaining life of the certificates.

      The "assumed rate payable" and the "fixed rate equivalent" will be used solely for making tax compulations. No representation is made that any loan will actually pay at either rate.


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      The treatment of ARM obligations is uncertain. Investors are encouraged to consult their tax advisors regarding how income will be includible with respect to the certificates.

b.    Multiple Classes of Certificates

      Stripped Bonds and Stripped Coupons. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on the obligation results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If a trust fund is created with two classes of certificates, one class of certificates may represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (the "Stripped Bond Certificates"), while the other class of certificates may represent the right to some or all of the interest on the same mortgage loans (the "Stripped Coupon Certificates").

      In certain situations, Code Section 1286 does not apply to a real estate mortgage even if some of the interest on the real estate mortgage has been separated from the principal. Specifically, the stripping rules are not implicated if following the separation of interest, either (1) the amount of discount on the real estate mortgage is less than the de minimis (measured using the rules for calculating de minimis OID) or (2) no more than 100 basis points (that is, 1% interest on the mortgage loan principal balance) has been separated from the real estate mortgage. Among other instances, the 100 basis points exception may apply if a servicer retains "excess servicing" (that is, the right to servicing income in excess of an IRS-determined amount of reasonable servicing) that does not exceed 100 basis points.

      The IRS appears to apply the exceptions described above on a loan-by-loan basis, which could result in some mortgage loans held by a trust being treated as having been stripped and others as not. See "- Non-REMIC Certificates" and "- Multiple Classes of Senior Certificates - Stripped Bonds and Stripped Coupons." If the exceptions apply, then a stripped real estate mortgage is nevertheless not treated as a newly issued instrument with OID. Any discount on such mortgage loan will have to be treated as a market discount if the discount exceeds a de minimis amount (measured using the rules for calculating de minimis discount). The remaining discussion assumes that the none of these exceptions are available to the mortgage loans held by a trust.

      Although current authority is not entirely clear, for purposes of calculating OID, a Stripped Bond Certificate should be treated as an interest in mortgage loans issued on the day the certificate is purchased. Generally, if the discount on a particular mortgage loan is larger than a de minimis amount (as calculated for purposes of the discount), then a purchaser of the certificate will have to accrue the discount on the mortgage loan under the OID rules of the Code regardless of the certificate purchaser's ordinary method of accounting. See "- Non-REMIC Certificates" and "- Single Class of Certificates - Original Issue Discount." In addition, although the Code could be interpreted otherwise, based on IRS guidance, it appears that all payments related to a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan should be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

      Based on current authority it is unclear under what circumstances, if any, the prepayment of a mortgage loan will result in a deductible loss to the holder of a Stripped Bond Certificate purchased at a premium. If the certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if a certificate is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any certificate so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the certificate that is allocable to the mortgage loan. In addition, if the debt instrument of a natural person is either purchased or issued after June 8, 1997, then amounts received on retirement of the debt instrument are treated as received in exchange for the debt instrument. Consequently, any loss realized on the retirement of a debt instrument could be capital rather than ordinary.


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      The IRS has not issued guidance under the Code's coupon stripping rules with respect to instruments that represent interests in ARM Loans. In the absence of any authority, the master servicer will report OID on certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described under the heading "- Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In this connection, for purposes of projecting both the remaining payments on and future yield of, an ARM Loan, the interest rate payable on the ARM Loan will be assumed to be the fixed rate equivalent of the adjustable rate as determined on the issue date. Applying these rules may require the interest on a Stripped ARM Obligation to be included before the interest is received, even if the interest is added to principal because of negative amortization. Further, increasing the principal by deferred interest may result in additional income (including OID) over the remaining life of the certificates.

      The "assumed rate payable" and the "fixed rate equivalent" will be used solely for making tax computations. No representation is made that any loan will actually pay at either rate.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their tax advisors regarding the proper treatment of their certificates for federal income tax purposes.

c.    Sale or Exchange of a Certificate

      Sale or exchange of a certificate before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the adjusted basis in the certificate. In general, a holder's adjusted basis in a certificate will equal the amount paid for the certificate (1) increased by the OID and market discount (if any) included in the seller's gross income with respect to the certificate, and (2) reduced by amortized premiums (if any) and payments on the certificate previously received by the seller (other than QSI). Except for the amount of any market discount not previously included in income and accrued but unpaid QSI, the gain or loss will be capital gain or loss to an owner for which a certificate is a "capital asset" within the meaning of Code
Section 1221, and will be long-term or short-term depending on whether the certificate has been owned for the long-term capital gain holding period (currently more than one year).

      The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a certificate by a bank or a thrift institution to which that section applies will be ordinary income or loss.

d.    Non-U.S. Persons

      As used in this prospectus, a "U.S. Person" means

      o     a citizen or resident of the United States,

      o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or created under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury Regulations provide otherwise),

      o an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

      o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

In addition, U.S. Persons would include certain trusts that can elect to be treated as U.S. Persons. A "Non-U.S. Person" is a person other than a U.S. Person.


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      Interest paid (or accrued) on the mortgage loans to a certificateholder who is a non-U.S. Person will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided, that (1) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, and (2) the non-U.S. Person provides the trust or other person who is otherwise required to withhold U.S. tax with respect to the mortgage loans with an appropriate statement (on IRS Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If an interest in a mortgage loan is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent. In that case, however, the signed statement must be accompanied by an IRS Form W-8BEN or substitute form provided by the non-U.S. Person that owns that interest in the mortgage loan. If interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable income tax treaty and the non-U.S. Person provides the trust, or an organization or financial institution described above, with an appropriate statement (for example, an IRS Form W-8BEN), signed under penalties of perjury, to that effect. Any foreclosure property owned by the trust fund could be treated as a U.S. real property interest owned by certificateholders and subject to withholding under section 1445 of the Code.

e.    Information Reporting and Backup Withholding

      The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, the information deemed appropriate to assist certificateholders in preparing their federal income tax returns, or to enable holders to make any information available to beneficial owners or financial intermediaries that hold certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the required information is supplied to the IRS.

f.    Proposed Reporting Regulations.

      In June 2002 the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to "Widely Held Mortgage Trusts." If these rules are finalized, the Trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the certificateholders, which changes may affect the timing of when a Certificateholder reports such items.

REMIC Certificates

      The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. REMIC qualification requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "- Residual Certificates" and "- Prohibited Transactions"), if during any taxable year a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under "Residual Certificates," then the trust fund will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the related certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status were not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement, each trust fund that elects REMIC status will qualify as a REMIC, and the related certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual Certificates") in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make any REMIC elections and whether a class of


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certificates will be treated as a regular or residual interest in a REMIC. With respect to each trust fund for which any REMIC election is to be made, Sidley Austin LLP will issue an opinion confirming the conclusions expressed above concerning the REMIC status of the trust fund and the status of the certificates as representing regular or residual interests in a REMIC.

      In general, with respect to each series of certificates for which any REMIC election is made, certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of these Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets and interest on the certificates will be qualifying income only to the extent the REMIC's income is qualifying income. In addition, payments on mortgage loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c).

      In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "- Non-REMIC Certificates - Single Class of Certificates." REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      Among other requirements, to qualify as a REMIC, substantially all the assets of a trust must consist of qualified mortgages and permitted investments. A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. In addition to ordinary buildings, real property includes manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) regardless of state law classifications.

      Starting in 2005, the American Jobs Creation Act of 2004 (the "Jobs Act") allows REMICs to hold reverse mortgages, home equity loans and the assets needed to fund additional draws on these loans. The legislative history accompanying the Jobs Act defines a "reverse mortgage" as loan secured by real property that
(1) provides for advances secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.

      Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as different and separate REMICs (respectively, the "Underlying REMIC" or "REMICs" and the "Master REMIC") for federal income tax purposes. Upon the issuance of such a series of certificates, assuming compliance with all provisions of the related pooling and servicing agreement, the Master REMIC as well as each Underlying REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and each Underlying REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions. With respect to each trust fund for which more than one REMIC election is to be made, Sidley Austin LLP will issue an opinion confirming the conclusions expressed above concerning the status of the Master REMIC and each Underlying REMIC as a REMIC and the status of the certificates as regular or residual interests in a REMIC.

      Except for the residual interest in any Underlying REMIC, only REMIC Certificates issued by the Master REMIC will be offered under this prospectus. All Underlying REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, "loans secured by an interest in real property" under Section


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7701(a)(19)(C) of the Code; and whether the income on the certificates will be interest described in Section 856(c)(3)(B) of the Code.

a.    Regular Certificates

      General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method. Under an accrual method of accounting, interest may have to be included in income before its receipt.

      Original Issue Discount and Premium. The Regular Certificates may be issued with OID. Generally, OID, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of Regular Certificates (the "Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount when the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Regular Certificates. The prospectus supplement for each series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), we can give no assurance that this methodology represents the correct manner of calculating OID.

      In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its issue price. The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate includes the amount, if any, paid by an initial certificateholder for interest accruing before the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest that constitute "qualified stated interest." Qualified stated interest generally means interest unconditionally payable at intervals of one year or less at a single fixed rate or qualified variable rate (as described below) during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which deferred interest will accrue (interest added to principal) will not constitute qualified stated interest payments, and the stated redemption price at maturity of these Regular Certificates will include all distributions of interest as well as principal.


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      If the interval between the issue date and the first distribution date on a Regular Certificate is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Regular Certificate has de minimis OID, the stated redemption price of the Regular Certificate is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Regular Certificates stated principal over its issue price. If the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Regular Certificate, the excess amount of the distribution would be added to the Regular Certificate's stated redemption price. Regular Certificateholders are encouraged to consult their tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Regular Certificates is not unconditionally payable because late payments or nonpayments on the Regular Certificates are not penalized nor are there reasonable remedies in place to compel payment on the Regular Certificates. That position, if successful, would require all holders of Regular Certificates to accrue income on the certificates under the OID Regulations.

      Under the de minimis rule, OID on a Regular Certificate will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. The weighted average maturity of a Regular Certificate is the sum of the weighted maturity of each payment of the Regular Certificate's stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Regular Certificate's total stated redemption price. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Regular Certificate is held as a capital asset. However, holders may elect to accrue all interest (including de minimis OID) under a constant yield method.

      Super-Premium Certificates. The prospectus supplement with respect to a trust fund may provide for certain Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of Super-Premium Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of Super-Premium Certificates is the sum of all payments to be made on these Regular Certificates determined under the Prepayment Assumption, with the result that these Regular Certificates will be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) if prepayments on the mortgage loans exceed those estimated under the Prepayment Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. However, if the Super-Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of Super-Premium Certificates should be limited to their principal amount (subject to the discussion under "- Accrued Interest Certificates"), so that the Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under "- Regular Certificates - Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss either (i) when its remaining basis exceeds the maximum amount of future payments (assuming no further prepayments) or (ii) when the final payment is received with respect to the Super-Premium Certificate. Absent further guidance, the trustee intends to treat the Super-Premium Certificates as described in this prospectus.

      Under the REMIC Regulations, if the issue price of a Regular Certificate (other than those based on a notional amount) exceeds 125% of its actual principal amount, then the interest rate is considered disproportionately high. Such a Regular Certificate generally should be treated as a Super-Premium Certificate and the rules described under "- Regular Certificates - Premium" should apply. However, it is possible that the holder of a certificate issued at a premium, even if the premium is less than 25% of the certificate's actual principal balance, will be


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required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code section 171 is made to amortize the premium.

      In an advanced notice of proposed rulemaking issued on August 24, 2004, the IRS and Treasury requested comments on whether to adopt special rules for certain types of REMIC regular interests, specifically, REMIC regular interests that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC ("REMIC IOs"), high-yield REMIC regular interests, and "negative-yield" instruments. The same notice requested comments on different methods for taxing these instruments, including, for example, allowing a holder to recognize negative OID or applying the "bad debt" rules of Code Section 166. It is uncertain whether the IRS will propose any new regulations as a consequence of the notice, whether the regulations would address the treatment of Super-Premium Certificates or when any new regulations would be effective.

      Calculation of OID. Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on the Regular Certificate for each day the certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Regular Certificates, provided that each accrual period (i) is no longer than one year,
(ii) begins or ends on a distribution date (except for the first accrual period which begins on the issue date) and (iii) begins on the day after the preceding accrual period ends. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

      o     adding

            o the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificates under the Prepayment Assumption and

            o any payments included in the stated redemption price at maturity received during the same accrual period, and

      o subtracting from that total the adjusted issue price of the Regular Certificates at the beginning of the same accrual period.

The adjusted issue price of a Regular Certificate at the beginning of the first accrual period is its issue price. The adjusted issue price of a Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period increased by the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      The Internal Revenue Service proposed regulations on August 24, 2004 concerning the accrual of interest income on REMIC regular interests that provide for delays of 31 days or less between their record dates and payment dates. Under the proposed regulations, the amount of interest accruing on a regular interest would be determined from one record date to another rather than from one distribution date to another. In addition, if the proposed regulations are adopted as written, regular interest holders would have to accrue interest from the issue date of a regular interest to its first record date, but would not have to accrue interest from the last record date for a regular interest to the last distribution date. These new rules would apply to REMIC regular interests issued after the date they are published as final regulations in the Federal Register. Under the proposed regulations, holders of regular interests issued after the regulations are finalized would be allowed to account for the interest accruing on those regular interest under the new rules without having to seek consent from the Internal Revenue Service to change their methods of accounting.


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      Acquisition Premium. A subsequent purchaser of a Regular Certificate issued with OID who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Regular Certificate. In computing the daily portions of OID for a subsequent purchaser of a Regular Certificate (as well as for an initial purchaser that purchases at a price above the adjusted issue price but below the stated redemption price at maturity), however, the daily portion for any day is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is:

      o the excess of the cost of the Regular Certificate to the purchaser over

      o the adjusted issue price of the Regular Certificate (which is the issue price of the Regular Certificate plus the aggregate amount of OID that would have been includible in the gross income of an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), less any prior payments included in the stated redemption price at maturity), and the denominator of which is:

      o the sum of the daily portions for the Regular Certificate for all days beginning after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually based on current values of certain objective rates or based on lending rates for newly borrowed funds. An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. Interest paid based on a variable rate generally will be qualified stated interest to the extent such interest is unconditionally payable at least annually and, if successive variable rates are used, such interest is not significantly accelerated or deferred.

      The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described under "- Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate. No representation is made that an index or variable rate will actually equal or remain at such fixed amount.

      Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest (including stated interest), discount (including de minimis market discount and de minimis original issue discount) and premium in income using a constant yield method. If this election is made with respect to a certificate having market discount, the certificateholder is deemed to have made an election to include market discount in income currently with respect to all market discount debt instruments that the certificateholder acquires on the first day of the taxable year of the election and market discount debt instruments acquired thereafter. A certificateholder that makes this election for a certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all premium debt instruments that the certificateholder owns on the first day of the taxable year of the election and all premium debt instruments acquired thereafter. See "- Regular Certificates - Premium." The election to accrue interest, discount and premium using a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS. Prospective investors are encouraged to consult their tax advisors regarding the election.

      Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of a Regular Certificate's stated principal amount or, in the case of a Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the Regular Certificate from an original holder) over the price for the Regular Certificate paid by the purchaser. A


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

certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing certificateholder on or after the first day of the first taxable year to which the election applies.

      Market discount with respect to a Regular Certificate will be considered to be zero if it is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued. Investors are encouraged to consult their tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant yield or according to one of the following methods:

      o for Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

      o for Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder of a Regular Certificate that acquires the Regular Certificate at a market discount also may be required to defer, until the maturity date of the Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Regular Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when the market discount is includible in income. If the holder of the Regular Certificate elects, the amount deferred from an earlier year may be deducted in a later year to the extent that the income from the Regular Certificate in the later year exceeds the interest paid or accrued on such indebtedness for the later year. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in a "nonrecognition transaction" (that is, a transaction in which gain or loss is not recognized in whole or in part), any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Regular Certificateholder in that taxable year or thereafter.

      Premium. The holder of a Regular Certificate that purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. The Amortizable Bond Premium Regulations mentioned above specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Regular Certificates. Absent further guidance from the IRS, the trustee intends to rely on the Legislative History and account for amortizable bond premium in the manner described in this prospectus. The Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on the Regular Certificate and will be applied as an offset against the interest payments. Prospective purchasers of the Regular Certificates are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

      Deferred Interest. Certain classes of Regular Certificates will provide for the deferred payment of interest. Any deferred interest that accrues with respect to a class of Regular Certificates will be accounted for as OID and includible in the income of the certificateholders before its receipt.

      Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed to the subordinated certificates may instead be distributed to one or more classes of the senior certificates. Subordinated certificateholders, however, will be required to report income under an accrual method without giving effect to delays and reductions in distributions on the subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain. Subordinated certificateholders are urged to consult their own tax advisors on these issues.

      Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. The adjusted basis generally will equal the original cost of the Regular Certificate to the seller, (1) increased by any OID and market discount included in the seller's gross income with respect to the Regular Certificate, and (2) reduced (but not below zero) by (a) payments included in the stated redemption price at maturity previously received by the seller and (b) any amortized premium. Similarly, upon retirement of a Regular Certificate, a holder will realize gain (or loss) to the extent that any amount received exceeds (or falls short of) the holder's adjusted basis in the Regular Certificate. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

      Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Regular Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Regular Certificate, over the amount actually includible in the holder's income.

      The Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

      The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to each holder's purchase price, the information reports will only contain information regarding the method of accruing (rather than the amount of) market discount.

      Certain of the Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on accrual periods that have the same number of days as the accrual periods between distribution dates (the "Ordinary Accrual Period") but that end and begin on other dates. In addition, in some cases, even though the period between the Closing Date for a Payment Lag Certificate and its first distribution date is shorter than an Ordinary Accrual Period, the Payment Lag Certificate will pay on the first distribution date an amount of interest for a full Ordinary Accrual Period (the extra interest being "pre-issuance interest"). In the case of such a Payment Lag Certificate, the trust fund intends to (i) treat the pre-issuance interest as part of the issue price of the Payment Lag Certificate and (ii) the remaining amount of such interest as interest.

      Investors are encouraged to consult their tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if a REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses (that is, expenses that may be classified as miscellaneous itemized deductions) will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." The portion of the non-interest expenses allocated to a pass-through interest holder may not be deductible except to the extent that, when added to the pass-through interest holder's other miscellaneous itemized deductions, they exceed two percent of the pass-through interest holder's adjusted gross income. Miscellaneous itemized deductions are not deductible for purposes of computing the alternative minimum tax. Certificateholders that are pass-through interest holders are encouraged to consult their tax advisors about the impact of these rules on an investment in the Regular Certificates. See "- Residual Certificates - Pass-Through of Non-Interest Expenses of the REMIC."

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Potential investors and Holders of the certificates are urged to consult their tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

      Subsequent Recoveries. Class Certificate Balances that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. See the discussion under the caption "The Pooling and Servicing Agreement - Realization Upon Defaulted Mortgage Loans - Application of Liquidation Proceeds." An increase in a Certificate Balance caused by a Subsequent Recovery should be treated by the certificateholder as ordinary (or capital) income to the extent that the certificateholder claimed an ordinary (or capital) deduction for any decrease in the Certificate Balance caused by Realized Losses. Potential investors and Holders of the certificates are urged to consult their tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their certificates as a result of Subsequent Recoveries. "Subsequent

Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss prior to the receipt of such recoveries.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Regular Certificates to a Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Regular Certificate with an appropriate statement (on IRS Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the Regular Certificate is a foreign person and providing that non-U.S. person's name and address. If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable income tax treaty.

      Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

      It is recommended that Regular Certificateholders who are not U.S. Persons and persons related to them not acquire any Residual Certificates, and holders of Residual Certificates (the "Residual Certificateholder") and persons related to Residual Certificateholders not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Regular Certificateholder at any time during the year, any information deemed appropriate to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

b.    Residual Certificates

      Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "- Prohibited Transactions and Other Taxes." Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued or held by the REMIC.

      In most cases, a Residual Certificateholder will be required to include taxable income from the Residual Certificate in excess of the cash received ("phantom income"). This mismatch may be caused, for example, by a structure in which interest from the mortgage loans in excess of what is needed to pay interest on the Regular Certificates is used to pay the principal on the Regular Certificates. This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying

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mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors are encouraged to consult their tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of the tax treatment on the after-tax yield of a Residual Certificate.

      A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the Residual Certificateholder owns the Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased the Residual Certificate at a price greater than (or less than) the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder. See "- Sale or Exchange of Residual Certificates." It is not clear, however, whether these adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for these adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID accruing on the Regular Certificates and, except as described under "- Regular Certificates - Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individuals. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments or reserve assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Certificates due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Certificates. The REMIC's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue as long as any class of the related Regular Certificates is outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual Certificates (or, if a class of certificates is not sold initially, its fair market value). The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market values. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing OID on the Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption.

      The REMIC will be allowed a deduction for interest and OID on the Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's


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initial basis in its assets. See "- Sale or Exchange of Residual Certificates."
For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of the Residual Certificate to the holder and the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder, see "- Allocation of the Income of the REMIC to the Residual Certificates."

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      For purposes of determining REMIC taxable income or loss, the trustee intends to treat Subsequent Recoveries in the way described under the caption "Subsequent Recoveries."

      Mark to Market Rules. A Residual Certificate cannot be marked-to-market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated among the Regular Certificateholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either would qualify as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules. The applicable prospectus supplement may apportion expenses to the Regular Certificates, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a Regular Certificate or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (for example a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under Code Section 67 only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of Code Section 67, Code Section 68 or both may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

      The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders are encouraged to consult their tax advisors about the impact of these rules on an investment in the Residual Certificates.

      Excess Inclusions. All or a portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter generally will be subject to federal income tax in all events. Thus, for example, an excess inclusion (1) may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder, (2) will be treated as "unrelated business taxable income" within the meaning of Code


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Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "- Tax-Exempt Investors"), and (3) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "- Non-U.S. Persons."

      Except in the case of a Residual Certificate that has no significant value, and except as discussed in the following paragraph, the excess inclusions for any calendar quarter is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its Residual Certificate over the sum of the "daily accruals" for all days during the calendar quarter on which the Residual Certificateholder holds the Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. In the case of a Residual Certificate that has no significant value, the excess inclusions for any calendar quarter is all of the Residual Certificateholder's income from the Residual Certificate for that quarter.

      In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

      Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

      Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules). A holder's adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

      Any loss from the sale of a Residual Certificate will be subject to the "wash sale" rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Certificate, the seller reacquires the Residual Certificate, or acquires (i) a Residual Certificate in any other REMIC (ii) a similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)). In general, under the wash sale rules, loss from the Residual Certificate will be disallowed and the Residual Certificateholder's basis in the replacement interest will be the basis in the Residual Certificate that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Certificate and the purchase price of the replacement interest.


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Prohibited Transactions and Other Taxes

      The Code imposes a tax on REMICs equal to 100 percent of the net income (if any) derived from "prohibited transactions" (the "Prohibited Transactions Tax") and prohibits deducting any loss with respect to prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition (as opposed to holding to maturity) of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a trust fund that has elected to be treated as a REMIC, if made after the day on which the trust fund issues all of its interest could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No trust fund for any series of certificates will accept contributions that would subject it to a Contributions Tax.

      In addition, a trust fund that has elected to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates results from

      o a breach of the related master servicer's, trustee's or seller's obligations under the related pooling and servicing agreement for the series, the tax will be borne by the master servicer, trustee or seller, as the case may be, out of its own funds or

      o the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller.

If the master servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC will not be subject to any Prohibited Transactions Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual Certificateholder's adjusted basis in the Residual Certificate exceeds the amount of cash distributed to the Residual Certificateholder in final liquidation of its interest, then it would appear that the Residual Certificateholder would be entitled to a loss equal to the amount of the excess. It is unclear whether the loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual
Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. The identity of a residual interest holder, however, is not a partnership item for purposes of


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

applying the unified partnership audit procedures. Certain information is required to be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

      Each Residual Certificateholder is required to treat items on its return consistently with the treatment of those on the REMIC's return unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Tax-Exempt Investors

      Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See "- Residual Certificates - Excess Inclusions."

Non-U.S. Persons

      Amounts paid to Residual Certificateholders who are not U.S. persons (see "- Regular Certificates - Non-U.S. Persons") are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "- Regular Certificates." Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable income tax treaties. See "- Residual Certificates - Excess Inclusions." If the portfolio interest exemption is unavailable, the amount will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the Residual Certificates do not have significant value). See "- Residual Certificates - Excess Inclusions." If the amounts paid to Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to the non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see "- Tax-Related Restrictions on Transfers of Residual Certificates."

Tax-Related Restrictions on Transfers of Residual Certificates

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to it an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, the person does not have actual knowledge that the affidavit is false. A "disqualified organization" means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers


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

cooperatives) generally exempt from federal income taxes unless the organization is subject to the tax on "unrelated business taxable income" and a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means a regulated investment company, real estate investment trust, or common trust fund; a partnership, trust, or estate; and certain cooperatives. Any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. Large partnerships (generally with 100 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

      Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Transferee" unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under "Certain Federal Income Tax Consequences - Non-REMIC Certificates - Non-U.S. Persons." A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the residual interest is subject to tax under Code
Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Certificate is disregarded, the transferor continues to be treated as the owner of the Residual Certificate and continues to be subject to tax on its allocable portion of the net income of the REMIC.

      A Residual Certificate (including a Residual Certificate with a positive value at issuance) is a "Noneconomic Residual Certificate" at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Certificate has a "significant purpose to impede the assessment or collection of tax" if, at the time of transfer, the transferor either knew or should have known (had "Improper Knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Certificate is presumed not to have Improper knowledge at the time of transfer if the following conditions are met:
(i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual Certificate, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Certificate and intends to pay taxes associated with holding the Noneconomic Residual Certificate as they become due; (iii) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within


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

the meaning of an applicable income tax treaty) ("Offshore Location") of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

      A transfer of a Noneconomic Residual Certificate meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax ("AMT") under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

      The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation, but an Eligible Corporation does not include a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a residual interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Certificate meets the Asset Test if at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. The consideration given to the transferee to acquire the noneconomic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

      Treatment of Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

      Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that the amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI and the trustee consents to the transfer in writing.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are encouraged to consult their tax advisors with respect to transfers of the Residual Certificates and pass-through entities are encouraged to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            Other Tax Considerations

      In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and foreign tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                              ERISA Considerations

      The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code, which apply to certificates issued by the trust. The related prospectus supplement will contain more specific information concerning the considerations relating to ERISA and the Code applicable to each series of certificates.

      ERISA imposes requirements on employee benefit plans subject to ERISA (and
Section 4975 of the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested) (collectively "Plans") and on persons who bear specified relationships to Plans ("Parties in Interest") or are fiduciaries with respect to Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA. Accordingly, assets of those plans may be invested in certificates without regard to ERISA's requirements, but subject to the provisions of any other applicable federal or state law. Any of those plans that are qualified and exempt from taxation under Code Sections 401(a) and 501(a) are subject to the prohibited transaction rules set forth in Code Section 503.

      On November 13, 1986, the United States Department of Labor ("DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg. Section 2510.3-101.) Under this "Plan Assets Regulation," the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan acquires an "equity interest" could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in

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an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the certificates would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to the issuer could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. Trust certificates are "equity interests" for purposes of the Plan Asset Regulation.

      In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the mortgage loans may be deemed plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

      Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section 4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited when transaction exemptions may apply to the purchase or holding of securities: for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". We can give no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

      The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities, including trusts, that hold investment pools consisting of certain secured receivables, loans and other obligations ("issuer") and the servicing, operation and management of such entities, provided that the conditions and requirements of the Underwriter Exemptions are met.

      While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

      o the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      o the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the investment pool contains certain types of collateral, such as fully-secured mortgages on real property in (a "Designated Transaction");

      o the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor's, a division of The McGraw-Hill Company, Inc., Moody's Investors Service, Inc. or Fitch Ratings (the "rating agencies");

      o the trustee is not an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter;

      o the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith; and

      o the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

      If an issuer holds obligations that have high loan-to-value ratios, the Underwriter Exemption may apply to the issuer's non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies if the obligations are residential or home equity loans, and the fair market value of the collateral for each loan on the closing date is at least 80% of the sum of the outstanding principal balance of the related obligation held in the investment pool and the outstanding principal balance of any obligation of higher priority secured by the same collateral.

      The issuer must also meet the following requirements:

      o the investment pool must consist solely of assets of the type that have been included in other investment pools;

      o securities in those other investment pools must have been rated in one of the three highest rating categories (or four, in a Designated Transaction) of at least one of the rating agencies for at least one year prior to the Plan's acquisition of securities; and

      o securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

      Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

      o in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

      o the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

      o the Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

      o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the seller, any underwriter, the trustee, the master servicer, any servicer, any insurer with respect to the trust, any obligor with respect to mortgage loans included in the investment pool constituting more than five percent of the aggregate unamortized principal balance of the assets in the investment pool, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the "Restricted Group").

      The Underwriter Exemptions provide exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Underwriter Exemptions. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than twenty-five percent of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding accounts meet certain conditions.

      The rating of a security may change. If a class of securities no longer has a permitted rating from at least one rating agency, securities of that class will no longer be eligible for relief under the Underwriter Exemptions (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it). A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

      The prospectus supplement for each series of certificates will indicate the classes of certificates offered thereby, if any, as to which it is expected that an Underwriter Exemption will apply.

      Any Plan fiduciary that proposes to cause a Plan to purchase certificates is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                Legal Investment

      The prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of certificates that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacts legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the certificates will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security").


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

      All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

                             Method of Distribution

      Certificates are being offered hereby in series from time to time (each series evidencing a separate trust fund) through any of the following methods:

      o by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any certificates of any series by the depositor or any of its affiliates;

      o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

      o     by placement directly by the depositor with institutional investors.

      A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the certificates will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the certificates of the series if any certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

      Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

      (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

      (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c) in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any class of certificates of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

      If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of the series.

                                  Legal Matters

      The validity of the certificates of each series, including certain federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019.

                              Financial Information

      A new trust fund will be formed for each series of certificates and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     Rating

      It is a condition to the issuance of the certificates of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

      We can give no assurance that any the rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Mortgage Assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

      The amount, type and nature of credit enhancement, if any, established with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each the class. We can give no assurance that the historical data supporting the actuarial analysis will accurately reflect future experience nor assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. We can give no assurance that values of any mortgaged properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, the losses will be borne, at least in part, by the holders of one or more classes of the certificates of the related series.

                             Index to Defined Terms

1986 Act ..............................................................       76
Agency Securities .....................................................       14
Amortizable Bond Premium Regulations ..................................       76
Applicable Amount .....................................................       92
ARM Loans .............................................................       77
Asset Conservation Act ................................................       71
CERCLA ................................................................       71
Certificate Account ...................................................       52
Class Certificate Balance .............................................       31
Code ..................................................................       28
Collateral Value ......................................................       16
Contingent Regulations ................................................       83
Contributions Tax .....................................................       94
Countrywide Home Loans ................................................       28
Deferred Interest .....................................................       78
depositor .............................................................       25
Designated Transaction ................................................       99
Detailed Description ..................................................       15
Eleventh District .....................................................       38
ERISA .................................................................       98
excess inclusion ......................................................       92
Exchange Act ..........................................................       24
FHLBSF ................................................................       38
Funding Period ........................................................       54
Garn-St Germain Act ...................................................       72
Insured Expenses ......................................................       53
IRS ...................................................................       76
Jobs Act ..............................................................       82
L/C Bank ..............................................................       46
L/C Percentage ........................................................       46
Legislative History ...................................................       78
Liquidated Mortgage ...................................................       62
Loan-to-Value Ratio ...................................................       16
Master REMIC ..........................................................       82
Mortgage Assets .......................................................       14
National Cost of Funds Index ..........................................       39
Non-U.S. Person .......................................................       80
OID ...................................................................   74, 76
OID Regulations .......................................................       77
Ordinary Accrual Period ...............................................       89
OTS ...................................................................       39
Parties in Interest ...................................................       98
pass-through entity ...................................................       96
Payment Lag Certificates ..............................................       89
Permitted Investments .................................................       55
phantom income ........................................................       90
Plans .................................................................       98
Pre-Funded Amount .....................................................       54
Pre-Funding Account ...................................................       54
Prepayment Assumption .................................................       78
Private Mortgage-Backed Securities ....................................       14
Prohibited Transactions Tax ...........................................       94
QSI ...................................................................       77
rating agencies .......................................................       99
RCRA ..................................................................       72
Refinance Loan ........................................................       16
Regular Certificateholders ............................................       83
Regular Certificates ..................................................       81
Relief Act ............................................................   10, 73
REMIC Certificates ....................................................       81
REMICs ................................................................   74, 82
Residual Certificateholder ............................................       90
Residual Certificates .................................................       81
residual classes ......................................................       37
Restricted Group ......................................................      100
SEC ...................................................................       15
secured creditor exemption ............................................       71
Securities Act ........................................................       24
single-class REMIC ....................................................       89
SMMEA .................................................................      101
Stripped ARM Obligations ..............................................       80
Stripped Bond Certificates ............................................       79
Stripped Coupon Certificates ..........................................       79
Subsequent Loans ......................................................       54
Subsequent Recoveries .................................................       90
Super-Premium Certificates ............................................       84
Title V ...............................................................       73
U.S. Person ...........................................................       80
Underlying REMIC ......................................................       82
Underwriter Exemptions ................................................       99


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

                         Alternative Loan Trust 2006-OA1
                                 Issuing Entity

                                   CWMBS, INC.
                                    Depositor

                             [LOGO] Countrywide(R)
                             ---------------------
                                   Home Loans
                               Sponsor and Seller


                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                                 $1,038,779,100
                                  (Approximate)

               Mortgage Pass-Through Certificates, Series 2006-OA1

                                -----------------
                              Prospectus Supplement
                                -----------------

                       Countrywide Securities Corporation

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the Series 2006-OA1 Mortgage Pass-Through Certificates in any state where the offer is not permitted.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2006-OA1 Mortgage Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2006-OA1 Mortgage Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

                                February 24, 2006